UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GIGA-TRONICS INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED JULY 21, 2022 — SUBJECT TO COMPLETION

GIGA-TRONICS INCORPORATED

TRANSACTION PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Giga-tronics Shareholder:

You are invited to attend a special meeting of shareholders of Giga-tronics Incorporated, a California corporation (“Giga-tronics,” the “Company,” “we,” “us,” or “our”) to be held on September 7, 2022 at 10:00 Pacific time.

The board of directors of Giga-tronics (the “Board”) has approved a Share Exchange Agreement dated as of December 27, 2021 (as amended from time to time, the “Share Exchange Agreement”) by and among the Giga-tronics, BitNile Holdings, Inc., a Delaware corporation (“BitNile”), and Gresham Worldwide, Inc., a Delaware corporation and subsidiary of BitNile (“Gresham”). Under the terms of the Share Exchange Agreement, Giga-tronics will acquire all of the outstanding shares of Gresham in exchange for 2,920,085 shares of Giga-tronics common stock and 514.8 shares of a new series of preferred stock (the “Series F Convertible Preferred Stock” or the “Series F Preferred Stock”) that are convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock, subject to potential adjustments (the “Share Exchange”). We will also assume Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock, on an as-converted basis. The Share Exchange is subject to customary closing conditions, including the condition that our shareholders approve the Share Exchange Agreement. We refer to the Share Exchange and the other transactions contemplated by the Share Exchange Agreement, including the approval of the issuance of our common stock upon the conversion of the Series F Convertible Preferred Stock in excess of 19.99%, as the “Transactions.”

Upon completion of the Share Exchange, outstanding shares of Giga-tronics common stock will remain outstanding and will continue to trade on the OTC Market Group’s OTCQB Market (“OTCQB”), under the symbol “GIGA.” On July 19, 2022, the closing price per share of Giga-tronics’s common stock as reported by the OTCQB was $1.10. We urge you to obtain current market quotations for Giga-tronics common stock.

In addition, as we agreed in the Share Exchange Agreement, we are also seeking approval of shareholders to (1) complete a reverse split of our common stock, (2) increase the number of shares of common stock that we are authorized to issue to 100 million shares, and (3) to change our state of incorporation from California to Delaware.

We will hold the special meeting of its shareholders to vote on these matters. The Board also asks that you approve a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

Whether or not you plan to attend the special meeting, please take the time to cause your shares to be voted by completing and mailing the enclosed proxy card or submitting your proxy by telephone or through the Internet, using the procedures in the proxy voting instructions included with your proxy card. Even if you return the proxy, you may attend the special meeting and vote your shares in person at the meeting.

YOUR VOTE IS IMPORTANT. We cannot complete the Share Exchange unless our shareholders approve the Share Exchange Agreement.

This document describes the Share Exchange Agreement, the Share Exchange and other matters to be considered at the special meeting in more detail. You should read this entire document carefully, including the Share Exchange Agreement, which is included as Annex A, and the section discussing “Risk Factors” relating to the Transactions beginning on page 19.

We look forward to seeing you at the special meeting and to the successful completion of the Transactions.

William J. Thompson
Chairman
Giga-tronics Incorporated

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the matters described in this proxy statement or determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 1, 2022 and, together with the accompanying proxy card, is first being mailed or otherwise delivered to Giga-tronics shareholders as of August 1, 2022, the Record Date for the special meeting, on or about August 4, 2022.

THIS PROXY STATEMENT INCORPORATES ADDITIONAL INFORMATION

This document incorporates by reference important business and financial information about Giga-tronics from other documents filed with the Securities and Exchange Commission (the “SEC”) that are not included in or delivered with this proxy statement. For a list of the documents incorporated by reference into this proxy statement, see “Where You Can Find More Information.” The SEC maintains a website at www.sec.gov where you can access these filings without charge. You can obtain electronic or hardcopy versions of the documents that are incorporated by reference in this proxy statement, without charge, from the Investors section of our website or by requesting the documents in writing or by telephone, in each case as set forth below:

Electronic:	www.gigatronics.com (please see “SEC Filings” page in the Investor Relations portion of the site)
By Mail:	Giga-tronics Incorporated 5990 Gleason Drive Dublin, California 94568 Attention: Investor Relations
By E-mail:	lhenckels@gigatronics.com
By Telephone:	(925) 328-4650 ext. 4698

If you would like to request documents, please do so by August 30, 2022 in order to receive them before the special meeting.

SUBMITTING A PROXY ELECTRONICALLY, BY INTERNET, TELEPHONE OR BY MAIL

Giga-tronics shareholders of record on August 1, 2022 may submit their proxies as follows:

•	Through the Internet, by visiting the website established for that purpose at www.fcrvote.com/GIGA by 11:59 p.m. Eastern Time on September 6, 2022 and following the instructions;

•

By telephone, by calling the toll-free number 1-866-402-3905 in the United States, Canada, or Puerto Rico on a touch-tone phone by 11:59 p.m. Eastern Time on September 6, 2022 and following the recorded instructions; or

•	By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.

If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

GIGA-TRONICS INCORPORATED

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On September 7, 2022

Dear Giga-tronics Shareholder:

Giga-tronics Incorporated (“Giga-tronics”) is pleased to invite you to attend a special meeting of the shareholders of Giga-tronics which will be held on September 7, 2022 at 10:00 a.m., Pacific Time, at Giga-tronics headquarters located at 5990 Gleason Drive, Dublin, California 94568.

The purpose of the special meeting is to consider and to vote upon the following proposals:

1.

Share Exchange Proposal — a proposal to adopt and approve a Share Exchange Agreement dated as of December 27, 2021, as amended, by and among Giga-tronics, BitNile Holdings, Inc., a Delaware corporation (“BitNile”), and Gresham Worldwide, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the BitNile (“Gresham”), pursuant to which Giga-tronics will acquire all of the outstanding shares of Gresham in exchange for 2,920,085 shares of Giga-tronics common stock and 514.8 shares of a new series of preferred stock that are convertible into an aggregate of 3,960,043 shares of Giga-tronics’ common stock, subject to potential adjustments (the “Share Exchange”) and the other transactions contemplated therein, including the assumption of Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock on an as-converted basis. For information on the vesting of these award, see page 51 of this proxy statement;

2.	Reverse Split Proposal — a proposal to approve a reverse split of Giga-tronics common stock at ratio of not less than 1-for-2 nor more than 1-for-20;

3.

Share Increase Proposal — a proposal to approve an amendment to the Giga-tronics articles of incorporation increasing the number of authorized shares of common stock that may be issued from 13,333,333 to 100,000,000;

4.	Delaware Reincorporation Proposal — a proposal to reincorporate Giga-tronics from California to Delaware; and

5.	Adjournment Proposal — a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

The Giga-tronics Board of Directors (the “Board”) has approved the Share Exchange Agreement and the other agreements and transactions contemplated by the Share Exchange Agreement and determined that the Share Exchange Agreement and the other agreements and transactions contemplated by the Share Exchange Agreement, are advisable and in the best interests of Giga-tronics and its shareholders and unanimously recommends that Giga-tronics shareholders vote “FOR” the adoption and approval of the Share Exchange Agreement and “FOR” each of the other proposals listed above, including the proposals to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the Share Exchange Proposal or other proposals.

Your vote is very important. Giga-tronics shareholders must approve the Share Exchange Proposal is a condition to completing the transactions contemplated by the Share Exchange.

THE BOARD UNANIMOUSLY RECOMMENDS THAT GIGA-TRONICS SHAREHOLDERS APPROVE THE SHARE EXCHANGE PROPOSAL, THE ADJOURNMENT PROPOSAL AND THE OTHER PROPOSALS LISTED ABOVE.

The close of business on August 1, 2022 has been fixed as the record date for the special meeting (the “Record Date”). Only holders of record of Giga-tronics shareholders on the Record Date are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

The proxy statement accompanying this notice provides for more detailed information regarding the matters to be acted upon at the special meeting. You are encouraged to read the entire proxy statement carefully, including the Share Exchange Agreement, which is included as Annex A to the proxy statement, and the section titled “Risk Factors” beginning on page 19.

In connection with the Share Exchange, holders of Giga-tronics common stock will be given the opportunity to exercise dissenters’ rights in accordance with certain procedures specified in California Corporations Code Sections 1300, et. seq. If the Share Exchange is completed and you meet all of the requirements under applicable California law, and follow all of its required procedures, you may receive cash in the amount equal to the fair value of your shares of Giga-tronics common stock. For additional details about dissenters’ rights, please refer to “Dissenters’ Rights” beginning on page 111 and Annex C to this proxy statement.

SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE SPECIAL MEETING, PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE BY MAIL, BY TELEPHONE OR THROUGH THE INTERNET. INSTRUCTIONS ON THESE DIFFERENT WAYS TO SUBMIT YOUR PROXY ARE FOUND ON THE ENCLOSED PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY!

By Order of the Board of Directors,

William J. Thompson
Chairman

August 1, 2022

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. We urge you to read carefully this entire document, and the documents referenced herein, for a more complete understanding of the Share Exchange Agreement, the transactions contemplated therein and the other proposals that will be presented to Giga-tronics shareholders at the special meeting. In addition, we incorporate by reference into this document important business and financial information about Giga-tronics. You may obtain the information incorporated by reference in this document without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Unless the context otherwise requires, references in this proxy statement to “Giga-tronics,” the “Company,” “we” or “us” refer to Giga-tronics Incorporated, a California Corporation; references to “BitNile” refer to BitNile Holdings, Inc., a Delaware corporation; references to “Gresham” refer to Gresham Worldwide, Inc., a Delaware corporation and a direct wholly-owned subsidiary of BitNile; references to the “Share Exchange Agreement” refer to the Share Exchange Agreement by and among Giga-tronics, BitNile and Gresham dated as of December 27, 2021, as amended, and references to the “Board” refer to the Board of Directors of Giga-tronics.

For more information, see “Where You Can Find More Information.”

We Propose a Share Exchange With BitNile and We Would Acquire Gresham

On December 27, 2021, we entered into a Share Exchange Agreement with BitNile and Gresham, which is a subsidiary of BitNile. The Share Exchange Agreement provides that we will acquire all of the outstanding shares of capital stock of Gresham in exchange for issuing 2,920,085 shares of Giga-tronics common stock and 514.8 shares of a new series of preferred stock that are convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock, subject to potential adjustments, (the “Share Exchange”). We will assume Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock on an as-converted basis.

Immediately following the completion of the Share Exchange, Gresham will be a wholly-owned subsidiary of Giga-tronics. Outstanding shares of Giga-tronics common stock will remain outstanding and unaffected upon completion of the Share Exchange, as will outstanding warrants and options to purchase Giga-tronics common stock. Giga-tronics common stock will continue to be registered under the Securities Exchange Act of 1934 immediately following the Share Exchange.

In addition, the Share Exchange Agreement further provides that, BitNile will loan us $4.25 million upon the closing of the Share Exchange (the “Closing Date Loan”), and that we will use a portion of the proceeds to repurchase the currently outstanding shares of Gig-tronics Series B, Series C, Series D and Series E Preferred Stock (together, the “Outstanding Preferred Shares”). Approximately $3.652 million will be used to redeem the Outstanding Preferred Shares.

We refer to the Share Exchange, the Closing Date Loan, the repurchase of Outstanding Preferred Shares and the other transactions contemplated by the Share Exchange Agreement collectively as the “Transactions”.

A copy of the Share Exchange Agreement, as amended, is included as Annex A to this proxy statement. We urge you to read it in its entirety because it is the legal document that governs the Transactions.

The Companies (page 49)

Giga-tronics Incorporated

We manufacture specialized electronics equipment for use in both military test and airborne operational applications. Our operations consist of two business segments, those of our wholly-owned subsidiary, Microsource, Inc. (“Microsource”) and those of our Giga-tronics Division. Microsource subsidiary designs and manufactures custom microwave products for military airborne, sea, and ground applications. The Giga-tronics Division designs and manufactures high fidelity signal simulation and recording solutions for RADAR and Electronic Warfare (“EW”) applications.

We were incorporated in California on March 5, 1980. We acquired Microsource on May 18, 1998.

Our principal executive offices are located at 5990 Gleason Drive, Dublin, California 94568 and our telephone number at that location is (925) 328-4650. Our website address is www.gigatronics.com.

BitNile Holdings, Inc.

BitNile, a Delaware corporation, formerly known as Ault Global Holdings, Inc., was incorporated in September 2017. BitNile is a diversified holding company owning subsidiaries engaged in, among others, commercial and defense solutions, commercial lending, data center operations, cryptocurrency mining, commercial real estate and advanced textile technology. BitNile holds approximately 100% of the issued and outstanding equity of Gresham.

BitNile’s principal executive offices are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141 and its phone number at that location is (949) 444-5464. Its website address is https://bitnile.com.

Gresham Worldwide, Inc.

Gresham and its subsidiaries design, manufacture, and distribute specialized electronic systems, power electronics, supply and distribution solutions, and radio, microwave and millimeter wave communication systems and components for a variety of applications, with a focus on the global defense industry. Gresham also offers bespoke technology solutions for mission critical applications in the medical, industrial, transportation and telecommunications markets. Gresham is a subsidiary of BitNile. Gresham was incorporated under the laws of the State of Delaware on November 21, 2018 as DPW Technologies Group, Inc. and completed a name change on December 6, 2019.

Gresham’s principal executive offices are located in an executive suite at 7272 E. Indian School Road, Suite 540, Scottsdale, AZ 85251, and Gresham’s telephone number at that location is (833) 457-6667. Gresham’s website address is www.greshamworldwide.com.

Commencing in October 2019 and continuing through February 2020, BitNile reorganized its corporate structure and its directly and indirectly owned subsidiaries, including Gresham, to align BitNile’s various businesses by the products and services that constitute the majority of each subsidiaries’ revenues. As a result of the foregoing transactions, Gresham’s current corporate structure is as follows:

*	Gresham owns 63.07% of Microphase.

Gresham designs, manufactures, and distributes defense solutions through its subsidiaries, Microphase Corporation (“Microphase”), Enertec Systems 2001 Ltd. (“Enertec”) and Gresham Power Electronics (f/k/a Digital Power Limited) (“Gresham Power”). In addition, Gresham’s subsidiary, Relec Electronics Ltd. (“Relec”), is a United Kingdom distributor specializing in power conversion and display products. The businesses of Gresham’s subsidiaries is described below.

Microphase Corporation

Microphase designs, manufactures and sells microwave electronics components for radar, electronic warfare and communication systems. These components include radio frequency (“RF”) and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and detector logarithmic video amplifiers (“DLVAs”). Microphase’s customers are comprised of the U.S. military and allied militaries, and contractors to the U.S. military including prime contractors and sub-contractors. Microphase’s recent technology innovations are used in many significant U.S. Government defense programs, including the Polaris submarine, the F-16, the F-35 and the Predator drone among others. Microphase is located in Shelton, Connecticut.

Enertec Systems 2001 Ltd.

Enertec is Israel’s largest private manufacturer of specialized electronic systems for the military market. Based in Israel, Enertec designs, develops, manufactures and maintains advanced end-to-end high technology electronic solutions for military, medical, telecommunications and industrial markets. Enertec’s solutions include custom computer-based automated test equipment and turnkey systems to ensure combat readiness, provide command and control resources for military operations in harsh environments and battlefield conditions. Enertec also designs, develops, manufactures and maintains high precision calibration equipment for lifesaving medical operations for a global health care products company as well as advance power systems for electric vehicle, telecom and other industrial applications. Its custom engineered solutions enable and support mission critical air, land and sea military platforms, e.g., missiles, UAVs, combat aircraft, boats, submarines, trailers and satellites.

Gresham Power

Gresham Power, based in Salisbury, United Kingdom, designs, manufactures, and distributes switching power supplies, uninterruptible power supplies and power conversion and distribution equipment as well as frequency converters for the commercial and military markets. Frequency converters manufactured by Gresham Power are used by naval warships to convert their generated supply to power critical equipment such as gyro, compass, and weapons systems. Gresham Power also designs and manufactures transformer rectifiers for naval use. Typically, these provide battery supported back up for critical DC systems, such as machinery and communications. In addition, Gresham supplies high power rectifiers which are used for the starting and servicing of helicopters on naval vessels.

Relec

Gresham acquired Relec, which is based in Wareham, United Kingdom, in November 2020. The acquisition enhanced Gresham’s presence in industrial and transportation markets in the United Kingdom and Europe and considerably broadened Gresham’s product portfolio, including high-quality power conversion and display product offerings.

Relec was established in 1978 to provide specialist power conversion and display products to support professionals in the electronics industry. Relec specializes in AC-DC power supplies, DC-DC converters, displays and EMC filters. Relec markets and distributes power electronics and display solutions for mission critical rail, industrial, medical, telecoms and military applications. Relec develops custom solutions for various applications ranging from light industrial to heavily ruggedized for the harshest of environments. Relec exerts its utmost effort to customize a product or a feature to achieve optimum performance and service delivery.

Consideration (page 50)

Giga-tronics Shareholders. No consideration is being paid to holders of Giga-tronics common stock in the Share Exchange. Holders of Giga-tronics common stock will continue to own their existing shares of Giga-tronics common stock after the Share Exchange. The Share Exchange Agreement provides that we will repurchase all Outstanding Preferred Stock following the Share Exchange.

BitNile and Affiliates. In the Share Exchange, we will issue an aggregate of 2,920,085 shares of Giga-tronics common stock and 514.8 shares of a new series of preferred stock that are convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock, subject to potential adjustments. We will issue all of these shares to BitNile in exchange for its shares of Gresham’s common stock

We have also agreed to assume Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock on an as-converted basis. The equity awards consist of, on an as-converted basis, 249,875 restricted stock units (“RSUs”) and 499,751 stock options exercisable at $2.93 per share held by Gresham’s Chief Executive Officer and Chief Operating Officer. The RSUs were 50% vested as of the grant date in May 2021 and vest semiannually through May 2024, subject to the executive officer’s continued employment as of each vesting date. The underlying common stock will be delivered in May 2024 or earlier if an executive officer is no longer employed at which time the vested shares will be delivered. The stock options were 50% vested as of the May 2021 grant date and vest monthly through May 2024, subject to the executive officer’s continued employment as of each applicable vesting date.

The Series F Convertible Preferred Stock (page 51)

In the Share Exchange, we will issue to BitNile 514.8 shares of Series F Convertible Preferred Stock that will have an aggregate liquidation preference of $12,870,140. The Series F Convertible Preferred Stock is

convertible into Giga-tronics common stock at the holder’s option at a conversion price of $3.25 per share, subject to potential adjustment; entitles the holder to elect four of our directors; and entitles the holder to vote with holders of Giga-tronics common stock on an as-converted basis. In addition, for so long as BitNile consolidates Giga-tronics as a subsidiary for financial reporting purposes, the prior approval of the holder of the preferred stock will be required for Giga-tronics to (i) incur indebtedness in excess of $1.0 million per individual transaction or $2.5 million in the aggregate (excluding indebtedness outstanding at the time the preferred stock is first issued) or (ii) complete a merger, acquisition or purchase of assets where the aggregate consideration is valued at more than $1.0 million. The terms of the Series F Convertible Preferred Stock that will be issued to BitNile in the Share Exchange are set forth in a form of Certificate of Determination that is an exhibit to the Share Exchange Agreement, which is attached as Annex A to this proxy statement.

The number of shares of common stock issuable upon conversion of the Series F Convertible Preferred Stock assumes that our shareholders approve the Share Exchange. Such approval shall be deemed to be approval of the issuance of more than 19.99% of our shares of common stock upon conversion of the Series F Convertible Preferred Stock (the “Exchange Cap”).

Loans (page 52)

In November 2021, an affiliate of BitNile loaned us $500,000 (the “Bridge Loan”) for general corporate purposes, including operating expenses. We borrowed an additional $300,000 on January 7, 2022 and an additional $500,000 on April 5, 2022, and the outstanding principal amount of the Bridge Loan is now $1,300,000. The Bridge Loan matures in November 2022 but if we exercise our right to terminate the Share Exchange Agreement, we must repay the Bridge Loan immediately.

In addition, the Share Exchange Agreement provides that BitNile will loan us $4.25 million upon the closing of the Share Exchange. We will use a portion of this Closing Date Loan to repurchase the Outstanding Preferred Shares for the full amount of their preference, which is approximately $3.65 million. The terms of the Closing Date Loan will allow BitNile to convert the outstanding principal amount to shares of Giga-tronics common stock at the price of $3.25 per share. If converted in connection with a public offering of Giga-tronics common stock, the conversion price will be at the public offering price, less underwriting discounts and commissions.

Warrant (page 54)

On April 5, 2022, the date on which we borrowed an additional $500,000 under the Bridge Loan, we granted to Gresham a warrant representing the right to purchase 433,333 shares of Giga-tronics common stock at the price of $3.00 per share, subject to potential adjustment (the “Warrant”). The Warrant will become exercisable if the closing of the Share Exchange does not occur, unless the failure to close results (1) solely from BitNile’s or Gresham’s breach of the Share Exchange Agreement or (2) BitNile’s election to terminate the Share Exchange Agreement on or after August 31, 2022 absent our breach or failure to satisfy a condition to the closing of the Share Exchange. The Warrant may be exercised in whole or part for a period of three years following the date it first becomes exercisable or, if earlier, until December 31, 2025.

Proposed Underwritten Public Offering and Nasdaq Listing (page 53)

The Share Exchange Agreement provides that following the Share Exchange, we will pursue an underwritten public offering of at least $25 million of its common stock (the “Proposed Public Offering”). BitNile has agreed to purchase up to $10 million of Giga-tronics common stock in the Proposed Public Offering, which amount would include the conversion of the $4.25 million Closing Date Loan and $1.3 million currently outstanding under the Bridge Loan.

Giga-tronics common stock is currently quoted on the OTCQB Markets (“OTCQB”). In connection with the Proposed Public Offering, we intend to apply to list Giga-tronics common stock on the Nasdaq Capital Stock Market (“Nasdaq”). The Proposed Public Offering will be contingent on Nasdaq’s approval of our listing application, among other things.

Ownership of Giga-tronics after the Share Exchange (page 71)

As of July 6, 2022, we had 2,777,230 shares of common stock outstanding. Assuming our repurchase of the Outstanding Preferred Shares, and based on 2,777,230 currently outstanding shares of Giga-tronics common stock, following our issuance of the shares of Giga-tronics common stock and preferred stock in the Share Exchange, BitNile would hold approximately 71.2% of the Company’s outstanding voting power and capital stock and existing holders of Giga-tronics common stock would hold approximately 28.8%. These percentages do not reflect the additional shares that BitNile could acquire upon conversion of the Closing Date Loan.

Post Share Exchange Structure

Following the Share Exchange, Gresham will be a wholly-owned subsidiary of Giga-tronics. The following chart illustrates the ownership structure of the combined company immediately following the Share Exchange.

*	Gresham owns 63.07% of Microphase.

Governance and Management of Giga-tronics after the Share Exchange (page 75)

The Share Exchange Agreement provides that upon the completion of the Share Exchange, our Board will be comprised of seven directors, four of whom shall be designated by BitNile and three of whom shall be current members of our Board designated by us.

We have agreed that upon the closing of the Share Exchange, our Chief Executive Officer will be Jonathan Read, who is currently Gresham’s Chief Executive Officer; our Chief Operating Officer will be Timothy Long, who is currently the Gresham’s Chief Operating Officer and our Chief Financial Officer (principal accounting and financial officer) will be Lutz Henckels, who is currently our Executive Vice President, Chief Financial Officer and Chief Operating Officer.

Interest of Giga-tronics’ Executive Officers and Directors in the Transactions (page 68)

When you consider the Board’s recommendations that shareholders vote in favor of the proposals described in this proxy statement, you should be aware that some of our executive officers and directors may have interests that may be different from, or in addition to, Giga-tronics shareholders’ interests. For additional information see “Interests of Giga-tronics Executive Officers and Directors in the Transactions.”

Preferred Stock Ownership

The Share Exchange Agreement provides that following the Share Exchange, we will repurchase or redeem the Outstanding Preferred Shares at the stated liquidation preference amount of such shares. Two of our directors, Lutz Henckels and Thomas E. Vickers, hold some of the Outstanding Preferred Shares that we will repurchase on the same terms and price as shares of the Outstanding Preferred Shares held by other shareholders. We will repurchase Mr. Henckels’ Outstanding Preferred Shares for an aggregate purchase price of $246,034 and Mr. Vickers’ Outstanding Preferred Shares for an aggregate purchase price of $115,667.

Employment Matters

In connection with our entry into the Share Exchange Agreement, John Regazzi, our President and Chief Executive Officer; Lutz Henckels, our Executive Vice President, Chief Financial Officer and Chief Operating Officer; Armand Pantalone, our Chief Technology Officer and Daniel Kirby, our Chief Customer Officer, agreed to waive their rights to receive severance benefits under their existing severance agreements with Giga-tronics as a result of a change in their title or responsibilities or reporting structure. In exchange for the waivers, on December 24, 2021, we agreed to grant each of Mr. Regazzi and Mr. Henckels 10 restricted shares of Giga-tonics common stock and each of Mr. Pantalone and Mr. Kirby 10,000 restricted shares of Giga-tonics common stock, all of which will vest in one year, subject to their continued employment. Mr. Regazzi’s waiver contemplates that he will receive a retirement benefit in lieu of benefits under his Severance Agreement.

In addition, we adopted a Management Change in Control Cash Incentive Opportunity pursuant to which each of the foregoing executives would be entitled to receive an incentive/retention bonus equal to $100,000 or more if the fair market value of Giga-tronics common stock upon the completion of a change in control transaction (such as the Share Exchange) is $4.00 or greater (as may be adjusted for any reverse stock split).

For additional information, see “Interest of Giga-tonics’ Executive Officers and Directors in the Share Exchange.”

Directors of Giga-tronics Following the Share Exchange.

The Share Exchange Agreement provides that upon the completion of the Share Exchange, the Board will be comprised of seven directors, four of whom shall be designated by BitNile and three of whom shall be current directors of Giga-tronics designated by Giga-tronics. We expect that the three continuing Giga-tronics directors will be John Regazzi, William J. Thompson and Thomas E. Vickers.

Opinion of Giga-tronics’ Financial Advisor (page 64)

Our Board retained Roth Capital Partners (“Roth”) on July 8, 2021 as its exclusive financial advisor in connection with the Share Exchange. On December 21, 2021, the Board requested that Roth render an opinion as to the fairness to Giga-tronics’ shareholders of the Share Exchange. On December 24, 2021, Roth delivered its opinion to the Board that, as of that date, and based upon and subject to the factors and assumptions set forth in its written opinion, the Share Exchange was fair and equitable to Giga-tronics and its shareholders. The full text of this written opinion provided to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered, qualifications and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety. Holders of Giga-tronics common stock are encouraged to read the opinion carefully in its entirety. Roth’s opinion was provided to the Board in connection with Roth’s evaluation of the consideration provided for in the Share Exchange Agreement. It does not address any other aspect of the Share Exchange or any alternative to the Share Exchange and does not constitute a recommendation as to how any shareholders should vote or act in connection with the Share Exchange or otherwise.

Accounting Treatment (page 71)

In accordance with United States generally accepted accounting principles (“GAAP”), we will account for the Share Exchange using the acquisition method of accounting. Gresham will be considered the accounting acquirer based on, among other things, BitNile’s combined voting power in the combined company being larger than that of our existing holders, the proposed composition of the combined company’s Board and the proposed members of the executive management team of the combined company.

Termination of the Share Exchange Agreement; Termination Fee (page 108)

The Share Exchange Agreement contains certain termination rights for each of the parties, including if:

•	the Share Exchange is not consummated by August 31, 2022 (the “End Date”);

•	Our shareholders do not approve the Share Exchange Proposal, or

•	there is a breach by a non-terminating party that is not cured such that the applicable closing conditions are not satisfied.

In addition, in certain circumstances, BitNile may terminate the Share Exchange Agreement prior to Giga-tronics’ shareholder approval of the Share Exchange Proposal if:

•	We materially breach our non-solicitation obligations relating to alternative business combination transactions;

•

The Board withdraws or adversely modifies its recommendation to shareholders with respect to the Share Exchange or fails to affirm its recommendation within the required time period after an alternate acquisition proposal is made; or

•	The Board recommends a tender offer or exchange offer or fails to recommend against such a tender offer or exchange offer within 10 business days after commencement.

In addition, prior to our shareholders’ approval of the Share Exchange Proposal, we may terminate the Share Exchange Agreement to pursue an alternative acquisition transaction under limited circumstances. We will be obligated to pay a termination fee of $1.0 million to Gresham if the Share Exchange Agreement (i) is terminated by BitNile in the circumstances described above, (ii) (A) if an acquisition proposal is made to us or to our shareholders publicly, (B) the Share Exchange Agreement is terminated for failure to consummate the Share Exchange by the End Date for failure to obtain the approval of Giga-tronics’ shareholders and (C) we enter into a definitive agreement with respect to or consummates certain acquisition proposals within 12 months of termination of the Share Exchange Agreement, or (iii) we terminate the Share Exchange Agreement in order to enter into a definitive agreement with respect to an alternate acquisition proposal. In addition, to paying the termination fee, we would be required to immediately repay the Bridge Loan and the Warrant would become exercisable.

Conditions to the Consummation of the Transactions (page 106)

Each party’s obligations to consummate the Transactions is subject to the satisfaction (or waiver in writing by each such party), at or prior to the closing of the Transactions, of, among other conditions, the adoption and approval of the Share Exchange Agreement by Giga-tronics shareholders, holders of not more than 10% Giga-tronics common stock having exercised their statutory dissenters’ rights under California law, the accuracy of each party’s representation and warranties in the Share Exchange Agreement, subject to the standards therein, and each party performing its covenants and agreements in Share Exchange Agreement, subject to the standards therein.

The Special Meeting (page 153)

The special meeting will be held on September 7, 2022 at 10:00 a.m., Pacific time, at our headquarters located at 5990 Gleason Drive, Dublin, California 94568. At the special meeting, Giga-tronics shareholders will be asked to:

1.	Share Exchange Proposal — adopt and approve the Share Exchange Agreement and the transaction contemplated therein (the “Share Exchange Proposal”);

2.	Reverse Split Proposal — approve a reverse split of Giga-tronics common stock at a ratio of not less than 1-for-2 or more than 1-for-20 or any number in between (the “Reverse Split Proposal”);

3.

Share Increase Proposal — approve an amendment to our articles of incorporation increasing the number of authorized shares of common stock that may be issued from 13,333,333 to 100,000,000 (the “Share Increase Proposal”);

4.	Delaware Reincorporation Proposal — approve a proposal to change our state of incorporation from California to Delaware (the “Reincorporation Proposal”); and

5.	Adjournment Proposal — approve a proposal to adjournment of the special meeting, if necessary, to solicit additional proxies in favor of any of the foregoing proposals (the “Adjournment Proposal”).

The shareholder approval of the Share Exchange Proposal is a condition for completing the Share Exchange. As such, our shareholders must approve this proposal in order for the Share Exchange to be completed.

Voting at the Special Meeting (page 155)

Record Date; Votes. We have fixed the close of business on August 1, 2022 as the Record Date for determining the Giga-tronics shareholders entitled to receive notice of and to vote at the special meeting. Only holders of record of Giga-tronics common stock and preferred stock on the Record Date are entitled to receive notice of and vote at the special meeting and any adjournment or postponement thereof.

Each share of common stock is entitled to one vote on each matter brought before the special meeting. Each share of Outstanding Preferred Shares is entitled to 6.6667 votes on each mater brought before the special meeting. On the Record Date, there were 2,777,230 shares of common stock issued and outstanding and 23,482 shares of preferred stock issued and outstanding.

Required Vote. Approval of the Share Exchange Proposal requires the affirmative vote of a majority of the shares of Giga-tronics outstanding common stock as well as the majority of all votes eligible to be cast at the special meeting, including the votes eligible to be cast by holders of Giga-tronics’ preferred stock. Approval of the Share Increase Proposal and the Reverse Split Proposal each requires both the affirmative vote of a majority of the outstanding shares of common stock and preferred stock on the Record Date. Approval of the Delaware Reincorporation Proposal requires both the affirmative vote of a majority of the outstanding shares of common stock and the affirmative vote of a majority of the outstanding shares of preferred stock on the Record Date, each voting as a separate class. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting.

Failure to Vote; Abstentions. Any of your shares that are not voted or as to which you abstain are not “votes cast” and will have the same effect as vote against each proposal, other than the Adjournment Proposal. With respect to the Adjournment Proposal, any of your shares that are not voted or as to which you abstain are not “votes cast” and will have no effect, assuming a quorum is present.

Because the Share Exchange Proposal is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. For more information regarding the effect of abstentions, a failure to vote, or broker non-votes, see “The Special Meeting — Votes Required to Approve Proposals.”

Revocation of Proxies. With respect to shares of Giga-tronics common stock that you hold of record, you have the power to revoke your proxy at any time before the proxy is voted at the special meeting. You can revoke your proxy in one of four ways:

•	you can send a signed notice of revocation of proxy;

•	you can grant a new, valid proxy bearing a later date;

•	you can revoke the proxy in accordance with the telephone or Internet proxy submission procedures described in the proxy voting instructions attached to the proxy card; or

•

if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or your new proxy to our Corporate Secretary at: Giga-tronics Incorporated, 5990 Gleason Drive, Dublin, California 94568, Attention: Corporate Secretary, so that it is received no later than the beginning of the special meeting.

If you are a beneficial owner of Giga-tronics common stock, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Stock Ownership of Directors and Executive Officers. On the Record Date, our directors and executive officers and their respective affiliates owned and were entitled to vote 195,886 shares of common stock and 1,930 of the Outstanding Preferred Shares (convertible into an aggregate of 12,863 shares of common stock), or approximately 7.1% of the voting power of Giga-tronics stock outstanding on the Record Date. To our knowledge, our directors and executive officers and their respective affiliates intend to vote their shares of Giga-tronics common stock and Outstanding Preferred Shares in favor of all proposals presented at the special meeting, and any adjournment or postponement thereof.

Recommendations of the Board

YOUR VOTE IS IMPORTANT. The Share Exchange Proposal to be presented at the special meeting is a condition to consummating the Share Exchange and other Transactions, and as such, Giga-tronics shareholders must approve the Share Exchange Proposal in order for use Share Exchange to be completed.

The Board unanimously recommends that Giga-tronics shareholders vote:

•	“FOR” Proposal 1, the Share Exchange Proposal;

•	“FOR” Proposal 2, the Reverse Split Proposal;

•	“FOR” Proposal 3, the Share Increase Proposal;

•	“FOR” Proposal 4, the Delaware Reincorporation Proposal; and

•	“FOR” Proposal 5, the Adjournment Proposal.

In making its recommendation that the shareholders vote to approve the Share Exchange Proposal, the Board considered, among other matters, the strategic benefits of combining the Company and Gresham, synergies of the combined company, the strong financial and operational foundation of the combined company, and new growth opportunities available to the combined company. For additional information see “The Transactions — Rationale for the Transactions.” In addition, in making its respective recommendation, the Board considered those further matters set forth under the heading “The Transactions — The Giga-tronics Board of Directors’ Reasons for the Transactions.”

For additional information see “The Special Meeting — Board Recommendations.”

QUESTIONS AND ANSWERS

The following are some questions you may have regarding the Share Exchange Agreement, the Share Exchange, the Proposals and the Special Meeting. We urge you to read carefully this entire proxy statement, including the annexes attached hereto and the other documents to which this proxy statement refers or which it incorporates by reference because the information in this section may not provide all the information that is important to you. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Share Exchange Agreement attached hereto as Annex A.

Questions and Answers About the Share Exchange

Q:    What is the purpose of this document?

A:

Giga-tronics, BitNile and Gresham have agreed that Giga-tronics will acquire Gresham from BitNile under the terms of a Share Exchange Agreement, dated as of December 27, 2021, (as amended, the “Share Exchange Agreement”). The Share Exchange Agreement, as amended, is attached to this proxy statement as Annex A, and is incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including the section titled “Risk Factors” and all the annexes hereto, in their entirety.

The Share Exchange Agreement provides that we will acquire all of the issued and outstanding shares of Gresham in exchange for issuing to BitNile 2,920,085 shares of Giga-tronics common stock and 514.8 shares Series F Convertible Preferred Stock that are convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock, subject to potential adjustments. We have also agreed to assume Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock on an as-converted basis. For information about these equity awards, see page 51 of this proxy statement. Giga-tronics shareholders are being asked to consider and vote upon a proposal to adopt and approve the Share Exchange Agreement and the Share Exchange. Giga-tronics shareholders are also being asked to approve the other Proposals, as contemplated by the Share Exchange Agreement, and to approve the Adjournment Proposal.

This proxy statement contains important information about the proposed Share Exchange, the Proposals and the Special Meeting. You should read it carefully before deciding how to vote on any of the Proposals.

Q:    What will happen in the Share Exchange?

A:

The Share Exchange Agreement provides that we will acquire all of the issued and outstanding shares of Gresham from BitNile in exchange for issuing to BitNile 2,920,085 shares of Giga-tronics common stock and 514.8 shares of Series F Convertible Preferred Stock that are convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock. We have also agreed to assume Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock on an as-converted basis. For information on the vesting of these awards, see page 51 of this proxy statement. The Share Exchange Agreement further provides that, BitNile will loan us $4.25 million upon the closing of the Share Exchange and that following the closing of the Share Exchange, we will repurchase or redeem the Outstanding Preferred Shares.

Immediately following the completion of the Share Exchange, Gresham will be a wholly-owned subsidiary of Giga-tronics. Outstanding shares of Giga-tronics common stock will remain outstanding and unaffected upon completion of the Share Exchange, as will outstanding warrants and options to purchase Giga-tronics common stock. Giga-tronics common stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) immediately following the Share Exchange.

Assuming the repurchase of the Outstanding Preferred Shares, and based on 2,777,230 currently outstanding shares of Giga-tronics common stock, following the issuance to BitNile of the shares of Giga-tronics common stock and Series F Convertible Preferred Stock in the Share Exchange, BitNile would hold approximately 71.2% of the outstanding voting power and capital stock of Giga-tronics and existing holders of Giga-tronics common stock would hold approximately 28.8%.

Q:    What will happen to outstanding shares of Giga-tronics stock in the Share Exchange?

A:

Outstanding shares of Giga-tronics common stock will remain outstanding and unaffected upon completion of the Share Exchange. Outstanding warrants and options to purchase Giga-tronics common stock will also remain outstanding and unaffected upon completion of the Share Exchange. Giga-tronics common stock will continue to be registered under the Exchange Act immediately following the Share Exchange and will continue to trade on the OTCQB under the symbol “GIGA.”

Following the Share Exchange, we intend to apply to list Giga-tronics common stock on Nasdaq in connection with the Proposed Public Offering. To qualify for a Nasdaq listing, we must complete the Proposed Public Offering and likely effect a reverse stock split. Although the Share Exchange Agreement provides that we will pursue the Proposed Public Offering and will engage Roth as the underwriter in the Proposed Public Offering, we cannot be certain that we will complete the offering or when we may do so. Our ability to complete the Proposed Public Offering will be subject to, among other factors, future market conditions and approval of our application to list Giga-tronics common stock on Nasdaq. See “Proposed Public Offering” beginning on page 53.

The Share Exchange Agreement contemplates that following the closing of the Share Exchange, we will repurchase or redeem shares of the Outstanding Preferred Shares at the full liquidation preference amounts, which aggregates approximately $3,650,000.

Q:	Are there risks involved in undertaking the Share Exchange?

A:

Yes. In evaluating the Share Exchange, you should carefully consider the factors discussed in “Risk Factors” beginning on page 19 of this proxy statement and other information about Gresham and us included in this proxy statement and the documents incorporated by reference into this proxy statement.

Q:	When does Giga-tronics expect to complete the Share Exchange?

A:

We are working to complete the Share Exchange as quickly as practicable. However, we cannot assure you when or if the Share Exchange will be completed, even if the Giga-tronics shareholders approve the Share Exchange Proposal. Completion of the Share Exchange is subject to satisfaction or waiver of the conditions specified in the Share Exchange Agreement, including the approval of Giga-tronics shareholders. It is possible that factors outside of our control could result in the Share Exchange being completed later than expected or not at all. Although the exact timing of the completion of the Share Exchange cannot be predicted with certainty, we anticipate completing the Share Exchange in the third quarter of 2022. If the Share Exchange is not completed on or before August 31, 2022, the Share Exchange Agreement may be terminated by BitNile or us for any reason or no reason. See “The Share Exchange Agreement — Conditions to Closing.”

Q:	Do I have dissenters’ or appraisal rights with respect to the Share Exchange?

A:

Under the California General Corporation Law, referred to as the “CGCL”, holders of Giga-tronics common stock have the right to dissenters’ rights of appraisal in connection with the Share Exchange. To exercise dissenters’ rights of appraisal, Giga-tronics shareholders must strictly follow the procedures prescribed by the CGCL. To review these procedures in more detail, see “Dissenters’ Rights” beginning on page 111 and Annex C of this proxy statement/prospectus.

Questions and Answers about the Reverse Split Proposal

Q:	What is the Reverse Stock Split and why is it necessary?

A:

If the Reverse Stock Split Proposal is approved, the outstanding shares of Giga-tronics common stock will be combined into a lesser number of shares to be determined by the Board and publicly announced by Giga-tronics. We agreed to seek shareholder approval for a reverse stock split in the Share Exchange Agreement in anticipation of the Proposed Public Offering and planned Nasdaq listing application.

The Board believes that a reverse stock split may be desirable for a number of reasons. Giga-tronics common stock currently trades on the OTCQB. According to the applicable Nasdaq rules, in order for Giga-tronics common stock to be listed on Nasdaq, we must satisfy certain requirements established by Nasdaq, including a requirement that Giga-tronics common stock trade at a minimum share price of $4.00. We expect that a reverse stock split of common stock will increase the per share market, enabling Giga-tronics common stock to comply with Nasdaq’s minimum share price listing requirements, although we cannot assure that it will be able to do so or that we will be able to satisfy all other requirements necessary to list on Nasdaq. The Board intends to implement the Reverse Stock Split at a ratio of between and including 1:2 and 1:20.

Q:	May Giga-tronics complete the Reverse Stock Split if the Share Exchange is not completed?

A:

Yes. Although we agreed to seek shareholder approval for a reserve stock split in the Share Exchange Agreement, if shareholders approve the Reverse Stock Split, we may choose to complete the Reverse Stock Split at any time prior to June 30, 2023, even if the Share Exchange is not completed.

Questions and Answers About the Share Increase Proposal

Q:	What is the Share Increase Proposal and why is it necessary?

A:

If the Share Increase Proposal is approved, our articles of incorporation will be amended to increase the number of shares of common stock that Giga-tronics is authorized to issue from 13,333,333 to 100,000,000.

We agreed to ask shareholders to approve the Share Increase Proposal in the Share Exchange Agreement. As of July 6, 2022, there were 2,777,230 shares of Giga-tronics common stock outstanding and 895,608 shares of common stock reserved for issuance upon the exercise of warrants and stock options. If, as contemplated by the Share Exchange Agreement, we issue BitNile 2,920,085 shares of Giga-tronics common stock and 514.8 shares of a new series of preferred stock that are convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock, and a convertible note for $4.25 million for the Closing Date Loan, there will be approximately 6,148,853 shares of common stock outstanding and 3,960,042 shares of common stock reserved for future issuances upon the conversion of the Series F Convertible Preferred Stock and Convertible Note and the exercise of outstanding warrants and stock options, leaving only 1,195,881 shares of common stock available for future issuances.

The Board believes it is important to ensure that we have sufficient shares of common stock available for issuance in connection with financings, including the Proposed Public Offering, and other general corporate purposes.

Q:	May Giga-tronics amend its articles of incorporation to increase its authorized shares if the Share Exchange is not completed?

A:

Yes. Although we agreed to seek shareholder approval to increase our authorized shares in the Share Exchange Agreement, if shareholders approve the Share Increase Proposal, we may elect to amend our articles of incorporation to increase the number of authorized shares of common stock to 100,000,000, even if the Share Exchange is not completed.

Questions and Answers About the Reincorporation Proposal

Q:	Why is Giga-tronics proposing to reincorporate in Delaware?

A:

In the Share Exchange Agreement, we agreed to ask shareholders to approve our reincorporation in Delaware. Gresham is a Delaware corporation and it insisted that Giga-tronics propose to its shareholders that Giga-tronics reincorporate in Delaware. Following the Share Exchange, we anticipate that we will move our principal executive offices from California to Arizona where Gresham is based. We believe that reincorporation in Delaware will give us more flexibility, clarity and predictability with respect to our corporate, legal and governance affairs. Generally, the corporate laws of the State of Delaware are more comprehensive, widely used and extensively interpreted than the corporate laws of other states, including those of California and Arizona. In addition, Delaware provides a recognized body of corporate law that is consistently interpreted by Delaware courts, which we believe will facilitate corporate governance by our officers and directors.

Q:	How will the reincorporation be accomplished and what will the effects be on Giga-tronics?

A:

Giga-tronics is incorporated in California and, as such, the internal affairs of the corporation are currently governed by California law. If we complete the reincorporation, we will be incorporated in Delaware and the corporation will be governed by Delaware law. The reincorporation will be completed pursuant to a merger agreement, which we refer to as the “Reincorporation Agreement,” providing for the merger of Giga-tronics with and into a newly organized subsidiary of Giga-tronics that is a Delaware corporation, which we refer to as “Giga-tronics-Delaware”).

In the reincorporation, each outstanding share of our common stock and preferred stock will automatically be converted into one share of common stock or preferred stock of Giga-tronics -Delaware. Outstanding options or warrants to purchase shares of our common stock and other equity awards relating to our stock likewise will become options or warrants to purchase the same number of shares of common stock or equity awards, as applicable, of Giga-tronics-Delaware, with no change in the exercise price or other terms or provisions of the options or equity awards. Your proportional percentage ownership of the Company will remain unchanged and will not be affected in any way by the reincorporation.

Our business, directors, officers, employees, assets and liabilities and the location of our offices will remain unchanged by the reincorporation. Following the reincorporation, our name will continue to be “Giga-tronics Incorporated” and our shares of common stock will continue to be traded on the OTCQB under the symbol “GIGA.” However, under Delaware law the Board could change the name by filing an amendment to our Delaware Certificate of Incorporation without seeking shareholder approval.

The Reincorporation Agreement and Giga-tronics-Delaware’s Certificate of Incorporation and Bylaws, will be substantially in the forms appended to this proxy statement as Annexes D, E and F. Shareholder approval of the Reincorporation Proposal will also constitute approval of the forms of each of the foregoing documents.

Q:	How will the reincorporation affect my rights as a shareholder?

A:

Your rights as a shareholder currently are governed by California law as are the provisions of our Articles of Incorporation, as amended, and our Bylaws. As a result of the reincorporation, you will become a shareholder of Giga-tronics-Delaware with rights governed by Delaware law and the provisions of the Delaware Certificate of Incorporation, Certificate of Designations of Series F Convertible Preferred Stock and the Bylaws of Giga-tronics-Delaware, which differ in certain respects from your current rights. These important differences are discussed and summarized in this proxy statement under “Proposal No. 4 — Reincorporation of Giga-tronics from the State of California to the State of Delaware — Rights of our Shareholders Prior to and After the Reincorporation from California to Delaware.” Forms of Giga-tronics-Delaware’s Certificate of Incorporation (including the Certificate of Designations of Series F Convertible Preferred Stock) and Bylaws are appended to this proxy statement as annexes.

Q:	Should I send in my stock certificates?

A:

No. Please do not send us your stock certificates. Following the reincorporation, stock certificates previously representing our common stock may be delivered in effecting sales (through a broker or otherwise) of shares of Giga-tronics-Delaware common stock. It will not be necessary for you to exchange your existing stock certificates for stock certificates of Giga-tronics-Delaware, and if you do so, it will be at your own cost.

Q:	What are the tax consequences of the reincorporation to me?

A:

The reincorporation is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of our capital stock as a result of consummation of the reincorporation, and no gain or loss will be recognized by us. Generally, you will have the same basis in and holding period with respect to the Giga-tronics-Delaware common stock received by you pursuant to the reincorporation as you have in the shares of our common stock held by you immediately prior to the time the reincorporation is consummated.

Q:	Are there any rights of appraisal or similar rights of dissenters with respect to the Reincorporation Proposal?

A:	No. Dissenters’ rights are not afforded to any shareholders with respect to the Reincorporation Proposal.

Q:	May Giga-tronics complete the Delaware reincorporation if the Share Exchange is not completed?

A:

No. The proposed forms of Giga-tronics-Delaware’s Certificate of Incorporation, Certificate of Designations of Series F Convertible Preferred Stock and Bylaws included as annexes to this proxy statement contemplate that the Share Exchange will have been completed under the terms of the Share Exchange Agreement prior to the Delaware Reincorporation. Therefore, we will not complete the Delaware Reincorporation unless the Share Exchange is completed.

Questions and Answers About the Special Meeting

Q:	When and where is the special meeting?

A:

A special meeting of shareholders will be held on September 7, 2022 at 10:00 a.m., Pacific time, at our headquarters located at 5990 Gleason Drive, Dublin, California 94568 to consider and vote on the Share Exchange Agreement and the other proposals described in this proxy statement.

Q:	What proposals are being submitted at the special meeting?

A:	The proposals to be submitted at the special meeting are the following:

1.

Share Exchange Proposal — a proposal to adopt and approve the Share Exchange Agreement and the transactions contemplated there in, including our issuance of Giga-tronics common stock and the Series F Convertible Preferred Stock.

2.	The Reverse Split Proposal — a proposal to authorize our Board to implement a reverse stock split in the range of one-for two to one-for-20.

3.	Share Increase Proposal — a proposal to increase our authorized common stock from 13,333,333 shares to 100 million shares.

4.	The Reincorporation Proposal — a proposal to change our corporate domicile from California to Delaware.

5.	Adjournment Proposal — a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of any of the foregoing proposals.

Q.	What are the quorum requirements for the special meeting?

A:

Under California law and the Giga-tronics Bylaws, a quorum of Giga-tronics’ shareholders at the special meeting is necessary to transact business. A majority of the outstanding common stock and Outstanding Preferred Shares on an as-converted basis must be present in person or represented by proxy in order to constitute a quorum for the transaction of any business at the special meeting.

Q:	Why is my vote important?

A:

The approval the Share Exchange Proposal by the requisite vote of Giga-tronics shareholders is a condition to completing the Share Exchange. If shareholders do not Share Exchange Proposal, the Share Exchange will not be completed.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

If your shares of Giga-tronics common stock are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote or to grant a proxy for your vote directly to us, or to a third party to vote at the special meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You will only be able vote your shares in person at the special meeting if you obtain a legal proxy from your bank, broker, or other nominee.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:

Your broker is not permitted to vote on the Share Exchange Proposal or the Delaware Reincorporation unless you provide your broker with voting instructions on that proposal. You should instruct your broker to vote your shares by following the directions your broker provides you. Please review the voting information form used by your broker to see if you can submit your voting instructions by telephone or Internet. We expect that your broker, bank or other nominee will be permitted to vote in favor of the Reverse Split Proposal and the Share Increase Proposal if you do not vote but your broker is not obligated to do so. You should check with the broker that holds your shares.

Q:	What if I fail to instruct my broker with respect to the Share Exchange Proposal and the Adjournment Proposal?

A:

A broker non-vote occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote the shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. For additional information, see “The Special Meeting.”

A broker non-vote is the same as a vote against the Share Exchange Proposal and the Delaware Reincorporation Proposals. For additional information, see “The Special Meeting.”

Q:	What do I do if I want to change my vote?

A:	You can change your vote at any time before the special meeting. You can do this in one of four ways:

•	you can send a signed notice of revocation of proxy;

•	you can grant a new, valid proxy bearing a later date;

•	you can submit a proxy again by telephone or through the Internet; or

•	if you are a holder of record, you can attend the applicable special meeting and vote in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or your new proxy to Giga-tronics’ Corporate Secretary at 5990 Gleason Drive, Dublin, California 94568, Attention: Corporate Secretary, so that it is received no later than the beginning of the special meeting. If you are a shareholder, you can find further details on how to revoke your proxy in “The Special Meeting — Revocation of Proxies.”

If you are a beneficial owner of Giga-tronics common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q: What	do I do now?

A: Carefully	read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes.

Shareholders of Record. In order for your shares to be represented at the special meeting:

•	you can submit a proxy by telephone or through the Internet by following the instructions included on your proxy card;

•	you can indicate on the enclosed proxy card how you would like to vote and sign and return the proxy card in the accompanying pre-addressed postage paid envelope; or

•	you can attend the special meeting in person and vote at the meeting.

Beneficial owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and you wish to vote at the special meeting in person, you will need to obtain a legal proxy from your bank, broker, or other nominee.

Q:    Whom should I call with questions?

A: If	you have additional questions about the Transactions or the special meeting, you should contact:

Giga-tronics Incorporated

5990 Gleason Drive

Dublin, California 94568

Attention: Investor Relations

Phone Number; (925) 328-4650 ext. 4698

E-mail Address: lhenckels@gigatronics.com

If you would like additional copies of this proxy statement or you need assistance voting your shares, you should contact Alliance Advisors, LLC, our proxy solicitor, at the following address and phone number:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, New Jersey 07003

(844) 885-0180

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” below, you should carefully consider the following risk factors before deciding how to vote on the matters presented to shareholders at the special meeting. In addition to the risk factors set forth below, you should read and consider other risk factors specific to our business and securities that will also affect the combined company after the Share Exchange, which are described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended March 26, 2022, which was filed with the SEC on June 24, 2022, and all of which are incorporated by reference into this proxy statement. If any of the risks described below or in the periodic reports incorporated by reference into this proxy statement actually occur, the business, financial condition, results of operations, prospects, or stock price of Giga-tronics or the combined company could be materially adversely affected. For more information, see “Where You Can Find More Information.”

Risk Factor Summary

We are providing the following summary of the risk factors contained in this proxy statement to enhance the readability and accessibility of our risk factor disclosures. We encourage you to carefully review the full risk factors in the proxy statement in their entirety for additional information regarding the material factors that make the Transactions, the Proposals and an investment in our securities speculative or risky. These risks and uncertainties include, but are not limited to, the following:

•	We may not complete the Share Exchange, yet we have incurred and will continue to incur substantial costs related to the Share Exchange.

•	The pendency of the proposed Share Exchange may cause disruption in our and Gresham’s businesses.

•	The Share Exchange Agreement contains provisions that could discourage a potential competing acquirer that might be willing to acquire or merge with Giga-tronics.

•

After the Share Exchange, current Giga-tronics shareholders will have reduced ownership and voting interest in the Company as compared to their current ownership and voting interest in the Company and therefore will be able to exercise less influence over management.

•	Uncertainties associated with the Share Exchange may cause a loss of our and Gresham’s management personnel and other key employees.

•

Our failure to complete the Share Exchange in a timely manner could negatively impact the market price of Giga-tronics common stock and, if the Share Exchange is eventually completed, the business of the combined company.

•	The combined company may not fully realize the anticipated benefits of the Transactions within the timing anticipated or at all.

•	We and Gresham have historically incurred net losses and negative cash flow, so the combined company may not be able to achieve or sustain profitability.

•	The combined company will require additional capital to fund its operations, but we may be unable to obtain such capital on acceptable terms, or at all.

•	We cannot assure you whether or when we will be able to complete the Proposed Public Offering or the planned Nasdaq listing, even if we complete the Share Exchange.

•	Our directors and officers potentially have interests in the Transactions that differ from, or are in addition to, the interests of Giga-tronics shareholders generally.

•	Failure to complete the Share Exchange could negatively impact the price of shares of Giga-tronics common stock, as well as our future businesses and financial results.

•	The combined company may not realize certain expected synergies and other benefits.

•	The combined company will face challenges in integrating Giga-tronics’ and Gresham’s operations and management.

•	The combined company will be affected by factors beyond its control, which could have a material adverse effect on the combined company’s business, results of operations and financial condition.

•	The combined business will be susceptible to risks associated with international sales, which risks are not currently material to us on a standalone basis.

Risks Related to the Transactions

Completion of the Share Exchange is subject to the conditions contained in the Share Exchange Agreement and if these conditions are not satisfied, we may not complete the Share Exchange and the other Transactions.

The completion of the Share Exchange is subject to various closing conditions, including but not limited to Giga-tronics shareholders approving the Share Exchange Proposal, the accuracy of the parties’ representations and warranties in the Share Exchange Agreement (subject to the standards set forth in the Share Exchange Agreement) and the parties’ compliance with their covenants in the Share Exchange Agreement.

Many of the conditions to the closing of the Transactions are not within our control, and we cannot predict with certainty when or if these conditions will be satisfied. The failure to satisfy any of the required conditions could delay the completion of the Transactions or prevent it from occurring. Any delay in completing the Transactions could cause us not to realize some or all of the benefits that we expect to achieve if the Transactions are successfully completed within the expected timeframe. There can be no assurance that the conditions to the closing of the Share Exchange will be satisfied or that the Share Exchange and the other Transactions will be completed or that, if completed, we will realize the anticipated benefits.

Our failure to complete the Transactions could negatively impact our stock price, our financial condition and our future business and financial results.

If the Transactions are not completed for any reason, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Transactions, we could be subject to a number of negative consequences, including, among others: (i) we may experience negative reactions from the financial markets, including negative impacts on our stock price; (ii) we will still be required to pay certain significant costs relating to the Transactions, including legal, accounting, and financial advisor costs; and (iii) we will be required to repay outstanding loans from BitNile with a current aggregate principal amount of $1,300,000. If the Transactions are not completed or if completion of the Transactions is delayed, any of these risks could occur and may adversely affect our business, financial condition, financial results, and stock price.

The Transactions involve substantial costs.

We have incurred, and expect to continue to incur, a number of non-recurring costs associated with the Transactions. Most of the non-recurring expenses will consist of transaction and regulatory costs related to the Transactions. We have already incurred and will continue to incur transaction fees and costs related to formulating and implementing integration plans, including system consolidation costs and employment-related costs. We continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred from the Share Exchange and integration. Although we anticipate that the elimination of duplicative costs and the realization of other efficiencies and synergies related to the integration should allow us to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.

The number of shares of common stock and Series F Convertible Preferred stock is fixed and will not be adjusted in the event of any change in the price of Giga-tronics common stock or adverse changes to Gresham’s business.

Under the terms of the Share Exchange Agreement, on the closing date of the Share Exchange, we will issue to BitNile 2,920,085 shares of our common stock and 514.8 shares of a new series of preferred stock, Series F Convertible Preferred Stock. We have also agreed to assume Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock on an as-converted basis. These share amounts are fixed in the Share Exchange Agreement and will not be adjusted for changes in the market price of Giga-tronics common stock or adverse changes in Gresham’s business or circumstances, even if such changes materially change our perceived value of Gresham. Neither Giga-tronics nor BitNile is permitted to terminate the Share Exchange Agreement solely due to a change in the trading price of Giga-tronics common stock or most changes in Gresham’s business.

Until the completion of the Share Exchange or the termination of the Share Exchange Agreement in accordance with its terms, we are prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to us or our shareholders.

The Share Exchange Agreement prohibits us from taking specified actions without the consent of BitNile and generally requires that our business be conducted in the ordinary course in all material respects. These restrictions may prevent us from taking actions prior to the Share Exchange that might otherwise be beneficial. Adverse effects arising from these restrictions could be exacerbated by any delays in completing the Share Exchange. See “Covenants — Conduct of Business Pending the Closing.”

Our directors and executive officers may have interests in the Transactions that may be different from, or in addition to, the interests of Giga-tronics shareholders generally.

In considering the recommendations of the Board to vote in favor of the proposals described in this proxy statement, shareholders should be aware that our directors and executive officers may have interests in the Transactions, including financial interests, which may be different from, or in addition to, the interests of Giga-tronics shareholders generally.

You should be aware of these interests when you consider the recommendation of the Board that you vote to approve the Share Exchange Proposal. The Board was aware of and considered these interests, among other matters, in reaching its determination that the Share Exchange Agreement and the Transactions are fair to and in the best interests of Giga-tronics and its shareholders, approving and declaring advisable the Share Exchange Agreement and the transactions contemplated thereby, including the Share Exchange, and recommending that Giga-tronics shareholders approve the Share Exchange Proposal. The interests of our directors and executive officers are described in more detail under “Interests of Giga-tronics Directors and Executive Officers in the Transactions.”

We may waive one or more of the closing conditions without re-soliciting shareholder approval from shareholders.

To the extent permitted by law, if the Giga-tronics shareholders approve the Share Exchange Proposal at the special meeting, we may determine to waive, in whole or part, one or more of the conditions to our obligations to consummate the Share Exchange. We expect to evaluate the materiality of any waiver and its effect on Giga-tronics shareholders in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement/prospectus or any re-solicitation of proxies is required in light of such waiver. Any determination as to whether to waive any condition to the consummation of the Transactions, and as to whether to re-solicit shareholder approval and/or amend this proxy statement/prospectus as a result of such waiver, will be made by us at the time of such waiver based on the facts and circumstances as they exist at that time.

The Share Exchange Agreement contains provisions that could discourage a potential competing acquirer that might be willing to acquire or merge with us.

The Share Exchange Agreement contains “no shop” provisions that restrict our ability to, among other things (each as described under “The Share Exchange Agreement — No Solicitation of Acquisition Proposals”):

•

solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the submission or announcement by any person of, any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•

furnish any information regarding Giga-tronics or our subsidiaries in connection with, or for the purpose of soliciting, initiating, encouraging or facilitating, or in response to, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

•

engage in, enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any acquisition proposal; or

•

approve, adopt, recommend, agree to or enter into, or propose to approve, adopt, recommend, agree to or enter into, any letter of intent, memorandum of understanding or similar document, agreement, commitment, or agreement in principle with respect to any acquisition proposal.

Furthermore, there are only limited exceptions to the Share Exchange Agreement’s requirement that the Board not withdraw, modify, amend or qualify its required recommendation to Giga-tronics shareholders to adopt the Share Exchange Agreement. Although the Board is permitted to effect a change of recommendation, after complying with certain procedures set forth in the Share Exchange Agreement, in response to a superior proposal or to an intervening event (if the Board determines in good faith that a failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law), such change of recommendation would entitle Gresham to terminate the Share Exchange Agreement and we would be required to pay Gresham a termination fee. See “The Share Exchange Agreement — Termination of the Share Exchange Agreement” and “The Share Exchange Agreement — Termination Fee.”

In addition, if we terminate the Share Exchange Agreement under these circumstances, we would be required to immediately repay the Bridge Loan and the Warrant would become exercisable.

These provisions could discourage a potential competing acquirer from considering or proposing an acquisition or merger of Giga-tronics that may be more favorable to Giga-tronics shareholders than the Transactions or might result in a potential competing acquirer proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee, the repayment of the Bridge Loan and the potential exercise of the Warrant.

Our business relationships, those of Gresham or the combined company may be subject to disruption due to uncertainty associated with the Transactions.

Parties with which we or Gresham do business may experience uncertainty associated with the Transactions, including with respect to current or future business relationships with us, Gresham or the combined company. Our and Gresham’s business relationships may be subject to disruption, as customers, distributors, suppliers, vendors, and others may seek to receive confirmation that their existing business relationships with us or Gresham, as the case may be, will not be adversely impacted as a result of the Transactions or attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than us, Gresham, or the combined company as a result of the Transactions. Any of these other disruptions could have a material adverse effect on our or Gresham’s business, financial condition, or results of operations or on the business, financial condition or results of operations of the combined company, and could also have an adverse effect on our ability to realize the anticipated benefits of the Transactions.

Risks Related to the Combined Company if the Transactions are Completed

Gresham may have liabilities that are not known, probable or estimable at this time.

After the Transactions, Gresham will remain subject to certain past, current, and future liabilities. There could be unasserted claims or assessments against or affecting Gresham, including the failure to comply with applicable laws and regulations. In addition, there may be liabilities of Gresham that are neither probable nor estimable at this time that may become probable or estimable in the future, including indemnification requests received from customers of Gresham relating to claims of infringement or misappropriation of third party intellectual property or other proprietary rights, tax liabilities arising in connection with ongoing or future tax audits and liabilities in connection with other past, current and future legal claims and litigation. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results. We may learn additional information about Gresham that adversely affects us, such as unknown, unasserted, or contingent liabilities and issues relating to compliance with applicable laws or infringement or misappropriation of third party intellectual property or other proprietary rights.

Giga-tronics shareholders will experience dilution because of the issuance of the common stock in connection with the Transactions.

Giga-tronics shareholders will experience dilution upon the issuance of additional shares of common stock and Series F Convertible Preferred Stock pursuant to the Share Exchange Agreement. Such dilution will, among other things, for the foreseeable future significantly limit the ability of the current Giga-tronics shareholders to influence our management, including through the election of directors.

The integration of Gresham’s business and any future acquisitions may disrupt or have a negative impact on our business.

Achieving the anticipated benefits of the Transactions will depend in significant part upon whether we are able to integrate Gresham’s business with our own in an efficient and effective manner. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. The companies may not be able to accomplish the integration process smoothly, successfully or on a timely basis. The necessity of coordinating geographically separated organizations, managements, systems of controls, and facilities and addressing possible differences in business backgrounds, corporate cultures and management philosophies may increase the difficulties of integration. The companies operate numerous systems and controls, including those involving management information, purchasing, accounting and finance, sales, billing, employee benefits, payroll and regulatory compliance. The integration of operations following the Transactions will require the dedication of significant management and external resources, which may temporarily distract management’s attention from the day-to-day business of the combined company and be costly. Employee uncertainty and lack of focus during the integration process may also disrupt the business of the combined company. Any inability of management to successfully and timely integrate the operations of the two companies could have a material adverse effect on the business and results of operations of the combined company.

In addition, Gresham has plans to make additional acquisitions as part of its growth strategy, and following the Share Exchange, we will assume that goal. Whenever we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect any expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	difficulty of integrating acquired products, services or operations;

•	integration of new employees and management into our culture while maintaining focus on operating efficiently and providing consistent, high-quality goods and services;

•	potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	complexity associated with managing our combined company;

•	difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	effect of any government regulations which relate to the business acquired; and

•

potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

The combined company may not fully realize the anticipated benefits of the Transactions within the timing anticipated or at all.

We and Gresham entered into the Share Exchange Agreement because each company believes that the Transactions will be beneficial primarily as a result of the anticipated benefits resulting from the combined company’s operations. The companies may not be able to achieve the anticipated long-term strategic benefits of the Transactions. An inability to realize the full extent of, or any of, the anticipated benefits of the Transactions, as well as any delays that may be encountered in the integration process, which may delay the timing of such benefits, could have an adverse effect on the business and results of operations of the combined company, and may affect the value of Giga-tronics common stock after the completion of the Transactions.

Charges to earnings resulting from the application of the acquisition method of accounting may adversely affect the market value of Giga-tronics common stock following the Transactions.

In accordance with generally accepted accounting principles (“GAAP”), Gresham will be considered the acquiror of Giga-tronics for accounting purposes. Giga-tronics will account for the Transactions using the acquisition method of accounting. There may be charges related to the acquisition that are required to be recorded to the combined company’s earnings that could adversely affect the market value of Giga-tronics common stock following the completion of the Transactions. Under the acquisition method of accounting, we will allocate the total purchase price to the assets acquired, including identifiable intangible assets, and liabilities assumed from Gresham based on their fair values as of the date of the completion of the Transactions, and record any excess of the purchase price over those fair values as goodwill. For certain tangible and intangible assets, revaluating them to their fair values as of the completion date of the Transactions may result in the combined company incurring additional depreciation and amortization expense that may exceed the combined amounts recorded by Giga-tronics and Gresham prior to the Transactions. This increased expense will be recorded by Giga-tronics over the useful lives of the underlying assets. In addition, to the extent the value of goodwill or intangible assets were to become impaired after the Transactions, we may be required to incur charges relating to the impairment of those assets.

The combined company’s goodwill or other intangible assets may become impaired, which could result in material non-cash charges to its results of operations.

The combined company will have goodwill and other intangible assets resulting from the Transactions. At least annually, or whenever events or changes in circumstances indicate a potential impairment in the carrying value as defined by GAAP, the combined company will evaluate this goodwill and other intangible assets for impairment based on the fair value of each reporting unit. Estimated fair values could change if there are changes in the combined company’s capital structure, cost of debt, interest rates, capital expenditure levels, operating cash flows, or market capitalization. Impairments of goodwill or other intangible assets could require material non-cash charges to the combined company’s results of operations.

We will recognize approximately $3.1 million of goodwill on our balance sheet with the closing of the Share Exchange. On March 31, 2022, Gresham carried a significant amount of goodwill on its balance sheet in connection with several acquisitions, including the acquisition of Microphase in 2017, the acquisition of Enertec in 2018 and the acquisition of Relec in November 2020. To the extent any of Gresham’s acquisitions do not perform as anticipated and its underlying assumptions and estimates related to the fair value determination are not met, the value of such assets may be negatively affected and Gresham could be required to record impairment charges.

We will assess goodwill for impairment at least annually during the fourth fiscal quarter and whenever facts or circumstances indicate that the carrying value of goodwill may be impaired. Impairment analysis involves comparing the estimated fair value of a reporting unit to its carrying value. If the carrying value of a reporting unit exceeds its estimated fair value, we will record an impairment charge. Determination of fair value requires considerable judgment and is sensitive to changes in underlying assumptions, estimates and market factors. If we are required to recognize noncash charges related to impairment of goodwill, our results of operations would be materially and adversely affected.

Our utilization of our net operating loss carryforwards may be limited.

As of March 26, 2022, we had pre-tax federal net operating loss carryforwards of $10,720,000 and state net operating loss carryforwards of $6,780,000 available to reduce future taxable income. These amounts are net of a Section 382 limitation of $38,345,000 on the federal net operating loss and $19,612,000 on the state net operating loss. The Section 382 limitation was triggered due to an ownership change in 2020 year. The federal and state net operating loss carryforwards begin to expire from fiscal 2022 through 2038 and from 2029 through 2040, respectively. The federal net operating loss amount of $7,435,000 from fiscal year ended 2020 through 2022 will have an indefinite life. Utilization of net operating loss carryforwards may be subject to annual limitations due to certain ownership change limitations as required by Internal Revenue Code Section 382. The federal income tax credits begin to expire from 2032 through 2040 and state income tax credit carryforwards are carried forward indefinitely. The ownership change in 2020 triggered a Section 383 limitation on the federal income tax credits. The Section 383 limitation reduced the federal carryforward by $394,500 but did not reduce the state credit carryforward due to the indefinite carryforward. We recorded a valuation allowance to reflect the estimated amount of deferred tax assets, which may not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible. Our management considers both positive and negative evidence and tax planning strategies in making this assessment.

As a result of the Share Exchange, we will generally continue to carry such NOLs, but we may be unable to fully use such NOLs, if at all. Under Section 382 of the Code, if a corporation undergoes an “ownership change” (very generally defined as a greater than 50% change, by value, in the corporation’s equity ownership by certain shareholders or groups of shareholders over a rolling three-year period), the corporation’s ability to use its pre-ownership change NOLs to offset its post-ownership change income may be limited. We have experienced ownership changes in the past, and we will experience an ownership change as a result of the Share Exchange. In addition, the combined company may experience an ownership change in the future as a result of subsequent shifts in its stock ownership. Future regulatory changes could also limit our ability to utilize its NOLs. To the extent our NOLs are not utilized to offset future taxable income, our net income and cash flows may be adversely affected. The Tax Cuts and Jobs Act (the “Tax Act”), as modified by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), among other things, includes changes to U.S. federal tax rates and the rules governing NOL carryforwards. For U.S. federal NOLs arising in tax years beginning after December 31, 2017, with certain exceptions, the Tax Act as modified by the CARES Act limits a taxpayer’s ability to utilize NOL carryforwards in taxable years beginning after December 31, 2020 to 80% of taxable income. In addition, U.S. federal NOLs arising in tax years beginning after December 31, 2017, can be carried forward indefinitely. Deferred tax assets for NOLs will need to be measured at the applicable tax rate in effect when the NOLs are expected to be utilized. The new limitation on use of NOLs may significantly impact our ability to utilize our NOLs to offset taxable income in the future. In addition, for state income tax purposes, there may be periods during which the use of net operating loss carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Our independent auditors have expressed doubt about our ability to continue as a going concern and could express a similar qualified opinion about the combined company following the Share Exchange.

In its report on audited financial statements for our fiscal year ended March 26, 2022, our independent auditors expressed doubt about our ability to continue as a going concern. We do not know whether the combined company’s auditors will express doubt about the ability of the combined company to continue as a going concern in connection with the next audit of its financial statements. Our auditors may express doubt about or ability to continue as a going concern as a result of ongoing operating losses and a lack of financing commitments then in place to meet our expected cash requirements. Our ability to continue as a going concern upon consummation of the Transactions would be subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including the $25 million Proposed Public Offering. If our independent auditors express doubt about our ability to continue as a going concern, it could have a negative impact on the combined company, including our ability to obtain needed financing, and could adversely affect the trading price of our common stock.

We and Gresham have historically incurred net losses and negative cash flow, so the combined company may not be able to achieve or sustain profitability.

Gresham has historically experienced net losses and anticipates continuing to experience such losses in the future. Following the Share Exchange, our operating results will be largely determined by the results of operations of Gresham because it is much larger. For the year ended December 31, 2021 and 2020, Gresham reported revenue of $25,580,000 and $18,213,000 and net losses of $2,863,000 and $1,851,000, respectively. For the three months ended March 31, 2022 Gresham reported revenue of $7,244,000 and net loss of $510,000. We expect to continue to incur substantial expenditures to develop and market our products and services following the Share Exchange and we could continue to incur losses and negative operating cash flow for the foreseeable future.

Even if we are successful in integrating two different business, managements and cultures, we may not become profitable. We anticipate that our operating expenses will continue to increase. Expanding our operations may also make significant demands on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. We cannot assure you that significant problems in these areas will not occur. Our failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. Our attempts to expand our marketing, sales, manufacturing and customer support efforts may not succeed or generate additional sales or profits in any future period. Following the Share Exchange, with the anticipated increase in our operating expenses, along with the difficulty in forecasting revenue levels, we may experience significant fluctuations in our results of operations.

There is no assurance that we will be able to achieve a level of revenue adequate to generate sufficient cash flow from operations or obtain additional financings necessary to support our working capital requirements.

We need additional capital to fund our operations, and our inability to generate or obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

We are relying upon the proposed $25 million Proposed Public Offering to meet our working capital needs and funding our future acquisition strategy. See the Risk Factor entitled “Our ability to complete the Proposed Public Offering is subject to a number of risks and uncertainties.” If we do not complete the Proposed Public Offering or begin to generate cash from operations, we will need to raise additional capital to support our working capital requirements and our planned growth. The terms of the Proposed Public Offering have not been set but they will include our common stock and may include warrants. Any other future financing may include shares of common stock, shares of preferred stock, warrants to purchase shares of common stock or preferred stock, debt securities, units consisting of the foregoing securities, equity investments from strategic development partners or some combination of the foregoing. There is no assurance that additional financing will be available, or if available, will be on acceptable terms. If we are unable to raise additional capital, we may be required to curtail our operations and take additional measures to reduce costs, including reducing our workforce and eliminating outside consultants in order to conserve cash in amounts sufficient to sustain operations and meet our obligations. This could in its turn have a material adverse effect on our business, operating results and future prospects.

Additionally, any additional financings may be dilutive to our shareholders, and such dilution may be significant based upon the size of such financing.

Our ability to complete the $25 million Proposed Public Offering is subject to a number of risks and uncertainties.

The Share Exchange Agreement requires that we pursue a proposed $25 million underwritten public offering following the Share Exchange. BitNile has agreed to invest $10 million on the same terms and conditions as public investors (except for the discount or commissions payable to the underwriter). We expect that BitNile’s investment will consist of approximately $4,450,000 in cash and conversion of the $4,250,000 loan that BitNile has agreed to make to us upon the completion of the Share Exchange and the $1,300,000 BitNile has loaned us to date. Our ability to compete this public offering, which will provide us with working capital and may in part alleviate our dependency upon BitNile, is subject to a number of risks and uncertainties including:

•	The public offering will only occur if Giga-tronics common stock is listed on Nasdaq.

•

Listing on Nasdaq is subject to meeting certain quantitative and qualitative requirements. While we expect to meet these requirements following the Share Exchange and subject to the Proposed Public Offering, we cannot assure you that we will do so.

•

These qualitative requirements include the experience and integrity of our officers who are expected to be in place as of the time of the listing as well as the composition of our Board of Directors. In that regard, due to BitNile’s control, we will be deemed a “controlled company” under the Nasdaq rules which lessens certain independence requirements.

•	Completion of the public offering is subject to market conditions, for small issuers in particular, and the effect of the economy upon stock market in general.

•

The success of the Proposed Public Offering may be affected by the existence of relative peace in the Middle East because an important Gresham subsidiary is a defense contractor in Israel, which derives most of its revenue from the Israeli Defense Force.

The effects of Russia’s invasion of Ukraine on the capital markets and the economy is uncertain, and if we are able to complete the Proposed Public Offering, we may have to deal with a recessionary economy and economic uncertainty including possible adverse effects upon the capital markets.

While effects of Russia’s invasion of Ukraine on and resulting international sanctions are uncertain, they have already had an immediate effect on the global and United States economy by causing, among other things, increased inflation and substantial increases in the prices of oil, gas and other commodities. The conflict has created increased uncertainty in the capital markets with declines in leading market indexes. The duration of this conflict and its impacts are uncertain. We cannot predict the conflict will affect the capital markets but the impact may be adverse and may delay or prevent us from completing the Proposed Public Offering.

The combined company may be unable to execute its acquisition growth strategy.

Gresham has made a series of business acquisitions and plans to make additional acquisitions as part of its growth strategy. Following the Share Exchange, we will assume that goal and increasing revenue through acquisitions will be one of the key components of our growth strategy.

The combined company’s acquisition growth strategy will involve a number of risks and uncertainties. The combined company may be unable to successfully identify suitable acquisition targets and complete acquisitions. The combined company’s ability to execute its growth strategy depends in part on its ability to identify and acquire desirable acquisition candidates as well as its ability to successfully integrate Gresham’s operations into its business.

Additional factors may negatively impact the combined company’s growth strategy. The combined company’s strategy may require spending significant amounts of capital. If the combined company is unable to obtain additional needed financing on acceptable terms, we may need to reduce the scope of its acquisition growth strategy, which could have a material adverse effect on our growth prospects. If any of the aforementioned factors force management to alter the combined company’s growth strategy, the combined company’s growth prospects could be adversely affected.

We will have to pay cash, incur debt, or issue equity as consideration in any future acquisitions, each of which could adversely affect our financial condition or the market price of our common stock. The sale of equity or issuance of equity-linked debt to finance any future acquisitions could result in dilution to our shareholders. Incurring indebtedness may result in increased fixed obligations and could limit our flexibility in managing our business due to covenants or other restrictions contained in debt instruments. In addition, BitNile, as the holder of our Series F Preferred Stock, will have the right to approve or disapprove of any such indebtedness and certain acquisitions.

Further, we may not be able to realize the anticipated benefits of completed acquisitions. Some acquisition targets may not have a developed business or will be experiencing inefficiencies and incur losses. Additionally, small defense contractors which we consider suitable acquisition targets may be uniquely dependent on their prior owners and the loss of such owners’ services following the completion of acquisitions may adversely affect their business. Therefore, we may lose our investment in the event that the acquired businesses do not develop as planned or that we are unable to achieve the anticipated cost efficiencies or reduction of losses. Even if we are able to do so, we may not realize the full anticipated benefits of such acquisitions, and our business, financial conditions and results of operations may suffer.

Additionally, our acquisitions have previously required, and any similar future transactions may also require, significant management efforts and expenditures. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, divert the attention of our management and key employees and increase our expenses.

If we fail to effectively manage our growth, our business and operating results could be harmed.

Gresham has experienced, and with the closing of the Share Exchange we will experience, growth in our operations. This growth will place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage our growth, we must continue to improve our operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to effectively manage our growth and would in its turn have a material adverse impact on our business and future operating results.

Our and Gresham’s businesses are subject to government procurement laws and regulations.

We and Gresham must comply with certain laws and regulations relating to the formation, administration and performance of government contracts. These laws and regulations affect how we and Gresham conduct business with its government contracts, including the business that it does as a subcontractor. In complying with these laws and regulations, we may incur additional costs. These costs may increase in the future, thereby reducing our margins, which could have an adverse effect on our business, financial condition, results of operations and cash flows. Failure to comply with these regulations and requirements could lead to fines, penalties, repayments, or compensatory or treble damages, or suspension or debarment from government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various laws, including those related to procurement integrity, export control, government security regulations, employment practices, protection of the environment, accuracy of records, proper recording of costs and foreign corruption. The termination of a government contract or relationship as a result of any of these acts would have an adverse impact on our operations and could have an adverse effect on our standing and eligibility for future government contracts.

If we fail to comply with anti-bribery, anti-corruption, anti-money laundering laws, and similar laws, or allegations of such failure, it could have a material adverse effect on our business, financial condition and operating results.

We are subject to various anti-bribery, anti-corruption, anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. Travel Act, and the USA PATRIOT Act. In addition, following the Share Exchange we will be subject to these laws and the United Kingdom Bribery Act 2010, the Proceeds of Crime Act 2002, Chapter 9 (sub-chapter 5) of the Israeli Penal Law, 1977, the Israeli Prohibition on Money Laundering Law–2000, and possibly other similar laws in countries outside of the United States in which Gresham conducts its business or seeks to sell its products will apply to us. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, agents, representatives, business partners, and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.

We, our employees, agents, representatives, business partners and third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize such activities.

These laws also require that we keep accurate records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that none of our employees, agents, representatives, business partners or third-party intermediaries will take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. In addition, we may be held liable for violations committed of the FCPA or similar foreign laws by companies that we acquire.

Any alleged or actual violation of the FCPA or other applicable anti-bribery, anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, investigations, enforcement actions, fines and other criminal or civil sanctions, adverse media coverage, loss of export privileges, or suspension or termination of government contracts. Responding to any investigation or enforcement action would require significant attention of our management and resources, including significant defense costs and other professional fees. Failure to comply with anti-bribery, anti-corruption, anti-money laundering laws, and similar laws, or allegations of such failure, could therefore have a material adverse effect on our business, results of operations, financial condition and future prospects.

Our sales and profitability may be affected by changes in economic, business and industry conditions.

If the economic climate in the United States or abroad deteriorates, customers or potential customers could reduce or delay their orders. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

•	The introduction and market acceptance of new technologies, products and services;

•	New competitors and new forms of competition;

•	The size and timing of customer orders (for retail distributed physical product);

•	The size and timing of capital expenditures by our customers;

•	Adverse changes in the credit quality of our customers and suppliers;

•	Changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;

•	Changes in the terms of our contracts with our customers or suppliers;

•	The availability of products from our suppliers; and

•	Variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

The loss of key personnel could have a material adverse effect on the combined company’s financial condition, results of operations, and growth prospects.

The success of the combined company will depend on the continued contributions of key employees and officers. The loss of the services of key employees and officers, whether such loss is through resignation or other causes, or the inability to attract additional qualified personnel, could have a material adverse effect on the combined company’s financial condition, results of operations, and growth prospects. Our Chief Executive Officer is resigning as on officer but will remain employed through December 27, 2022 on a part-time basis. He will continue to serve as member of our Board. Although we expect most Giga-tronics employees will remain as employees following the Share Exchange, it is possible some employees may quit. Depending upon who they are and how many employees quit, we may be adversely affected.

The sale of our products is dependent upon our ability to satisfy the proprietary requirements of our customers.

We depend upon a relatively narrow range of products for the majority of our revenue. Our success in marketing our products is dependent upon their continued acceptance by our customers. In some cases, our customers require that our products meet their own proprietary requirements. If we are unable to satisfy such requirements, or forecast and adapt to changes in such requirements, our business could be materially harmed.

Our limited ability to protect our proprietary information and technology may adversely affect our ability to compete, and our products could infringe upon the intellectual property rights of others, resulting in claims against us, the results of which could be costly.

Many of our products consist entirely or partly of proprietary technology owned by us. Although we seek to protect our technology through a combination of copyrights, trade secret laws and contractual obligations, these protections may not be sufficient to prevent the wrongful appropriation of our intellectual property, nor will they prevent our competitors from independently developing technologies that are substantially equivalent or superior to our proprietary technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. In order to defend our proprietary rights in the technology utilized in our products from third party infringement, we may be required to institute legal proceedings, which would be costly and would divert our resources from the development of our business. If we are unable to successfully assert and defend our proprietary rights in the technology utilized in our products, our future results could be adversely affected.

Although we attempt to avoid infringing known proprietary rights of third parties in our product development efforts, we may become subject to legal proceedings and claims for alleged infringement from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, require us to reengineer or cease sales of our products or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making claims may be able to obtain an injunction, which could prevent us from selling our products in the United States or abroad.

We may in the future be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe on our patents, trade secrets or the patents of our licensors. To counter such infringement or unauthorized use, we may be required to file infringement claims, or we may be required to defend the validity or enforceability of such patents, which can be expensive and time-consuming. In an infringement proceeding, a court may decide that either one or more of our patents or our licensors’ patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue because our patents do not cover that technology. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

Interference proceedings provoked by third parties or brought by us may be necessary to determine the priority of inventions regarding our patents or patent applications or those of our partners or licensors. An unfavorable outcome could require us to cease using the related technology or to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may cause us to incur substantial costs and distract the attention of our management and other employees. We may not be able to prevent, alone or with our licensors, misappropriation of our intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.

Because of the substantial amount of discovery required in intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our common stock.

Our business could be negatively impacted by cybersecurity threats and other security threats and disruptions.

As U.S. Government defense contractors, we and Gresham face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or classified information, threats to physical security, and domestic terrorism events. Our information technology networks and related systems are critical to the operation of our business and essential to our ability to successfully perform day-to-day operations. We and Gresham are also involved with information technology systems for certain customers and other third parties, which generally face similar security threats. Cybersecurity threats in particular, are persistent, evolve quickly and include, but are not limited to, computer viruses, attempts to access information, denial of service and other electronic security breaches. We and Gresham believe that it has implemented appropriate measures and controls and has invested in skilled information technology resources to appropriately identify threats and mitigate potential risks, but there can be no assurance that such actions will be sufficient to prevent disruptions to mission critical systems, the unauthorized release of confidential information or corruption of data. A security breach or other significant disruption involving these types of information and information technology networks and related systems could:

•	disrupt the proper functioning of these networks and systems and therefore its operations and/or those of certain of its customers;

•

result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of Microphase or its customers, including trade secrets, which others could use to compete against Microphase or for disruptive, destructive or otherwise harmful purposes and outcomes;

•	compromise national security and other sensitive government functions;

•	require significant management attention and resources to remedy the damages that result;

•	subject Gresham to claims for breach of contract, damages, credits, penalties or termination; and

•	damage Gresham’s reputation with its customers (particularly agencies of the U.S. Government) and the public generally.

Any or all of the foregoing could have a negative impact on its business, financial condition, results of operations and cash flows.

Failure of our information technology infrastructure to operate effectively could adversely affect our business.

We depend heavily on information technology infrastructure to achieve our business objectives. If a problem occurs that impairs this infrastructure, the resulting disruption could impede our ability to record or process orders, manufacture and ship in a timely manner, or otherwise carry on business in the normal course. Any such events could cause us to lose customers or revenue and could require us to incur significant expense to remediate.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Because of the COVID-19 pandemic, Gresham had disruptions to its business which may have, a material effect on its business and results of operations. The future impacts on the combined company, if any, are uncertain.

Gresham’s business was materially affected by the COVID-19 pandemic. The disruptions caused by the pandemic included temporary closures of its facilities, including a shutdown of its Microphase facility in Connecticut for three weeks in December 2020 and suspension of production operations for its Gresham Power located in Salisbury, United Kingdom from March 19, 2020 until June 2020 and from November 2020 until the Spring of 2021. This resulted in a significant decrease of revenue in December 2020 and a decrease in January to February 2021. In addition, Gresham Power experienced substantial revenue decreases while shut down. In January 2022, Israel experienced a fifth wave of COVID-19 with the Omicron variant. Many of Enertec’s workers became ill and/or worked from home. Despite this disruption, it did not materially impact Enertec’s operations.

Gresham and Giga-tronics also incurred expenses related to implementing the workplace safety protocols and adjusting for remote working arrangements. Most of its non-production employees currently work remotely. However, not all employees are as efficient working remotely and its business may be adversely affected as the result. Additionally, certain employees at Gresham’s production facilities must continue to work on site to continue manufacture for essential government programs.

Further, Gresham and Giga-tronics experienced an increase in the average length of sales cycles to onboard new customers and delays in new projects, which could materially adversely impact its business, results of operations, and financial condition in future periods.

As a result of the COVID-19 pandemic, the American, Israeli and United Kingdom economies have sustained material slowdowns during part of the pandemic.

Some of the prominent COVID-19-related risks that materially and adversely affected Gresham’s business are as follows:

•

The pandemic, government responses thereto and general public concern arising therefrom resulted in the reduction, cancellation or deferral of customer orders. Decision-making at the UK Ministry of Defence has slowed as government has shifted resources to the pandemic response.

•	Whether directly arising from COVID-19 or otherwise, supply chain delays appear to have adversely affected Gresham particularly with Microphase and Enertec, which issues are continuing;

•	As stated above, many employees may be less efficient in working from home, which can have an adverse effect on Gresham’s results of operations and financial condition.

•	Travel bans and the reluctance of people to travel may adversely affect Gresham’s sales efforts and further limit its ability to manage operations efficiently.

Because of the uncertainty surrounding COVID-19, we cannot be certain whether COVID-19 will adversely affect the combined company in the future.

Supply chain disruptions have materially and adversely affected our results of operations and those of Gresham, and could materially and adversely affect our results of operations in the future.

Supply chain disruptions have affected us and have also affected us and Gresham. During our fiscal year ended March 26, 2022, we experienced delays in our receipt of certain components, which temporarily delayed shipments.

Each of Gresham’s subsidiaries, Microphase, Enertec and Relec, have also experienced supply change disruptions, albeit in different ways. Microphase also experienced a 45 week delay in securing certain video component parts for a customer, which adversely impacted Microphase’s revenues and cash flows. To improve Microphase’s cash flow, on July 1, 2022, Gresham acquired an additional 444,444 shares of Microphase’s common stock in exchange for a purchase price of $1,000,000. While Relec experienced a spike in bookings, it encountered longer delivery lead times for products it distributes. That in turn also delays fulfillment of orders and reduces revenue. Enertec has also experienced problems with component delivery times in 2021. Enertec began purchasing component parts at least six months in advance in 2021. The current situation has put a lot of pressure on Enertec’s cash flow. We cannot assure you that these supply chain issues will continue in the future nor that Gresham’s other subsidiaries will not face similar problems.

For the year ended December 31, 2021, Enertec’s local Israeli auditors identified a critical audit matter in its audit opinion relating to certain estimates of contract costs incurred for long-term contract revenue. If Enertec underestimated its actual costs, we will see an adverse effect on future results of operations after 2021 which will result in additional cost of revenue. The amount may be material.

Gresham’s limited operating history makes it difficult to evaluate its future business prospects and to make decisions based on its historical performance.

Although Gresham’s operating subsidiaries have separately been involved in the defense technology solutions business for several decades, Gresham has a limited operating history as a combined company and has no operating history other than as part of BitNile’s business. This makes it difficult to evaluate its business on the basis of historical operations. Consequently, it is difficult, if not impossible, to forecast Gresham’s future results based upon its historical data. Reliance on its historical results may not be representative of the results Gresham will achieve, and for certain areas in which Gresham operates may not be indicative at all. Because of these uncertainties, Gresham may be hindered in its ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses.

Risk Related to our Ownership Structure After the Transactions

BitNile, as our largest shareholder and creditor, will have the ability to exert substantial influence over us.

After the closing of the Transactions, BitNile will beneficially own approximately 71.2% of the voting power in the combined company. If we complete the Delaware Reincorporation, our shareholders will not be able to cumulate votes in the election of directors. As a result, BitNile will have the ability to exert substantial influence over actions to be taken or approved by our shareholders, including the election of directors and any transactions involving a change of control.

In addition, BitNile will have the ability to exert substantial influence over us as the sole holder of our Series F Convertible Preferred Stock. The holders of Series F Convertible Preferred Stock will be entitled to elect four of our directors and, for so long as BitNile consolidates Giga-tronics as a subsidiary for financial reporting purposes, the prior approval of the holder of the Series F Convertible Preferred Stock will be required for us to incur indebtedness in excess of $1.0 million per individual transaction or $2.5 million in the aggregate or to complete a merger, acquisition or purchase of assets where the aggregate consideration is valued at more than $1.0 million. If our management wants to make acquisitions or incur indebtedness, we may not receive the consent of BitNile, even if our Board supports these actions.

Further we initially will owe BitNile at least $5,550,000 and if we are unable to repay this indebtedness, BitNile will have the ability to acquire all of our assets which would leave our shareholders as owners of an empty shell.

BitNile’s interests in or actions with respect to Giga-tronics could be different from or adverse to those of other holders of Giga-tronics common stock and could materially and adversely affect your investment in our common stock.

The Series F Certificate of Determination requires that we obtain BitNile’s consent for certain acquisitions and debt financings, so we will not be able to pursue these transactions if BitNile does not consent.

We will issue BitNile Series F Convertible Preferred Stock and common stock upon the closing of the Share Exchange. The term of the Series F Convertible Preferred Stock require that for so long as we are a consolidated subsidiary of BitNile, we must obtain BitNile’s consent before, among other things, incurring indebtedness of $1,000,000 in any individual transaction or $2,500,000 in the aggregate, or acquiring any business in which the aggregate consideration payable by us is $1.0 million or more.

In addition, if we issue further equity, subject to exceptions for certain excluded securities, such limited issuances pursuant to equity incentive plans, BitNile will have the right purchase additional equity to maintain its ownership interest

These provisions could limit our ability to make future acquisitions, particularly larger acquisitions, because if BitNile does not want us to issue additional equity either as consideration to the sellers or to raise cash to pay the purchase price to sellers of a business we proposed to acquire, BitNile may not consent for any reason, even if our Board believes the proposed acquisition would be in the best interests of Giga-tronics.

We will be exempt from certain of Nasdaq’s corporate governance independence requirements, even if even if Giga-tronics common stock is listed on Nasdaq.

Giga-tronics common stock is not listed on Nasdaq and, therefore, we are not subject to Nasdaq rules. We may however be exempt from certain of Nasdaq’s corporate governance requirements even if we complete the Proposed Public Offering and Giga-tronics common stock is listed on Nasdaq following the Share Exchange. Based on BitNile’s anticipated percentage ownership following the Share Exchange and the Proposed Public Offering, we anticipate that upon listing on Nasdaq, we would be a “controlled company” under Nasdaq rules. A controlled company is defined as an entity of which more than 50% of the voting power for the election of directors is held by an individual, a group or another entity. Under Nasdaq rules, controlled companies are afforded exemptions with respect to certain of the corporate governance rules which otherwise apply to Nasdaq-listed companies, including having a board consisting of majority of independent directors, having an independent Audit Committee, having an independent Compensation Committee, having an independent Nominating Committee, and the selection or recommendation of director nominees by independent directors. We may choose to rely upon the controlled company exemption if certain of our directors are not independent. To the extent that we rely upon these exemptions, we will comply with the disclosure requirements set forth in Instruction 1 to Item 407(a) of Regulation S-K. No determination has been made as to what we would do when, if the ever, if the Nasdaq’s controlled company exemption ceased to apply to us, but we could change certain of our director of increase the size of the Board to new independent directors.

Risks Related to Gresham’s Business

The following risk factors describe certain of the risks that apply to Gresham’s current business. We expect these risks will continue to apply to Gresham once the Share Exchange is completed and, therefore, represent additional risks that the combined company will face after the Share Exchange is completed.

If Gresham is unable to successfully expand its production capacity, it could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact its product margins and operating results.

Part of Gresham’s future growth strategy is to increase its production capacity to meet increasing demand for its products. Assuming we obtain sufficient funding to increase Gresham’s production capacity, any projects to increase such capacity may not be implemented on the anticipated timetable or within budget. Gresham may also experience quality control issues as we implement any production upgrades. Any material delay in completing these projects, or any substantial cost increases or quality issues in connection with these projects could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could harm our financial condition.

Gresham’s strategic focus on its custom power supply solution competencies and concurrent cost reduction plans may be ineffective or may limit its ability to compete.

Gresham devotes significant resources to developing and manufacturing custom power supply solutions for its customers. Each product typically represents a uniquely tailored solution for a specific customer’s requirements. Failure to meet these customer product requirements or a failure to meet production schedules and/or product quality standards may put Gresham at risk with one or more of these customers. Moreover, changes in market conditions and changes in the needs and requirements of Gresham’s customers may affect their purchasing decisions. The loss of one or more of Gresham’s significant custom power supply solution customers could have a material adverse impact on its revenue, business or financial condition.

Gresham has implemented a series of initiatives designed to increase efficiency and reduce costs. While Gresham believes that these actions will reduce costs, they may not be sufficient to achieve the required operational efficiencies that will enable it to respond more quickly to changes in the market or result in the improvements in our business that it anticipates. In such event, Gresham may be forced to take additional cost-reducing initiatives, including those involving its personnel, which may negatively impact quarterly earnings and profitability as it accounts for severance and other related costs. In addition, there is the risk that such measures could have long-term adverse effects on Gresham’s business by reducing its pool of talent, decreasing or slowing improvements in its products or services, making it more difficult for it to respond to customers, limiting its ability to increase production quickly if and when the demand for its solutions increases and limiting Gresham’s ability to hire and retain key personnel. These circumstances could cause Gresham’s earnings to be lower than they otherwise might be.

Gresham’s reliance on subcontract manufacturers to manufacture the components of its products involves risks, including delays in product shipments and reduced control over product quality.

Gresham manufactures some components for its products, but it relies on a limited number of subcontract manufacturers to supply its components for products. Gresham’s reliance upon such subcontract manufacturers involves several risks, including reduced control over manufacturing costs, delivery times, reliability and quality of components, unfavorable currency exchange fluctuations, and continued inflationary pressures on many of the raw materials used in the manufacturing of its products. If Gresham were to encounter a shortage of key manufacturing components from limited sources of supply, or experience manufacturing delays caused by reduced manufacturing capacity, the inability of its subcontract manufacturers to procure raw materials, the loss of key assembly subcontractors, difficulties associated with the transition to its new subcontract manufacturers or other factors, it could experience lost revenue, increased costs, and delays in, or cancellations or rescheduling of, orders or shipments, any of which would materially harm its business.

Gresham may not be able to procure necessary key components for its products, or it may purchase too much inventory.

The defense industry, and the electronics industry as a whole, can be subject to business cycles. During periods of growth and high demand for Gresham’s products, it may not have adequate supplies of inventory on hand to satisfy its customers’ needs. Furthermore, during these periods of growth, Gresham’s suppliers may also experience high demand and, therefore, may not have adequate levels of the components and other materials that Gresham requires to build products so that it can meet its customers’ needs. Gresham’s inability to secure sufficient components to build products for its customers could negatively impact its sales and operating results. Gresham may choose to mitigate this risk by increasing the levels of inventory for certain key components assuming it has available cash resources. Increased inventory levels can increase the potential risk for excess and obsolescence should our forecasts fail to materialize or if there are negative factors impacting Gresham’s customers’ end markets. If Gresham purchases too much inventory, it may have to record additional inventory reserves or write-off the inventory, which could have a material adverse effect on its gross margins and on its results of operations.

Gresham faces intense industry competition and product obsolescence, which, in turn, could reduce its profitability.

Gresham operates in an industry that is generally characterized by intense competition. Gresham believes that the principal bases of competition in its markets are breadth of product line, quality of products, stability, reliability and reputation of the provider, along with cost. Quantity discounts, price erosion, and rapid product obsolescence due to technological improvements are therefore common in Gresham’s industry as competitors strive to retain or expand market share. Product obsolescence can lead to increases in unsaleable inventory that may need to be written off and, therefore, could reduce Gresham’s profitability.

Gresham depends on a limited number of major customers for a significant portion of its revenue. The loss of any of these customers, or the substantial reduction in the quantity of products that they purchase from Gresham, would materially adversely affect its business and results of operations.

Gresham depends upon a limited number of major customers for a significant portion of its revenue. As of December 31, 2021, Gresham’s top six customers accounted in the aggregate for approximately 64.7% of Gresham’s consolidated revenue. If one or more of Gresham’s major customers reduce or cancel their orders scaling back some of their activities, its revenue would be significantly reduced. Furthermore, reduction or diversions in defense spending may lead to reduced demand for Gresham’s products, which could, in turn, have a material adverse effect on its business and results of operations. To date, Gresham has sustained issues with its Gresham Power subsidiary which is heavily dependent upon the United Kingdom’s Royal Navy. Due to the pandemic, Gresham Power experienced delays in the receipt of orders during 2020-21. Because of Gresham

Power’s relatively small size, it has not had a material adverse effect upon Gresham’s consolidated results of operations. If the financial condition of one or more of Gresham’s major customers were to deteriorate, or if such customers have difficulty acquiring investment capital due to any of these or other factors, a substantial decrease in Gresham’s revenue would likely result.

Gresham outsources, and is dependent upon developer partners for, the development of some of its custom design products.

Gresham made an operational decision to outsource some of its custom design products to numerous developer partners. This business structure will remain in place until the custom design volume justifies expanding its in-house capabilities. Incomplete product designs that do not fully comply with the customer specifications and requirements might affect Gresham’s ability to transition to a volume production stage of the custom designed product where the revenue goals are dependent on the high volume of custom product production. Furthermore, Gresham relies on the design partners’ ability to provide high quality prototypes of the designed product for its customer approval as a critical stage to approve production.

Although Gresham depends on sales of its legacy products for a meaningful portion of its revenue, as these products mature we risk component parts becoming obsolete.

A significant portion of Gresham’s sales have historically been attributable to its legacy products. Gresham expects that these products may continue to account for a meaningful percentage of its revenue for the foreseeable future. As products mature, however, component parts may become obsolete and to the extent Gresham requires component parts it may incur significant expenses to retool and/or re-design such component part. If it fails to do so, Gresham will be unable to sell such mature products.

Gresham is subject to certain governmental regulatory restrictions and regulations relating to its international sales.

Some of Gresham’s products are subject to International Traffic in Arms Regulation (“ITAR”), which are interpreted, enforced and administered by the U.S. Department of State. ITAR regulation controls not only the export, import and trade of certain products specifically designed, modified, configured or adapted for military systems, but also the export of related technical data and defense services as well as foreign production. Any delays in obtaining the required export, import or trade licenses for products subject to ITAR regulation and rules could have a material adverse effect on Gresham’s business, financial condition, and/or operating results. In addition, changes in United States export and import laws that require Gresham to obtain additional export and import licenses or delays in obtaining export or import licenses currently being sought could cause significant shipment delays and, if such delays are too great, could result in the cancellation of orders. Any future restrictions or charges imposed by the United States or any other country on our international sales or foreign subsidiary could have a materially adverse effect on Gresham’s business, financial condition, and/or operating results. In addition, from time to time, Gresham has entered into contracts with the Israeli Ministry of Defence which were governed by the U.S. Foreign Military Financing program (“FMF”). Any such future sales would be subject to these regulations. Failure to comply with FMF rules could subject Gresham to investigations that could lead to civil, administrative and possible criminal prosecution, which have a material adverse effect on its financial condition, operating results and/or prospects for obtaining future government business. Failure to comply with ITAR or FMF rules could also have a material adverse effect on Gresham’s financial condition, and/or operating results.

Gresham is also required to obtain export licenses before filling foreign orders for many of its products that have military or other governmental applications. United States Export Administration regulations control technology exports like its products for reasons of national security and compliance with foreign policy, to guarantee domestic reserves of products in short supply and, under certain circumstances, for the security of a destination country. Thus, any foreign sales of its products requiring export licenses must comply with these general policies. Compliance with these regulations is costly, and these regulations are subject to change, and any such change may require Gresham to improve its technologies, incur expenses or both in order to comply with such regulations.

A significant portion of Gresham’s contracts are fixed-price contracts that could subject it to losses in the event of cost overruns or a significant increase in inflation.

Gresham negotiates most of its contracts on a fixed-price basis which allows Gresham to benefit from cost savings but also subject it to the risk of potential cost overruns, particularly for firm fixed-price contracts, because it assumes the entire cost burden. If Gresham’s initial estimates are incorrect, it can lose money on these contracts. Government contracts can expose Gresham to potentially large losses because the government can hold it responsible for completing a project or, in certain circumstances, paying the entire cost of its replacement by another provider regardless of the size or foreseeability of any cost overruns that occur over the life of the contract. Because many of these contracts involve new technologies and applications, unforeseen events such as technological difficulties, fluctuations in the price of raw materials, problems with its suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to Gresham. The United States, the United Kingdom and Israel are experiencing a significant increase in inflation, which could have a significant adverse impact on the profitability of these contracts. Furthermore, if Gresham fails to meet contract deadlines or specifications, it may need to renegotiate contracts on less favorable terms, be forced to pay penalties or liquidated damages or suffer major losses if the customer exercises its right to terminate. In addition, some of Gresham’s contracts have provisions relating to cost controls and audit rights, and if Gresham fails to meet the terms specified in those contracts it may not realize their full benefits. Cost overruns could have an adverse impact on Gresham’s operating results.

Gresham’s operating companies purchases a significant amount of its components and products outside of the countries in which they operate.

With the exception of Microphase which sources all of its components in the United States, Gresham purchases a majority of its components from foreign manufacturers and has a substantial majority of its commercial products assembled, packaged, and tested by subcontractors located outside the United States. These activities are subject to the uncertainties associated with international business operations, including trade barriers and other restrictions, changes in trade policies, governmental regulations, currency exchange fluctuations, reduced protection for intellectual property, war and other military activities, terrorism, changes in social, political, pandemic, or economic conditions, and other disruptions or delays in production or shipments, any of which could have a materially adverse effect on Gresham’s business and operating results.

Gresham depends on international sales for a material portion of its revenue.

Sales to customers outside of North America accounted for 73.4% and 63.1% of Gresham’s net revenue for the years ended December 31, 2021 and 2020, respectively. Gresham expects that international sales will continue to represent a material portion of its total revenue. International sales are subject to the risks of international business operations as described above, as well as generally longer payment cycles, greater difficulty collecting accounts receivable, and currency restrictions. These risks include the following:

•	unexpected changes in practices, tariffs, export quotas, custom duties, trade disputes, tax laws and treaties, particularly due to economic

•	tensions and trade negotiations or other trade restrictions;

•	different labor laws and regulations;

•	exposure to many stringent and potentially inconsistent laws and regulations relating to privacy, data protection, and information security, particularly in the European Union;

•	changes in a specific country’s or region’s political or economic conditions;

•	risks resulting from the recent outbreak of the novel coronavirus, including uncertainty regarding how the U.S. or foreign governments will act with respect to the ongoing pandemic;

•	risks resulting from fluctuations of currency exchange rates;

•	risks relating to the trade protection regulations and measures in the United States or in other jurisdictions;

•	limitations on Gresham’s ability to reinvest earnings from operations derived from one country to fund the capital needs of its operations in other countries;

•	potential changes in laws, regulations, and costs affecting Gresham’s United Kingdom operations and personnel due to Brexit;

•	limited or potentially unfavorable intellectual property protection; and

•

exposure to liabilities under anti-corruption and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and similar applicable laws and regulations in other jurisdictions.

International sales are also subject to the export laws and regulations of the United States and other countries. Further, Gresham’s subsidiaries in the United Kingdom and Israel are subject to local regulation which may increase its costs.

Any one or more of these factors could increase Gresham’s costs and adversely affect its results of operations.

A material portion of Gresham’s revenue and expenses is denominated in foreign currencies, so fluctuations in exchange rates could have a material adverse effect on its operating results.

Gresham faces foreign exchange risks because a significant portion of its revenue and expenses is denominated in foreign currencies. Further, some suppliers to Enertec and Relec require payment in U.S. dollars, which also exposes Gresham to risk. Generally, U.S. dollar strength adversely impacts the translation of the portion of Gresham’s revenue that is generated in foreign currencies into the U.S. dollar. For the years ended December 31, 2021 and 2020, a substantial portion of Gresham’s revenue was denominated in currencies other than U.S. dollars. However, 2020 only included one month of Relec’s operations. Gresham’s results of operations could also be negatively impacted by a strengthening of the U.S. dollar as a large portion of Gresham’s costs are U.S. dollar-denominated. Gresham also has foreign exchange risk exposure with respect to certain of its assets that are denominated in currencies other than the functional currency of its subsidiaries, and its financial results are affected by the re-measurement and translation of these non-U.S. currencies into U.S. dollars, which is reflected in the effect of exchange rate changes on cash, cash equivalents, and restricted cash on the consolidated statements of cash flows. Strengthening of the U.S. dollar could materially and adversely affect Gresham’s results of operations and financial condition.

If Gresham is unable to satisfy its customers’ specific product quality, certification or network requirements, its business could be disrupted and its financial condition could be harmed.

Gresham’s customers demand that its products meet stringent quality, performance and reliability standards. Gresham has, from time to time, experienced problems in satisfying such standards. Defects or failures have occurred in the past, and may occur in the future, relating to Gresham’s product quality, performance and reliability. From time to time, Gresham’s customers also require it to implement specific changes to its products to allow these products to operate within their specific network configurations. If Gresham is unable to remedy these failures or defects or if it cannot complete such required product modifications, Gresham could experience lost revenue, increased costs, including inventory write-offs, warranty expense and costs associated with customer support, delays in, or cancellations or rescheduling of, orders or shipments and product returns or discounts, any of which would harm Gresham’s business.

Many of Gresham’s competitors are larger and have greater financial and other resources than it does.

Gresham’s products compete and will compete with similar, if not identical, products produced by its competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution personnel, and other resources than Gresham does. These companies can implement extensive advertising and promotional campaigns. They can introduce new products to new markets more rapidly. In certain instances, competitors with greater financial resources may be able to enter a market in direct competition with Gresham, offering attractive marketing tools to encourage the sale of products that compete with Gresham’s products or present cost features that customers may find attractive.

The markets for some of Gresham’s products are also subject to specific competitive risks because these markets are highly price sensitive. Gresham’s competitors have competed in the past by lowering prices on certain products. If they do so again, Gresham may be forced to respond by lowering its prices. This would reduce revenue and increase losses. Failure to anticipate and respond to price competition may also further reduce revenue and increase losses.

Gresham’s subsidiary, Microphase, has a history of losses and its future profitability on a quarterly or annual basis is uncertain, which could have a harmful effect on Gresham’s business.

While Microphase was marginally profitable during fiscal 2020 and fiscal 2021, Microphase has incurred losses from operations. Since the financial crisis of 2008, Microphase has been significantly short of capital needed to acquire parts for production of its products to complete orders for such products. At times, Microphase has not had the cash available to make advance payments for the purchase of parts, and then, as a consequence, Microphase would not receive the parts from its vendors required to finish a customer order. This would then delay the delivery of products to customers, and would also delay recognition of the resulting revenue and the receipt of cash from the customer. Sometimes after experiencing a delay in delivery of an order from Microphase, the customer would not place its next order with Microphase, resulting in a loss of business. There can be no assurance that Microphase will not operate at a loss during the current or future fiscal years.

Microphase’s future profitability depends upon many factors, including several that are beyond its control. These factors include, without limitation:

•	changes in the demand for its products and services;

•	the availability of working capital;

•	loss of key customers or contracts;

•	its ability to hire engineers and other technical personnel;

•	the introduction of competitive products;

•	the failure to gain market acceptance of its new and existing products; and

•	economic dislocation, or supply chain disruption.

A large percentage of Microphase’s current revenue is derived from prime defense contractors to the U.S. government and its allies, and the loss of these relationships, a reduction in U.S. government funding or a change in U.S. government spending priorities or bidding processes could have an adverse impact on Gresham’s business, financial condition, results of operations and cash flows.

Microphase is highly dependent on sales to major defense contractors of the U.S. military and its allies, including Lockheed Martin, Raytheon, BAE Systems and SAAB. The percentages of its revenue that were derived from sales to these named major defense contractors and directly to the U.S. Government were 71% and 48% in the years ended December 31, 2021 and 2020, respectively. Therefore, any significant disruption or deterioration of Microphase’s relationship with any such major defense contractors or the U.S. Government could materially reduce its revenue. During the year ended December 31, 2021 there were two customers that accounted for more than 10% of Microphase’s sales: BAE Systems, and Lockheed Martin. During the years ended December 31, 2020 and December 31, 2021, there were two customers that accounted for more than 10% of Microphase’s sales: BAE Systems and Lockheed Martin. Microphase’s competitors continuously engage in efforts to expand their business relationships with the same major defense contractors and the U.S. Government and will continue these efforts in the future, and the U.S. Government may choose to use other contractors.

Microphase expects that a majority of the business that it seeks will be awarded through competitive bidding. Microphase operates in highly competitive markets and its competitors have more extensive or more specialized engineering, manufacturing and marketing capabilities than Microphase does in many areas, and Microphase may not be able to continue to win competitively awarded contracts or to obtain task orders under multi-award contracts. Further, the competitive bidding process involves significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to Microphase, as well as the risk that Microphase may fail to accurately estimate the resources and costs required to fulfill any contract awarded to us. Following any contract award, Microphase may experience significant expense or delay, contract modification or contract rescission as a result of its competitors protesting or challenging contracts awarded to it in competitive bidding. Major defense contractors to whom Microphase supplies components for systems must compete with other major defense contractors (to which Microphase may not supply components) for military orders from the U.S. Government.

In addition, Microphase competes with other policy needs, which may be viewed as more necessary, for limited resources and an ever-changing amount of available funding in the budget and appropriation process. Budget and appropriations decisions made by the U.S. Government are outside of Microphase’s control and have long-term consequences for its business. U.S. Government spending priorities and levels remain uncertain and difficult to predict and are affected by numerous factors, including until recently sequestration (automatic, across-the-board U.S. Government budgetary spending cuts), and the purchase of Microphase’s products could be superseded by alternate arrangements. While the U.S. defense budget was recently increased, there can be no assurance that this increase will be maintained for the foreseeable future, particularly in light of the recent federal expenditures the federal government has made with a view to ameliorating the economic damage suffered as a result of COVID-19. A change in U.S. Government spending priorities or an increase in non-procurement spending at the expense of Microphase’s programs, or a reduction in total U.S. Government spending, could have material adverse consequences on Microphase’s future business.

Microphase’s U.S. government contracts may be terminated by the federal government at any time prior to their completion, which could lead to unexpected loss of sales and reduction in Microphase’s backlog.

Under the terms of Microphase’s contracts with prime defense contractors, the U.S. government may unilaterally:

•	terminate or modify existing contracts;

•	reduce the value of existing contracts through partial termination; and

•	delay the payment of Microphase’s invoices by government payment offices; and/or contractors directly serving the government.

The federal government can terminate or modify any of its contracts with Microphase or its prime contractors either for the federal government’s convenience, or if Microphase or its prime contractors default, by failing to perform under the terms of the applicable contract. A termination arising out of Microphase’s default could expose it to liability and have a material adverse effect on its ability to compete for future federal government contracts and subcontracts. If the federal government or its prime contractors terminate and/or materially modify any of Microphase’s contracts or if any applicable options are not exercised, Microphase’s failure to replace sales generated from such contracts would result in lower sales and would adversely affect its earnings, which could have a material adverse effect on Microphase’s business, results of operations and financial condition. Microphase’s backlog as of December 31, 2021 was approximately $9.6 million. Microphase’s backlog could be adversely affected if contracts are modified or terminated.

Because Gresham is heavily dependent on its senior management, the loss of one or more members of its senior management team could have a material adverse effect on its business and operating results.

Gresham has depended upon the services of its Chief Executive Officer, Jonathan Read and Timothy Long, its Chief Operating Officer. Gresham also depends on the continued services of Zvika Avni, who manages its Israeli operations, Peter Lappin, the Managing Director of Relec, and Robin Shaffer, its Chief Innovation and Technology Officer and Sean Lyle, its Chief Development Officer. If Gresham loses the services of these key members of its management team and/or certain other key employees, it may not be able to find appropriate replacements on a timely basis, and its business could be adversely affected. Gresham’s existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain other key employees. Although Gresham has entered into Employment Agreements with each of these officers, Gresham cannot guarantee that it will be successful in retaining the services of these individuals. If Gresham were to lose any of these individuals, it may not be able to find appropriate replacements on a timely basis and Gresham’s financial condition and results of operations could be materially adversely affected. Gresham cannot enforce the Employment Agreements to require any employee to remain employed.

If Gresham is unable to identify, attract, train and retain qualified personnel, especially its design and technical personnel, its business and results of operations would be materially and adversely affected and Gresham may not be able to effectively execute its business strategy.

Gresham’s performance and future success largely depends on its continuing ability to identify, attract, train, retain and motivate qualified personnel, including its management, sales and marketing, finance and in particular its engineering, design and technical personnel. For example, Gresham currently has a limited number of qualified personnel for the assembling and testing processes. Members of Microphase’s technical staff are nearing retirement and it may be difficult to replace them, given their experience and expertise. In addition, Gresham will need additional staff to drive Microphase’s forecasted growth and to allow Enertec to handle any large orders. Gresham does not know whether it will expand its workforce as it continues to pursue its business strategy. Gresham’s engineering, design and technical personnel represent a significant asset. The competition for qualified personnel in the defense industry in the United States, United Kingdom and Israel is intense and constrains Gresham’s ability to attract qualified personnel. The loss of the services of one or more of Gresham’s key employees, especially Gresham’s key engineering, design and technical personnel, or its inability to attract, retain and motivate qualified personnel could have a material adverse effect on Gresham’s business, financial condition and operating results.

If the inflationary pressures in the United States and elsewhere continue, we could experience reduced margins and lose future business.

The current inflationary pressures are affecting Gresham’s margins particularly since it has lacked the capital to accumulate material inventory. Most of Gresham’s contracts (except with Relec) are fixed-price, which reduces Gresham’s margins when inflation occurs. Further, because Gresham has a limited number of large customers, it is facing pricing pressure from customers. Reducing its selling prices results in further reduction of Gresham’s margins. This customer pricing pressure may also result in the loss of contracts and/or future business. Finally, Gresham is experiencing rising labor costs which may further tighten margins.

Gresham’s operating results may vary from quarter-to-quarter, potentially significantly.

Gresham’s operating results have in the past been subject to quarter-to-quarter fluctuations, and Gresham expects that these fluctuations will continue, and may increase in magnitude, in future periods. Demand for Gresham’s products is driven by many factors, including the availability of funding for its products in its customers’ budgets. There is a trend for some of its customers to place large orders near the end of a quarter or fiscal year, in part to spend remaining available budget funds. Seasonal fluctuations in customer demand for its products driven by budgetary and other concerns can create corresponding fluctuations in period-to-period revenue, and Gresham therefore cannot assure you that its results in one period are necessarily indicative of its revenue in any future period. In addition, the number and timing of large individual sales and the ability to obtain acceptances of those sales, where applicable, have been difficult for Gresham to predict, and large individual sales have, in some cases, occurred in quarters subsequent to those Gresham anticipated, or have not occurred at all. The loss or deferral of one or more significant sales in a quarter could harm Gresham’s operating results for such quarter. It is possible that, in some quarters, Gresham’s operating results will be below the expectations of public market analysts or investors.

If Gresham fails to anticipate and adequately respond to rapid technological changes in its industry, including evolving industry-wide standards, in a timely and cost-effective manner, its business, financial condition and results of operations would be materially and adversely affected.

Rapid technology changes in Gresham’s industry require it to anticipate, sometimes years in advance, which technologies and/or distribution platforms its products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, Gresham usually starts its product development with a range of technical development goals that it hopes to be able to achieve. Gresham may not be able to achieve these goals, or its competition may be able to achieve them more quickly than Gresham can. In either case, Gresham’s products may be technologically inferior to competitive products, or less appealing to consumers, or both. If Gresham cannot achieve its technology goals within the original development schedule of its products, then Gresham may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase its development expenses. Alternatively, Gresham can increase the resources employed in research and development in an attempt to accelerate its development of new technologies, either to preserve its product launch schedule or to keep up with its competition, which would increase Gresham’s development expenses and adversely affect its results of operations.

Risks Related to Gresham’s Foreign Operations

Gresham’s financial condition and operating results may be adversely affected by potential political, economic and military instability in Israel.

A material portion of Gresham’s business is conducted through Enertec, its Israeli subsidiary. Political, economic and military conditions in Israel directly affect Enertec’s operations. A state of hostility, varying in degree and intensity in Israel, has led to security and economic problems for Israel. Such ongoing hostilities may hinder Israel’s international trade relations and may limit the geographic markets where Enertec can sell its products and solutions. Hostilities involving or threatening Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could materially and adversely affect Gresham’s operations.

In addition, Israel-based companies and companies doing business with Israel have been the subject of an economic boycott by members of the Arab League and certain other predominantly Muslim countries, including Iran, since Israel’s establishment. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, we cannot predict whether or in what manner these problems will be resolved. Wars and acts of terrorism have resulted in significant damage to the Israeli economy, including reducing the level of foreign and local investment. Damages to Enertec’s operation or inquiries to employees from rockets launched from Gaza or Iran, — or outright war against Israel — may have a material and adverse effect upon Gresham.

Gresham’s commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, Gresham cannot assure you that this government coverage will be maintained or that it will sufficiently cover its potential damages. Any losses or damages incurred by us could have a material adverse effect on Gresham’s business.

Many of Enertec’s employees are obligated to perform military reserve duty in Israel, which could have a disruptive impact on Gresham’s business.

Certain of Enertec’s officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 40 and 49 years old, depending upon the nature of their military service. These military service obligations could have a disruptive impact on Gresham’s business, if hostilities develop in the future.

Enertec may become subject to claims for remuneration or royalties for assigned service invention rights by its employees, which could result in litigation and harm Gresham’s business.

A significant portion of the intellectual property covered by Enertec’s products has been developed by Enertec’s employees in the course of their employment for Enertec. Under the Israeli Patent Law, 5727-1967, or the Patent Law, and recent decisions by the Israeli Supreme Court and the Israeli Compensation and Royalties Committee, a body constituted under the Patent Law, Israeli employees may be entitled to remuneration for intellectual property that they develop for us unless they explicitly waive any such rights. To the extent that Enertec is unable to enter into agreements with its future employees pursuant to which they agree that any inventions created in the scope of their employment or engagement are owned exclusively by Enertec (as it has done in the past), Enertec may face claims demanding remuneration. As a consequence of such claims, Enertec could be required to pay additional remuneration or royalties to its current and former employees, or be forced to litigate such claims, which could negatively affect its business.

If we are unable to replace Relec’s senior management, it may encounter losses of business and operating losses.

Gresham acquired Relec on November 30, 2020 from its three owners who stayed following the closing. One former Relec owner has resigned and Gresham expects that the remaining two owners may resign after the three year earn-out period expires in November 2023 or perhaps earlier. Relec relies upon its former owners’ personal relationships and skills to grow and maintain relationships with customers and suppliers. Once they resign, Relec may encounter losses of business and opening losses.

Because Relec engages as a distributor of Relec’s electronic products, its distribution business has no long-term contracts, no intellectual property rights, and is subject to intense competition with limited barriers to entry.

Relec’s business has grown based upon personal relationships with customers and suppliers and is not protected by intellectual property or long-term contracts. In addition to the above risk with the loss of Relec’s management, personnel of both Relec and its customers and suppliers could leave and/ or start a competitive business. Future competitors would face limited barriers to entry, aside from personal relationships and capital.

Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock.

Although the Board believes that a higher stock price may help Giga-tronics common stock qualify for listing on Nasdaq and generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will satisfy Nasdaq’s listing requirements or successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

Additionally, the market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. There can be no assurance that the market price of our common stock will not decrease in the future.

Our announcement or implementation of the Reverse Stock Split may adversely affect the trading price of our common stock.

The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our common stock. Consequently, the market price of the post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Any reduction in our total market capitalization as the result of the Reverse Stock Split may make it more difficult for us to meet the Nasdaq Listing Rule regarding minimum value of listed securities, which could delay or prevent shares of our common stock from being listed on Nasdaq.

The Reverse Stock Split could make it more difficult or expensive for you to sell shares of our common stock.

The Reverse Stock Split may result in some shareholders owning “odd lots” of fewer than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares. In addition, the Nasdaq listing rules require that we leave a minimum number of round lot shareholders. We expect to rely upon the underwriters in the Proposed Public Offering to sell to enough retail accounts to allow us to meet the Nasdaq listing rules but we cannot assure you it will achieve that important objective.

Risks Related to the Reincorporation Proposal

Provisions in our proposed Delaware Certificate of Incorporation and Delaware law may inhibit a takeover of Giga-tronics after the Delaware Reincorporation is completed, which could limit the price investors might be willing to pay in the future for its common stock and could entrench management.

Our proposed Delaware Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the elimination of cumulative voting in the election of directors, the ability of the Board to designate the terms of and to issue new series of preferred shares, advance notice requirements for shareholder proposals and director nominations, any of which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of Giga-tronics. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and cause us to take corporate actions you may desire.

Our proposed Delaware Certificate of Incorporation contains provisions that may result in difficulty in bringing shareholder actions against us or on behalf of our affiliates.

Our proposed Delaware Certificate of Incorporation provides that the internal affairs of Giga-tronics, including stockholder derivative actions, but excluding claims under the Exchange Act, shall be brought exclusively in state courts located in Delaware. Our proposed Delaware Certificate of Incorporation further provides that unless we consent in writing to an alternative forum, the federal district courts of the United States shall have exclusive jurisdiction over claims brought under the Securities Act of 1933, as amended (the “Securities Act”), and that the United States District Court for the State of Delaware shall be the exclusive venue with respect to any cause of action brought under the Securities Act or the Exchange Act. These provisions may have the effect of precluding shareholders from bringing suit in their forum or venue of choice. Further, these provisions may give rise to a potential ambiguity as to which courts — state or federal — should preside over certain cases such as cases with overlapping claims under both state corporate law and the Securities Act and the rules and regulations thereunder. Therefore, an investor seeking to bring a claim against or on behalf of Giga-tronics or its affiliates under Delaware law or the federal securities laws may be forced to litigate their case in a court which poses geographic or other hardships, and could face uncertainty as to which jurisdiction and venue the case will ultimately be heard in, which may delay, prevent or impose additional obstacles on the investor in such litigation. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and there is uncertainty as to whether a state or federal court would enforce this charter provision.

Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Delaware Certificate of Incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Delaware Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provision will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against it and its directors, officers and other employees. If a court were to find either exclusive-forum provision in the Delaware Certificate of Incorporation to be inapplicable or unenforceable in an action, we could incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended March 26, 2022, which was filed with the SEC on June 24, 2022, and incorporated by reference into this proxy statement, and in particular, the risks discussed under the caption “Risk Factors” included in this proxy statement. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

PROPOSAL 1: THE SHARE EXCHANGE PROPOSAL

The following discussion contains important information relating to the Transactions. The Share Exchange Agreement is included as Annex A to this proxy statement. We encourage you to carefully read the Share Exchange Agreement in its entirety because it is the principal legal agreement that governs the Share Exchange and the Transactions. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Share Exchange Agreement attached hereto as Annex A.

The Companies

Giga-tronics Incorporated

Giga-tronics Incorporated manufactures specialized electronics equipment for use in both military test and airborne operational applications. Our operations consist of two business segments, those of our wholly-owned subsidiary, Microsource, Inc., and those of our Giga-tronics Division.

Microsource designs and manufactures custom microwave products for military airborne, sea, and ground applications while the Giga-tronics Division designs and manufactures high fidelity signal simulation and recording solutions for RADAR and EW test applications.

Microsource’s two largest customers are prime contractors for which we develop and manufacture sophisticated RADAR filters used in fighter aircraft. Revenues from Microsource comprised a majority of Giga-tronics’ revenues for the fiscal years ended March 27, 2021 and March 26, 2022.

The Giga-tronics Division designs, manufactures, and markets a family of functional test products and integrates those test products along with third-party hardware and software to create full test solutions for the RADAR/EW segment of the defense electronics market. Giga-tronics RADAR/EW test solutions are used to evaluate and improve the performance of RADAR/EW systems. Giga-tronics Division customers include major United States defense prime contractors, the U.S. armed services and research institutes.

We were incorporated in California on March 5, 1980. We acquired Microsource on May 18, 1998.

Our principal executive offices are located at 5990 Gleason Drive, Dublin, California 94568, and its telephone number at that location is (925) 328-4650. Our website address is https://www.gigatronics.com.

Gresham Worldwide, Inc.

Gresham, through its subsidiaries, designs, manufactures, and distributes specialized electronic solutions, automated test solutions, power electronics, supply and distribution solutions, and radio, microwave and millimeter wave communication systems and components for a variety of applications, with a focus on the global defense industry. Gresham also offers bespoke technology solutions for mission critical applications in the medical, industrial, transportation and telecommunications markets.

Gresham was incorporated in Delaware on November 21, 2018. Gresham’s defense technology solutions business has in part operated as part of BitNile’s business since 1998.

Gresham’s principal executive offices are located at 7272 E. Indian School Road, Suite 540, Scottsdale, AZ 85251 and its phone number at that location is (833) 457-6667. Its website address is https://greshamworldwide.com/.

For additional information about Gresham’s business, see the section titled “Gresham’s Business,” below.

BitNile Holdings, Inc.

BitNile, a Delaware corporation, formerly known as Ault Global Holdings, Inc., was incorporated in September 2017. BitNile is a diversified holding company owning subsidiaries engaged in, among others, commercial and defense solutions, commercial lending, data center operations, cryptocurrency mining, commercial real estate and advanced textile technology. BitNile currently is the holder of 100% of the issued and outstanding equity of Gresham.

BitNile’s principal executive offices are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141 and its phone number is (949) 444-5464. Its website address is https://bitnile.com.

The Transactions

Under the terms of the Share Exchange Agreement, we will acquire all of the outstanding shares of Gresham, which is a subsidiary of BitNile, in exchange for issuing to BitNile 2,920,085 shares of Giga-tronics common stock and 514.8 shares of a new series of Series F Convertible Preferred Stock that are convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock, subject to potential adjustments (See “— The Series F Convertible Preferred Stock”). We have also agreed to assume Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock on an as-converted basis.

In addition, the Share Exchange Agreement further provides that, BitNile will loan us $4.25 million upon the closing of the Share Exchange pursuant to a convertible promissory note and that following the closing of the Share Exchange, we will repurchase or redeem our Outstanding Preferred Shares.

Upon the consummation of the Share Exchange, outstanding shares of Giga-tronics common stock will continue to be outstanding and will continue to be traded on the OTCQB. Immediately following the completion of the Transactions, assuming the repurchase of the Outstanding Preferred Shares, and based on 2,777,230 currently outstanding shares of Giga-tronics common stock, following the issuance to BitNile of the shares of Giga-tronics common stock and the Series F Convertible Preferred Stock, BitNile will own common stock and Series F Convertible Preferred Stock representing approximately 71.2% of the voting power of Giga-tronics and holders of our common stock immediately prior to the Transactions will hold the remaining approximately 28.8%. Such percentages do not include shares of common stock that BitNile will have the right to acquire upon conversion of the $4.25 million Convertible Note or in the Proposed Public Offering.

Consideration

Giga-tronics Shareholders

No consideration is being paid to holders of Giga-tronics common stock in the Transactions. Holders of Giga-tronics common stock will continue to own their existing shares of Giga-tronics common stock after the Transactions.

The Share Exchange Agreement contemplates that after the Share Exchange, we will repurchase or redeem all of our the currently outstanding shares of its Series B, Series C, Series D and Series E preferred stock at the full liquidation preference amount, which is approximately $3.65 million.

BitNile

Under the terms of the Share Exchange Agreement, we will acquire all of the outstanding shares of Gresham in exchange for issuing to BitNile 2,920,085 shares of Giga-tronics common stock and 514.8 shares of a new series of Series F Convertible Preferred Stock that are convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock, subject to potential adjustments (See “— The Series F Convertible Preferred Stock”).

Assumption of Gresham’s Equity Awards

Under the terms of the Share Exchange Agreement, we agreed to assume Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock on an as-converted basis. These equity awards consist of, on an as-converted basis, 249,875 RSUs and 499,751 stock options exercisable at $2.93 per share held by Gresham’s Chief Executive Officer and Chief Operating Officer. The RSUs were 50% vested as of the grant date in May 2021 and vest semiannually through May 2024, subject to the executive officer’s continued employment as of each applicable vesting date. The underlying common stock will be delivered in May 2024 or earlier if an executive officer is no longer employed at which time the vested shares will be delivered. The stock options were 50% vested as of the May 2021 grant date and vest monthly through the final May 2024 vesting date, subject to the executive officer’s continued employment as of each applicable vesting date.

The Series F Convertible Preferred Stock

The Share Exchange Agreement provides that we will issue to BitNile, as partial consideration for the acquisition of Gresham, 514.8 shares of Series F Convertible Preferred Stock, which we refer to as the Series F Convertible Preferred Stock.

The Series F Convertible Preferred Stock will be a newly designated series of preferred stock. The terms, preferences and rights of holders of the Series F Convertible Preferred Stock are set forth in a Certificate of Determination to be filed with the California Secretary of State, the form of which is attached as Exhibit B to the Share Exchange Agreement attached as Annex A to this proxy statement. We urge you to read the form of Certificate of Determination for the Series F Convertible Preferred Stock in its entirety.

The Series F Convertible Preferred Stock Certificate of Determination contains an Exchange Cap which requires our shareholders to approve the issuance of more than 19.99% of our outstanding common stock that would apply as of the time of any future conversion. By approving the Share Exchange, our shareholders are approving the future issuance of common stock upon conversion of the Series F Convertible Preferred Stock in excess of the Exchange Cap.

Assuming BitNile were to convert all of the Series F Convertible Preferred Stock immediately upon closing of the Share Exchange, the common stock issuable would be approximately 71.2% of outstanding shares. However, because shares issuable in the Proposed Public Offering or for any other purpose, conversion of all of the Series F Convertible Preferred Stock may be less than the Exchange Cap.

Presently our common stock trades on the OTCQB which does require shareholder approval for issuances above the Exchange Cap. However, our plan is to list our common stock on Nasdaq which requires shareholder approval for issuance above the Exchange Cap.

By approving the Share Exchange Proposal, our shareholders are approving the full conversion of the Series F Convertible Preferred Stock regardless if our common stock is listed on Nasdaq or other national securities exchange which requires such approval notwithstanding the Exchange Cap.

Seniority and Liquidation Preference

The Series F Convertible Preferred Stock will rank senior to the shares of Giga-tronics common stock with respect to dividend rights and rights on the distribution of assets on any liquidation, dissolution or winding up of the affairs of Giga-tronics. The Series F Convertible Preferred Stock will have a liquidation preference of $25,000 per share. The 514.8 shares of Series F Convertible Preferred Stock that will issued to BitNile in the Share Exchange will have an aggregate liquidation preference of $12,870,140. The Series F Convertible Preferred Stock will rank junior to our Outstanding Preferred Shares with respect to dividend rights and distributions on liquidation, however it is expected that all shares of Outstanding Preferred Shares will be repurchased and will cease to be outstanding following the Share Exchange.

Conversion Right

Shares of Series F Convertible Preferred Stock will be convertible into Giga-tronics common stock at the holder’s option at a conversion price of $3.25 per share, subject to customary adjustments for stock splits (including the Proposed Reverse Split), combinations and distributions on the Giga-tronics common stock in which the Series F Convertible Preferred Stock does not participate. The Exchange Cap limits the number of shares of common stock issuable upon conversion of the Series F Convertible Preferred Stock to 19.99% of the shares of Giga-tronics common stock outstanding on the date the shares of Series F Convertible Preferred Stock are first issued unless shareholders approve the issuance of common stock in excess of such limit is without violating the rules of the principal Market or exchange on which the common stock is listed or quoted. The 514.8 shares of Series F Convertible Preferred Stock that we will issue to BitNile in the Share Exchange will be initially convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock. If converted in a public offering of Giga-tronics common stock, such as the Proposed Public Offering, the conversion price will be at the public offering price less underwriting discounts and commissions.

Dividend Rights

Holders of Series F Convertible Preferred Stock are entitled to participate with the Giga-tronics common stock and receive such dividends and distributions as they would receive if their shares of Series F Convertible Preferred Stock had converted to common stock.

Holders of Series F Convertible Preferred Stock are also entitled to such dividends as the Board may declare on shares from time to time, if any.

Voting Rights; Board Representation

Holders of Series F Convertible Preferred Stock shall have the right to vote on matters submitted to a vote of the holders of common stock on an as-converted basis unless required by applicable law.

In addition, holders of Series F Convertible Preferred Stock will be entitled to elect four of our seven directors.

Approval Rights for Certain Matters

For so long as BitNile consolidates Giga-tronics as a subsidiary of BitNile for financial reporting purposes, we will require prior approval of the holders of the Series F Convertible Preferred to incur indebtedness in excess of $1.0 million per individual transaction or $2.5 million in the aggregate or to complete a merger, acquisition or purchase of assets where the aggregate consideration is valued at more than $1.0 million.

Holders of the Series F Convertible Preferred Stock will have separate class approval rights over certain specified actions that would affect the rights of holders of the Series F Convertible Preferred Stock.

Preemptive/Participation Rights

If we sell any voting stock, or securities representing the right to acquire Giga-tronics’ voting stock, holders of Series F Convertible Preferred Stock will have the right to purchase, at the same price as other participants in the offering, a pro rata portion of such securities based on their aggregate voting power held such that they may maintain the percentage of voting power held. This participation right does not apply to certain exercises and conversions of outstanding securities, certain issuances pursuant to equity incentive plans and certain public offerings of Giga-tronics common stock of $25 million or more. This participation right terminates upon the early of the date that holders of Series F Convertible Preferred Stock cease to beneficially own at least 50% of Giga-tronics common stock or the fifth anniversary of the date that shares of Series F Convertible Preferred Stock are first issued.

BitNile’s Loan to Giga-tronics at Closing

The Share Exchange Agreement provides that BitNile will loan us $4,250,000 upon the closing of the Share Exchange. The loan will be evidenced by a Senior Secured Convertible Promissory Note (the “Convertible Note”), that we will issue and sell to BitNile pursuant to a Securities Purchase Agreement. We refer to this loan as the “Closing Date Loan.”

The Convertible Note will carry an interest rate of 10% per annum and matures on February 14, 2023.

The holder may at any time elect to convert in whole or in part, the outstanding principal and interest under the Convertible Note into shares of Giga-tronics common stock at a conversion price of $3.20 per share (the “Conversion Shares”). In addition, all principal and outstanding interest under the Convertible Note will automatically convert to Giga-tronics common stock upon the closing of an underwritten public offering of common stock with net proceeds (net of underwriters’ discounts and selling commissions) of at least $25 million. The Convertible Note may not be converted to the extent the holder would, as a result of such conversion, beneficially own in excess of 4.99% of our common stock. The holder may increase this limit to 9.99% on 61 days’ notice to us.

The Convertible Note will be secured by all of our assets and the assets of our subsidiaries. The Convertible Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Convertible Note will accrue at a rate of 18% per annum and the outstanding principal amount of the Convertible Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Convertible Note will become, at the Convertible Note holder’s election, immediately due and payable in cash.

We may prepay all or a portion of the outstanding principal amount of the Convertible Note at a premium that increases over the term, ranging from 5% to 25%. If we complete a public or private offering of $5.0 million or more of our common stock (net of underwriting discounts and commission) prior to the maturity date, we must prepay all or part of the principal amount of the Convertible Note outstanding at a premium that increases over the term, ranging from 5% to 25% using up to 50% of the proceeds from the offering.

In addition, we will agree to indemnify BitNile against losses from our breach of its covenants, representations and warranties under the Securities Purchase Agreement pursuant to which we issue the Convertible Note.

The Securities Purchase Agreement contemplates that we will enter into a Registration Rights Agreement with BitNile (the “Registration Rights Agreement”) simultaneous with the issuance of the Convertible Note. The Registration Rights Agreement will require that we file a registration statement with the SEC registering the shares issuable upon conversion of the Convertible Note within 15 days following the first issuance of such shares and that we use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 60 days thereafter or at the earliest possible date.

The $4,250,000 Closing Date Loan is separate from and in addition the outstanding Bridge Loan of $1,300,000 made by a subsidiary of BitNile to us. See “Affiliated Party Transactions — Outstanding Loan to Giga-tronics.”

The form of the Securities Purchase Agreement to be entered into by Giga-tronics and BitNile at the closing is attached as Exhibit A to the Share Exchange Agreement, which is attached as Annex A to this proxy statement. The forms of the Convertible Note and Registration Rights Agreement are attached as Exhibits A and B, respectively, to the Share Exchange Agreement. We urge you to read the form of Securities Purchase Agreement, including the forms of Convertible Note and Registration Rights Agreement thereto, in their entirety.

Repurchase of Outstanding Preferred Shares

The Share Exchange Agreement contemplates that after the Share Exchange, we will use the proceeds from the Convertible Note to repurchase or redeem all of its the currently outstanding shares of our Series B, Series C, Series D and Series E preferred stock at the full liquidation preference amount, which is approximately $3.652 million.

Proposed Public Offering of Giga-tronics Common Stock

The Share Exchange Agreement provides that we will pursue a $25 million underwritten public offering of Giga-tronics common stock, which we refer to as the “Proposed Public Offering”. BitNile has agreed to acquire $10 million of common stock on the same terms and conditions as public investors (except for the discount or commissions payable to the underwriter). This will consist of approximately $4,450,000 in cash, conversion of the Convertible Note in the principal amount of $4,250,000, and the $1,300,000 Bridge Loan. The parties have also agreed that Roth shall be the lead bookrunner and underwriter for the Proposed Public Offering.

Warrant

On April 5, 2022, we borrowed an additional $500,000 under the Bridge Loan and granted to Gresham a warrant representing the right to purchase 433,333 shares of Giga-tronics common stock at the price of $3.00 per share, subject to potential adjustment. The Warrant will become exercisable if the closing of the Share Exchange does not occur, unless the failure to close results (1) solely from BitNile’s or Gresham’s breach of the Share Exchange Agreement or (2) BitNile’s election to terminate the Share Exchange Agreement on or after the End Date absent our breach or failure to satisfy a condition to the closing of the Share Exchange Transaction. The Warrant may be exercised in whole or part for a period of three years following the date it first becomes exercisable or, if earlier, until December 31, 2025.

Gresham may not exercise the Warrant with respect to any underlying shares that would cause it to beneficially own in excess of 4.99% of Giga-tronics common stock, though it may elect to increase this limit to 9.9% of Giga-tronics common stock on at least 61 days written notice. The Warrant may be exercised for cash or, if there is no effective registration statement covering the resale of the underlying shares, the Warrant may be exercised on a cashless basis beginning six months after the date it first becomes exercisable. The number of shares issuable upon exercise of the Warrant is subject to adjustment for splits, subdivisions or consolidations of shares and other standard dilutive events, or in the event we effect a reorganization, reclassification, merger, consolidation, disposition of assets. If Giga-tronics completes a “fundamental transaction,” such as merger into or sale to another entity, then upon exercise of the Warrant, the Gresham would have the right to receive, at its option, the number of shares of the successor or acquiring corporation and any additional consideration receivable as a result of such transaction by a holder of the number of shares of Giga-tronics common stock for which the Warrant was exercisable immediately prior to such transaction. In addition, subject to certain exempt issuances, if at any time while the Warrant is outstanding, we sell, issue or grant any shares of Giga-tronics common stock or other securities entitling the holder to acquire shares of Giga-tronics common stock at a price per share less than the then exercise price, the exercise price shall be reduced to equal the lesser of either such lesser price or the volume-weighted average price on the next trading date following the first public disclosure of the issuance. The Warrant includes a most favored nation clause providing that if we issue or sells any shares of common stock or any securities of that would entitle the holder of such securities to acquire common stock on terms the holder reasonably believes are more favorable than those in the Warrant, at the request of Gresham, we must amend the Warrant to include such terms.

Background of the Transactions

As part of our continuous efforts to strengthen its business and increase value for shareholders, the Board, in consultation with our senior management and, from time to time, with outside advisors, regularly reviews and considers Giga-tronics’ business plans and its strategic options, including organic growth and potential strategic transactions, such as mergers and acquisitions. These strategic discussions have been set against a backdrop of, among other things, our business performance, prospects and developments. Over the past decade, after selling our legacy general-purpose test and measurement products business lines, our product development efforts have focused almost exclusively on our RADAR/EW testing platform. Development delays and longer than anticipated sales cycles contributed to our losses and a need to repeatedly raise additional capital.

To address these issues, we have from time to time explored strategic transactions, such as a potential of sale of the company or a merger. We, however, found it difficult to identify acquirors that were interested in acquiring both our Microsource Division, which has been responsible for the majority of our revenues each year, and our Giga-tronics Division, which produces products with greater margins but relatively sporadic sales and lengthy sales cycles.

On September 23, 2020, Todd Ault, the Executive Chairman of BitNile, contacted our Chief Executive Officer, John Regazzi, to discuss a potential business transaction. Mr. Ault discussed the possibility of taking a majority stake in Giga-tronics or spinning out BitNile’s defense businesses and combining it with Giga-tronics as two possible forms a combination might take. No terms of either possibilities were discussed. On September 26, 2020, Jonathan Read, Chief Executive Officer of Gresham, contacted Lutz Henckels, our Chief Financial Officer and Chief Operating Officer, to execute a non-disclosure agreement to facilitate further and more detailed discussions between the companies. Mr. Read advised Mr. Henckels that combining Gresham with Giga-tronics was the preferred transaction. No terms of a potential business combination were proposed.

The Board held a special meeting on October 8, 2020, at which there was a report on Gresham’s outreach. At that time, Giga-tronics was pursuing the acquisition of an unrelated business, which we refer to as Party A, that did not ultimately progress. The Board did not elect pursue discussions with Gresham at that time, instead choosing to focus on the potential acquisition of Party A, but would be open to exploring a transaction with Gresham if and when its pending potential business acquisition efforts were complete. Mr. Henckels relayed the Board’s position to Mr. Read.

The Board held a special meeting on January 11, 2021 to discuss its continued efforts acquire Party A. At the meeting the Board discussed informal inquiries from Gresham and a second company that we refer to as Party B. Party B was a privately held developer of avionics and defense systems, which several years prior had expressed an interest in exploring a potential business combination in which Giga-tronics would acquire Party B resulting in a larger, publicly traded company. Party B had recently informally reapproached William Thompson, Giga-tronics’ chairman, regarding a potential business combination.

The Board held a regular meeting on January 27, 2021 at which the Board further considered, among other things, whether to continue to pursue its potential acquisition of Party A, and its strategic alternatives should it not pursue the acquisition, including raising additional capital or pursuing a sale of Giga-tronics. Among the alternatives discussed were potential business combinations with Gresham or Party B.

The Board held special meetings on February 16 and 17, 2021. The Board determined to no longer pursue its potential acquisition of Party A. The Board directed management to evaluate prospects for Giga-tronics’ sale of or other exit and to report its initial findings at the following board meeting in connection with its annual budget and planning process.

On May 7, 2021, Gresham, through Mr. Read, delivered a draft term sheet to Giga-tronics’s Chief Financial Officer, Mr. Henckels. The Board held a regular meeting on March 8, 2021 at which it considered its annual budget and planning, the state of the company and potential strategic alternatives, including a potential transaction with Gresham. It was noted that Giga-tronics’ largest shareholder, who was also the holder of a significant majority of Giga-tronics’ preferred stock, believed Giga-tronics should consider a sale or other exit. Management discussed Giga-tronics’ prospects of continuing on a standalone basis and alternatives for pursuing a sale. The Board discussed the term sheet that Gresham presented the previous day. Mr. Henckels reported that Gresham, through Mr. Read, had continued to make inquiries to Mr. Henckels concerning a combination of the companies. Gresham’s draft term sheet proposed a business combination in which Giga-tronics would acquire Gresham from BitNile in exchange for an amount of Giga-tronics common stock such that the resulting ownership percentages between current BitNile and current holders of Giga-tronics common stock would be based on the relative historic sales of Gresham and Giga-tronics without specifying a ratio; that BitNile would invest $15 million in the combined company; that Giga-tronics would repurchase its Outstanding Preferred Shares; and that three current Giga-tronics directors would continue as directors of the combined company. The term sheet further provided that Mr. Read would be the Chief Executive Officer of the combined company, Mr. Regazzi would be its director of new projects and Mr. Henckels would be its President. The Board, after conferring with management, determined to pursue preliminary discussions with Gresham about a potential transaction on a nonexclusive basis. The Board also discussed the retention of an investment banking firm.

During March and April, 2021, John Regazzi, Giga-tronics’ President and Chief Executive Officer, and Mr. Henckels informally discussed with Mr. Read a potential combination between Giga-tronics and Gresham, shared information and conducted preliminary due diligence. On March 29, 2021, Giga-tronics and Gresham signed a non-disclosure agreement.

During April and May, 2021, Mr. Read and Mr. Henckels had numerous discussions about a potential transaction.

On May 3, 2021, Party B delivered a letter to Giga-tronics proposing that Party B and Giga-tronics pursue a business. No transaction terms were specified. Party B also suggest that Giga-tronics appoint Party B’s chief executive offer to the Board and make certain changes to its business strategy.

On May 7, 2021, Mr. Read delivered a revised proposed term sheet to Mr. Henckels outlining a business combination in which Giga-tronics would acquire Gresham from BitNile for Giga-tronics stock, with Giga-tronics continuing as a publicly traded company. The term sheet did not specify the pro forma ownership following the transaction but instead proposed that the pro forma ownership of BitNile and existing holders of Giga-tronics common stock be determined based Gresham’s and Giga-tronics’ historic sales revenues. The term sheet further provided that Giga-tronics would repurchase its Outstanding Preferred Shares at its full liquidation preference amount and the combined company would pursue a public offering and listing on the NYSE American market.

The Board discussed Gresham’s proposal at a special meeting on held on May 13, 2021. At the meeting, the Board also discussed recent inquiries form Party B, the possibility that one of Giga-tronics’ suppliers, which we refer to as Party C, could be interested in pursuing a business combination, and the retention of an investment banking firm to serve as a financial advisor and the state of the Company’s business more generally. Following the meeting, Gresham and Giga-tronics exchanged financial information regarding their respective companies.

The Giga-tronics Board held a special meeting on May 19, 2021 at which it further discussed and considered Gresham’s proposal outlined in its May 7, 2021 term sheet, Gresham’s financial condition and history, Giga-tronics’ on-going discussions with Party B and alternatives for engaging an investment banking firm. Giga-tronics fiscal year ended on March 27, 2021. The Board, after conferring with management, determined to continue discussions with Gresham about a potential transaction on a non-exclusive basis, though management resources were limited, and management’s primary focus over the following several weeks should be the completion of Giga-tronics’ financial statements and annual report on Form 10-K. The Board also determined that its chairman, Mr. Thompson, would contact Party B, which continued to contact Giga-tronics regarding a potential transaction and board representation from time to time.

On June 17, 2021, Mr. Read and Tim Long, Gresham’s Chief Operating Officer met with Mr. Regazzi, Mr. Henckels and other member of Giga-tronics’ senior management at Giga-tronics’ headquarters in Dublin,

California to discuss Gresham’s and Giga-tronics’ businesses and a potential business combination. On June 23 and 24, 2021, a representative of Giga-tronics’ legal counsel, Sheppard, Mullin, Richter and Hampton LLP, which we refer to as Sheppard Mullin, and representative of Gresham’s legal counsel, Nason, Yeager, Gerson, Harris & Fumero, P.A., which we refer to as Nason Yeager, had preliminary discussions about the proposed structure of the transaction.

The Board held a special meeting on July 1, 2021 at which a representative of Sheppard Mullin, was present. Mr. Regazzi and Mr. Henckels reported on their meeting with Gresham’s executives and the Board discussed its proposed term sheet. Mr. Henckels presented a financial analysis of Giga-tronics on a standalone basis and based on a hypothetical combination with Gresham, in each case based on difference assumptions and scenarios. The Board determined that management should continue discussions with Gresham and Party B. In addition, the Board determined to select and engage an investment banking firm to serve as its financial advisor and to consider whether and to what extent the Board should contact other parties regarding a potential strategic transaction.

At the request of Party B, the Board held a special meeting on July 6, 2021 at which Party B’s chief executive officer was present. Party B’s chief executive officer proposed certain changes to Giga-tronics’ business strategy and requested that he be appointed to the Board. He also indicated that Party B was not interested in actively pursuing a business combination with Giga-tronics at that time. Also on July 6, 2021, Mr. Read, Mr. Long and a representative of Nason Yeager met via with Roth at the request of the Board to discuss a proposed transaction with Giga-tronics.

On July 8, 2021, Giga-tronics formally retained Roth as its financial advisor. Following its engagement, at the direction of Giga-tronics, Roth contacted Gresham and BitNile to discuss their proposal.

On July 20, 2021, Gresham provided financial information to Roth and on July 21, 2021, Gresham and Roth discussed a potential transaction between Gresham and Giga-tronics and a proposed financing.

The Board held a special meeting on July 29, 2021 at which representatives of Roth and Sheppard Mullin were present. Prior to the meeting, Gresham proposed that BitNile’s post-transaction ownership be of 60% the combined company, prior to any investment by BitNile and giving effect to Giga-tronics’ repurchase of its preferred stock, with existing holders of Giga-tronics common stock holding the remaining 40%, each on a fully diluted basis. A representative of Sheppard Mullin provided the Board advice about process and its fiduciary duties in connection with its evaluation of strategic options. Roth presented an analysis of Gresham’s current proposal. Roth noted that Gresham was frustrated with what it perceived to be delays and a lack of progress. The Board and Roth also discussed other parties that could have an interest in engaging in a strategic transaction with Giga-tronics, after which the Board directed Roth to engage in preliminary, confidential discussions with Party B to determine whether Party B was interested in submitting a proposal regarding a business combination. The Board also directed Mr. Henckels to contact Party C to determine whether it would be interested in pursuing a business combination. In addition, the Board directed Roth to propose to BitNile that the post-transaction ownership be of 57.5% the combined company, prior to any investment by BitNile and giving effect to Giga-tronics’ repurchase of its preferred stock, with existing holders of Giga-tronics common stock holding the remaining 42.5% on a fully diluted basis. At this meeting, aware that directors Lutz Henckels and Thomas Vickers held a minority of the shares of Giga-tronics preferred stock, the Board established an independent committee comprised of the remaining directors, none of whom held shares of Giga-tronics preferred stock, for the purpose of negotiating the terms of the treatment of the preferred stock, should it be necessary to do so.

On July 31, 2021, Giga-tronics, through Roth, submitted a revised term sheet to Gresham and made the case for a higher pro forma ownership percentage for Giga-tronics shareholders.

On August 3, 2021, Party B submitted a term sheet proposing a business combination in which Giga-tronics would acquire Party B for Giga-tronics common stock such that Party B’s shareholders would own 55% of the combined company with Giga-tronics shareholders holding the reaming 45%, on a fully-diluted basis. Giga-tronics would repurchase the Outstanding Preferred Shares at its full liquidation preference using borrowed funds. The Board would be recomposed such that Party B’s representatives would comprise a majority of the directors, and existing Giga-tronics directors would make up a minority.

Roth provided a further valuation analysis to Gresham and BitNile on August 10, 2022. On August 17, 2021, Mr. Read advised Mr. Regazzi and Mr. Henckels via email that BitNile strongly disagreed with Giga-tronics’ suggested valuation and proposed pro forma ownership.

On August 24, 2021, Mr. Read submitted to Mr. Henckels revised term sheet proposing that Giga-tronics acquire Gresham from BitNile in exchange for issuing a combination of Giga-tronics common stock and convertible preferred stock to BitNile, such that immediately following the transaction, BitNile would beneficially own approximately 65% of Giga-tronics common stock, existing holdings of Giga-tronics common stock would, as a group, own the remaining 35% on a fully diluted basis, and Giga-tonics would redeem or repurchase all shares of its Outstanding Preferred Shares at the stated liquidation amounts. The term sheet proposed that the preferred stock issuable to BitNile have a liquidation preference of $10 million and carry a mandatory 7% dividend per year. The proposal also provided that three of Giga-tronics’ existing directors would continue as directors following the transaction, with four additional directors to be appointed by BitNile.

At a special meeting of the Board held on August 24, 2021, at which representatives of Roth and Sheppard Mullin were present, the Board discussed the results of its outreach to Gresham, Party B and Party C. Both Gresham and Party B presented proposed terms of a business combination. Party C did not respond to inquiries from Roth or Giga-tronics. At the meeting, representatives of Roth provided analyses of the financial terms of Gresham’s proposal and Party B’s proposal and an analysis of Giga-tronics on a standalone basis. After discussion and consideration, the Board determined that it was in the best interests of Giga-tronics’ shareholders to pursue a transaction with Gresham rather than Party B because, among other things, Gresham’s businesses and products were more closely aligned with those of Giga-tronics, offering somewhat greater potential for synergies and Gresham’s proposal included a proposed public offering that included a commitment from BitNile and a simultaneous stock exchange listing, which was expected to provide needed capital for Giga-tronics and increased liquidity for existing holders of Giga-tronics common stock and was forecasted to result in higher long-term revenues than a combination with Party B. The Board and representatives from Roth and Sheppard Mullin also discussed Gresham’s proposed transaction structure and the possible timing with respect to the consummation of a transaction. The Board directed Roth to advise Party B the Board had determined not to proceed with further discussions with Party B but would instead pursue a different transaction.

Following the Board meeting, on August 25, 2021, Giga-tronics sent a revised term sheet to Gresham proposing pro forma ownership of 35% for existing holders of common stock and 65% for BitNile, all on a fully-diluted basis. Mr. Read and Mr. Henckels further discussed the proposed terms of the Giga-tronics preferred stock that would be issued to BitNile.

Representatives of Gresham, Roth and Giga-tronics continued discussions regarding the pro forma ownership amounts over the following days. On August 26, 2021, Mr. Read and Mr. Henckels discussed the proposed terms of the preferred stock that would be issuable to BitNile. On August 27, 2021, representatives of Roth and Nason Yeager had further discussions about the terms of BitNile’s proposed $10 million financing. On August 27, 2021, Gresham sent Giga-tronics a further updated version of the term sheet.

At special board meetings held on August 27 2021, the Board continued its review and discussion of the term sheet from Gresham with representatives of Roth and its outside legal counsel. Gresham sent a further revised term sheet to Giga-tronics on August 29, 2021. On August 30, 2021, Roth, Mr. Henckels, Mr. Read had further discussions concerning the terms of the preferred stock that Giga-tronics would issue to BitNile in the Share Exchange and the terms of BitNile’s proposed $10 million financing.

On September 1, 2021, Giga-tronics proposed that BitNile agree to eliminate the mandatory 7% dividend on the Series F Convertible Preferred Stock and, in exchange, that Giga-tronics increase the number of Series F Preferred Shares that will be issued to BitNile upon the closing of the Share Exchange. As a result, the parties agreed that Giga-tronics would issue additional shares of Series F Preferred Stock, such that immediately following the Share Exchange, on a fully diluted basis, BitNile would beneficially own approximately 68% of Giga-tronics common stock, existing holdings of Giga-tronics common stock would, as a group, own the remaining 32% on a fully diluted basis, and the mandatory 7% dividend on the Series F Convertible Preferred Stock would be eliminated. The term sheet also provided that the Series F Convertible Preferred Stock would be convertible to common stock at the price of $3.25 per share.

On September 3, 2021, Gresham submitted a revised non-binding term sheet proposing a transaction on substantially the same terms as its previous proposal, but which reflected the elimination of the mandatory 7% dividend on the Series F Convertible Preferred Stock and the revised pro forma ownership percentages. On September 4, 2021, Nason Yeager delivered to Sheppard Mullin a revised draft of the term sheet with several immaterial changes and an initial draft of the Share Exchange Agreement based on the current draft of the term sheet. On September 5, 2021, Roth, Mr. Henckels and Mr. Read had further negotiations about the pro forma ownership amounts.

At a special meeting of the Board on September 7, 2021, representatives of Roth presented an update on discussions with Gresham and provided a financial analysis of Gresham’s current proposal, including financial analyses previously requested by the Board. Representatives of Roth also outlined certain potential benefits and potential risks of pursuing the transaction versus remaining a standalone company. A representative of Sheppard Mullin discussed the Board’s fiduciary duties in considering the proposed transaction, referencing its earlier discussion in July. The Board considered the revised proposal, which included an exclusivity provision expiring on October 31, 2021, and unanimously voted to approve it. Later that day, Giga-tronics, BitNile and Gresham executed the non-binding term sheet.

Over the following weeks, representatives of Giga-tronics, Gresham and their respective legal counsels had numerous discussions regarding due diligence planning and the initial draft of the Share Exchange Agreement.

At a special meeting of the Board on September 29, 2021, a representative of Sheppard Mullin reviewed Gresham’s initial draft of the Share Exchange Agreement with the Board and provided a proposed revised draft. At a special meeting of the Board on October 1, 2021 a representative of Sheppard Mullin reviewed the further revised draft of the Share Exchange Agreement with the Board, which Sheppard Mullin forwarded to Nason Yeager the same day. Thereafter, until the execution of the Share Exchange Agreement on December 27, 2021, the parties and their respective legal advisors exchanged drafts of, and engaged in discussion and negotiations concerning the terms of, the Share Exchange Agreement. Extensive documentary and other due diligence, including Giga-tronics’ due diligence evaluation of Gresham, continued in parallel with the negotiation of the transaction documentation during this time. On September 29, 2021, Giga-tronics counsel provided to Gresham a legal due diligence list. On October 4, representatives of Nason Yeager and Sheppard Mullin discussed the draft Share Exchange Agreement. On October 15, 2021, counsel for Gresham delivered revised draft of the Share Exchange Agreement to Giga-tronics’ counsel. Counsel for Gresham and Giga-tronics continued to revise and negotiate the Share Exchange Agreement through December 24, 2021.

On September 15 and 16, 2021, members of the senior management teams of Giga-tronics, BitNile and Gresham, as well as their legal representatives met to facilitate Gresham’s and Giga-tronics’ further due diligence of the other and exchanged due diligence lists. Thereafter, through December 23, 2021, Giga-tronics and Gresham engaged in extensive reciprocal due diligence.

At regular and special meetings in September, October and November 2021, the Board held regular or special meetings at which management reported on due diligence findings, financial analyses and management and a representative of Sheppard Mullin discussed the advantages and disadvantages of the proposed transaction and the status of transaction documents. On November 1, 2021, Giga-tronics counsel provided an initial draft of the Certificate of Determination for the Series F Convertible Preferred Stock.

In early November, 2021, Mr. Henckels and Mr. Read had several discusses regarding a proposed loan by BitNile to Giga-tronics, the proceeds of which Giga-tronics would use for ordinary corporate purposes.

On November 12, 2021, at the request of Giga-tronics, BitNile loaned Giga-tronics $500,000, to be used for general corporate purposes.

On November 19, 2021, Nason Yeager provided initial drafts of the transaction documents for the Closing Date Loan and a revised draft of the Certificate of Determination for the Series F Convertible Preferred Stock to Sheppard Mullin. On December 6 and 8, 2021, Sheppard Mullin forwarded to Gresham’s counsel revised transaction documents for the Closing Date Loan and the Certificate of Determination the Series F Convertible Preferred Stock. At a special meeting of the Board on December 17, 2022, a representative of Sheppard Mullin reviewed the transaction documents with the Board and provided proposed revised drafts. Thereafter, until the execution of the Share Exchange Agreement on December 27, 2021, the parties and their respective legal advisors exchanged drafts of, and engaged in discussion and negotiations concerning the terms of, the Share Exchange Agreement, the Closing Date Loan and the Certificate of Determination for the Series F Convertible Preferred Stock.

On December 20, 2021, the Board held a special meeting at which management and representatives from Sheppard Mullin further reported on due diligence findings, anticipated advantages and disadvantages of the proposed transactions and the status of transaction documents.

On December 23, 2021, Gresham’s board of directors approved the proposed Securities Exchange Agreement.

On December 24, 2021, the Board held a special meeting to review the Share Exchange Agreement and the proposed transactions contemplated thereby. Representatives of Giga-tronics’ senior management, Roth and Sheppard Mullin also attended. Mr. Henckels, Mr. Regazzi and a representative of Sheppard Mullin updated the Board regarding the status of discussions with Gresham and BitNile and the status of definitive documentation which was substantially complete in all material respects. Mr. Regazzi and Mr. Henckels provided a final update on Giga-tronics’ due diligence findings on Gresham in connection with the proposed transaction. A representative of Sheppard Mullin discussed the fiduciary duties of the Board in connection with its evaluation of the proposed transaction and reviewed the Share Exchange Agreement and other transaction documents with the Board in detail. Representatives of Roth reviewed the updated financial analyses performed by Roth in connection with its evaluation of the Share Exchange, including discussing the various financial methodologies used in its analysis. Representatives of Roth then rendered to the Board its opinion to the effect that, as of the date of such written opinion and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in such written opinion, the consideration to be issued by Giga-tronics in the Share Exchange pursuant to the Share Exchange Agreement was fair, from a financial point of view, to holders of Giga-tronics stock. After extensive discussion, the Board, by unanimous vote adopting resolutions to such effect, determined that the Share Exchange and the Share Exchange Agreement and the transactions contemplated thereby were in the best interests of Giga-tronics and its shareholders and approved the Share Exchange, the Share Exchange Agreement and the transaction contemplated thereby.

On December 26 and 27, 2021, the parties and their respective legal counsel worked to finalize the transaction documents for signature. On December 27, 2021, the Share Exchange Agreement was executed and delivered by Giga-tronics, BitNile and Gresham. The parties announced the transaction the morning of December 28, 2021, before the opening of the financial markets in New York.

On April 5, 2022, in view of delays principally related to the preparation of this proxy statement and the related financial statements, Giga-tronics, BitNile and Gresham amended the Share Exchange Agreement to extend the earliest date on which any party may elect to terminate the agreement from June 30, 2022 to August 31, 2022, to increase the amount of the Bridge Loan to $1,300,000 and to provide for Giga-tonics’ issuance of the Warrant to Gresham.

The Giga-tronics Board of Directors’ Reasons for the Transactions

Our Board has unanimously approved the Share Exchange Agreement and the transactions contemplated therein, including the Share Exchange. In reaching its decision to approve the Share Exchange Agreement and unanimously recommend that shareholders approve the Share Exchange Proposal, the Board consulted with our management and financial and legal advisors and considered a number of factors, including the following material factors, which the Board viewed as supporting its determination:

•

The expected pro forma financial impact of the Share Exchange, in particular, the advantages of being part of a larger organization, including the potential for operating efficiencies, the ability to spread overhead costs across an organization with greater scale and greater revenues and the expectation that some potential vendors and customers may be more willing to do business with the larger, combined company than Giga-tronics on standalone basis.

•

The expectation that the combined company’s more diverse product mix will lead to a more consistent revenue stream compared to our current revenue stream, which is marked by a limited number of significant sales and shipments, causing revenues to fluctuate from quarter to quarter, sometimes significantly.

•

The expectation that Gresham’s international sales and operations may allow us to more readily seek potential sales of our electronic warfare test/simulation products and Microsource RF filter in markets outside of North America.

•

While we have previously had difficulty finding a merger partner or acquiror that is interested in acquiring and supporting both its electronic warfare test/simulation division and its Microsource RF filter division, Gresham has existing electronic warfare and RF filter business lines and Gresham’s management is willing to support both of Giga-tronics’ business lines.

•

Anticipated synergies between the companies, which both design and manufacture RADAR-related products for the defense industry, particularly anticipated synergies between Gresham’s Microphase business and our Microsource businesses and between Gresham’s Enertec business and our electronic warfare test/simulation business, which may, given their similarities, permit greater efficiencies in managing inventory, better buying power and more flexibility in managing workload by sharing skilled labor.

•

the fact that the Giga-tronics shareholders will initially continue to hold approximately 28.8% of the voting power of a significantly larger combined company following the Transactions and will therefore participate meaningfully in the significant opportunities for long-term growth of the combined company.

•

the opinion of Roth dated as of December 24, 2021, to the Giga- Board as to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Share Exchange (see “— Opinion of Roth as Giga-tronics’ financial advisor”).

•

information concerning Gresham’s businesses, prospects, financial condition and results of operations, management and competitive position, including the results of business, legal, and financial due diligence of Gresham conducted by the Company and its advisors.

•

the proposed governance and management of the combined company, including that the directors and executive officers of the combined company will include directors and officers of both Giga-tronics and Gresham, providing management continuity following the Share Exchange.

•	the proposed governance and management of the combined company, including that the expected composition of the executive officers and the Board would allow for continuity after the Share Exchange.

•	the expectation that the combined company will have greater management resources and capabilities.

•

the belief that the Proposed Public Offering, if completed, and successfully listing shares of Giga-tronics common stock for trading on Nasdaq, would provide additional liquidity for existing holders of Giga-tronics common stock.

•

the results that the Company could expect to achieve by remaining independent in light of the aforementioned risks and prospects, and the expected resulting value to our shareholders, as compared to the value of the Giga-tronics common stock following the Transactions.

•	the financial terms of the Transactions.

•	the potential opportunity for greater liquidity for existing holders of Giga-tronics common stock if Giga-tronics successfully completes the Proposed Public Offering and related Nasdaq listing.

•

the terms of the Share Exchange Agreement, including the representations, covenants, deal protection and termination provisions and the size of the termination fee payable by Giga-tronics in certain circumstances in relation to the overall transaction size.

•

the fact that the Share Exchange Agreement does not include any unrealistic closing conditions or pricing adjustments based on the financial performance of Giga-tronics between signing and closing of the Share Exchange.

•

the fact that the Share Exchange Agreement does not preclude a third party from making an unsolicited acquisition proposal to the Company and that, under certain circumstances, we may furnish non-public information to, and enter into discussions with, such a third party regarding a qualifying acquisition proposal.

•

the ability of the Board to change its recommendation that Giga-tronics shareholders vote to approve the Share Exchange Agreement, subject to the terms and conditions set forth in the Share Exchange Agreement (including the right of BitNile to match any competing bid and our potential payment of a termination fee).

•

Our management’s view that the Share Exchange will allow for greater opportunities for our clients, customers and other constituencies, and that the combination will enhance product offerings and market opportunity beyond the level that we believed to be reasonably achievable by us on an independent basis.

•	the expectation that the Share Exchange will be tax-free to existing holders of Giga-tronics common stock for U.S. federal income tax purposes.

•

the financial presentation, dated December 24, 2021, of Roth to the Board and the written opinion, dated December 24, 2021, of Roth to the Board, as to the fairness, from a financial point of view and as of the date of the opinion, of the Share Exchange to Giga-tronics shareholders, as more fully described below under “Opinion of Giga-tronics’ Financial Advisor”.

•

the Board’s review and discussions with our management and advisors concerning our due diligence examination of the operations, financial condition and regulatory compliance programs and prospects of Gresham.

The Board also considered the potential adverse consequences of the proposed Share Exchange and other Transactions, including:

•

the fact that the number of shares of common stock and Series F Convertible Preferred Stock issuable to BitNile is fixed and the resulting risk that the number of shares will not adjust based on Gresham’s financial performance prior to the closing of the Share Exchange.

•

the potential for diversion of management and employee attention, and for employee attrition, during the period following the announcement of the Share Exchange and prior to the completion of the Share Exchange, and the potential effect on our business and relations with customers, service providers and other stakeholders, whether or not the Share Exchange is completed.

•

the fact that BitNile will, by virtue of its ownership of a substantial majority of Giga-tronics’ voting securities, its lending relationship with us and its rights as the sole holder of Giga-tronics’ Series F Convertible Preferred Stock, be able to exert significant influence over the combined company, and that BitNile’s interests in and actions with respect to the Company could be different from or adverse to those of other holders of Giga-tronics common stock.

•	the risk that we could experience a material adverse effect (as defined in the Share Exchange Agreement), in which case BitNile might not be obligated to complete the Share Exchange.

•

the potential that certain provisions of the Share Exchange agreement prohibiting us from soliciting, and limiting our ability to respond to, proposals for alternative transactions, and requiring the payment of a termination fee could have the effect of discouraging an alternative proposal.

•

the interests of Giga-tronics’ officers and directors with respect to the Share Exchange apart from their interests as holders of Giga-tronics common stock, and the risk that these interests might influence their decision with respect to the Transactions.

•

the requirement that we conduct our business in the ordinary course and the other restrictions on the conduct of our business prior to completion of the Share Exchange, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Share Exchange.

•	the transaction costs and expenses that will be incurred in connection with the Share Exchange, including the costs of integrating Gresham’s business with our own.

•

the possible effects on the Company should the parties fail to complete the Share Exchange, including the increased difficulty of resuming operations with a standalone strategy, the need to find sources of capital to support our business and repay the Bridge Loan, the possible effects on the price of Giga-tronics common stock, and the business and opportunity costs.

•	the risk of litigation arising from shareholders in respect of the Share Exchange Agreement or the Transactions.

•	the other risks described under “Risk Factors” beginning on page 19.

In determining whether to approve and recommend the Share Exchange Agreement, the Board did not assign any relative or specific weights to any of the foregoing factors, and individual directors may have weighed factors differently. After deliberating with respect to the Share Exchange and the Share Exchange Agreement, considering, among other things, the reasons discussed above, the Board approved the Share Exchange agreement and the Share Exchange as being in the best interests of Giga-tronics and its shareholders, based on the total mix of information available to the Board.

This explanation of the Board’s reasons for the Share Exchange and other information presented in this section is forward-looking in nature and should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

In addition to the factors described above, the Board identified and considered a variety of risks and potentially negative factors concerning the Transactions, including the following:

•

the possibility that the Transactions may not be completed as a result of the failure to satisfy one or more conditions to the Transactions described under “The Share Exchange Agreement — Conditions to Closing.”

•	the effect of the public announcement of the Transactions on our revenues, operating results, stock price, customers, suppliers, management, employees, and other constituencies.

•

the risk that the operations of the two companies might not be successfully integrated or integrated in a timely manner, and the possibility of not achieving the anticipated synergies and other benefits sought to be obtained in the Transactions.

•

the substantial costs to be incurred in connection with the Transactions, including costs of integrating the businesses and expenses arising from the Transactions, which may exceed management’s estimates.

•	the risk that Gresham has material liabilities which were not identified during our due diligence review.

•

the risk that the combined company will have limited recourse to recover losses related to a breach of Gresham’s representations and warranties and covenants in the Share Exchange Agreement following the completion of the Share Exchange.

•	the interests that certain of our executive officers and directors may have with respect to the Transactions in addition to their interests as Giga-tronics shareholders.

•	various other risks associated with the Transactions and the combined company set forth under the “Risk Factors” section.

In light of the number and wide variety of factors considered in connection with its evaluation of the Transactions, the Board did not consider it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determination. Rather, the Board made its recommendation based on the totality of information presented to, and the investigations conducted by or at its direction. In addition, individual directors may have given different weight to different factors. This explanation of the Board’s reasons for approving the Transactions and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Risk Factors.”

Opinion of Roth as Giga-tronics’ Financial Advisor

The Board retained Roth on July 8, 2021 as its exclusive financial advisor in connection with its transaction with Gresham. On December 21, 2021, the Board requested that Roth render an opinion as to the fairness to Giga-tronics’ shareholders of the Share Exchange. On December 24, 2021, Roth delivered its opinion to the Board that, as of that date, and based upon and subject to the factors and assumptions set forth in its opinion, the Share Exchange was fair and equitable to Giga-tronics and its shareholders.

Roth’s opinion was prepared solely for the information of the Board and only addressed the fairness, from a financial point of view, to the shareholders of Giga-tronics of the consideration to be paid by Giga-tronics in the Share Exchange. Roth was not requested to opine as to, and Roth’s opinion does not address, the relative merits of the Share Exchange or any alternatives to the Share Exchange, the Company’s decision to proceed with or effect the Share Exchange, or any other aspect of the Share Exchange and does not opine as to overall conclusions, analysis or economic or corporate financial decisions of the Board. Roth’s opinion does not address the fairness of the Share Exchange to the holders of any class of securities, creditors or other constituencies of Giga-tronics and is not a valuation of Giga-tronics or Gresham, or their respective assets or any class of their securities. Roth did not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees, of Gresham, whether or not relative to the Share Exchange.

The summary of Roth’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Roth in preparing its opinion. Roth’s opinion was prepared solely for the information of the Board for its use in connection with its consideration of the Share Exchange. Neither

Roth’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to any shareholder as to how such shareholder should act or vote with respect to any matter relating to the Share Exchange or any other matter.

The full text of Roth’s opinion, which sets forth the assumptions made, general procedures followed, factors considered and limitations on the review undertaken by Roth in rendering its opinion is attached as Annex B to this proxy statement and is incorporated herein by reference. Giga-tronics urges you to read the opinion in its entirety. The summary of the opinion of Roth set forth below is qualified in its entirety by reference to the full text of the opinion. Roth’s opinion, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other factors Roth deemed relevant, is that the Share Exchange is fair and equitable to the Giga-tronics shareholders, from a financial point of view.

The terms of the Share Exchange, the consideration to be paid in the Share Exchange, and the related transactions were determined through arm’s length negotiations between Giga-tronics, Gresham, and BitNile, and were approved unanimously by the Board. Roth did not determine the consideration to be paid by Giga-tronics in connection with the Share Exchange.

In connection with rendering the opinion described above and performing its related financial analyses, among other things, Roth has:

•	reviewed a draft of the Share Exchange Agreement, dated December 22, 2021, as provided to Roth by management of Giga-tronics;

•	reviewed certain information relating to the business, earnings, cash flow, assets, liabilities and prospects of Gresham and Giga-tronics that were furnished to Roth by management of Giga-tronics;

•

reviewed certain financial projections that Gresham and Giga-tronics prepared and furnished to Roth, by the management of Giga-tronics (the “Financial Projections”), and conducted discussions with members of senior management of Giga-tronics concerning the Financial Projections;

•	discussed the past and current operations, financial condition and prospects of Gresham and Giga-tronics with the management team of Giga-tronics;

•	reviewed the reported prices and trading activity for Giga-tronics;

•	reviewed the financial terms, to the extent publicly available, of certain acquisition transactions comparable to the Transactions;

•	compared the financial performance of Gresham with that of certain publicly-traded companies Roth deemed comparable with Gresham; and

•	performed such other analyses, made such other inquiries and considered such other factors as Roth has deemed appropriate for the purpose of reviewing the Transactions and arriving at its opinion.

The following is a summary of the material financial analyses performed by Roth in connection with the preparation of its fairness opinion, which opinion was rendered orally to the Board and subsequently confirmed in writing by delivery of Roth’s written opinion to the Board on December 24, 2021. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description and this summary does not purport to be a complete description of the analyses performed by Roth or the delivery of Roth’s opinion to the Board.

This summary includes information presented in tabular format. In order to fully understand the financial analyses presented by Roth, the tables must be read together with the text of each analysis summary and considered as a whole. The tables alone do not constitute a complete summary of the financial analyses. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Roth’s opinion.

In arriving at its opinion, Roth relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available to Roth or discussed with or reviewed by or for Roth, and further assumed that the financial information provided to Roth had been prepared on a reasonable basis in accordance with industry practice, and that management of Giga-tronics was not aware of any information or facts that would make any information provided to Roth incomplete or misleading.

With respect to the financial forecasts, estimates and other forward-looking information reviewed by Roth, Roth assumed that such information had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of Giga-tronics’ management as to the expected future combined results and financial condition of Giga-tronics and Gresham after giving effect to the Share Exchange. Roth was not engaged to assess the achievability of any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based, and Roth expressed no opinion as to such information or assumptions. In addition, Roth did not assume any responsibility for, and did not perform, any appraisals or valuation of any specific assets or liabilities (fixed, contingent or other) of Giga-tronics or Gresham, nor was Roth furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, Roth was not engaged to, and did not undertake, any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Giga-tronics, Gresham or any of their respective affiliates is a party or may be subject, and at the direction of Giga-tronics and with its consent, Roth’s opinion made no assumption concerning, and did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

Roth relied upon and assumed that the representations and warranties of all parties set forth in the exchange agreements and all related documents and instruments that are referred to therein are true and correct, that each party will fully and timely perform all of the covenants and agreements required to be performed by such party, that the Share Exchange will be consummated pursuant to the terms of the exchange agreements, without amendment, and that all conditions to the consummation of the exchange agreements will be satisfied without waiver thereof. Roth further assumed that the Share Exchange agreements were in all material respects identical to the draft of the exchange agreements provided to Roth. Finally, Roth also assumed that all necessary regulatory approvals and consents required for the Share Exchange, including the approval of the shareholders of Giga-tronics, will be obtained in a manner that will not adversely affect Giga-tronics, Gresham or the contemplated benefits of the Share Exchange.

In connection with its opinion, Roth assumed and relied upon, without independent verification, the accuracy and completeness of all financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Roth. Roth’s opinion does not address any legal, regulatory, tax or accounting issues.

Roth’s opinion is necessarily based upon the information available to Roth and facts and circumstances as they existed and were subject to evaluation as of December 24, 2021, which is the date of the Roth opinion. Although events occurring after the date of the Roth opinion could materially affect the assumptions used in preparing the opinion, Roth does not have any obligation to update, revise or reaffirm its opinion and Roth expressly disclaims any responsibility to do so. Roth did not express any opinion as to the price at which shares of Giga-tronics common stock may trade following announcement of the Share Exchange or at any future time.

The consideration to be paid by Giga-tronics in the Share Exchange was determined through arm’s length negotiations between Giga-tronics, Gresham, and BitNile, and was approved by the Giga-tronics and Gresham boards of directors. Roth’s opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt and authorize the exchange agreements. Consequently, the analyses as described herein should not be viewed as determinative of the opinion of the Board with respect to the consideration to be paid by Giga-tronics in the Share Exchange or of whether the Board would have been willing to agree to different consideration. The following is a brief summary of each of the material analyses performed by Roth in connection with its opinion letter dated December 24, 2021.

In furnishing its opinion, Roth did not attempt to combine the analyses described herein into one composite valuation range, nor did Roth assign any quantitative weight to any of the analyses or the other factors considered. Furthermore, in arriving at its opinion, Roth did not attribute any particular weight to any analysis or factor considered by Roth, but rather made qualitative judgments as to the significance and relevance of each analysis and factor in light of one another. Accordingly, Roth has stated that it believes that its analyses must be considered as a whole and that considering any portion of its analyses, without considering all of the analyses, could create a misleading or incomplete view of the process underlying its opinion or the conclusions to be drawn therefrom.

The following is a summary of the various components relating to the material analyses performed by Roth in connection with the rendering of its fairness opinion. There were no limitations imposed by Giga-tronics on the scope of the investigation.

Selected Comparable Public Companies Analysis

Roth examined comparative company data from two sectors (1) the mission critical equipment and services sector; and (2) the electronic equipment and services sector:

Mission Critical Equipment & Services

COMPANY NAME	SYMBOL
Frequency Electronics, Inc.	Nasdaq:FEIM
HEICO Corporation	NYSE:HEI
Kratos Defense & Security Solutions, Inc.	Nasdaq:KTOS
Mercury Systems, Inc.	Nasdaq:MRCY
Teledyne Technologies Inc.	NYSE:TDY
Textron Inc.	NYSE:TXT

Electronic Equipment & Services

COMPANY NAME	SYMBOL
Fortive Corporation	NYSE:FTV
Keysight Technologies, Inc.	NYSE:KEYS
National Instruments Corporation	Nasdaq:NATI
Viavi Solutions Inc.	Nasdaq:VIAV

Selected Precedent Transactions Analysis

TARGET	ACQUIROR(S)
Tools & Test business of Textron Inc.	Emerson Electric Co.
Raytheon Company	United Technologies Corporation
Physical Optics Corporation, Inc.	Mercury Systems, Inc.
Arcturus AUV, Inc.	AeroVironment, Inc.
Cubic Corporation	Evergreen Coast Capital Corp. Veritas Capital Fund Management, LLC
FLIR Systems, Inc.	Teledyne Technologies Incorporated
Alion Science and Technology Corp.	Huntington Ingalls Industries, Inc.

Shares Traded Analysis

Roth also conducted an analysis of Giga-tronics’ volume weighted publicly traded common stock price at various points in time over the last twelve months.

General

Roth was entitled to receive a fee of $150,000 for its services upon delivering its opinion letter and a fee of 2% of the value of the common stock and Series F Preferred Stock issued to BitNile upon the closing of the Transactions. Roth will not receive any other payment or compensation contingent upon the consummation of the Transactions. Roth may perform financial services for Giga-tronics, Gresham, or BitNile and each of their respective affiliates in the future and, in such case, expect to receive customary fees for such services. Giga-tronics has agreed to indemnify Roth for certain liabilities and reimburse it for certain expenses in connection with its engagement.

Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Accordingly, Roth may have a conflict of interest with Giga-tronics, Gresham or BitNile by virtue thereof. For example, Roth and its affiliates may in the future provide investment banking and other financial services to Giga-tronics, Gresham or BitNile for which Roth and its affiliates would expect to receive compensation. Roth is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, Roth and its affiliates may acquire, hold or sell, for our and its affiliates’ accounts and for the accounts of customers, equity, debt and other securities or other interests or securities and financial instruments of Giga-tronics, Gresham or BitNile, and, accordingly, may at any time hold a long or a short position in such securities.

Roth acted as placement agent for a private placement consummated by Giga-tronics in April 2021. Roth also holds warrants to purchase 44,055 shares of Giga-tronics stock. Roth has not otherwise had a material relationship with, nor otherwise received fees from, Giga-tronics, Gresham or BitNile or any other party to the Reincorporation during the two years preceding the date hereof. The Share Exchange Agreement provides that Roth will serve as the underwriter for the offering of Giga-tronics common stock in the Proposed Public Offering, but Roth and Giga-tronics have not entered into an engagement letter or other agreement with respect to the Proposed Public Offering.

Interests of Giga-tronics Executive Officers and Directors in the Transactions

In considering the recommendation of the Board with respect to the Share Exchange Proposal, shareholders should be aware that our executive officers and members of the Board may have interests in the Transactions that may be different from, or in addition to, the interests of Giga-tronics shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Share Exchange Agreement and in making its recommendations that shareholders approve the Share Exchange Proposal.

Preferred Shares

The Share Exchange Agreement provides that following the closing of the Share Exchange, we will repurchase or redeem the Outstanding Preferred Shares at the stated liquidation preference amount of such shares. Two of our directors, Lutz Henckels and Tom Vickers, hold some of the Outstanding Preferred Shares that we will purchase on the same terms and price as shares of the Outstanding Preferred Shares held by other shareholders. Mr. Henckels holds 697.4 shares of Series B Preferred Stock, 236 shares of Series C Preferred Stock, and 353 shares of Series D Preferred Stock, which will be purchased for an aggregate purchase price of $246,034. Mr. Vickers holds 317.1 shares of Series B Preferred Stock, 118.05 shares of Series C Preferred Stock, and of 176.1 shares of Series D Preferred Stock, which will be purchased for an aggregate purchase price of $115,667

Severance Agreements

We have entered into severance agreements with each of John Regazzi, our President and Chief Executive Officer; Lutz Henckels, our Executive Vice President, Chief Financial Officer and Chief Operating Officer; Armand Pantalone, our Chief Technology Officer; and Daniel Kirby, our Chief Customer Officer. The severance agreements are, among other things, designed to avoid the loss of these employees in the event of a potential or following a change of control of Giga-tronics.

Under the terms of each of Mr. Regazzi’s and Mr. Henckels’ severance agreements, if their employment is terminated by us other than for cause or if they quit for “good reason” during the 12 months following a change of control, then we will continue to pay their base annual salary in effect immediately preceding their termination for a period of 15 months, unless they are eligible for Medicare, we will reimburse them for the cost of COBRA insurance premiums, if any, during such period and their unvested options, restricted stock awards and restricted stock units, if any, will vest in full upon the termination of their employment. Under the terms of each of Mr. Kirby’s and Mr. Pantalone’s severance agreements, if their employment is terminated by us other than for cause or if they quit for “good reason” during the two months preceding the first public announcement of change in control or during the 12 months following a change of control, then we will continue to pay their base annual salary in effect immediately preceding their termination for a period of six months.

Under the terms of the severance agreements, “good reason” is generally defined to include a reduction in base salary, a change into whom the executive reports (or in the case of Mr. Kirby and Mr. Pantalone, a material diminution in his authorities, duties or responsibilities or those of the executive to whom he reports), or a change in the location of where the executive must perform his services of more than 50 miles. However, in connection with our entry into the Share Exchange Agreement, each executive officer agreed to waive his right to claim that he is entitled to terminate his employment for “good reason” as a result of a change in his title or a diminution in his authorities, duties or responsibilities. In exchange for Mr. Regazzi’s waiver, we agreed that Mr. Regazzi would receive a retirement benefit equal to the amount that he would be entitled to receive if he terminated his employment for good reason in connection with the Share Exchange. In exchange for Mr. Pantalone’s and Mr. Kirby’s waivers, we granted both of them 10,000 shares of restricted stock that will vest in full in December 2022, subject to his continued service to Giga-tronics. In exchange for Mr. Regazzi’s and Mr. Henckels’s waivers, we granted both of them 10 shares of restricted stock that will vest in full in December 2022, subject to continued service to Giga-tronics.

We anticipate that Mr. Regazzi will be entitled to retirement payments in the aggregate amount of $325,000 pursuant to his Severance Agreement and waiver as a result of the Share Exchange. We do not anticipate that we will terminate Mr. Henckels, Mr. Pantalone or Mr. Kirby during the 12 months following the Share Exchange or take other action entitling any of them to terminate their employment for good reason. However, pursuant to their respective severance agreements, if July 1, 2022 were used as the applicable change of control date and the executives were terminated or quit their employment for good reason on such date; Mr. Henckels would be entitled to payments in the aggregate amount of $350,000; Mr. Pantalone would be entitled to payments in the aggregate amount of $137,500 and Mr. Kirby would be entitled to payments in the aggregate amount of $100,000.

Additionally, under the terms of these employment agreements, if the payments to any executive officer, together with any other payments which such executive officer has the right to receive from us would constitute a “parachute payment” under Internal Revenue Code Section 280G, which we refer to as 280G, the payments pursuant to the employment agreement will be reduced so that the maximum amount of such payments (after reduction) will be one dollar less than the amount that would cause the aggregate of such payments to be subject to the excise tax imposed by Internal Revenue Code Section 4999 (or nondeductible by us under 280G) or any interest or penalties with respect to such excise tax. However, the aggregate of the payments will only be reduced to the extent that the after-tax value of amounts received by the applicable executive officer after application of the above reduction would exceed the after-tax value of the aggregate of these payments without application of such reduction.

Incentive Bonus Arrangement

We have adopted a Management Change in Control Cash Incentive Opportunity pursuant to which each of our executive officers, John Regazzi, President and Chief Executive Officer; Lutz Henckels, Executive Vice President, Chief Financial Officer and Chief Operating Officer; Armand Pantalone, Chief Technology Officer and Daniel Kirby, Chief Customer Officer, would be entitled to receive an incentive/retention bonus equal to $100,000 or more if the fair market value of Giga-tronics common stock upon the completion of a change in control transaction, such as the Share Exchange, is $4.00 or greater (as may be adjusted for any reverse stock split). Under this arrangement, the amount of each executive officer’s bonus will increase by $200 for each $0.01 that the fair market value of Giga-tronics common stock exceeds $4.00 per share. For example, if the fair market value of Giga-tronics common stock upon completion of the Share Exchange were $5.00, each of the executive officers would be entitled to a bonus equal to $120,000. Payments under this arrangement are subject to reduction to the extent that such payments, when combined with other payments to which the executive is entitled to receive upon a change of control, would exceed the limits in Section 280G of the Code.

If the fair market value of Giga-tronics common stock were $1.10 upon completion of the Share Exchange, which was the last reported trading price of our common stock on the OTCQB as of July 1, 2022, none of the executive officers would be entitled to a bonus under this arrangement.

Summary of Potential Payments to Certain Executive Officers

The following table sets forth the estimated value of the payments to which our executive officers would be entitled pursuant to a “change in control,” subject to execution of a release, based on compensation levels as of the date of this proxy statement, if July 1, 2022 were used as the applicable change of control date and a termination of employment immediately following closing of the Share Exchange such date. The amounts under the heading “Dollar Value of Change in Control Payment” include amounts potentially payable under both the named executive’s severance agreement with Giga-tronics and the Incentive Bonus. Amounts for Mr. Henckels exclude payment he will be entitled to receive upon our repurchase of his Outstanding Preferred Shares. The actual amounts, if any, to be received by the executive officers may differ from the amounts set forth below.

Named Executive	Dollar Value of Potential Severance Payments(1)	Dollar Value of Incentive Bonus(2)	Dollar Value of Unvested Equity Awards(3)	Total
Officer
John Regazzi	$325,000	—	—	$325,000
Lutz Henckels	$350,000	—	—	$350,000
Armand Pantalone	$137,500	—	—	$137,500
Daniel Kirby	$100,000	—	—	$100,000

(1)

Represents the aggregate cash payments the executive would be entitled to receive under severance agreement if the Share Exchange were completed on July 1, 2022 and the executive was terminated or quit his employment for good reason on such date. We anticipate that we do not terminate Mr. Henckels, Mr. Pantalone or Mr. Kirby during the 12 months following the Share Exchange or take other action entitling any of them to terminate his employment for good reason and, therefore, does not anticipate that these executives will become entitled to receive these amounts. While we anticipates that Mr. Regazzi’s employment will be terminated when the Share Exchange is completed, he has agreed to receive the indicated amounts in the form of post-employment retirement benefits rather than as a severance benefit.

(2)

Represents the amount of the retention bonus the executive would be entitled to if the Share Exchange were completed on July 19, 2022. Based on the closing share price of Giga-tronics common stock as of that date, which was $1.10,) the executives would not be entitled a retention bonus.

(3)

Represents the value of in-the-money stock options and unvested restricted stock awards held by the executive on July 1, 2022 that would vest pursuant to the terms of his severance agreement if the Share Exchange were completed and the executive were terminated on such date. As of such date the closing price of Giga-tronics common stock was $1.10 per share, which is less than the exercise price of such options.

Directors

The Share Exchange Agreement provides that upon the completion of the Share Exchange, the Board will be comprised of seven directors, four of whom shall be designated by BitNile and three of whom shall be current directors of Giga-tronics designated by Giga-tronics. Under the terms of the Share Exchange Agreement, the three current directors designated by Giga-tronics as continuing directors will be nominated for reelection at the first annual meeting of shareholders following the Share Exchange and will be entitled to receive the same compensation for their service as other directors of Giga-tronics. We expect that the three continuing Giga-tronics directors will be John Regazzi, William J. Thompson and Thomas E. Vickers.

Indemnification

Our current directors and officers have rights to indemnification under our Bylaws and indemnification agreements that we have entered into with them. These rights to indemnification will survive completion of the Transactions.

Anticipated Accounting Treatment

We will account for the Share Exchange using the acquisition method of accounting in accordance with GAAP. We will treat Gresham as the acquirer for accounting purposes. In determining the acquirer for accounting purposes, we considered that we expect that, upon completion of the Transactions, BitNile will receive approximately 71.2% of our outstanding common stock and preferred stock and voting power of the combined company, while Giga-tronics shareholders will retain 28.8% of the outstanding common stock and voting power of the combined company. In addition to considering these relative voting powers, we also considered the proposed composition of the combined company’s board of directors and the proposed members of the executive management team of the combined company. Based on these factors, we concluded that Gresham is the accounting acquirer.

Under the acquisition method of accounting, the assets, including identifiable intangible assets, and liabilities of Giga-tronics as of the effective time of the Share Exchange will be recorded at their respective fair values and added to those of Gresham. Any excess of the purchase price for the Share Exchange over the net fair value of Giga-tronics’ assets and liabilities will be recorded as goodwill. The results of operations of Gresham will be combined with the results of operations of Giga-tronics beginning at the closing of the Share Exchange. The consolidated financial statements of Giga-tronics after closing will not be restated retroactively to reflect the historical financial position or results of operations of Gresham. Following the Share Exchange, and subject to the finalization of the purchase price allocation, the earnings of Giga-tronics will reflect the effect of any purchase accounting adjustments, including any increased depreciation and amortization associated with fair value adjustments to the assets acquired and liabilities assumed.

The allocation of the purchase price used in the unaudited pro forma financial statements included in this proxy statement is based upon the fair values of the assets and liabilities determined by a third-party valuation firm. Our preliminary estimates and assumptions are subject to materially change upon the finalization of internal studies and third-party valuations of assets, including investments, property and equipment, intangible assets including goodwill, and certain liabilities.

Ownership of Giga-tronics after the Transactions

As of July 6 2022, there were 2,777,230 shares of Giga-tronics common stock outstanding, 23,482 Outstanding Preferred Shares convertible into an aggregate of 156,547 shares of Giga-tronics common stock and 461,568 prefunded warrants exercisable for an aggregate of 461,568 shares common stock at a nominal price.

Under the terms of the Share Exchange Agreement, on the closing date of the Transactions, we will issue to BitNile 2,920,085 shares of Giga-tronics common stock and 514.8 shares of a new series of preferred stock that are convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock, without giving effect to delivery of our common stock issuable to Gresham’s Chief Executive Officer and Chief Operating Officer following the full vesting of the RSUs they hold in May 2024 or upon the exercise of their stock options. In addition, following the closing, we will repurchase all of our Outstanding Preferred Shares.

Based on the foregoing, immediately after the completion of the Transactions, 6,408,728 shares of Giga-tronics common stock will be issued and outstanding and the shares issued to BitNile in the Transactions will represent approximately 71.2% of the outstanding common stock including the Series F Convertible Preferred Stock, 28.8% of the voting power of Giga-tronics. On a fully diluted basis (that is, assuming the exercise or conversion of all preferred shares, option and warrants convertible into or representing the right to acquire shares of Giga-tronics common stock), current holders of Giga-tronics common stock will hold approximately 32.4% of Giga-tronics following the Transactions and BitNile will hold approximately 67.6%. The foregoing amounts do not include an additional 1,307,092 shares of Giga-tronics common stock that BitNile would have the right to acquire upon the optional conversion of the Convertible Note at the conversion price of $3.25 per share or shares of common stock that BitNile has agreed to acquire in the Proposed Public Offering. The foregoing are estimated percentages of post-Transactions shares of Giga-tronics common stock and do not give effect to delivery of our common stock issuable to Gresham’s Chief Executive Officer and Chief Operating Officer following the full vesting of the RSUs they hold in May 2024 or upon the exercise of their stock options.

Security Ownership of Certain Beneficial Owners and Management before the Transactions

The following table sets forth certain information as of July 6, 2022 with respect to the beneficial ownership of our common stock by (i) each shareholder known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) by each of our current directors and executive officers as identified herein, and (iii) all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock, stock options, and common stock purchase warrants that are currently exercisable or convertible into shares of our common stock within sixty (60) days of the date of this document, are deemed to be outstanding and to be beneficially owned by the person holding the options, or warrants for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted, the address for all officers and directors listed below is the Company’s headquarters located at 5990 Gleason Drive, Dublin, California 94568. The address for Messrs. Read and Long is Gresham’s headquarters located at 7272 Indian School Road, Suite 540, Scottsdale, Arizona 85251. The address for Messrs. Bentz, Horne and Smith is BitNile’s headquarters located at 1411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141.

Stock Ownership of Certain Beneficial Owners
Name of Beneficial Owner and Position(s) with the Company	Amount of Beneficial Ownership	See notes below	Percentage of Total Outstanding Common Stock
Lutz Henckels, EVP, CFO, COO and Director	128,613	1	4.63%
John R. Regazzi, Chief Executive Officer and Director	100,834	2	3.63%
William J. Thompson, Director, Chairman of the Board	28,202	3	1.02%
Thomas E. Vickers, Director	33,059	4	1.19%
Armand Pantalone, Chief Technology Officer	39,444	5	1.42%
Daniel Kirby, Vice President Business Development	53,052	6	1.91%

Stock Ownership of Certain Beneficial Owners
Name of Beneficial Owner	Amount of Beneficial Ownership	See notes below	Percentage of Total Outstanding Common Stock
All executive officers and directors as a group	383,204		13.80%
(6 persons, including those above)

5% Shareholders
Cornelis F. Wit Revocable Living Trust	373,461	7	13.45%
2700 N. Military Trail Suite 210
Boca Raton, FL 33431
Laurence W. Lytton	274,700	8	8.92%
467 Central Park West
New York, NY 10025
AWM Investment Company, Inc.	237,383	9	8.55%
c/o Special Situations Funds 527 Madison Avenue, Suite 2600
New York, NY 10022

1

Includes 72,950 shares of common stock issuable under options exercisable within 60 days of August 1, 2022, 4,650 shares of common stock issuable upon conversion of 697.4 shares of Series B preferred Stock, 1,573 shares of common stock issuable upon conversion of 236 shares of Series C preferred Stock, and 2,353 shares of common stock issuable upon conversion of 353 shares of Series D preferred Stock.

2	Includes 51,087 shares of common stock issuable under options exercisable within 60 days of August 1, 2022.
3	Includes 7,028 shares of common stock issuable under options exercisable within 60 days of August 1, 2022.
4

Includes 1,415 shares of common stock issuable under options exercisable within 60 days of August 1, 2022, 2,114 shares of common stock issuable upon conversion of 317.1 shares of Series B preferred Stock, 787 shares of common stock issuable upon conversion of 118.05 shares of Series C preferred Stock, and 1,174 shares of common stock issuable upon conversion of 176.1 shares of Series D preferred Stock.

5	Includes 20,245 shares of common stock issuable under options exercisable within 60 days of August 1, 2022.
6	Includes 21,952 shares of common stock issuable under options exercisable within 60 days of August 1, 2022.
7

Information is based on a Schedule 13G/A filed by Cornelis Wit on February 16, 2022. Includes 56,227 shares of common stock, 54,878 shares of common stock issuable upon conversion of 8,231 shares of Series B Preferred Stock, 20,473 shares of common stock issuable upon conversion of 3,071 shares of Series C Preferred Stock and 30,553 shares of common stock issuable upon conversion of 4,583 shares of Series D Preferred Stock.

8

Information is based on a Schedule 13G/A filed by Laurence W. Lytton on February 15, 2022. Does not include 461,538 shares of common stock potentially issuable upon exercise of warrants to purchase common stock at a nominal exercise price.

9

Information is based on a Schedule 13G/A filed by AWM Investment Company, Inc. (“AWM”) on February 11, 2022 reporting that AWM Investment Company, is the investment adviser to Special Situations Technology Fund, L.P.(“TECH”) and Special Situations Technology Fund II, L.P. (“TECH II”), (TECH and TECH II together referred to as the “Funds”). As the investment adviser to the Funds, AWM holds sole voting and investment power over 36,781 shares of common stock and 200,602 shares of common stock held by TECH II.

Security Ownership of Giga-tronics after the Transactions

The following table sets forth information with respect to the beneficial ownership of Giga-tronics common stock after consummating the Share Exchange by each person expected to serve as an executive officer or director of the combined company, all such executive officers and directors as a group, and each person expected to own more than 5% of our common stock. For this table, we assume 2,920,085 shares of common stock and 514.8 shares of Series F Convertible Preferred Stock will be issued, and all shares of our Outstanding Preferred Shares be repurchased in connection with the Share Exchange. We assume that 6,408,728 shares of our common stock will be outstanding. We further assume that the 4,250,000 Convertible Note we will issue BitNile will not be converted due to a 4.99% beneficial ownership limitation. While Gresham’s counsel and BitNile’s counsel have discussed potentially eliminating the 4.99% beneficial ownership limitation, in the interest of time they decided to defer discussions about the matter.

Name of Beneficial Owner	Amount of Beneficial Owner+	See Notes Below	Percentage of Total Outstanding Common Stock
Directors and Executive Officers:
Jonathan Read	212,401	1	2.05%
Timothy Long	141,605	2	1.37%
Lutz Henckels	128,613	3	1.24%
Jeffrey Bentz	0	4	0%
William B. Horne	6,880,128	5	66.35%
Robert Smith	0	6	0%
John R. Regazzi	100,834		*
William J. Thompson	28,202		*
Thomas E. Vickers	33,059		*
All directors and executive officers as a group (7 persons)	7,524,842		72.45%
5% Shareholders:
BitNile Holdings, Inc.	6,880,128	7	66.35%
Cornelis F. Wit Revocable Living Trust	373,461	8	3.60%
Laurence W. Lytton	736,328	9	7.10%

*	Less than 1%.
+

Applicable percentages are based on 6,408,728 shares of common stock outstanding, after giving effect to the issuance of 2,920,085 shares of common stock to be issued pursuant to the Share Exchange. Shares of common stock subject to options, warrants, and convertible securities exercisable, convertible, or exchangeable within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, We believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by them.

(1)

Mr. Read will be appointed as the Chief Executive Officer and a director of Giga-tronics upon completion of the Share Exchange. Represents vested stock options. Does not include 149,925 RSUs because the underlying common stock will not be deliverable until May 2024.

(2)

Mr. Long will be appointed as the Chief Operating Officer of Giga-tronics upon completion of the Share Exchange. Represents 133,267 vested stock options. Does not include 99,950 RSUs because the underlying common stock will not be delivered until May 2024.

(3)	Mr. Henckels will continue to serve as the Chief Financial Officer of Giga-tronics upon completion of the Share Exchange.
(4)	Mr. Bentz will be appointed as a director of Giga-tronics upon completion of the Share Exchange.

(5)

Mr. Horne will be appointed as a director of Giga-tronics upon completion of the Share Exchange. Mr. Horne is the Chief Executive Officer of BitNile and may be deemed to beneficially own shares beneficially owned by BitNile. Represents 2,920,085 shares of common stock issuable to BitNile pursuant to the Share Exchange, and 3,960,043 shares of common stock underlying 514.8 shares of Series F Convertible Preferred Stock issuable to BitNile pursuant to the Share Exchange.

(6)	Mr. Smith will be appointed as a director of Giga-tronics upon completion of the Share Exchange.
(7)

Represents 2,920,085 shares of common stock issuable to BitNile pursuant to Share Exchange and 3,960,043 shares of common stock underlying 514.8 shares of Series F Convertible Preferred Stock issuable pursuant to the Share Exchange.

(8)	Information based on a Schedule 13G/A filed by Cornelis F. Wit on February 16, 2022. Address is 2700 N. Military Trail Suite 210, Boca Raton, FL 33431.
(9)

Information is based on a Schedule 13G/A filed by Laurence W. Lytton on February 15, 2022. In addition, includes warrants to purchase 461,538 shares of Giga-tronics common stock at a nominal price. Mr. Lytton’s address is 467 Central Park West, New York, NY 10025.

Executive Officers and Board of Directors of Giga-tronics After the Transactions

The following table sets forth information on our executive officers and directors after the Transactions.

Name	Age	Position with Giga-tronics After the Transactions	Current Position With Gresham
Jonathan Read	66	Chief Executive Officer	Chief Executive Officer
Timothy Long	65	Chief Operating Officer	President of Gresham
Lutz Henckels	81	Chief Financial Officer	None
Robin Shaffer	59	Chief Innovation Officer	Chief Innovation and Technology Officer
Sean Lyle	55	Chief Development Officer	Chief Development Officer

Jonathan Read’s background in the following table.

Timothy Long has served as the Chief Operating Officer of Gresham Worldwide Inc. since December 2019. He served as Executive Vice President for Strategic Development at DPW Technologies Inc., the predecessor company to Gresham Worldwide, from April 2019 until December 2019. He also has served as the Chief Executive Officer and Chairman of the Board of Directors of Microphase Corporation, a subsidiary of Gresham Worldwide, Inc., since December 2019 to the present. Mr. Long serves on the Board of Directors of Gresham Worldwide, Inc., since December of 2019 as well as a director of Gresham Power Electronics Ltd. since August 2019 and, RELEC Electronics Ltd since December of 2020 in the United Kingdom. He also is a member of the Board of Directors of PowerGrow, Inc., since 2019. Before joining Gresham Worldwide, Mr. Long worked as a consultant to businesses, municipalities, and institutions of higher learning on government contracting and government affairs for 15 years. Prior to that, Mr. Long work for in a variety of executive level positions at the intersection of law, public policy, business development and operations management to build businesses with small, mid-sized and Fortune 500 companies. He started his professional career as an attorney in private practice, representing and advising clients on litigation, administrative proceedings, and government contracts matters. Mr. Long earned a Bachelor of Arts degree in Political Science and Economics from Old Dominion University and Juris Doctor degree from the University of Virginia School of Law.

Lutz Henckels has served as a member of our Board since 2011. He was appointed as our Executive Vice President and Chief Financial Officer in March 2019, having served as our Interim Chief Financial Officer since February 2018. He was appointed to the additional position of Chief Operating Officer in July 2020. Dr. Henckels has more than 40 years’ experience in corporate leadership roles, and previously served as Chief Executive Officer of public and private technology companies, including HiQ Solar, SyntheSys Research (acquired by Tektronix/Danaher), LeCroy Corporation and HHB Systems. He was the founder of HBB Systems, an electronic design automation company, and took that company public with its listing on Nasdaq. As Chief Executive Officer of LeCroy, he focused the company on its oscilloscope business, drove a successful turnaround and guided that company though its public listing on Nasdaq. Dr. Henckels holds a Bachelor of Science and Master of Science in Electrical Engineering and PhD in Computer Science from the Massachusetts Institute of Technology and he is also a graduate of the OMP program of Harvard Business School. During his career he has served as a director for several publicly traded companies, including Ikos, Inframetrics and LeCroy.

Robin D. Shaffer currently serves as Chief Innovation Officer effective July 2022. Previously Mr. Shaffer served as interim Chief Technology Officer & Chief Innovation Officer, having joined the company in January 2021. Immediately prior to Gresham Worldwide he served as Managing Partner — Technology for Align Infrastructure and as Director of Sales & Marketing for AirTest Technologies, Inc. (OTC:AATGF). Mr. Shaffer served as a lead Technology Partner for Sustainability Partners from 2015 to 2020 and, prior to 2015, held senior management positions across a breadth of technology companies serving as Senior Vice President of Sunlink; General Manager — Solar for Cooper Industries; Sr. Dir. Of Sales & Marketing for Sunverge, Vice President Sales Operations for Clearedge Power and Vice President of Sales & Marketing for NK Technologies.

Sean P. Lyle currently serves as the Chief Development Officer for Gresham Worldwide, effective June 15th, 2022. Previously Mr. Lyle served as interim Chief Development officer of Gresham Worldwide on a contract basis from July 2021 to June 2022. Mr. Lyle has over 20 years of management experience in technical industries including Software, Energy and Agribusiness. Mr. Lyle most recently served as the Founder and CEO of PowerGrow Inc., from January 2017 through June 2022; where he led the strategic direction of PowerGrow Inc, to create clean energy powered, high-tech glass greenhouse facilities for sustainable agriculture. In addition, Mr. Lyle was President at an energy services company called Energy Surety Partners. Mr. Lyle worked for over 5 years at Siemens Industry (OTCMKTS: SIEGY), in their Energy & Environmental Solutions group. Mr. Lyle is a Board Member at WOW Life Sciences, a life sciences company focused on the development of nutraceutical products that promote natural immunity. Mr. Lyle is experienced in helping organizations scale their operations through organic growth, as well as mergers and acquisition activities. Mr. Lyle is a subject matter expert for renewable energy program development, information technology development and business development for the Federal, State and Local Government sectors. Mr. Lyle is a LEED Accredited Professional (AP) and a member of BENS (Business Executives for National Security).

The Share Exchange Agreement provides that upon the completion of the Share Exchange the Board will be comprised of seven directors, four of whom shall be designated by BitNile and three of whom shall be current directors of Giga-tronics designated by Giga-tronics. Under the terms of the Share Exchange Agreement, the three current directors of Giga-tronics designated by Giga-tronics as continuing directors will be nominated for reelection at the first annual meeting of shareholders following the Share Exchange and will be entitled to receive the same compensation for their service as other directors of Giga-tronics. Our Board has not determined which of its directors will be among the three directors that will continue as directors of Giga-tronics following the Share Exchange.

BitNile expects that following four persons will be BitNile’s designees to the Giga-tronics board of directors upon completion of the Share Exchange:

Name of Director	Age	Background
Jeffrey Bentz	60	Mr. Bentz has served as a director of BitNile since 2018. He has been a director of Gresham since 2019. Mr. Bentz is an experienced businessman who has served since 1994 as President of North Star Terminal & Stevedore Company, a full-service stevedoring company located in Alaska and whose major areas of business include terminal operations and management, stevedore services, and heavy equipment operations. He also has served as a director and advisor to several private companies and agencies.

Name of Director	Age	Background
William B. Horne	53	Mr. Horne has been the Chief Executive Officer of BitNile since January 2021 and a director since October 2016. He served as BitNile’s President from August 2020 until January 2021 and previously as its Chief Financial Officer since January 2018. He has been a director of Gresham since 2019. Mr. Horne served as the Chief Executive Officer and a director of Ault Disruptive Technologies Corporation (NYSE:ARDT) since January 2021. He served as the Chief Financial Officer of Targeted Medical Pharma, Inc. (OTCBB: TRGM) from August 2013 to May 2019. Mr. Horne is a director and Chief Financial Officer of Avalanche International, Corp., an Exchange Act registrant. Mr. Horne has served on the board of directors of Alzamend Neuro, Inc., a biotechnology firm dedicated to finding the treatment, prevention and cure for Alzheimer’s Disease, since 2016. Mr. Horne previously held the position of Chief Financial Officer in various public and private companies in the healthcare and high-tech field. Mr. Horne has a Bachelor of Arts Magna Cum Laude in Accounting from Seattle University.

Jonathan Read	66	Mr. Read has been Gresham’s Chief Executive Officer since May 2019. He has been a director of Red Cat Holdings, Inc. since August 18, 2017 and was the Chief Executive Officer, Secretary and Treasures and a director of Timefire VR. Inc from October 2017 until May 2019 and from November 1, 2015 to January 31, 2017. In May 2019 Red Cat acquired Timefire. From July 14, 2017 through July 20, 2018, Mr. Read served as a director of BTCS Inc, a digital asset-related company. From 2005 through 2012, Mr. Read was the Chief Executive Officer of ECOtality Inc. (“ECOtality”), a San Francisco based company that Mr. Read founded and was formed to create a network of charging stations for electric cars. In 2013, ECOtality, filed for Chapter 11 bankruptcy protection. In 2014, Mr. Read filed for bankruptcy.

Robert Smith	76	Mr. Smith has been a director of Gresham since 2020. He serves as the lead independent director of BitNile and has been a director since September 2016. Previously, he was a director of BitNile from November 2010 until May 2015. He is currently a C-level executive consultant working with Bay Area high-tech firms on various strategic initiatives in all aspects of their business. Mr. Smith has served on the board of directors of Ault Disruptive Technologies Corporation, an NYSE listed SPAC, since its IPO in December 2021.

Giga-tronics expects that following three current directors of Giga-tronics will continue as directors of Giga-tronics following the Share Exchange:

Name	Age	Background
John R. Regazzi	67	John R. Regazzi has served as a member of our Board since 2006. He has been our Chief Executive Officer since February 2018. Previously he was appointed Co-Chief Executive Officer in June 2017 and Chief Technology Officer in August 2016. From 2006 to August 2016, he was the President and Chief Executive Officer of the Company. Prior to that, Mr. Regazzi held the following positions within the Giga-tronics Instrument Division: President and General Manager, Vice President of Operations, and Vice President of Engineering. Prior to Giga-tronics, Mr. Regazzi was with Hewlett Packard for 22 years in various design and management positions associated with their microwave sweeper and synthesizer product lines. Mr. Regazzi holds a Bachelor of Science in Electrical Engineering from Rutgers University and a Master of Science in Electrical Engineering from Lehigh University.

William J. Thompson	57	William J. Thompson has served as Chairman of our Board since August 2016 and has been a member of our Board since 2011. Dr. Thompson served as our Acting Chief Executive Officer from August 2016 until June 2017. Dr. Thompson serves as Chief Technology Officer of Safetonet Limited, a privately held cyber-safety business focused on protecting children from online harms that makes Net Nanny™ parental control software, and he is a partner at QFT Analytics, a private company that offers financial modeling and back office solutions for small companies. Dr. Thompson was a Managing Member of Alara Capital AVI II and was Director of Research for Jacobi Capital Management. Dr. Thompson cofounded Circadiant Systems (acquired by JDS Uniphase Corporation), a venture capital backed test and measurement company that designed and manufactured instrumentation for optical communication. Dr. Thompson also served as a Member of Technical Staff at Lucent Technologies where he designed analog RF optoelectronic components for high speed optical communication, and as a researcher with the University of Maryland. Dr. Thompson graduated summa cum laude with a Bachelor of Science in Physics from University of North Carolina at Charlotte and holds a Ph.D. in Physics from Stony Brook University. He graduated as a Palmer Scholar with an MBA in Finance from the Wharton School of the University of Pennsylvania.

Thomas E. Vickers	58	Thomas E. Vickers has served as a member of our Board since September 2020. Mr. Vickers has more than 35 years of experience in corporate finance and operations management. Presently, he is the President of Stack Financial Inc., a finance and accounting advisory firm that provides family office, Chief Financial Officer on demand, finance and accounting services to various clients. He has been a director of Veritas Farms, Inc., an

Name	Age	Background
Exchange Act registrant, since 2020. Previously, he served as Chief Financial Officer and Senior Vice President of Human Resources for OmniComm Systems Inc., a healthcare technology company, where he was a key member of the executive team that successfully completed that company’s acquisition by Anju Software. At OmniComm he had primary responsibility for planning, implementing, managing and controlling all financial activities and worked directly with the Chief Executive Officer to determine budget, disbursements and expenditures of money and capital assets. Prior to that, Mr. Vickers spent six years at Ocwen Financial Corporation, a financial services company providing mortgage servicing solutions, where he first served as Director and Controller and later as Director, Servicing Operations. Earlier in his career, Mr. Vickers was Vice President of Operations for S & J, and before that he worked at Precision Response Corporation where he served in financial and operational roles of increasing responsibility, culminating as Vice President, Financial Operations. He holds a BBA in Finance, a BBA in Accounting and an MTX in Taxation from Florida Atlantic University, as well as an MBA in Finance from the University of Miami. He is also a Chartered Financial Analyst® charter holder.

Federal Securities Laws Consequences; Stock Transfer Restriction Agreements

All shares of Giga-tronics common stock and Series F Convertible Preferred Stock that will be issued to BitNile in the Share Exchange will be issued pursuant to the exemption from the registration requirements under the Securities Act provided pursuant to Section 4(a)(2) thereof as a transaction not involving a public offering, and as such will be deemed restricted securities as that term is understood under the Securities Act.

GRESHAM’S BUSINESS

Overview

Gresham, through its subsidiaries, designs, manufactures, and distributes specialized electronic solutions, automated test solutions, power electronics, supply and distribution solutions, and radio, microwave and millimeter wave communication systems and components for a variety of applications with a focus on the global defense industry. Gresham also offers bespoke technology solutions for mission critical applications in the medical, industrial, transportation and telecommunications markets.

Gresham’s Strengths

Gresham has the following core strengths that it believes gives it a competitive advantage:

•

High quality, ultra-reliable bespoke technology offerings with elegant designs and precision “high touch” manufacture that stand the test of time, narrow the field of competition and command enhanced operating margins.

•

Enduring relationships with “blue chip” customers in defense with diversity in other growth markets such as health care, industrial, transportation and telecommunications provide stable revenue growth and reduce sales cost.

•

Substantial backlog of orders with definite delivery dates for solutions engineered into long life cycle platforms that provide revenue base for years to come. Global operations expand its market opportunities, extend its operational reach and diversify its business base.

Impact of COVID-19 on Gresham’s Operations

COVID-19 had a material adverse effect on Gresham’s operations but it appears to no longer be a material issue. No assurances can be given that the future variants will not have a material adverse effect. See “Risk Factor” at page 33.

Government Support Programs

On April 18, 2020, Microphase received a loan pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid Relief and Economic Security Act (the “CARES Act”) administered by the U.S. Small Business Administration (the “SBA”) evidenced by a promissory note (the “PPP Note”) in the principal amount of $467,333 (“PPP Loan”) from People’s United Bank. The PPP Loan has a term of 2 years, bears an interest at 1% per annum and may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP Loan were used by Microphase for payroll costs, rent and utilities during the eight-week period after origination. This helped offset some of the adverse effects of the COVID-19 pandemic and allowed Microphase to serve its customers at a reduced capacity but without experiencing any cancellation of its open orders. The Small Business Administration approved forgiveness of the Microphase PPP loan in June 2021, enabling Microphase to realize that loan amount as income in 2021.

The UK Government subsidized salaries of workers furloughed because of pandemic disruptions under the Coronavirus Job Retention Scheme, which extended through October 31, 2021. The subsidy program covered 80% of an employee’s usual compensation for hours not worked because of the pandemic related shutdowns and furloughs. Gresham Power took advantage of this program to defray costs of paying workers during slowdowns and shutdowns because of the pandemic. Gresham Power also received a government backed low interest “Bounce Back” loan with extended repayment terms for operating capital in 2021.

Gresham’s Corporate History and Structure

Gresham principally conducts its operations through its through its subsidiaries, Microphase, Enertec, Gresham Power and Relec.

In January 1998, BitNile’s predecessor company acquired Gresham Power, which manufactures and distributes ultra-reliable power systems for defense customers and distributes other high quality power electronics solutions to defense and commercial customers.

On June 2, 2017, BitNile purchased 57.89% of the outstanding capital stock of Microphase, a design-to-manufacture original equipment manufacturer (“OEM”) delivering world-class radio frequency (“RF”) and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and detector logarithmic video amplifiers (“DLVA”) to the military, aerospace and telecommunications industries. In two subsequent transactions, BitNile acquired an additional 1.45% of the outstanding capital stock of Microphase for an aggregate 57.35% in total. BitNile subsequently transferred its ownership of Microphase to Gresham. Effective July 1, 2022, Gresham purchased 444,444 additional shares of Microphase common stock bringing its ownership to 63.07%

On May 23, 2018, BitNile acquired Enertec, Israel’s largest private contractor offering specialized electronic solutions for the military market, including missile launch, automated testing, combat systems, command and control solutions. BitNile subsequently transferred its ownership to Gresham.

On November 30, 2020, Gresham acquired Relec, a company based in Wareham, United Kingdom that markets and distributes power electronics and display solutions for mission critical rail, industrial, medical, telecoms and military applications. The acquisition was structured as a stock purchase under which Gresham paid approximately $3.6 million, net of cash which the sellers retained with additional contingent cash payments up to approximately $665,000 based on Relec’s future financial performance over a three-year period. Relec will pay the sellers an earn-out of approximately $210,000. The acquisition of Relec enhanced Gresham’s presence in industrial and transportation markets in the United Kingdom and Europe and considerably broadened its product portfolio, including high-quality power conversion and display product offerings. Relec specializes in AC-DC power supplies, DC-DC converters, displays and EMC filters.

Gresham’s current corporate structure is reflected at page 3:

Set forth below is information concerning Gresham’s subsidiaries.

Name	% Owned	Domicile	Date Business Started
Enertec	100%	Israel	1995
Relec	100%	United Kingdom	1978
Gresham Power	100%	United Kingdom	1932
Microphase	63.07%	Delaware	1955

A description of the businesses of Gresham’s subsidiaries follows.

Microphase Corporation

Microphase designs, manufactures and sells microwave electronics components for radar, EW, and communication systems. Such components include RF and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and DLVAs. Microphase’s customers are comprised of the U.S. military, and contractors to the U.S. military and to militaries of other countries including prime contractors and sub-contractors. Microphase’s technology innovations are used in many significant U.S. Government defense programs, including the Patriot missile, the F-16, the F-35 and the B-1B Stealth Bomber. Other notable programs in which Microphase’s products are or were used include the Atlas Missile, Vanguard Missile, Polaris Missile System, SHRIKE Missile, ARM Missile, Patriot Missile System, THAAD (or Terminal High Altitude Area Defense), the Samos, Tiros, and Currier Space Probes, the FB-111, EA-6B, F-14, F-18 JAS Gripen fighter, MODI & MFEW IED countermeasures programs and more recently drone programs including the Predator, the Reaper and the Shadow.

Microphase’s advanced technology products enable the ultra-sensitive detection and high precision video amplification that are necessary to accurately recover the signals and facilitate use of the information received. These products include:

•	filters that sort and clarify microwave signals, including multiplexers that are a series of filters combined in a single package;

•	solid state amplifiers that amplify microwave signals;

•	detectors and limiters that are semiconductor devices for detection of radar signals and protection of receivers from damage from high power signals and jamming;

•	detector log video amplifiers that are fully integrated, ruggedized, “mil-spec” signal detection systems; and

•

integrated assemblies that combine multiple functions from a range of components and devices, including transmitters, receivers, filters, amplifiers, detectors, and other functionality into single, efficient, high performance, multifunction assemblies.

Microphase maintains and monitors a supply chain of high-quality, customer-approved component manufacturers and distributors to provide the essential elements for its products. However, Gresham recently has undertaken a comprehensive effort to upgrade its production infrastructure and to in-source more fabrication, sealing, wire bonding and finishing processes to increase control over the production processes to lower costs and reduce lead times. Microphase is continually improving its internal processes to ensure the highest quality and consistent manufacturing of its power solutions. Microphase tunes and tests all of its products under stress operating conditions per defined in tuning protocols and test procedures it developed as part of the production process. This approach ensures that its customers can use and incorporate Microphase products into systems and sub-systems with confidence in the operational performance and reliability.

Compliance with international safety agency standards is critical in every application, and power solutions play a major role in meeting these compliance requirements. Microphase safety engineers and quality assurance teams help ensure that its custom products are designed to meet all safety requirements and are appropriately documented to expedite safety approval processes.

Enertec Systems 2001 Ltd.

Based in Israel, Enertec designs, develops, manufactures and maintains advanced end-to-end high technology electronic solutions for military, medical, telecommunications and industrial markets. Those solutions include custom computer-based automated test equipment and turnkey systems to ensure combat readiness, provide command and control, and direct and deploy resources in military operations in harsh environments and battlefield conditions. Enertec also designs, develops, manufactures and maintains high precision calibration equipment for lifesaving medical operations for a global health care products company as well as advance power systems for electric vehicle, telecom and other industrial applications. Enertec delivers complete end-to-end project management with requirements definition, systems engineering, design/development, production, testing, integration, field support, maintenance and optimization. Its custom engineered solutions enable and support mission critical air, land and sea military platforms, e.g., missiles, UAVs, combat aircraft, boats, submarines, trailers and satellites.

Enertec’s primary customers include the Israeli Ministry of Defence and the three major defense contractors in Israel — Israel Air Industries (IAI), Rafael and Elbit Systems. In addition, Enertec has a strategic partnership with Cyient to build and deliver solutions for the Indian military. High tech capabilities to deliver advance electronics solutions create possible opportunities for other Gresham operating subsidiaries — Microphase and Gresham Power — to supply components for Enertec solutions. Enertec also provides geographic reach into the Middle East and India to broaden Gresham’s footprint in delivering the highest quality and most advance technology solutions across the globe.

Enertec is among Israel’s largest, most well-established manufacturers of test equipment and simulators. Enertec develops and manufacture test systems and simulators for all types of weapons systems at all levels of maintenance, development, and integration. Enertec is currently working on developing a new generation of electronics cards and assemblies to build a new generation of test systems.

Enertec complies with all information security requirements included in its customer contracts as well as all the confidentiality laws that Israel mandates for work related to defense of the country.

Gresham Power

Gresham Power is the smallest of Gresham’s operating subsidiaries. In January 1998, Gresham Power was acquired by BitNile’s predecessor company.

Gresham Power designs, manufactures, and distributes switching power supplies, uninterruptible power supplies and power conversion and distribution equipment frequency converters for the commercial and military markets, under the name Gresham. Frequency converters manufactured by Gresham are used by naval warships to convert their generated 60-cycle electricity supply to 400 cycles. This 400-cycle supply is used to power their critical equipment such as gyro, compass, and weapons systems. Gresham Power also designs and manufactures transformer rectifiers for naval use. Typically, these provide battery supported back up for critical DC systems, such as machinery and communications. In addition, higher power rectifiers are used for the starting and servicing of helicopters on naval vessels, and Gresham Power now supplies these as part of overall helicopter start and servicing systems. Gresham Power believes that its products add diversity to Gresham’s product line, provide greater access to the United Kingdom and European markets, and strengthen Gresham’s engineering and technical resources. Gresham Power’s largest customer is the Royal Navy which accounted for approximately 70% of its revenues in 2021.

Relec Electronics Ltd.

Relec was established in 1978 with the aim of providing specialist power conversion and display products to support professionals in the electronics industry. Relec markets and distributes power electronics and display solutions for mission critical rail, industrial, medical, telecoms and military applications. Relec develops custom solutions for various applications ranging from light industrial to heavily ruggedized for the harshest of environments. Relec customizes product selection feature functionality to achieve optimum performance and service delivery for specific customer requirements. Relec currently operates in specific fields, specializing in AC-DC Power Supplies, DC-DC Converters, Displays and EMC Filters. Approximately 78% of Relec’s 2021 revenues came from sales to customers within the United Kingdom and the balance came throughout the world.

Additional Information about Gresham’s Products and Solutions

Gresham’s subsidiaries’ defense products and solutions include weapon test and simulation systems, command and control equipment for weapons systems, laser system drivers, military grade power supplies and converters, amplifiers, radio frequency, microwave, and millimeter-wave filters for electronic warfare, radar, and communications systems, display technologies, advanced integrated multifunction assemblies and sub-systems, and high-performance component solutions. Gresham’s subsidiaries design, develop, manufacture and distribute advanced electronic technology solutions which convert, regulate, purify, manage or distribute electrical power for electronic equipment. Its power solutions are intended for mission-critical defense, industrial, health care and transportation applications in, and generally convert AC current from the power grid to DC current, or modify the voltage being delivered (DC to DC). Gresham’s subsidiaries also offer standard off-the-shelf, modified-standard and custom-built products. Although Gresham’s subsidiaries sell standard products unmodified to its customers, those standard offerings are designed into specific customer product configurations in most instances. Modified-standard products are based on lightly modified versions of standard products. Custom products are designed specifically to the customer’s specification and are not generally sold to other customers.

•

Test and simulation systems for a wide array of weapon systems: Enertec is Israel’s largest, most well-established manufacturer of test equipment and simulators. Enertec develops and manufactures test systems and simulators for all types of weapons systems at all levels of maintenance, development, and integration.

•

Command and control equipment and workstations for weapons systems: Enertec’s ruggedized command and control systems are used for operating complex weapon systems and installed on mobile shelters or missile boats. These solutions include command and tracking systems, operation consoles for weapon systems, naval control and communications systems, and ground command system.

•

Power supplies, transformers and converters for combat aircraft, missiles, ships and mobile ground units: Gresham Power and Relec offer ruggedized sophisticated military systems for vehicles, ships, and submarines.

•

Drivers for laser systems: Enertec’s computerized systems assembled on combat aircraft and mobile weapons units drive high power laser diodes, up to 200 Watt, and enable full control and reporting to a remote computer, as well as control of flow and temperature for high precision.

•

Detector Log Video Amplifiers: Microphase provides a wide selection of best-in-class DLVA technology offerings. DLVAs have a wide range of military, aerospace, and other mission critical applications. Nine models cover 25 MHz to 40 GHz in octave and multi-octave ranges with exceptional performance in a compact size. All units are designed to operate over –67° to +185°F and military environments.

•

Successive Detection Log Video Amplifiers (“SDLVA”): SDLVAs provide high sensitivity and wide dynamic range performance. One of the key attributes of an SDLVA is its ability to demodulate and compress transmitted data in such a way as to produce an output voltage that increases in linear increments with respect to radio frequency output power. SDLVAs are high performance, multi-octave assemblies designed for use in a wide range of applications including electronic warfare systems, instrumentation, and telecommunications equipment.

•

Radio frequency, microwave, and millimeter-wave filters: Microphase’s filter products cover a frequency range of DC to 90 GHz and are used in electronic warfare, radar, and military communications systems, weather, satellite, and commercial communications systems, land mobile radio systems, and precision laboratory test equipment. Most of its filter products and solutions are custom designed and manufactured to meet a wide range of applications and specifications.

•

Millimeter wave products: Microphase’s standard products include amplifiers, control components, detectors, filters/channelizers, and transceivers for defense applications. Microphase offers custom designed components and subsystems.

•

High performance component solutions: Microphase offers a comprehensive range of standard and custom designed high performance component solutions including detectors, limiters, multipliers, switches, couplers covering frequency range of 0.1 – 40 GHz. It also offers integrated multifunction component solutions such as detector-coupler, limiter-detector, and filter-limiter-detector modules.

•

Display technologies: Relec offers standard and custom displays and modules and screen enhancements to improve the optical, mechanical and environmental performance. Relec develops custom solutions for various applications ranging from light industrial to heavily ruggedized for the harshest of environments.

•

Multifunction Assemblies and Integrated Subsystems: Microphase offers a base line of integrated multifunction assemblies for subsystems, which can be modified to meet customer-specific performance and application criteria. By integrating its own devices with other RF/microwave hardware, Microphase engineers complex solutions that deliver substantial space and cost savings, with better overall performance and reliability. Microphase has a 60-year history in design and manufacture of advanced integrated multifunction assemblies and sub-systems incorporating the latest component technologies.

The high degree of customization of most of Gresham’s offerings to unique customer requirements typically narrows the field of competition for its products and solutions. Even standard, “off-the-shelf” power electronics products may be “designed in” to applications of customers for Gresham’s UK subsidiaries, raising barriers to competing solutions.

Engineering and Technology

Gresham’s engineering and product development efforts vary with each operating subsidiary. Most of these efforts focus on designing and developing new products in connection with custom product design and modification of standard electronics offerings to provide solutions tailored to specific customer requirements. Gresham’s engineers work closely with customers and specialist partners to incorporate modifications or create custom designs for specific project requirements.

Enertec provides full-service design and development of turnkey electronic solutions. Microphase designs custom RF solutions to meet customer specifications. When required, other subsidiaries modify standard products to meet specific customer requirements, including, but not limited to, redesigning commercial products to meet requirements for military applications based on commercial off-the-shelf products and for other customized product requirements, when applicable. Gresham continually seeks to improve its product offerings while anticipating changing market demands for increased functionality, customized firmware and improved EMI (electromagnetic interference) filtering. Whenever possible, Gresham attempts to differentiate all its products from commodity-type products by enhancing, modifying and customizing standard product offerings as well as refreshing and enhancing custom designs to meet a broader array of applications.

Additionally, Microphase and Enertec are engaged in advanced research and development programs for defense electronic solutions and wireless communications applications. Microphase and Enertec engineers work in close collaboration with engineering and program teams with strategic customer partners. Current programs focus on, among other things, advanced testing solutions, secure communications and jamming, electronic countermeasures, advanced radar waveform synthesis and detection, high efficiency, high linearity power amplifier technology, and high power filter miniaturization. Enertec currently is working on developing a new generation of electronics cards and assemblies to build a new generation of test systems.

Gresham Power specializes in engineering, designing and developing power conversion and distribution solutions for Naval applications, with equipment installed on virtually all of the UK Royal Navy’s submarine and surface fleet. Many of Gresham Power’s ultra-reliable offerings support shipboard distribution of electrical power in emergencies (such as loss of main ship’s power) to enable continued operation of weapons systems, tactical communications and lighting. Gresham Power specializes in a comprehensive range of activities from PCB and Mechanical Design through prototype development to board and system assembly and test. Its engineers ruggedize Marine power products to meet high levels of shock, vibration, harsh climate conditions and the most rigorous MIL STD requirements. Gresham Power also has deployed its equipment on vessels of the navies of 15 other countries, including Australia, Malaysia, Oman, Spain, Turkey and Japan. Since 2019, all of Gresham Power’s revenues have been generated from United Kingdom customers. It has entered into a contract to supply products in Singapore and is currently engaged in discussions concerning possible business form customers located in other countries.

Research and Development

Gresham generally conducts research and development in collaboration with and funded by its customers. In 2021, Microphase, Enertec and Gresham Power, incurred independent research and development cost in an aggregate amount of $1,537,000, or 6% of Gresham’s consolidated operating revenues for fiscal 2021 as compared with $1,512,000 in 2020, or 8.3% of its consolidated operating revenues for fiscal 2020. Gresham anticipates comparable research and development expenditures in 2022.

Industry and Competition

Market Overview

Gresham operations focus exclusively on the market for electronic solutions that support the defense industry and other mission critical applications. The essential nature of these applications provides a degree of insulation from volatility associated with other segments of the global economy while accounting for stability and steady growth of the addressable market opportunities available to Gresham in segments that it serves. Demand for solutions to meet these requirements continues unaffected, and in many instances increases, in times of global crisis. Total defense spending in the three countries in which Gresham currently operates will total more than an estimated $856 billion in 2022. (https://www.globalfirepower.com/defense-spending-budget.asp) Gresham sells to the militaries and defense contractors in 15 other countries as well. Overall global defense spending hit $2.0 trillion in 2021 notwithstanding the pandemic and. is expected to grow at CAGR of 3% through 2028 with U.S. spending continuing to lead the world in the same period (ASD Reports, Global Defense Budget Analysis — Forecast to 2028). The current conflict in the Ukraine has intensified interest and investment in defense platforms throughout the United Kingdom and Europe.

Gresham believes that the drive for increased situational awareness and close coordination of air, land, sea, space and cyber operations will fuel an increase in defense modernization, force protection and situational awareness will drive spending increased procurement of components and systems to enable electronic warfare, countermeasures and unattended solutions with a CAGR of 6.4% projected in coming years to drive spending in the global defense electronics market to $231.6 billion in 2030. (Defense Electronics Market Intelligence Report, May 26, 2022). The drive for greater connectivity and analytics will in turn increase demand for RF communications, power solutions and electronic control systems content in new major military platforms, which are the core offerings of Gresham’s operating units.

Thousands of companies compete in this market to deliver electronics solutions to meet defense and other mission critical applications. However, Gresham’s operating units have longstanding relationships with dominant defense contractors in the US (Lockheed, BAE Systems, L3Harris, Raytheon, Boeing), in the UK (BAE, Rolls Royce, Thales, Babcock) and in Israel (IAI, Rafael, Elbit Systems) who hold contracts for major defense platforms with very long life cycles. These relationships enable Gresham to narrow the field of competition considerably to grow based on repeat business with relatively low selling costs.

Beyond the defense arena, initiatives to complete $42 billion in upgrades to the current National Railway System in the UK over the next three years while spending $115 billion over the next 10 years to build high speed rail to link London with the Midlands cities of Birmingham, Leeds and Manchester will generate significant opportunities for growth in demand for power solutions to upgrade and replace current infrastructure, both in rolling stock and track side controls. Relec’s current relationships and track record for supplying power solutions to the UK rail industry position Gresham ideally to capitalize on these ongoing refurbishment and expansion efforts. A similarly robust market in the medical power supply markets with a compound annual growth rate of 6.9% to reach $1.8 billion in 2025 creates tremendous growth opportunities for Relec in the UK. The COVID-19 has put healthcare and the medical device industry front and center in the United States, Europe and Asia, fueling interest in the type of power electronics and display solutions that Relec distributes.

Competition

The defense electronic technology solutions industry is highly fragmented and characterized by intense competition. Gresham’s competition includes thousands of companies located throughout the world, some of which have advantages in terms of labor and component costs, and some of which may offer products superior or comparable in quality to Gresham. Each operating subsidiary confronts a different set of competitors depending on solutions offered, vertical markets targeted and geographic scope of operations.

Many competitors for Microphase, including K&L Microwave, Qorvo, Q Microwave, and Gowanda Electronics, have substantially greater fiscal and marketing resources and geographic presence than Gresham has. However, elegant designs, strong engineering and a long history of delivering high quality, ultra-reliable components and subsystems enable Microphase to compete very effectively and carve out a strong position against competitors with more resources.

Enertec faces direct competition from smaller firms than itself such as Nir Or, EPS, MER, Alexander Schneider, Symcotech and Chaban, which specialize in components of electronic solutions. Offering end-to-end, turnkey solutions gives Enertec a competitive advantage over other private contractors competing to provide the Israeli MOD and major OEMs with electronic systems and components. That competitive advantage renders roughly 80% of Enertec’s business de facto “sole source” work without other viable competition.

Gresham Power faces competition from Ultra Electronics and Rolls Royce. As in the case of Microphase, elegant designs, strong engineering and a long track record for delivering ultra-reliable high quality power electronics solutions enables Gresham Power to compete effectively. Customers continue to seek out Gresham Power to provide power systems for marine defense applications.

Relec competes against many other distributors of power electronics and display offerings, facing competition from Fidus Power Ltd, Mouser Electronics and Avnet Abacus as well as power supply and electronics manufacturers like XP and ABB who sell direct, many of which have significantly more fiscal and marketing resources than Relec. However, a high touch, customer-focused approach enables Relec to compete effectively against high volume distributors and direct selling manufacturers. Optimizing and designing solutions into customer product lines has proven tremendously effective in building relationships with customers and suppliers alike that endure over time, generating regular repeat business and builds a reputation for customer service that provides a strong competitive advantage when pursuing new customers.

Gresham also faces competition from current and prospective customers who may decide to design and manufacture power electronics, communications components and electronic solutions needed to satisfy their internal programmatic requirements.

Consolidation in the defense technology solutions market, including through mergers, acquisitions and/or strategic alliances among major primes to whom Gresham sells its products, has the potential to intensify the competitive pressures that it faces. Many of its existing and potential competitors may be better positioned than Gresham is to acquire other companies, technologies or products. Gresham believes it competes favorably on the basis of multiple factors, including product quality and reliability, technological capabilities, service, past performance, design flexibility and ability to develop and implement complex, integrated solutions customized to its customers’ needs, and cost-effectiveness. Focusing on bespoke technology offerings with relatively low volumes and high margins enables Gresham’s operating subsidiaries to compete favorably on price against larger companies with much high indirect cost structures (overhead and G&A) and cumbersome internal bureaucracies. Finally, the fragmentation of the defense technology market also creates opportunities the Gresham to grow through acquiring competitors and/or potential competitors.

Gresham’s Strategy

Gresham’s goal is to become the supplier of choice for the major players in the defense industry. Its short-term strategy is primarily focused on securing sufficient working capital to execute on a substantial backlog of orders with definite delivery dates, take on additional significant orders and further improve access to capital resources, including through the anticipated Proposed Public Offering following the Share Exchange.

Gresham’s long-term strategy includes the following key elements:

•	maintain, strengthen and expand relationships with current customers, including by increasing on-time delivery, diversifying solutions offered and maximizing quality of solutions;

•

attract new customers through building business development, marketing and sales infrastructure to raise market awareness, identify opportunities early in the process and design in optimally tailored offerings to provide customers competitive advantage;

•

take advantage of the cross-selling opportunities among Gresham’s operating subsidiaries to leverage current resources, reduce time to delivery, minimize selling costs and capitalize on strong customer relationships in other vertical market segments and geographies;

•

enhance Gresham’s geographic footprint by increasing marketing outreach, forming alliances with leading companies located in areas beyond its current reach and acquiring businesses that expand reach into other geographies;

•

transfer technology developed for mission critical defense applications to contiguous commercial markets with similar requirements for high quality, ultra-reliable solutions and invest in state-of-the-art technology to enhance its product offerings and production processes; and

•	acquire complementary assets and businesses. Gresham believes there are number small defense contractors whose principal owner is nearing retirement which could be attractive acquisition targets.

Manufacturing and Testing

Gresham fabricates components and performs product assembly, integration and testing of its products at its production facilities in Shelton, Connecticut (Microphase), Karmiel, Israel (Enertec) and in Salisbury, England (Gresham Power). Each of its operating subsidiaries has built a robust network of trusted supply chain partners to provide components, materials and parts for assembly into products or products for resale.

Gresham continually strives to improve its production and test processes, to ensure the highest quality and consistent manufacturing of its solutions. Each operating subsidiary maintains rigorous quality control to ensure that Gresham’s solutions conform to all customer specifications and will perform reliably in the customer’s application. Gresham tests all its products under stress operating conditions per defined test procedures it developed in conjunction with its customers. This approach ensures that its customers can use its solutions right out of the box on their production line or installed directly in the field. Gresham offers customer specific testing services with custom designed tests to simulate operation within its customer applications.

All of Gresham’s operating units comply with all applicable safety and EMC standards for electronics solutions. Compliance with international safety agency standards is critical in every application, and power solutions play a major role in meeting these compliance requirements. Gresham’s safety engineers and quality assurance teams help ensure that its custom products are designed to meet all safety requirements and are appropriately documented to expedite safety approval processes.

Gresham maintains ISO 9001:2008 (Enertec), ISO 9001:2015 (Microphase, Gresham Power and Relec) and AS9100D (Enertec, Microphase) certification in its manufacturing operations. ISO 9001 and AS9100 are universally recognized and accepted international standards for quality management. Relec also was one of the first companies in its industry ever to earn ISO 9002 certification.

Customer Service and Support

Gresham’s subsidiaries offer a “high touch” approach to optimizing and customizing solution offering to meet customer unique requirements. Working closely with customers, Gresham designs, engineers, develops and produces offerings to the highest standards of performance, durability and reliability to meet unique customer requirements. All operating units constantly track performance against cost, quality and on-time delivery metrics with an intense focus on customer satisfaction. Regular communications and direct collaboration at all levels with customers have become hallmarks of all Gresham operations.

Given the mission critical nature of the customer applications which Gresham product and solution offerings support, Gresham responds promptly and takes necessary corrective action to ensure its offerings conform to the specifications and works to that specific customer’s expectations. Gresham provides warranties on all products offered. The length and terms of the warranties vary with the product type and application in which the product gets used. In addition, even after warranties expire, its operating units will provide maintenance, repair and post-delivery support for the full expected life of the product. For instance, Gresham Power designs and builds the ruggedized power electronics that it provides to the Royal Navy to last for 25 years while Microphase designs and manufactures its RF filters and DLVA products in military applications typically to have a product life of 15 years or more.

Suppliers

Gresham’s operating subsidiaries purchase electronic components, materials, parts and assemblies, including power supplies, converters, transformers, rectifiers, inverters, housings, blocks, covers, machined parts, substrates, resistors, diodes, detectors, amplifiers, integrated circuits, printed circuit boards, cables, connectors, metal work, and capacitors, from outside suppliers. Gresham also purchases certain precious metals used in manufacturing of its products and services (plating, sealing, painting, finishing). Gresham carefully selects suppliers based on their ability to provide quality parts and components which meet technical specifications and volume requirements. For defense work, Gresham operating units have built supply chain networks from sources in the U.S. (Microphase (which sources exclusively from the U.S.), Enertec, Relec), the UK (Gresham Power, Relec) and Israel (Enertec) with no sourcing from China. Relec does work with some suppliers in China for commercial applications.

Gresham has put considerable effort into ensuring that the required components and raw materials are available to it from a variety of sources, and it is not dependent on any one supplier. However, for a very few components it still relies on a limited number of suppliers and certain components remain sole source. For the most part, however, parts and materials used in its offerings will have at least two approved sources. The following table describes supplier concentration as of December 31, 2021 based on the percentage of materials purchased from each supplier during 2021:

Mornsun Guangzhou Science & Technology	$1,056,345	8.1%
Bel Power Solutions GmbH	$777,239	6.0%
Chinfa Electronics Ind Co Ltd	$705,885	5.4%
TDK	$550,531	4.2%
Metech Solutions, Inc.	$400,265	3.1%

Top Five Suppliers Listed Above	$3,490,265	26.8%
All other suppliers (approximately 400)	$9,540,176	73.2%

Total	$13,030,441	100.0%

Sales and Marketing

Gresham markets its products directly to its customers and sells primarily through internal sales forces within each of its operating subsidiaries. Gresham’s marketing and sales efforts target specific types of customers such as major defense contractors, manufacturers of industrial products, health care solutions and infrastructure components in transportation and telecommunications.

Gresham recently hired an experienced sales and business development executive as its Chief Development Officer to drive organic growth and identify prospects for further growth through merger and/or acquisition. Gresham has implemented HubSpot to track capture and track the opportunity stream within and among the operating subsidiaries.

Much of business development and sales effort at Enertec and Microphase takes place at the senior executive levels. The CEOs of those operating units currently hold and maintain the key customer relationships which generate most of the revenue in those operating levels. In addition to the top executive at Relec, that subsidiary has a high performing team of four sales professionals supported by a sales administrator and will add two more sales professionals to that team in 2022. Gresham Power has two inside sales professionals in place. Both Gresham Power and Microphase will add business development professionals in 2022 to increase awareness of Gresham in their respective defense markets, identify new leads and expand the current customer base.

Gresham Power makes limited use of strategic operating partners in the Middle East, India and Australia. These representatives promote its products and serve as the customer interface for Gresham Power in specific parts of the world as agreed. Typically, either Gresham or the manufacturing representatives are entitled to terminate the manufacturer representative agreement upon 30 days’ written notice.

Prior to the COVID-19 pandemic, Gresham also promoted its products and solutions by attending trade shows such as the Defense Manufacturing Conference, Doha International Maritime Defense Exhibition & Conference (DIMDEX) Electronica (Europe), Southern Manufacturing and Electronics, and Railtex. Gresham has resumed attending trade shows.

Each of Gresham’s operating subsidiaries maintains a comprehensive website emphasizing its respective capabilities and expertise. Gresham plans to upgrade all its websites by adding more features and functionalities to drive inquiries, generate leads from prospective customers and support recruiting efforts.

Relec and Gresham Power advertise in highly targeted industry-specific publications such as Electronics Weekly, New Electronics, Electronic Product Design & Test, Electronics Specifier, Components In Electronics, Design Products & Applications, Rail Technology Magazine, Rail Engineer, Rail Professional. In addition, Relec also posts regular podcasts on topics of interest to customers and prospect as well as running an active PR campaign to get placements of earned media and coverage in a wide range of media. Gresham looks to replicate similar campaigns in other operating subsidiaries to generate inquiries/leads, raise awareness of Gresham and support talent recruiting efforts.

Customers

Gresham’s customers are comprised primarily of the U.S. military and allied militaries, including Israel and the United Kingdom, and defense contractors in the United States, Europe, Middle East, and South Asia, including prime contractors and sub-contractors.

Gresham’s defense customers include the Israeli Ministry of Defense and Israel Air Industries (“IAI”), Rafael and Elbit Systems, the three major defense contractors in Israel, the United States Department of Defense (“U.S. DOD”) and major Defense contractors such as BAE Systems North America, L3Harris, Boeing, Lockheed Martin, Raytheon and Sierra Nevada Corporation in the U.S., , the UK Ministry of Defence, including the Royal Navy, and major defense contractors in the United Kingdom and Europe, including BAE Systems plc, a British multinational defense, security, and aerospace company, Rolls Royce, Babcock and Thales, SAAB (Sweden), Indra (Spain) and Aselsan (Turkey). In addition, Enertec has a strategic partnership through IAI with Cyient to build and deliver solutions for the Indian military.

Gresham’s commercial customers include Elma GmbH, BioSense Webster, a subsidiary of Johnson & Johnson, RS Components, Farnell, Parker Hannifin, Vanderbilt, Bombardier.

As of December 31, 2021, and 2020, Gresham’s top five customers accounted in the aggregate for 62% and 71% of its consolidated revenues. The following table describes Gresham’s customer concentration as of December 31, 2021 based on the percentage of operating revenue during 2021:

Israel Air Industries	$9,575,022	37.4%
BAE North America	$3,805,225	14.8%
RS Components Ltd	$1,137,303	4.4%
BioSense Webster	$793,828	3.1%
Lockheed Martin	$676,200	2.6%
U.S. Department of Defense	$593,020	2.7%

Top Six Customers	$16,580,098	64.7%

All other customers (approximately 600)	$9,051,185	35.3%

Total	$25,631,283	100.0%

Columns may not total because of rounding.

Backlog

As of June 30, 2022, Gresham had approximately $30.31 million in backlog order for its products broken down by subsidiary as follows: Enertec $11.61 million; Microphase $10.35 million; Relec $5.68 million and

Gresham Power $2.67 million. Gresham’s backlog consist of purchase orders with specified delivery dates and extend over the next five years.

Government Regulation

Gresham must meet applicable regulatory, environmental, emissions, safety and other requirements where specified by the customer and accepted by it or as required by local regulatory or legal requirements. The products that Gresham markets and sells in Europe may be subject to the 2003 European Directive on Restriction of Hazardous Substances (“RoHS”), which restricts the use of six hazardous materials in the manufacture of certain electronic and electrical equipment, as well as the 2002 European Directive on Waste Electrical and Electronic Equipment (“WEEE”), which determines collection, recycling and recovery goals for electrical goods. In July 2006, Gresham’s industry began phasing in RoHS and WEEE requirements in most geographical markets with specific emphasis on consumer-based products. Gresham believes that RoHS and WEEE-compliant components may be subject to longer lead-times and higher prices as the industry transitions to these new requirements. REACH Registration, Evaluation, Authorization and Restriction of Chemicals Registration, is a European Union regulation dating from December 18, 2006. REACH addresses the production and use of chemical substances, and their potential impacts on both human health and the environment.

These regulatory mandates apply to all Gresham operating subsidiaries. Gresham has structured operations to comply with these requirements and has experienced little to no impact on lead times or prices. Given the applicability of these requirements to all competitors alike, Gresham believe that compliance has had no impact on the competitive position of any operating subsidiary.

Some of Gresham’s products are subject to the International Traffic in Arms Regulations (“ITAR”), which is administered by the U.S. Department of State. ITAR controls not only the export of certain products specifically designed, modified, configured or adapted for military systems, but also the export of related technical data and defense services and foreign production. Gresham obtains required export licenses for any exports subject to ITAR. Compliance with ITAR may require a prolonged period of time; if the process of obtaining required export licenses for products subject to ITAR is delayed, it could have a materially adverse effect on Gresham’s business, financial condition, and operating results. Any future restrictions or charges may be imposed by the United States or any other foreign country. In addition, from time-to-time, Gresham enters into defense contracts to supply technology and products to foreign countries for programs that are funded and governed by the U.S. Foreign Military Financing program.

Gresham is also subject to heightened government scrutiny of its operations pursuant to certain of its contracts.

Security Clearances

As a U.S. Government contractor, Gresham is required to maintain facility and personnel security clearances complying with the U.S. DOD and other Federal agency requirements. Microphase maintains strict protocols for handling classified information and Confidential Unclassified Information associated with its work for the U.S. DOD and has built within its Shelton production facility a “Restricted Area” certified for generating, storing and reviewing classified information Microphase also must obtain and maintain “authority to operate” equipment to perform classified work. The process to secure these authorities is long and laborious. Microphase must hire an information security manager to oversee applications to secure these authorities as well as ongoing monitoring to maintain the security of these systems.

Gresham Power works on many contracts classified as “Official Sensitive” that require individual security clearances and adherence to information security protocols for receiving, handling and storing confidential information as required in the UK Official Secrets Act and its implementing regulations. Relec does not work on classified, sensitive defense work.

Enertec complies with all information security requirements included in its customer contracts as well as all the confidentiality laws that the State of Israel mandates for work related to defense of the country.

Audits and Investigations

As a government contractor, Gresham is subject to audits and investigations by U.S. Government agencies including the Defense Contract Audit Agency (the “DCAA”), the Defense Contract Management Agency (the “DCMA”), the Inspector General of the U.S. DOD and other departments and agencies, the Government Accountability Office, the Department of Justice (the “DoJ”) and Congressional Committees. From time-to-time, these and other agencies investigate or conduct audits to determine whether a contractor’s operations are being conducted in accordance with applicable requirements. The DCAA and DCMA also review the adequacy of, and compliance with, a contractor’s internal control systems and policies, including the contractor’s accounting, purchasing, property, estimating, earned value management and material management accounting systems. Gresham’s final allowable incurred costs for each year are also subject to audit and have from time to time resulted in disputes between Gresham and the U.S. Government. Any costs found to be improperly allocated to a specific contract will not be reimbursed or must be refunded if already reimbursed. If an audit or investigation uncovers improper or illegal activities, Gresham may be subject to civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government.

Enertec conducts operations under constant supervision of the Ministry of Defense of Israel. All of its contracts are subject to audits of performance, quality and price reasonableness.

Gresham Power contracts with UK Ministry of Defence, Royal Navy or major contractors serving those agencies include standard provisions which give the customer the right to audit Gresham’s performance under those contracts when they see fit. Audits are part of doing business with the government and typically focus on deliveries — on time project milestones as well as quality. The Royal Navy will review Gresham Power pricing of services provided under support contract every 12 months for reasonableness.

The Defense Federal Acquisition Regulation, as implemented in standard contract clauses, mandates that Microphase establish and follow extensive detailed processes and protocols to protect classified and Confidential Unclassified Information (CUI) from disclosure and unauthorized access. That mandate includes a requirement that Microphase formulate and implement a System Security Plan with 110 different elements and protocols for handling and protecting classified information and CUI. Over the next two years the U.S. DOD will require all participants in the defense supply chain to demonstrate compliance with the Capability Model Maturity Cybersecurity as verified through an independent third-party auditor. Compliance with these mandates requires and will require Microphase to invest significant resources to maintain compliance. For instance, compliance requires extensive security controls on access to Microphase IT systems, strong firewalls and intrusion monitoring. Microphase must hire a full-time person to ensure information security and act as a Facility Security Officer as well as oversee security of all Microphase employees. These investments add to indirect cost pools that Microphase must recover in the price of its products for U.S. DOD and contractors.

Gresham Power is fully certified as “Cyber Essentials Compliant.” Cyber Essentials is a Government-backed, industry-supported scheme to help organizations protect themselves against common online threats. The UK Government requires all suppliers bidding for contracts involving the handling of sensitive and personal information to be certified against the Cyber Essentials program criteria.

Enertec has implemented the strongest possible cyber security protections consistent with the resources available to a company its size.

Other Compliance Issues

In addition, Gresham is subject to the local, state and national laws and regulations of the jurisdictions where it operates that affect companies generally, including laws and regulations governing commerce, intellectual property, trade, health and safety, contracts, privacy and communications, consumer protection, web services, tax, and corporate laws and securities laws. These regulations and laws may change over time. Unfavorable changes in existing and new laws and regulations could increase Gresham’s cost of doing business and impede its growth.

Intellectual Property

Gresham’s trade names, trademarks, trade secrets, customer relationships, domain names, proprietary technologies and similar intellectual property are important to its success.

Gresham relies upon a combination of trade secrets, industry expertise, confidential procedures, and contractual provisions to protect its intellectual property. Gresham believes that because its products are continually updated and revised, obtaining patents would be costly and not beneficial. It is Gresham’s policy to enter into confidentiality and invention assignment agreements with its employees and contractors as well as nondisclosure agreements with its suppliers and strategic partners in order to limit access to and disclosure of its proprietary information.

Microphase and Enertec typically design custom products to Gresham’s customer specifications as “work for hire” and therefore own no intellectual property in the design. As the ultimate end user, the U.S. DOD and the Israeli MOD typically acquire and retain rights in all such technical data. Microphase does acquire and own intellectual property in the fabrication, assembly, tuning and testing protocols followed the produce the products. Microphase and Enertec conduct more independent research and development to new technology solutions, both companies plan to file for patents to protect their intellectual property.

In the UK, Gresham Power typically will retain ownership of the intellectual property of the designs of products developed for defense applications. However, neither Relec nor Gresham Power typically retain intellectual property in any of the standard power products that they sell on the commercial market.

Employees

As of June 30, 2022, Gresham had a total of 156 employees located in the United States, the United Kingdom and Israel, of whom 40 were engaged in engineering and product development, 13 in sales and marketing, 85 in general operations and 15 in general administration. All but eight of these employees are employed on a full-time basis. None of Gresham’s employees is currently represented by a trade union. Gresham considers its relations with its employees to be good. From time-to-time, Gresham may hire additional workers on an independent contractor basis as the need arises.

THE SHARE EXCHANGE AGREEMENT

General

The following is a summary of the material terms of the Share Exchange dated as of December 27, 2021 by and among Giga-tronics, BitNile and Gresham and the transaction contemplated therein. A copy of the Share Exchange Agreement is attached as Annex A to this proxy statement and is incorporated by reference. The Share Exchange Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about us, BitNile or the Gresham to Giga-tronics shareholders. The following description does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement. You should refer to the full text of the Share Exchange Agreement for details of the Share Exchange and the terms and conditions of the Share Exchange Agreement.

The Share Exchange Agreement contains representations and warranties that we, BitNile and Gresham have made to each other as of specific dates. These representations and warranties have been made for the benefit of the parties to the Share Exchange Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Share Exchange Agreement. While we, BitNile and Gresham do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Share Exchange Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about us, BitNile or Gresham, because they were made as of specific dates, may be intended merely as a risk allocation mechanism among us, BitNile and Gresham and are modified by the disclosure schedules.

While we believe that this description covers the material terms of the Share Exchange Agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement for a more complete understanding of the Share Exchange and the Share Exchange Agreement attached as Annex A and the other documents to which you are referred herein. See the section entitled “Where You Can Find More Information” beginning on page 158.

Structure

Subject to the terms and conditions of the Share Exchange Agreement, we, BitNile and Gresham each agreed that, subject to the satisfaction or waiver of the closing conditions described in such agreement, we will acquire all of the outstanding shares of capital stock of Gresham in exchange for issuing to BitNile 2,920,085 shares of Giga-tronics common stock and 514.8 shares of a new series of preferred stock that are convertible into a total of 3,960,043 shares of Giga-tronics common stock. We have also agreed to assume Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock on an as-converted basis. For more information see page 51.

Immediately following the completion of the Share Exchange, Gresham will be a wholly-owned subsidiary of Giga-tronics. Outstanding shares of Giga-tronics common stock will remain outstanding and unaffected upon completion of the Share Exchange, as will outstanding warrants and options to purchase Giga-tronics common stock. Giga-tronics common stock will continue to be registered under the Exchange Act, immediately following the Share Exchange.

In addition, the Share Exchange Agreement further provides that, BitNile will loan to us $4.25 million upon the closing of the Share Exchange pursuant to a convertible promissory note and following the closing of the Share Exchange, we will repurchase or redeem the Outstanding Preferred Shares. Assuming the repurchase of the

Outstanding Preferred Shares, and based on 2,777,230 currently outstanding shares of Giga-tronics common stock, following the issuance of the shares of Giga-tronics common stock and preferred stock in the Share Exchange, BitNile will hold approximately 71.2% of the outstanding voting power and capital stock of Giga-tronics and existing holders of Giga-tronics common stock would hold approximately 28.8%. These numbers do not give effect to our assumption of 249,875 RSUs and 499,751 stock options exercisable at $2.93 per share held by Gresham’s Chief Executive Officer and Chief Operating Officer. The foregoing amounts do not include an additional 1,307,692 shares of Giga-tronics common stock that BitNile would have the right to acquire upon the optional conversion of the Convertible Note at the conversion price of $3.25 per share or shares of Giga-tronics common stock that BitNile has agreed to purchase in the Proposed Public Offering. The foregoing also does not include 461,538 shares of common stock issuable upon the exercise of warrants with a nominal exercise price.

Completion and Effectiveness of the Share Exchange

The Share Exchange will be completed as promptly as practicable after all of the conditions to completion of the Share Exchange are satisfied or waived, including the approval of our shareholders. We, BitNile and Gresham are working to complete the Share Exchange as quickly as practicable and we expect that the Share Exchange will be completed late in the third quarter of 2022. However, we cannot predict the exact timing of the completion of the Share Exchange because it is subject to various conditions.

Exchange Consideration

At the effective time of the Share Exchange, we will acquire all of the outstanding shares of capital stock of Gresham in exchange for issuing to BitNile 2,920,085 shares of Giga-tronics common stock and 514.8 shares of a new series of preferred stock that are convertible into an aggregate of 3,960,043 shares of Giga-tronics common stock. We have also agreed to assume Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of Giga-tronics common stock on an as-converted basis.

The Share Exchange Agreement does not include a price-based termination right, so there will be no adjustment to the total number of shares of Giga-tronics common stock that we will issue in exchange from the Gresham’s outstanding shares based on changes in the market price of Giga-tronics common stock or other changes. Accordingly, the market value of the shares of Giga-tronics common stock issued pursuant to the Share Exchange will depend on the market value of the shares of Giga-tronics common stock at the time the Share Exchange closes, and could vary significantly from the market value on the date of this proxy statement.

Effect on Outstanding Giga-tronics Common Stock, Warrants and Options

Each share of Giga-tronics common stock issued and outstanding at the time of the Share Exchange will remain issued and outstanding and will be unaffected by the Share Exchange. Giga-tronics warrants and stock options and other equity awards that are outstanding immediately prior to the effective time of the Share Exchange will also remain outstanding and be unaffected by the Share Exchange. As of the closing of the Share Exchange, assuming the repurchase of the Outstanding Preferred Shares, and based on 2,777,230 currently outstanding shares of Giga-tronics common stock, following the issuance of the shares of Giga-tronics common stock and preferred stock in the Share Exchange, BitNile will hold approximately 71.2% of the outstanding voting power and capital stock of Giga-tronics and existing holders of Giga-tronics common stock would hold approximately 28.8%.

Representations and Warranties

The Share Exchange contains customary representations and warranties made by Giga-tronics, BitNile and Gresham, as well as other facts pertinent to the Share Exchange. The representations, warranties, and covenants of each party set forth in the Share Exchange Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Share Exchange Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Share Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will only survive the consummation of the Share Exchange as specifically set forth therein and (ii) were made only as of the date of the Share Exchange Agreement or such other date as is specified in the Share Exchange Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Exchange Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Share Exchange Agreement should not be read alone, but should instead be read in conjunction with the other information regarding us, BitNile and Gresham, and the Share Exchange Agreement that is contained in this proxy statement.

In the Share Exchange Agreement, we made certain representations and warranties (which are required to be re-certified at closing), many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds, relating to, among other things:

•	organization, standing and power;

•	accuracy of charter documents;

•	ownership and status of subsidiaries, including the outstanding securities of such subsidiaries;

•	the authorized Giga-tronics capital stock and stock awards;

•	that there is no voting debt;

•	the authorization, performance and enforceability of the Share Exchange Agreement;

•	that the execution of the Share Exchange Agreement and performance of the terms does not constitute a breach of laws or any provision of any contract to which we are bound;

•

that no approval by any governmental body is required to be obtained in connection with the execution of the Share Exchange Agreement except for filing with the SEC the proxy statement, a Form D and other required filing, such reports required in connection with the Share Exchange Agreement, and such other consents which if not obtained or made would not have, a material adverse effect on us;

•	that the Board has approved the Share Exchange Agreement;

•	anti-takeover statutes;

•	that we have filed with the SEC all documents required to be filed by it with the SEC;

•	that our financial statements are complete and correct and Giga-tronics has not received any complaint regarding its financial accounting;

•

that we and each of our subsidiaries has established and maintains a system of internal controls over financial reporting that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures;

•	that we have the required disclosure controls and procedures;

•

that we are able to maintain an adequate quantity of inventory and raw materials that are useable and saleable, merchantable and fit and sufficient for their particular purpose, not slow moving or obsolete based on our accounting policies and practices, and reasonable in kind and amount in light of our normal needs and forecasted sales;

•	that we have no undisclosed liabilities;

•	that we have no off-balance sheet arrangements;

•	that we are complaint with the applicable provisions of the Sarbanes-Oxley Act;

•

that (i) since March 27, 2021, we had not received any complaint, allegation, assertion, or claim regarding (A) our financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods or those of our subsidiaries or (B) questionable financial accounting or auditing matters with respect to us or our subsidiaries; and (ii) no attorney representing us or any of our subsidiaries has reported credible evidence of any material violation by us or any of our subsidiaries, or any of our or our subsidiaries’ respective officers, directors, employees, or agents to the Board or any committee thereof, or our chief executive officer, chief financial officer, or chief operating officer;

•	that no material adverse effect has occurred with respect to us and that we have not breached of the Share Exchange Agreement;

•	taxes;

•	intellectual property;

•	that we and each of our subsidiaries have been in material compliance with all laws;

•	that we and our subsidiaries hold all necessary permits;

•	that there is no pending or threatened actions preventing the transactions contemplated by the Share Exchange Agreement from being completed;

•	that there are no brokers or finders’ fees payable by us, except for fees payable to Roth;

•

that there are and have been no contracts, transactions, arrangements, or understandings between us or any of our subsidiaries and any affiliate thereof or any holder of more than 5% or more of the shares of Giga-tronics common stock but not including any wholly-owned subsidiary that we would be required to be disclose that has not been disclosed;

•	that we have made available to BitNile correct and complete copies of necessary documents related to employee benefit issues;

•

that each Giga-tronics employee plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable laws and that no termination of any Giga-tronics employee plan has occurred or is expected to occur;

•	employee plan liabilities;

•	certain employee plans;

•

that no Giga-tronics employee plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by law, and either we nor any ERISA affiliate of us has any liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Giga-tronics employee or any other person that such employee or other person could be provided with post-termination or retiree health benefits, except to the extent required by law;

•

that other than routine claims for benefits: (i) there are no pending or, to our knowledge threatened claims by or on behalf of any participant in any Giga-tronics employee plan, or otherwise involving any Giga-tronics employee plan or the assets of any Giga-tronics employee plan; and (ii) no Giga-tronics employee plan is presently or has been the subject of an examination or audit by a governmental authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any governmental authority;

•

that each Giga-tronics employee plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations);

•

that we and each of our subsidiaries comply in all material respects with the applicable federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes;

•

that neither the execution or delivery of the Share Exchange Agreement, the consummation of the Share Exchange, nor any of the other transactions contemplated by the Share Exchange Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of Giga-tronics or any of our subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the our right to merge, amend, or terminate any Giga-tronics employee plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Giga-tronics employee plan; and that no amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by the Share Exchange Agreement by any employee, director, or other service provider of Giga-tronics under any Giga-tronics employee plan or otherwise would not be deductible nor would be subject to an excise tax;

•	employment law matters;

•	ownership of real estate;

•	our leased real estate;

•	that we have disclosed all of the real property used or intended to be used in, or otherwise related to, our business and that of our subsidiaries;

•	ownership of personal property;

•	the sufficiency of our and each of our subsidiaries’ rights properties and assets for the conduct of our respective business as presently conducted in all material respects now and at closing;

•

that we are in compliance with all environmental laws and neither we nor any of our subsidiaries has received notice of and there is no legal proceeding pending or to our knowledge threatened alleging any liability or responsibility under non-compliance with environmental law nor assumed or retained any liabilities under environmental laws;

•

that all our material contracts are legal, valid, and binding on us or our applicable subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither we nor any of our subsidiaries nor, to our knowledge, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any of our material contracts; and (iii) neither we nor any of our subsidiaries nor, to our knowledge, any third party is in breach, or has received written notice of breach, of any of our material contracts;

•	insurance;

•	the accuracy of information provided in this proxy statement;

•	anti-corruption matters;

•

that we are not subject to COVID-19 measures such that we may not continue to operate in the ordinary course of business and we (i) have in place and maintains in effect business continuity, risk management, emergency and disaster plans, procedures, protocols and facilities appropriate for the nature of the risks associated with its business, (ii) have taken reasonable actions to reduce the potentially adverse effects of COVID-19 and COVID-19 measures on us and to access and monitor risks which may arise from the continuation of the COVID-19 pandemic, (iii) has not had, nor to our knowledge are there any facts that would give rise to, any workforce changes resulting from disruptions due to COVID-19 or COVID-19 measures and (iv) have no knowledge that any personnel has any plans to terminate their status as an employee or independent contractor of ours, including upon or in connection with the consummation of the transactions contemplated by the Share Exchange Agreement or as a result of COVID-19 or COVID-19 measures;

•	government contracts;

•	that we received a fairness opinion from a financial advisor;

•	privacy and data security; and

•

that each of our executive officers and employees has waived any right to severance payments arising as a result of a change in position or responsibilities during the year following the consummation of the transactions contemplated in the Share Exchange Agreement.

In the Share Exchange Agreement, Gresham made certain representations and warranties to us (which are required to be re-certified at closing), many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds, relating to, among other things:

•	organization, standing and power;

•	accuracy of charter documents;

•	ownership and status of subsidiaries, including the outstanding securities of such subsidiaries;

•	the authorized Gresham capital stock and stock awards;

•	that there is no voting debt;

•	the authorization, performance and enforceability of the Share Exchange Agreement;

•	that the execution of the Share Exchange Agreement and performance of the terms does not constitute a breach of laws or any provision of any contract to which Gresham is bound;

•

that no approval by any governmental body is required to be obtained in connection with the execution of the Share Exchange Agreement except for filing with the SEC the proxy statement, a Form D and other required filing, such reports required in connection with the Share Exchange Agreement, and such other consents which if not obtained or made would not have, a Gresham material adverse effect;

•	that the board of directors of Gresham have approved the Share Exchange Agreement;

•	that Gresham’s financial statements are complete and correct;

•

that Gresham is able to maintain an adequate quantity of inventory and raw materials that are useable and saleable, merchantable and fit and sufficient for their particular purpose, not slow moving or obsolete based on Gresham’s accounting policies and practices, and reasonable in kind and amount in light of the normal needs of Gresham and Gresham’s forecasted sales;

•	that Gresham has no undisclosed liabilities;

•	that there are no off-balance sheet arrangements;

•

that (i) since June 1, 2021 Gresham has not received any complaint, allegation, assertion, or claim regarding (A) the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of Gresham or its subsidiaries or (B) questionable financial accounting or auditing matters with respect to Gresham or its subsidiaries; and (ii) no attorney representing Gresham or any of its subsidiaries has reported credible evidence of any material violation by Gresham, any of its subsidiaries, or any of their respective officers, directors, employees, or agents to the Gresham Board or any committee thereof, or to the chief executive officer, chief financial officer, or chief operating officer;

•	the sufficiency of Gresham’s and each of its subsidiaries’ rights properties and assets for the conduct of their respective business as presently conducted in all material respects now and at closing;

•	that no Gresham material adverse effect or breach of the Share Exchange Agreement has occurred;

•	taxes;

•	intellectual property;

•	that Gresham and each of its subsidiaries have been in material compliance with all laws;

•	that Gresham and its subsidiaries hold all necessary permits;

•	that there is no pending or threatened actions preventing the transactions contemplated by the Share Exchange Agreement from being completed;

•	that there are no brokers or finders’ fees payable;

•

that there are and have been no contracts, transactions, arrangements, or understandings between Gresham or any of its subsidiaries and any affiliate thereof or any holder of more than 5% or more of the shares of Gresham common stock but not including any wholly-owned subsidiary of Gresham that would be required to be disclosed that has not been disclosed;

•	that Gresham has made available to Giga-tronics correct and complete copies of necessary documents related to employee benefit issues;

•

that each Gresham employee plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable laws and that no termination of any Gresham employee plan has occurred or is expected to occur;

•	employee plan liabilities;

•	certain employee plans;

•

that no Gresham employee plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by law, and either Gresham nor any Gresham ERISA affiliate has any liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Gresham employee or any other person that such Gresham employee or other person could be provided with post-termination or retiree health benefits, except to the extent required by law;

•

that other than routine claims for benefits: (i) there are no pending or, to the knowledge of Gresham, threatened claims by or on behalf of any participant in any Gresham employee plan, or otherwise involving any Gresham employee plan or the assets of any Gresham employee plan; and (ii) no Gresham employee plan is presently or has been the subject of an examination or audit by a governmental authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any governmental authority;

•

that each Gresham employee plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations);

•	that Gresham and its subsidiaries comply in all material respects with the applicable federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes;

•

that neither the execution or delivery of the Share Exchange Agreement, the consummation of the Share Exchange, nor any of the other transactions contemplated by the Share Exchange Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of Gresham or any of its subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of Gresham to merge, amend, or terminate any Gresham employee plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Gresham employee plan; and that no amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by the Share Exchange Agreement by any employee, director, or other service provider of Giga-tronics under any Gresham employee plan or otherwise would not be deductible nor would be subject to an excise tax;

•	employment law matters;

•	ownership of real estate;

•	Gresham’s leased real estate;

•	that Gresham has disclosed all of the real property used or intended to be used in, or otherwise related to, the business of Gresham or any of its subsidiaries;

•	ownership of Gresham’s personal property;

•

that Gresham is in compliance with all environmental laws and neither Gresham nor any of its subsidiaries has received notice of and there is no legal proceeding pending or to the knowledge of Gresham, threatened against Gresham or any of its subsidiaries alleging any liability or responsibility under non-compliance with environmental law nor assumed or retained any liabilities under environmental laws’

•

that all Gresham material contracts are legal, valid, and binding on Gresham or its applicable subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither Gresham nor any of its subsidiaries nor, to the knowledge of Gresham, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Gresham material contract; and (iii) neither Gresham nor any of its subsidiaries nor, to the knowledge of Gresham, any third party is in breach, or has received written notice of breach, of any Gresham material contract;

•	insurance;

•	the accuracy of information provided in this proxy statement;

•	anti-corruption matters;

•

that Gresham is not subject to COVID-19 measures such that Gresham may not continue to operate in the ordinary course of business and Gresham (i) has in place and maintains in effect business continuity, risk management, emergency and disaster plans, procedures, protocols and facilities appropriate for the nature of the risks associated with its business, (ii) has taken reasonable actions to reduce the potentially adverse effects of COVID-19 and COVID-19 measures on Gresham and to access and monitor risks which may arise from the continuation of the COVID-19 pandemic, (iii) has not had, nor to the knowledge of Gresham are there any facts that would give rise to, any workforce changes resulting from disruptions due to COVID-19 or COVID-19 measures and (iv) has no knowledge that any personnel has any plans to terminate his, her or its status as an employee or independent contractor of Gresham, including upon or in connection with the consummation of the transactions contemplated by the Share Exchange Agreement or as a result of COVID-19 or COVID-19 measures;

•	government contracts; and

•	privacy and data security.

In the Share Exchange Agreement, BitNile made certain representations and warranties to us (which are required to be re-certified at closing), many of them are qualified by concepts of knowledge, materiality and/or dollar thresholds, relating to, among other things:

•	ownership and status of Gresham securities;

•	the authorization, performance and enforceability of the Share Exchange Agreement;

•	the execution of the Share Exchange Agreement and performance of the terms does not constitute a breach of laws or any provision of any contract to which BitNile is bound;

•	that a designee of BitNile and the board of directors of BitNile have approved the Share Exchange Agreement;

•	that there is no pending or threatened actions preventing the transactions contemplated by the Share Exchange Agreement from being completed;

•	that there are no brokers or finders’ fees payable;

•

that other than this Share Exchange Agreement, BitNile is not a party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any Gresham Shares, or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the Gresham shares;

•	that BitNile has the financial resources, and as of the closing of the offering will have sufficient cash on hand necessary to consummate the transactions contemplated by the Share Exchange Agreement;

•	representations regarding BitNile’s investment intent;

•	BitNile’s investment experience and accredited investor status;

•	that the exchange shares are restricted securities and are subject to certain restrictions and risk;

•	that no approval by any governmental body is required to be obtained in connection with the execution of the Share Exchange Agreement; and

•	the accuracy of information provided in this proxy statement.

Covenants; Conduct of Business Pending the Closing

Pursuant to the Share Exchange Agreement, until the earlier of the termination of the Share Exchange Agreement or the closing of the Share Exchange, we and Gresham have agreed to only operate in the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency), except as otherwise agreed between the parties, or in the schedules to the Share Exchange Agreement, including:

•

except as expressly contemplated by the Share Exchange Agreement, amend or propose to amend the charter document (in a manner that would adversely affect us with respect to Gresham’s charter document);

•

split, combine, or reclassify any securities (in a manner that would adversely affect us with respect to Gresham’s securities), (ii) other than as expressly contemplated by the Share Exchange Agreement, repurchase, redeem, or otherwise acquire, or offer to repurchase, or otherwise acquire, any securities or subsidiary securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned subsidiaries);

•	issue, sell, pledge, dispose of, or encumber any securities or subsidiary securities, other than the issuance of shares of common stock upon the exercise of any equity award outstanding;

•

except as required by applicable law or by any Giga-tronics employee plan or contract in effect as of the effective date (i) increase the compensation payable or that could become payable by Giga-tronics or any of its subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with Giga-tronics’ annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Giga-tronics employee plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Giga-tronics employee plan if it were in existence as of the effective date, or make any contribution to any Giga-tronics employee plan, other than contributions required by law, the terms of such Giga-tronics employee plans as in effect on the effective date, or that are made in the ordinary course of business consistent with past practice;

•

acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof or make any loans, advances, or capital contributions to or investments in any person (i) in excess of $50,000 in the aggregate for Giga-tronics and (ii) in each that case that would reasonably be expected to prevent, impede, or materially delay the consummation of the Share Exchange or other transactions contemplated by the Share Exchange Agreement for Gresham;

•	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

•

transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien (other than a permitted lien), any assets, including the capital stock or other equity interests in any subsidiary; provided, that the foregoing shall not prohibit Giga-tronics or Gresham and their subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under the Giga-tronics or Gresham owned intellectual property, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

•

repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of Giga-tronics or Gresham or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other contract to maintain any financial statement condition of any other person (other than any wholly-owned subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

•

enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any material contract or any lease with respect to material real estate or any other contract or lease that, if in effect as of the effective date would constitute a material contract or lease with respect to material real estate hereunder;

•

institute, settle, or compromise any legal proceeding involving the payment of monetary damages by Giga-tronics or Gresham or any of their subsidiaries of any amount exceeding $50,000 in the aggregate, other than (A) any legal proceeding brought against the other parties to the Share Exchange Agreement arising out of a breach or alleged breach of this agreement, and (B) the settlement of claims, liabilities, or obligations reserved against on the balance sheet; provided, that neither Giga-tronics or Gresham nor any of their subsidiaries shall settle or agree to settle any legal proceeding which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on Giga-tronics’ or Gresham’s business;

•

make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP, International Financial Reporting Standards or applicable law;

•

settle or compromise any material tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the balance sheet (or most recent consolidated balance sheet included in the Giga-tronics SEC filings), (ii) make or change any material tax election, change any annual tax accounting period, or adopt or change any method of tax accounting, (iii) amend any material tax returns or file claims for material tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to Giga-tronics or its subsidiaries;

•	enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership, or alliance;

•

except as in connection with actions contemplated by the Share Exchange Agreement, take any action to exempt any person from, or make any acquisition of securities of Giga-tronics or Gresham by any person not subject to, any state takeover statute or similar statute or regulation that applies to Giga-tronics or Gresham with respect to a Takeover Proposal or otherwise, except for Giga-tronics or Gresham, or any of its respective subsidiaries or affiliates, or the transactions contemplated by the Share Exchange Agreement;

•

abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material owned intellectual property, or grant any right or license to any material owned intellectual property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

•	terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

•	adopt or implement any shareholder rights plan or similar arrangement; or

•	agree or commit to do any of the foregoing.

No Solicitation

The Share Exchange Agreement contains prohibits us from seeking a competing Takeover Proposal (as described below), subject to specified exceptions described below. Under these “no solicitation” provisions, neither we nor any of our representatives may, directly or indirectly:

(i) solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal;

(ii) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to us or any of our subsidiaries, as applicable, to afford access to our business, properties, assets, books, or records or those of any of our subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal.

“Takeover Proposal” means, with respect Giga-tronics, any bona fide inquiry, proposal or offer or any indication of interest in making a proposal or offer (whether or not in writing) from a third party relating to any transaction or series of related transactions (other than the transactions contemplated by the Share Exchange Agreement), involving any: (a) direct or indirect acquisition of the assets of Giga-tronics or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of Giga-tronics’ and its subsidiaries’ consolidated assets or to which 15% or more of Giga-tronics’ and its subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 15% or more of the voting equity interests of Giga-tronics or any of its subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income, or assets of Giga-tronics and its subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the voting power of Giga-tronics; (d) merger, consolidation, other business combination, or similar transaction involving Giga-tronics or any of its subsidiaries, pursuant to which such person or group would own 15% or more of the consolidated net revenues, net income, or assets of Giga-tronics and its subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of Giga-tronics or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 15% or more of the consolidated net revenues, net income, or assets of Giga-tronics and its subsidiaries, taken as a whole; or (f) any combination of the foregoing.

At any time prior to the approval of the Share Exchange Agreement by Giga-tronics shareholders, the Board may withhold, amend, withdraw or modify its recommendation that Giga-tronics shareholders approve the Share Exchange Agreement in connection with a Superior Proposal (discussed below), provided, that Giga-tronics provides BitNile written notice at least three business days in advance of such action. A “Superior Proposal” is a Takeover Proposal that the Board determines in good faith (after consultation with outside legal counsel and such party’s financial advisor) is more favorable to the holders of Giga-tronics common stock than the transactions contemplated by the Shares Exchange Agreement, including without limitation from a financial point of view, taking into account: (a) all financial considerations; (b) the identity of the third party making such Takeover Proposal; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (d) the other terms and conditions of such Takeover Proposal and the implications thereof on such party, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by such party (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the conditions); and (e) any revisions to the terms of this Agreement and the Share Exchange contemplated by this Agreement proposed by Gresham, provided that for the purposes of such definition, references to “15%” in the definition of Takeover Proposal shall be “50%.”

If the Board were to withhold, amend, withdraw or modify its recommendation that Giga-tronics shareholders approve the Share Exchange Agreement in connection with a Superior Proposal, BitNile could elect to terminate the Share Exchange Agreement. The termination of the Share Exchange Agreement may have an adverse effect on us. See “Termination of the Share Exchange Agreement,” below.

Solicitation of Giga-tronics Shareholder Approval and Disclosures

We agreed to prepare and file this proxy statement with the SEC as promptly as practicable after receiving the financial statements of Gresham that are required to be included in this proxy statement under SEC rules.

We also agreed to promptly provide Gresham BitNile, and their counsel with any comments or other communications we may receive from the SEC with respect to this proxy statement promptly after receiving them. We also agreed to provide Gresham, BitNile and the opportunity to review and comment on the preliminary and definitive forms of this proxy statement and our responses to any comments from the SEC prior to filing. We agreed not to file the preliminary or definitive forms of this proxy statement with the SEC without the prior written approval of Gresham and BitNile.

We and Gresham agreed to furnish to the other party all information concerning such person and its affiliates required by the Exchange Act to be set forth in this proxy statement, to promptly correct any information provided we or Gresham provided to the extent that such information shall have become false or misleading in any material respect. We and Gresham agreed to take all steps necessary to amend or supplement the proxy statement and we agreed to file such amendments or supplements with the SEC and to disseminate them to Giga-tronics shareholders to the extent required by law.

Gresham agreed to reasonably cooperate with us and promptly provide, and require their representatives, advisors, accountants and attorneys to promptly provide, us and our representatives, advisors, accountants and attorneys, with all such information regarding such party as is required by law to be included in this proxy statement or reasonably requested from us to be included in this proxy statement.

Meeting of Giga-tronics Shareholders

In the Share Exchange Agreement, we agreed to duly call, give notice of, convene, and hold a meeting of our shareholders as soon as reasonably practicable for the purposes of seeking the necessary approvals of the Giga-tronics shareholders for the adoption and approval of the Share Exchange Proposal, the Reverse Split Proposal, the Share Increase Proposal, the Delaware Reincorporation Proposal and the Adjournment Proposal. We agreed to mail this proxy statement to Giga-tronics shareholders in advance of such meeting promptly after the SEC has advised us that it has no further comments to the proxy statement. The Share Exchange Agreement permits us to solicit written consents from shareholders in lieu of a meeting. We agreed that the proxy statement will include the Board’s recommendation that Giga-tronics shareholders approve the Share Exchange Proposal.

We further agreed to use reasonable best efforts to solicit from the necessary Giga-tronics shareholders proxies (or in the case of a consent solicitation, written consents) in favor of the Share Exchange Proposal and the approval of the other Proposals, to engage a proxy solicitation agent that is reasonably acceptable to Gresham and BitNile and to take all other actions necessary or advisable to secure the vote or consent of the Giga-tronics shareholders required by applicable law to obtain such approvals. We agreed to keep Gresham and BitNile updated with respect to proxy or consent solicitation results as they may request.

Once the Giga-tronics shareholders meeting has been called and noticed, we may not postpone or adjourn the shareholders meeting without the prior written consent of Gresham and BitNile, other than in order to obtain a quorum of the Giga-tronics shareholders.

Directors and Officers of Giga-tronics Following the Share Exchange

Upon the completion of the Share Exchange, the Board will be comprised of seven directors, four of whom shall be designated by BitNile and three of whom shall be current directors of Giga-tronics designated by Giga-tronics. The Share Exchange Agreement provides that the three directors designated by us will be nominated for reelection at the first annual meeting of Giga-tronics’ shareholders following the Share Exchange.

The parties have agreed that upon the closing of the Share Exchange, our Chief Executive Officer will be Jonathan Read, who is currently Gresham’s Chief Executive Officer; our Operating Officer will be Timothy Long, who is currently the Gresham’s Chief Operating Officer; and our Chief Financial Officer (chief accounting and financial officer) will be Lutz Henckels, who is currently our Chief Financial and Chief Operating Officer.

Biographical information for each of the newly appointed officers of Giga-tronics and new members of the Board following the closing, are included above under “Executive Officers and Board of Directors Before and After the Transactions” , beginning on page 75.

Conditions to Completion of the Share Exchange

Conditions to each Party’s obligations to Complete the Share Exchange

The respective obligations of each party to complete the Share Exchange and the other Transactions are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of the following conditions:

•	The Share Exchange shall have been duly approved by the requisite vote of Giga-tronics shareholders.

•

Holders of not more than 10% of Giga-tronics’ outstanding shares of common stock shall have properly exercised and not withdrawn their dissenter’s rights of appraisal pursuant to Chapter 13 of the California General Corporation Law referred to as the CGCL.

•

No governmental authority with jurisdiction over Giga-tronics, BitNile, or Gresham shall have enacted, issued, promulgated, enforced, or entered any laws or orders that prohibit consummation of the transactions contemplated by the Share Exchange Agreement.

Conditions to Obligations of BitNile

The obligations of BitNile to complete the Share Exchange are also subject to the satisfaction or BitNile’s waiver (where permissible pursuant to applicable Law) of the following conditions:

•

The representations and warranties of Giga-tronics set forth in the Share Exchange Agreement must be to be true and correct in all respects (without giving effect to any limitation indicated by the words “in all material respects,” “in any material respect,” “material,” or “materially”) as of the effective date and as of the closing date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Giga-tronics (except for certain representations and warranties specified in the Share Exchange Agreement which shall be true and correct in all material respects).

•

Giga-tronics shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Share Exchange Agreement required to be performed by or complied with by it at or prior to the closing, including, without limitation, termination of its shareholder rights plan.

•

Since the effective date, there shall not have been any Giga-tronics material adverse effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Giga-tronics material adverse effect.

•

Each of the owners of Giga-tronics preferred stock, in the amounts and on the terms set forth in the Share Exchange Agreement, shall have entered into an agreement with Giga-tronics, in form and substance satisfactory to Gresham and BitNile, agreeing to sell to Giga-tronics, whether by redemption or otherwise, all of the Giga-tronics preferred stock owned by such person following the offering, which agreement shall not be conditioned by any action to be taken by such holder of Giga-tronics preferred stock.

•	BitNile shall have received all of the shares to be issued by Giga-tronics in book entry form, free and clear of all liens.

•

Giga-tronics shall have assumed grants under the Gresham stock plan to Gresham’s Chief Executive Officer and Chief Operating Officer and issued such persons Giga-tronics restricted stock or restricted stock units and stock options with the terms reflected in the Share Exchange Agreement.

•

Gresham shall have received (1) a certificate, signed by the chief executive officer or chief financial officer of Giga-tronics, certifying as to certain matters set forth Share Exchange Agreement and (2) a certificate signed by the an officer of BitNile certifying the accuracy of the closing balance sheet of Gresham (which shall confirm the elimination of intercompany obligations in accordance the Share Exchange Agreement) and confirming the absence of any material changes to the closing balance sheet from the date thereof through the closing date (other than changes resulting from the conduct of Gresham’s business in the ordinary course consistent with past practice and the terms of the Share Exchange Agreement).

Conditions to the Obligation of Giga-tronics

The obligation of Giga-tronics to complete the Share Exchange is also subject to the satisfaction or waiver by Giga-tronics on or prior to the Closing of the following conditions:

•	The representations and warranties of (i) Gresham and BitNile set forth in the Share Exchange Agreement are required to be true and correct in all respects (without giving effect to any limitation indicated by the words “in all material respects,” “in any material respect,” “material,” or “materially”) as of the effective date and as of the closing date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Gresham material adverse effect (except for certain representations and warranties specified in the Share Exchange Agreement which shall be true and correct in all material respects).

•

Each of Gresham and BitNile shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of the Share Exchange Agreement required to be performed by or complied with by them at or prior to the closing.

•

Since the effective date, there shall not have been any Gresham material adverse effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Gresham material adverse effect.

•	Giga-tronics shall have received stock powers or other instruments of transfer, duly executed in blank, evidencing all of the Gresham shares, free and clear of all liens.

•

Giga-tronics shall have received (1) a certificate, signed by the chief executive officer and chief financial officer of Gresham, certifying as to certain matters set forth Share Exchange Agreement and (2) a certificate signed by the an officer of BitNile certifying the accuracy of the closing balance sheet of Gresham (which shall confirm the elimination of intercompany obligations in accordance the Share Exchange Agreement) and confirming the absence of any material changes to the closing balance sheet from the date thereof through the closing date (other than changes resulting from the conduct of Gresham’s business in the ordinary course consistent with past practice and the terms of the Share Exchange Agreement.

•

BitNile and Giga-tronics shall have entered into the closing date loan. All conditions to the Gresham’s shareholder’s funding of the closing date loan shall have been satisfied or waived, such that BitNile shall lend the full principal amount of the closing date loan on the closing date in accordance with the terms thereof.

•	Gresham shall have delivered to Giga-tronics Gresham’s 2021 and 2020 audited financial statements.

Neither Giga-tronics, Gresham nor BitNile may rely, as a basis for not consummating the Share Exchange or the other transactions contemplated by the Share Exchange Agreement, on the failure of any condition set forth in the Share Exchange Agreement, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of the Share Exchange Agreement.

Termination of the Share Exchange Agreement

The Share Exchange Agreement may be terminated at any time before the closing of the Share Exchange, whether before or after the required shareholder approvals to complete the Share Exchange has been obtained, as set forth below:

•	by the mutual written agreement of Giga-tronics and Gresham;

•

by BitNile or Giga-tronics (i) if the Share Exchange has not been consummated on or before August 31, 2022 (the “End Date”); provided, however, that the right to terminate the Share Exchange Agreement is not available to any party to the Share Exchange Agreement whose breach of any representation, warranty, covenant, or agreement set forth in the Share Exchange Agreement has been the principal cause of, or that resulted in, the failure of the Share Exchange to be consummated on or before the end date; (ii) if any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Share Exchange, or the other transactions contemplated by the Share Exchange Agreement, and such law or order shall have become final and non-appealable; provided, however, that the right to terminate the Share Exchange Agreement shall not be available to any party to the Share Exchange Agreement whose material breach of any representation, warranty, covenant, or agreement set forth in in the Share Exchange Agreement has been the principal cause of, or that resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or (iii) if the Share Exchange has been submitted to the shareholders of Giga-tronics for approval at a duly convened Giga-tronics shareholders meeting and the requisite Giga-tronics vote shall not have been obtained at such meeting (unless such Giga-tronics shareholders meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

•

by BitNile at any time prior to the Giga-tronics shareholder approval, by action of the written notice to Giga-tronics, in the event (i) Giga-tronics shall have breached in any material respect its obligation not to solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, (ii) the Board shall have effected a change of recommendation; (iii) at any time after the end of ten (10) business days following receipt of a Takeover Proposal, the Board shall have failed to reaffirm the Board recommendation as promptly as practicable (but in any event within five (5) business days) after receipt of any written request to do so by BitNile; or (iv) a tender offer or exchange offer for outstanding shares of Giga-tronics common stock shall have been publicly disclosed (other than by BitNile or an affiliate of BitNile) and the Board recommends that its shareholders tender their shares in such tender or exchange offer or, within ten (10) business days after the commencement of such tender or exchange offer, the Board fails to recommend unequivocally against acceptance of such offer.

•

by BitNile if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Giga-tronics set forth in the Share Exchange Agreement such that the conditions to the closing of the Share Exchange set forth in the Share Exchange Agreement, as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the end date; provided, that BitNile shall have given Giga-tronics at least 30 days written notice prior to such termination stating BitNile’s intention to terminate the Share Exchange Agreement pursuant to the Share Exchange Agreement.

•

by Giga-tronics if prior to the receipt of the requisite Giga-tronics vote at the Giga-tronics shareholders meeting, the Board authorizes Giga-tronics, to the extent permitted by and subject to full compliance with the applicable terms and conditions of the Share Exchange Agreement to enter into an acquisition agreement (other than an acceptable confidentiality agreement); provided, that in the event of such termination, Giga-tronics substantially concurrently enters into such acquisition agreement.

•

by Giga-tronics if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Gresham or BitNile set forth in the Share Exchange Agreement such that the conditions to the closing of the Share Exchange Agreement would not be satisfied and, in either such case, such breach is incapable of being cured by the end date; provided, that Giga-tronics shall have given Gresham and BitNile at least 30 days written notice prior to such termination stating Giga-tronics’ intention to terminate the Share Exchange Agreement if such breach is capable of cure; provided further, that Giga-tronics shall not have the right to terminate the Share Exchange Agreement if Giga-tronics is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in the Share Exchange Agreement not to be satisfied.

Any such termination shall be effective immediately upon delivery of such written notice to the other party. If the Share Exchange Agreement is terminated, the agreement becomes void and of no further force and effect, with no liability on the part of any party to the agreement (or any shareholder, director, officer, employee, agent, or representative of such party) to any other party, except: (a) with respect to specified sections of the Share Exchange Agreement which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party to the agreement, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in the Share Exchange Agreement.

Giga-tronics shall pay Gresham a non-refundable termination fee in the amount of $1,000,000 in cash within two business days (a) in the event that (i) a bona fide Takeover Proposal shall have been made to Giga-tronics or the Giga-tronics shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal with respect to Giga-tronics; (ii) thereafter this agreement is terminated by either BitNile or Giga-tronics pursuant to the Share Exchange Agreement (A) for failure of the Share Exchange to be consummated by the end date or (B) if the Giga-tronics shareholder approval has not been obtained; and (iii) within twelve (12) months of the termination of this agreement, Giga-tronics enters into a definitive agreement with respect to or consummates a Takeover Proposal; provided, that for purposes of determining the termination fee, the references to “15%” in the definition of “Takeover Proposal” in the Share Exchange Agreement shall instead refer to “50.1%”; (b) the Share Exchange Agreement is terminated by BitNile pursuant to the Share Exchange Agreement; or (c) the Share Exchange Agreement is terminated by Giga-tronics pursuant to the Share Exchange Agreement.

In addition, upon any termination of the Agreement by Giga-tronics, the maturity date of the $1,300,000 loan made by an affiliate of BitNile to Giga-tronics, which is February 14, 2023, will be accelerated will become due on the date following Giga-tronics’ notice of such termination. In addition, if Giga-tronics terminates the Agreement for any reason, the Warrant will become exercisable.

Amendment

The parties may agree to amend the Share Exchange Agreement at any time, but after Giga-tronics shareholders approve the Share Exchange Proposal by the requisite vote, the parties may not amend or supplement the provisions of the Share Exchange Agreement in a manner that would require further approval by the holders of Giga-tronics common stock or BitNile without such approval without such approval.

The parties amended the Share Exchange Agreement on April 5, 2022 to extend the End Date from June 30, 2022 to August 31, 2022, to reflect the increase in the principal amount of the Bridge Loan to $1,300,000 and provide for Giga-tronics’ issuance of the Warrant to Gresham.

Expenses

Except as otherwise provided for in the Share Exchange Agreement, each party to the agreement will bear all expenses incurred by it in connection with the Share Exchange Agreement and the transactions contemplated hereby, including the offering, and including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained in the Share Exchange Agreement shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or willful breach of any provision of the Share Exchange Agreement.

Governing Law

The Share Exchange Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

Specific Performance

Each of the parties to the Share Exchange Agreement is entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Share Exchange Agreement or to enforce specifically the performance of the terms and provisions thereof, in addition to any other remedy to which they are entitled at law or in equity.

Each of the parties further agrees that (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity; (ii) no such party will oppose the specific performance of the terms and provisions of the Share Exchange Agreement; and (iii) no other party or any other person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in the Share Exchange Agreement, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Vote Required

Approval of the Share Exchange Proposal requires both the affirmative vote of a majority of the votes eligible to be cast at the special meeting as well as the approval of a majority of the outstanding shares of common stock on the Record Date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SHARE EXCHANGE PROPOSAL

DISSENTERS’ RIGHTS

Holders of shares of Giga-tronics common stock who do not vote their shares of Giga-tronics common stock in favor of the Share Exchange Proposal will have dissenters rights under the CGCL, and will be entitled to receive, in exchange for such shares, cash in the amount as may be determined to be due pursuant to Chapter 13 of CGCL, provided such shareholders properly demand the purchase of such shares in accordance with Chapter 13 of the CGCL and the Share Exchange is completed.

The following discussion is not a complete statement of the law pertaining to dissenters’ rights under the CGCL. The full text of Sections 1300 through 1313 of the CGCL is attached to this proxy statement as Annex C and is incorporated herein by reference. Annex C should be reviewed carefully by any Giga-tronics shareholder who wishes to exercise dissenters’ rights or who wishes to preserve the right to do so, because the failure to comply with the procedures of the relevant statute in any respect will result in the loss of dissenters’ rights. The following discussion is qualified in its entirety by Annex C of this proxy statement.

All references in Sections 1300 through 1313 of the CGCL and in this summary to a “shareholder” are to the holder of record of Giga-tronics common stock as to which dissenters’ rights are asserted. A person having a beneficial interest in Giga-tronics common stock held of record in the name of another person, such as a broker, bank or nominee, cannot enforce dissenters’ rights directly and must act promptly to cause the holder of record to follow the steps summarized below properly and in a timely manner to perfect such person’s dissenters’ rights.

Any holder of Giga-tronics common stock wishing to exercise dissenters’ rights is urged to consult legal counsel before attempting to exercise such rights. Failure to comply strictly with all of the procedures set forth in Chapter 13 of the CGCL, which consists of sections 1300-1313, will result in the loss of a shareholder’s statutory dissenters’ rights.

Under the CGCL, Giga-tronics common stock must satisfy each of the following requirements to qualify as dissenting shares, which are referred to as dissenting shares:

•	such dissenting shares must have been outstanding on the Record Date;

•	such dissenting shares must not have been voted in favor of the Share Exchange Proposal;

•	the holder of such dissenting shares must timely make a written demand that Giga-tronics repurchase such dissenting shares at fair market value (as defined below); and

•	the holder of such dissenting shares must submit certificates representing such dissenting shares for endorsement (as described below).

A vote “AGAINST” the Share Exchange Proposal, or abstaining from voting, does not in and of itself constitute a demand for appraisal under California law.

Pursuant to Sections 1300 through 1313 of the CGCL, holders of dissenting shares may require Giga-tronics to repurchase their dissenting shares at a price equal to the fair market value of such shares determined as of the day of, and immediately prior to, the first announcement of the terms of the Share Exchange, excluding any appreciation or depreciation as a consequence of the proposed Share Exchange, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter, referred to as the “fair market value.”

Within 10 days following approval of the Share Exchange Proposal by Giga-tronics shareholders, Giga-tronics is required to mail a dissenter’s notice to each person who did not vote in favor of the Share Exchange Proposal. The dissenter’s notice must contain the following:

•	a notice of the approval of the Share Exchange Proposal;

•

a statement of the price determined by Giga-tronics to represent the fair market value of dissenting shares (which will constitute an offer by Giga-tronics to purchase such dissenting shares at such stated price unless such shares lose their status as “dissenting shares” under Section 1309 of the CGCL);

•	a brief description of the procedure for such holders to exercise their rights as dissenting shareholders; and

•	a copy of Sections 1300 through 1304 of Chapter 13 of the CGCL.

Within 30 days after the date on which the notice of the approval of the Share Exchange Proposal by the outstanding shares is mailed to dissenting shareholders, Giga-tronics or its transfer agent must have received from any dissenting shareholder a written demand that Giga-tronics repurchase such shareholder’s dissenting shares. The written demand must include the number and class of dissenting shares held of record by such dissenting shareholder that the dissenting shareholder demands that Giga-tronics purchase. Furthermore, the written demand must include a statement of what such dissenting shareholder claims to be the fair market value of the dissenting shares (which will constitute an offer by the dissenting shareholder to sell the dissenting shares at such price). In addition, within such same 30-day period, a dissenting shareholder must submit to Giga-tronics or its transfer agent certificates representing any dissenting shares that the dissenting shareholder demands Giga-tronics purchase, so that such dissenting shares may either be stamped or endorsed with the statement that the shares are dissenting shares or exchanged for certificates of appropriate denomination so stamped or endorsed. If the dissenting shares are uncertificated, then such shareholder must provide written notice of the number of shares which the shareholder demands that Giga-tronics purchase within 30 days after the date of the mailing of the notice of the approval of the Share Exchange Proposal. The demand, statement and Giga-tronics certificates should be delivered by overnight courier or certified mail, return-receipt requested to:

Giga-tronics Incorporated

5990 Gleason Drive

Dublin, California 94568

Attention: Lutz Henckels, Chief Financial Officer

If upon the dissenting shareholder’s surrender of the certificates representing the dissenting shares, Giga-tronics and a dissenting shareholder agree upon the price to be paid for the dissenting shares and agree that such shares are dissenting shares, then the agreed price is required by law to be paid (with interest thereon at the legal rate on judgments from the date of the agreement) to the dissenting shareholder within the later of (i) 30 days after the date of such agreement or (ii) 30 days after any statutory or contractual conditions to the completion of the Share Exchange satisfied.

If Giga-tronics and a dissenting shareholder disagree as to the price for such dissenting shares or disagree as to whether such shares are entitled to be classified as dissenting shares, such holder has the right to bring an action in California Superior Court of the proper county, within six months after the date on which the notice of the shareholders’ approval of the Share Exchange Proposal is mailed, to resolve such dispute. In such action, the court will determine whether the Giga-tronics common stock held by such shareholder are dissenting shares and/or the fair market value of such dissenting shares.

In determining the fair market value for the dissenting shares, the court may appoint one or more impartial appraisers to make the determination. Within a time fixed by the court, the appraisers, or a majority of them, will make and file a report with the court. If the appraisers cannot determine the fair market value within 10 days of their appointment, or within a longer time determined by the court, or the court does not confirm their report, then the court will determine the fair market value of the dissenting shares. Upon a motion made by any party, the report will be submitted to the court and considered evidence as the court considers relevant. The costs of the dissenters’ rights action, including reasonable compensation to the appraisers appointed by the court, will be allocated between Giga-tronics and the dissenting shareholder(s) as the court deems equitable. However, if the appraisal of the fair market value of Giga-tronics shares exceeds the price offered by Giga-tronics in the notice of approval, then Giga-tronics will pay the costs. If the fair market value of the shares awarded by the court exceeds 125% of the price offered by Giga-tronics, then the court may in its discretion impose additional costs on Giga-tronics, including attorneys’ fees, fees of expert witnesses and interest.

Giga-tronics shareholders considering whether to exercise dissenters’ rights should consider that the fair market value of their Giga-tronics common stock determined under Chapter 13 of the CGCL could be more than, the same as or less than the market value of the common stock on the date Share Exchange is completed or thereafter. Also, Giga-tronics reserves the right to assert in any appraisal proceeding that, for purposes thereof, the fair market value of dissenting shares is less than the trading value of the shares of common stock as of any date, particularly given the historic trading volume of the common stock, which has been limited, or based on information about Giga-tronics that was not publicly available as of such date. Giga-tronics shareholders considering whether to exercise dissenters’ rights should consult with their tax advisors for the specific tax consequences of the exercise of dissenters’ rights.

Strict compliance with certain technical prerequisites is required to exercise dissenters’ rights. Giga-tronics shareholders wishing to exercise dissenters’ rights should consult with their own legal counsel in connection with compliance with Chapter 13 of the CGCL. Any Giga-tronics shareholder who fails to strictly comply with the requirements of Chapter 13 of the CGCL, attached as Annex C to this proxy statement will forfeit the right to exercise dissenters’ rights.

Except as expressly limited by Chapter 13 of the CGCL, dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined.

Dissenting shares lose their status as “dissenting shares,” and holders of dissenting shares cease to be entitled to require Giga-tronics to purchase such shares, upon the happening of any of the following:

•	the Share Exchange is abandoned;

•	the dissenting shares are transferred before their submission to Giga-tronics for the required endorsement;

•

the dissenting shareholder and Giga-tronics do not agree on the status of the shares as dissenting shares or do not agree on the purchase price, but neither Giga-tronics nor the shareholder files a complaint or intervenes in a pending action within six months after Giga-tronics mails a notice that its shareholders have approved the Share Exchange Agreement; or

•	with Giga-tronics’ consent, the dissenting shareholder withdraws the shareholder’s demand for purchase of the dissenting shares.

GRESHAM MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion and analysis provide information which management believes to be relevant to an assessment and understanding of the results of operations and financial condition of Gresham for the year ended December 31, 2021 compared to the year ended December 31, 2020 and the three months ended March 31, 2022 compared to the three months ended March 31, 2021.

Overview

Gresham, through its subsidiaries, designs, manufactures, and distributes specialized electronic solutions, automated test solutions, power electronics and display solutions, and radio, microwave and millimeter wave communication sub-systems and components for a variety of applications, with a focus on the global defense industry. Gresham also offers bespoke technology solutions for mission critical applications in the medical, industrial, transportation and telecommunications markets.

Gresham is a Delaware corporation organized on November 21, 2018. Gresham’s defense solutions are conducted through its subsidiaries, Microphase, Enertec and Gresham Power. Relec Electronics Ltd. (“Relec”) is a United Kingdom distributor specializing in power conversion and display products. The results of operations reflect the results of operations of Relec solely for one month of the year ended December 31, 2020 and all of the year ended December 31, 2020 and the three month period ended March 31, 2022 because Gresham acquired Relec on November 30, 2020.

As a holding company, Gresham aims to grow profitably to increase shareholder value. Under this strategy, Gresham focuses on managing and financially supporting its existing subsidiaries to drive organic growth while pursuing acquisitions of complementary business to accelerate growth with the goal of converting opportunities to business and maximizing the value returned to it.

Critical Accounting Policies, Estimates and Assumptions

Gresham’s consolidated financial statements have been prepared in accordance with GAAP. In reading and understanding Gresham’s discussion of results of operations, liquidity and capital resources, you should be aware of key policies, judgments and assumptions that are important to the portrayal of financial conditions and results.

The preparation of financial statements, in conformity with GAAP, requires management to make estimates, judgments and assumptions. Gresham’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Key estimates include acquisition accounting, reserves for trade receivables and inventories, carrying amounts of investments, accruals of certain liabilities including product warranties, useful lives and the recoverability of long-lived assets, impairment analysis of intangibles and goodwill, and deferred income taxes and related valuation allowance.

Gresham recognizes revenue under ASC 606 upon completion of the performance obligations associated with Gresham’s services.

Foreign Currency Translation

A substantial portion of Gresham’s revenues are generated in U.S. dollars. In addition, a substantial portion of Gresham’s costs are incurred in U.S. dollars. Gresham’s management has determined that the U.S. dollar is the functional currency of the primary economic environment in which it operates.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) No. 830, Foreign Currency Matters (“ASC No. 830”). All transaction gains and losses from the re-measurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

The financial statements of Relec, Gresham Power and Enertec, whose functional currencies have been determined to be their local currencies, the British Pound (“GBP”), GBP and the New Israeli Shekel (“ILS”), respectively, have been translated into U.S. dollars in accordance with ASC No. 830. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate in effect for the reporting period. The resulting translation adjustments are reported as other comprehensive income (loss) in the consolidated statement of comprehensive income (loss) and accumulated comprehensive income (loss) in statement of changes in stockholders’ equity (deficit).

See Note 3 “Basis of Presentation and Significant Accounting Policies” to Gresham’s Consolidated Financial Statement included in this proxy statement for additional information.

RESULTS OF OPERATIONS

Results of Operations for the Years Ended December 31, 2021 and December 31, 2020

The following table sets forth the summary of Gresham’s operations for years ended December 31, 2021 and 2022:

	December 31, 2021	December 31, 2020
Revenues	$25,580,000	$18,213,000
Cost of Revenues	$17,231,000	$12,442,000
Operating Expenses	$11,340,000	$8,013,000
Other Income (expense)	$321,000	$191,000
Net Loss	$(2,863,000)	$(1,851,000)

Revenues

Revenues for the year ended December 31, 2021 were $25,580,000 as compared to $18,213,000 for the period ended December 31, 2020, an increase of $7,367,000 or approximately 40%. The increase in revenues in 2021 included a full year of Relec’s operations compared to one month in 2021 or $7 million and $600,000, respectively. Revenues from Enertec increased by $1.7 million or 18% from the prior year.

Cost of Revenues

Cost of revenues for 2021 increased to $17,231,000 from $12,442,000 for 2020. In addition to Relec’s contribution, another key factor was the implementation of a new ERP system at Microphase which resulted in an unfavorable revaluation of inventories. Gross profit margins for 2021 improved to 32.6% from 31.7% for 2020.

Operating Expenses

Operating expenses for the year ended December 31, 2021 were $11,340,000 as compared to $8,013,000 for FY 20, an increase of $3,327,000. Operating expenses increased as a result the acquisition of Relec which had an operating expense of $1.6 million in 2021 compared to $123,000 in the one month period of 2020, as well as allocations of corporate costs from BitNile and additions to stock based compensation.

Net Loss

Net loss for the year ended December 31, 2021 was $2,863,000 as compared to a net loss of $1,851,000 for 2020. The $1,012,000 increase in the net loss was primarily due to an increase in the allocation of corporate costs from BitNile, an increase of stock-based compensation expense, a change in the fair value of marketable equity securities, partially offset in the gain on marketable equity securities and a gain on the extinguishment of the CARES Act debt.

Results of Operations for the Three Months Ended March 31, 2022 and March 31, 2021

The following table summarizes the results of Gresham’s operations for the months ended March 31, 2022 and March 31, 2021.

	For the Three Months Ended March 31,
	2022	2021
Revenues	$7,244,000	$6,350,000
Cost of Revenues	4,751,000	4,042,000
Operating Expenses	2,984,000	2,561,000
Other Income (Expenses)	(19,000)	1,718,000
Net Income (Loss)	(510,000)	1,475,000

Revenues

Revenues for the three months ended March 31, 2022 were $7,244,000 as compared to $6,350,000 for the three month period ended March 31, 2021, an increase of $894,000 or approximately 14%. The increase in revenue was primarily due to the inclusion of Enertec’s revenue and an increase in revenues from all of our subsidiaries other than Microphase. Microphase revenues declined because of production constraints attributable to supply chain disruptions, government authorization constraints on equipment use for classified work and design challenges. Gresham believes that it has addressed issues related to Microphase’s supply chain and production issues. Microphase received variances and waivers from certain customers and Gresham believes that Microphase will show improvement in its third quarter in 2022 and significant improvement in its fourth quarter in 2022.

Cost of Revenues

For three months ended March 31, 2022, Gresham’s cost of revenues was $4,751,000 compared to $4,042,000 for the same period in the prior year. The gross profit margin for the three months ended March 31 2021 fell to 34.4% compared to 36.3% for the same period in the prior year. The increase in the cost of revenue was primarily attributable to the increase in revenue at Enertec supply chain disruptions, increased labor costs to retain workforce and escalation of logistics costs.

Operating Expenses

Operating expenses for the three months ended March 31, 2022 were $2,984,000 as compared to $2,561,000 for the three month period ended March 31, 2021, an increase of $423,000. The increase in operating expenses were primarily due to allocations of corporate costs from BitNile, the additions to stock based compensation, corporate consulting expenses, costs associated with building Gresham’s management and an increase in information technology, cybersecurity and compliance costs.

Net Income (Loss)

Net loss for three months ended March 31, 2022 was $510,000 compared to net income of $1,475,000 for the same period in the prior year. While the operating loss for the three months ended March 31, 2022 increased by $238,000 over the same period in the prior fiscal year due to higher operating expenses, there were two large one-time gains in the three month period ended March 31, 2021 of $1.6 million in the change in the fair value of marketable equity securities and $397,000 in the realized gain on marketable equity securities.

Liquidity and Capital Resources

During the three months ended March 31, 2022, Gresham used $424,000 in cash from operating activities compared to net cash of $575,000 provided by operating activities in the same period in the prior year. The primary difference was the net income for the three months ended March 31, 2021 compared to a net loss for the three months ended March 31, 2022. Operating results for the three months ended March 31, 2021 also reflected a gain of $1,640,000 from Microphase’s sales of a publicly traded investment. Microphase did own these shares of common stock at March 31, 2021. Other key changes were a significant increase in accounts payable and accrued expenses in during the three months ended March 31, 2022 offset by a reduction in lease liabilities during the same period.

Gresham expects that cash flows from operating activities will fluctuate in future periods due to a number of factors including its level of revenue, which fluctuates significantly from one period to another due to the timing of receipt of contracts, operating results, amounts of non-cash charges, and the timing of inventory purchases, billings, collections and disbursements.

During the three months ended March 31, 2022, Gresham used $129,000 in investing activities as compared with ($338,000) during the same period in the prior year. The primary reason for the difference in cash flows from investing activities period over period was the $430,000 received in the three months ended March 31, 2021 from Microphase’s sale of marketable securities.

During the three months ended March 31, 2022 cash provided from financing activities was $470,000, as compared to $551,000 in cash provided by financing activities during the same period in the prior year. The $81,000 decrease was primarily due to a significantly higher investment by BitNile in the prior year period.

Currently, Gresham is dependent on BitNile for its continued support to fund its operations, without which Gresham would need to cease or curtail such operations. BitNile currently intends to use reasonable efforts to provide Gresham such funding as may be necessary to permit Gresham to fund its operations while Gresham is a wholly-owned subsidiary of BitNile. This support is expected to terminate upon the closing of the Share Exchange Agreement. With the availability of working capital from BitNile, Gresham believes it has sufficient cash to meet it needs over the next 12 months. BitNile has agreed to inject $1,000,000 into Gresham, of which $400,000 has been received as of July 1. Gresham intends to use all $1,000,000 in order to pay for its recent purchase of additional Microphase common stock. For information on the balance of BitNile’s funding commitment to Giga-tronics and the proposed follow-on underwritten offering for Giga-tronics assuming we close the Share Exchange, see the discussion at pages 52 and 53 of this proxy statement.

Paycheck Protection Program under the CARES Act

On April 18, 2020, Microphase received a loan pursuant to the Paycheck Protection Program of the Coronavirus Aid Relief and Economic Security Act (the “CARES Act”) administered by the U.S. Small Business Administration (the “SBA”) in the principal amount of $467,333 (“PPP Loan”) from People’s United Bank. Funds from the PPP Loan were used by Microphase exclusively for payroll costs during the eight-week period after origination. This loan helped offset some of the adverse effects of the COVID-19 pandemic and allowed Microphase to serve its customers without experiencing any cancellation of its open orders. The Small Business Administration approved forgiveness of the PPP Loan in June 2021 in accordance with the CARES Act, enabling Microphase to realize that loan amount as income in 2021.

UK Pandemic Subsidies

The UK Government subsidized salaries of workers furloughed because of pandemic disruptions under the Coronavirus Job Retention Scheme, which extended through October 31, 2021. The subsidy program covered 80% of an employee’s usual compensation for hours not worked because of the pandemic related shutdowns and furloughs. Gresham Power took advantage of this program to defray costs of paying workers during slowdowns and shutdowns because of the pandemic. Gresham Power also received a government backed low interest “Bounce Back” loan with extended repayment terms for operating capital in 2021.

PROPOSAL 2: TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO COMPLETE A REVERSE STOCK SPLIT

General

At the special meeting, our shareholders will be asked to approve the Reverse Stock Split Proposal.

On December 24, 2021, our Board unanimously approved, subject to shareholder approval, an amendment to our Articles of Incorporation to effect a reverse stock split of Giga-tronics’ outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio to be set within this range by the Board. The Board may alternatively elect to abandon such proposed amendment and not complete the reverse stock split even if authorized by shareholders. Upon the effectiveness of the amendment effecting the reverse stock split, the outstanding shares of Giga-tronics common stock will be reclassified and combined into a lesser number of shares such that one share of Giga-tronics common stock will be issued for a specified number of shares.

The text of the proposed amendment to the Articles of Incorporation implementing the reverse stock split, which we refer to as the “Reverse Split Amendment” is as follows:

Article FOURTH of the Articles of Incorporation is hereby amended to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is [                ] shares of which [                ] shares shall be Common Stock and 1,000,000 shares shall be Preferred Stock. Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of California of this Certificate of Amendment, each [two] [three] [four] [five] [six] [seven] [eight] [nine] [ten] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by this Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from this Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a shareholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the shareholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by this Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

If our Board determines to complete the reverse stock split following shareholder approval, the text of the Reverse Split Amendment will state the reverse stock split ratio fixed by the Board within the range approved by G shareholders and the actual number of legally authorized shares at such time. The form of the Reverse Split Amendment is subject to any changes that may be required by the California Secretary of State.

If shareholders approve the Reverse Split Amendment, the Board would have the sole discretion to file the amendment and implement the reverse stock split at any time prior to June 30, 2023, and to fix the specific ratio for the reverse stock split, provided that the ratio would be not less than 1-for-2 and not more than 1-for-20. We believe that enabling the Board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits for the Giga-tronics shareholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading “— Criteria to be Used for Decision to Apply the Reverse Stock Split.”

The reverse stock split will be implemented simultaneously for all outstanding shares of Giga-tronics common stock. The reverse stock split will affect all of Giga-tonics shareholders uniformly and will not affect any shareholder’s percentage ownership interest in Giga-tronics common stock, except to the extent that the reverse stock split results in any shareholders owning a fractional share of common stock. The reverse stock split will not change the terms of Giga-tronics common stock. The reverse stock split will proportionately reduce the number of shares of common stock authorized under Giga-tronics’ Articles of Incorporation, after giving effect to any increase in the number of shares of common stock authorized following any approval of the Share Increase Proposal (Proposal 3).

The reverse stock split, if approved by our shareholders, would become effective upon the filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of California, or at the later time set forth in the amendment. Alternatively, if the Delaware Reincorporation is approved by our shareholders and implemented prior to the reverse stock split, the same process will occur in Delaware, with any necessary conforming changes to the form of the amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its shareholders, but will not occur after June 30, 2023. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by our shareholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board determines that it is no longer in the best interest of the Company and its shareholders to proceed.

The Board’s Reasons for the Reverse Stock Split

In the Share Exchange Agreement, we agreed to request that our shareholders approve a reverse split of Giga-tronics common stock in a ratio determined in consultation with BitNile and Gresham. In addition, in the Share Exchange Agreement, Giga-tronics agreed to pursue the Proposed Public Offering and to list the shares of Giga-tronics common stock on Nasdaq in connection with such offering.

The primary purpose of the reverse stock split is to increase the per share trading price of Giga-tronics common stock so as to:

•

potentially qualify Giga-tronics common stock for listing on Nasdaq or another stock exchange in connection with the Proposed Public Offering, which the Board believes would increase the liquidity of trading for the common stock;

•

broaden the pool of investors that may be interested in investing in Giga-tronics common stock in the offering or otherwise by attracting new investors who may prefer not to invest in shares that trade at lower share price, which may aid in enhancing shareholder values; and

•	potentially make Giga-tronics common stock a more attractive investment to certain institutional investors.

We believe that implementing a reverse stock split may enable Giga-tronics common stock to satisfy the minimum trading price requirement necessary for a Nasdaq listing. Generally, Nasdaq requires that to qualify for listing, a newly listed security must have a minimum bid price of $4.00 per share or, for companies with average annual revenues of at least $6 million for three years such as Giga-tronics, $3.00 per share. In addition to the minimum share price requirement, Nasdaq has a minimum shareholders’ equity requirement and other minimum financial and corporate governance requirements, some of which Giga-tronics does not currently satisfy. Therefore, Giga-tronics common stock could be ineligible for listing on Nasdaq even if the reverse stock split is implemented, particularly if the Proposed Public Offering is not completed.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the common stock to a broader range of investors, and thus improve liquidity and lower average transaction costs. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from a reverse stock split could enable institutional investors and brokerage firms with policies and practices such as those described above to invest in Giga-tronics common stock.

In evaluating the reverse stock split, the Board also considered negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have implemented reverse stock splits has subsequently declined, sometimes back to pre-reverse stock split levels. The Board, however, determined that these potential negative factors were significantly outweighed by the potential benefits, and believes that by increasing the per share market price of the common stock as a result of the reverse stock split may encourage greater interest in the common stock and enhance the acceptability and marketability of the common stock to the financial community and investing public as well as promote greater liquidity for our shareholders.

Criteria our Board will use to Determine the Ratio of the Reverse Stock Split

If shareholders approve the reverse stock split, the Board will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and selecting the exact ratio of the split, if any, the Board will primarily consider the existing and expected trading prices of Giga-tronics common stock, the number of shares of common stock outstanding relative to Nasdaq’s initial listing requirements and the advice of the underwriters in the Proposed Public Offering. If we implement the reverse split prior to completing the Share Exchange and any termination of the Share Exchange Agreement, then we will also confer with BitNile and Gresham as to the appropriate ratio and timing for the reverse split. The Board may also consider other factors, such as the results of our operations and general market conditions.

Effects of the Reverse Stock Split

The reverse stock split will be implemented simultaneously for all outstanding shares of Giga-tronics common stock. The reverse stock split will affect all of shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split would result in any of shareholders owning a fractional share. The Company will not issue fractional shares and will pay cash in lieu of fraction share amounts.

The reverse stock split will not change the terms of Giga-tronics common stock or the number of shares of common stock that Giga-tronics is authorized to issue. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Exchange Act. Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

As of the effective time of the reverse stock split, we will adjust and proportionately decrease the number of shares of Giga-tronics common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire Giga-tronics common stock. In addition, as of the effective time of the reverse stock split, Giga-tronics will adjust and proportionately decrease the total number of shares of Giga-tronics common stock that may be the subject of the future grants under Giga-tronics’ equity incentive plan.

As of the effective time of the reverse stock split, the conversion ratio by which shares of our Outstanding Preferred Shares convert to common stock will also be automatically adjusted such that the number of shares of common stock issuable upon conversion of Giga-tronics’ preferred stock will be proportionally reduced so that the economic relationship between shares of common stock and shares of all series of preferred stock is unchanged. The reverse stock split will not change the number of authorized shares of Giga-tronics’ preferred stock, the Outstanding Preferred Shares’ liquidation preference or the other terms of the preferred stock.

If shareholders approve the Reverse Split Proposal and the Board elects to implement the reverse stock split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by the Board. If the Share Increase Proposal (Proposal 3) is approved and implemented, the number of authorized shares of common stock would be 100,000,000 after the reverse stock split.

Assuming reverse stock split ratios of 1-for-5, 1-for-10 and 1-for-20, which reflect the low end, middle and high end of the range that shareholders are being asked to approve, and further assuming the completion of the Share Exchange, the following table sets forth (i) the number of shares of Giga-tronics common stock that would be issued and outstanding, (ii) the number of shares issuable upon conversion of the Series F Convertible Preferred Stock, (iii) the number of shares of Giga-tronics common stock that would be reserved for issuance pursuant to outstanding warrants, options, and preferred stock, (iv) the number of shares of common stock authorized if shareholders do not approve the Share Increase Proposal (Proposal 3) and (v) the number of shares of common stock authorized if shareholders approve the Share Increase Proposal (Proposal 3), each giving effect to the reverse stock split and based on securities outstanding as of the Record Date and assuming the issues of the common stock and Series F Preferred Stock to BitNile in the Share Exchange.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-20
Number of Shares of Common Stock Issued and Outstanding	2,777,230	555,446	277,723	138,862
Number of Shares Issuable Upon Conversion of Outstanding Preferred Shares*	1,307,692	261,538	130,769	65,385
Number of Shares of Common Stock Reserved for Issuance pursuant to Warrants and Equity Incentive Plans	883,251	176,650	88,325	44,163
Number of Shares of Common Stock Authorized if Proposal 3 is Not Approved	13,333,333	13,333,333	13,333,333	13,333,333
Number of Shares of Common Stock Authorized if Proposal 3 is Approved	100,000,000	100,000,000	100,000,000	100,000,000

*	Prior to the completion of the Share Exchange Proposal and other Transactions.

Additionally, if our shareholders approve the Reverse Split Proposal and the Board elects to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse split, including the specific ratio selected by the Board. If we do not implement the reverse stock split by June 30, 2023, the authority granted in this proposal to implement the reverse stock split will terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of Giga-tronics common stock and securities convertible or exercisable for common stock.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the reverse stock split on the market price of Giga-tronics common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in similar circumstances is varied. If the reverse stock split is implemented, the post-split market price of Giga-tronics common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for Giga-tronics common stock, which may reduce the value of Giga-tronics common stock, particularly if the Proposed Public Offering is not completed. Also, some shareholders may consequently own fewer than one hundred shares of Giga-tronics common stock. A purchase or sale of fewer than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, shareholders who own fewer than one hundred shares following the reverse stock split could be required to pay modestly higher transaction costs should they then determine to sell their shares. Please also see the advantages and disadvantages of increasing the number of authorized shares of common stock set forth below in “Proposal 3—Amendment to Giga-tronics’ Articles of Incorporation Increasing the Number of Authorized Shares of Common Stock to 100,000,000 Shares.”

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If shareholders approve the Reverse Stock Split Proposal and if the Board still believes that a reverse stock split is in the best interests of the Company and its shareholders, the Board will determine the ratio of the reverse stock split to be implemented and the Company will file a Certificate of Amendment with the Secretary of State of the State of California or Delaware, as applicable. As soon as practicable after the effective date of the reverse stock split, shareholders will be notified that the reverse stock split has been implemented.

Beneficial Owners of Common Stock. Upon the implementation of the reverse stock split, Giga-tronics intends to treat shares held by shareholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to implement the reverse stock split for their beneficial holders holding Giga-tronics common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse stock split and making payment for fractional shares. Shareholders holding shares of Giga-tronics common stock with a bank, broker, custodian or other nominee are encouraged to contact their bank, broker, custodian or other nominee with questions in this regard.

Registered Holders of Common Stock. Certain of registered holders of Giga-tronics common stock hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company LLC. These shareholders do not hold physical stock certificates evidencing their ownership of Giga-tronics common stock. However, they are provided with a statement reflecting the number of shares of Giga-tronics common stock registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the shareholder’s address of record indicating the number of shares of Giga-tronics common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock. Some shareholders of Giga-tronics common stock hold their shares in certificated form. Our transfer agent will send a letter of transmittal to shareholders of record who hold shares of Giga-tronics common stock in certificated form at the time of the reverse split. The letter of transmittal will contain the necessary materials and instructions for shareholders to return their certificates representing shares of Giga-tronics common stock, if any, to the transfer agent. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Shareholders who otherwise would be entitled to receive a fractional share of common stock as a consequence of the reverse stock split (because they hold a number of shares of common stock not evenly divisible by the reverse split ratio chosen by the Board) will be entitled to receive a cash payment (without interest) equal to the fraction of a share of common stock to which such holder would otherwise be entitled multiplied by the fair value per share of the common stock immediately prior to the effective time of the reverse stock split as determined by the Board in accordance with California law.

No Appraisal Rights

Holders of Giga-tronics’ stock will not, as a result of the approval or implementation of the reverse split, have the right to dissent and obtain appraisal of, or payment for, such shareholders under the laws of the State of California, our Articles of Incorporation or Bylaws or, if the Delaware Reincorporation is completed, the laws of the State of Delaware, the Proposed Delaware Certificate of Incorporation or the Proposed Delaware Bylaws.

Accounting Consequences

The reverse stock split will not affect our total assets, liabilities or shareholders’ equity. However, the per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to the Company and to U.S. holders that hold shares of Giga-tronics common stock as capital assets for U.S. federal income tax purposes. The discussion is based on the Code, regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income taxation regardless of its source.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances or to U.S. holders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of the Giga-tronics common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of the Giga-tronics common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of Giga-tronics common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each shareholder, depending on the jurisdiction in which such shareholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all U.S. holders. Shareholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to Giga-tronics. The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. The tax consequences described below assume that the reverse stock split is properly characterized as a recapitalization

Giga-tronics would not recognize any taxable income, gain or loss as a result of the reverse stock split. In addition, we do not expect a reverse stock split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to U.S. Holders. U.S. holders generally will not recognize gain or loss as a result of the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in Giga-tronics’ post-reverse split common stock.

Shareholders should consult their tax advisors regarding whether any cash received in lieu of a fractional share interest in the post-reverse split common stock should, taking into account their particular circumstances, be treated as a payment that is “essentially equivalent to a dividend” under the rules of Section 302(b)(1) of the Code, and, if so, how such payment would be taxed. The following paragraph assumes that the cash received in lieu of a fractional share interest is not essentially equivalent to a dividend.

While not entirely free from doubt, we believe that any cash received by a U.S. holder in lieu of a fractional share interest in the post-reverse split common stock should be treated as a payment received by such U.S. holder in exchange for such fractional share interest. If so treated, such U.S. holder would generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the portion of the U.S. holder’s tax basis in the pre-reverse split common stock allocable to the fractional share. Any such capital gain or loss would be treated as long-term capital gain or loss if the U.S. holder’s holding period in the fractional share is greater than one year as of the effective date of the reverse stock split. A U.S. holder’s aggregate tax basis of the post-reverse split Giga-tronics common stock received in the reverse stock split would generally be equal to the aggregate tax basis of the pre-reverse split common stock exchanged therefore (excluding any portion of the U.S. holder’s tax basis allocated to any fractional share interest), and the holding period of a U.S. holder’s post-reverse split common stock received in the reverse stock split will include such U.S. holder’s holding period of the pre-reverse split common stock exchanged.

Vote Required and the Board’s Recommendation

Pursuant to the CGCL, the Reverse Split Proposal must be approved by the affirmative vote of a majority of the outstanding shares of Gigatonics common stock and preferred stock entitled to vote on the proposal. Because this proposal must be approved by the affirmative vote of a majority of the outstanding shares of Giga-tronics common stock and preferred stock, abstentions and broker non-votes with respect to this proposal will have the same effect as votes against the proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE REVERSE SPLIT PROPOSAL.

PROPOSAL 3:

AMENDMENT TO GIGA-TRONICS’ ARTICLES OF

INCORPORATION INCREASING THE NUMBER OF AUTHORIZED

SHARES OF COMMON STOCK TO 100,000,000 SHARES

At the special meeting, shareholders will be asked to approve the Share Increase Proposal.

On December 24, 2021, in connection with its approval of the Share Exchange Agreement, the Board unanimously approved, subject to shareholder approval, an amendment to our Articles of Incorporation increasing the number of shares of common stock authorized for issuance to 100,000,000 shares of common stock. We refer to this amendment as the “Share Increase Amendment.”

The text of the proposed Share Increase Amendment to the Articles of Incorporation is as follows:

Article FOURTH of the Articles of Incorporation is hereby amended to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is 201,000,000 shares of which 100,000,000 shares shall be Common Stock and 1,000,000 shares shall be Preferred Stock.”

If approved at the special meeting, the Share Increase Amendment will become effective and Giga-tronics’ number of shares of authorized common stock will be increased to 100,000,000 shares upon the filing of the amendment with the Secretary of State of California. The form of the amendment is subject to any changes that may be required by law or the Secretary of State of California,.

Based on our current Articles of Incorporation, the Share Increase Amendment would increase the number of shares of common stock that we are authorized to issue from 13,333,333 shares to 100,000,000 shares of common stock, an increase of 86,666,667 shares. This proposal to increase the number of authorized shares of common stock to 100,000,000 has no bearing on the Board’s ability to implement the Reverse Stock Split.

Our shares of common stock do not offer any preemptive rights.

Reasons for the Increase

As of the Record Date of August 1, 2022, there were 2,777,230 shares of Giga-tronics common stock outstanding and an additional 2,243,147 shares of common stock potentially issuable upon the conversion of Outstanding Preferred Shares and the exercise of outstanding warrants and stock options, excluding the Warrant, which is not currently exercisable. As a result, there are only approximately 8,345,156 shares of common stock available for issuance that are not reserved for issuance pursuant to preferred stock, warrants or stock options.

In the Share Exchange Agreement, we agreed to seek shareholder approval for the Share Increase Amendment. If, as contemplated by the Share Exchange Agreement, we issue 2,920,085 shares of Giga-tronics common stock and 514.8 shares of Series F Convertible Preferred Stock that are convertible into an aggregate of 3,960,043 of Series F Convertible Preferred Stock and repurchase our outstanding shares of Series B, Series C, Series D and Series E preferred stock, there will be approximately 6,610,391 shares of common stock outstanding and 5,489,972 shares of common stock reserved for future issuances upon the exercise of outstanding warrants, stock options and restricted stock units, and Series F Convertible Preferred Stock, leaving only 2,033,078 shares of our common stock available for future issuances.

The Board believes that it is desirable to have additional authorized shares of common stock available for possible future financings and other general corporate purposes, including the Proposed Public Offering. The

Board believes that having such additional authorized shares of common stock available for issuance in the future will afford us greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting unless such approval is expressly required by applicable law. Although an issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the overall value of Giga-tronics to its shareholders. There are certain advantages and disadvantages of an increase in authorized common stock. These numbers assume full conversion of the Series F Convertible Preferred Stock but do not assume conversion of the $4,250,000 Convertible Note we will issue to BitNile.

The advantages include:

•	The ability to raise capital by issuing common stock or securities that are convertible into or that represent the right to acquire common stock.

•	To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•

The issuance of authorized but unissued stock could be used to deter a potential takeover of Giga-tronics that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. We do not, however, have any plans or proposals in this regard.

•

Giga-tronics shareholders have no preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing Giga-tronics shareholders.

The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

We believe that it will need to raise additional capital to support and expand its operations and product development. In the Share Exchange Agreement, we agreed to pursue a $25 million underwritten public offering of its common stock. If we sold all of the approximately 2,033,078 authorized but unissued or reserved shares of common stock available for issuance following the Share Exchange at the price of $1.10 per share, which was the last reported trading price of our common stock on the OTC Market as of July 19, 2022, we would only be able to raise approximately $2.2 million in gross proceeds, at which point we would have no additional unreserved shares of common stock available for issuance, unless and until the Share Increase Amendment is approved and effective. Regardless of our near-term financing plans, having the additional shares available will provide additional flexibility to use Giga-tronics common stock for business and financial purposes in the future.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which we are to accumulate common stock or obtain control of Giga-tronics. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and shareholders.

If Giga-tronics shareholders do not approve the increase in authorized shares of common stock, then we will not be able to increase the total number of authorized shares of common stock from 13,333,333 to 100,000,000, and therefore, we would be limited in our ability to use shares of common stock for financing or other general corporate purposes, including the Proposed Public Offering.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of Giga-tronics common stock and securities convertible or exercisable for common stock.

Vote Required and Board of Directors Recommendation

Pursuant to the CGCL, the Share Increase Proposal must be approved by the affirmative vote of a majority of the outstanding shares of Giga-tonics common stock and preferred stock entitled to vote on the proposal. Because this proposal must be approved by the affirmative vote of a majority of the outstanding shares of Giga-tronics common stock and preferred stock, abstentions and broker non-votes with respect to this proposal will have the same effect as votes against the proposal.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SHARE INCREASE PROPOSAL. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 4:

DELAWARE REINCORPORATION

Overview of the Proposed Reincorporation

On December 24, 2021 the Board approved a proposal to change the state of incorporation of Giga-tronics from California to Delaware (the “Delaware Reincorporation”), subject to the approval of Giga-tronics shareholders.

If approved by Giga-tronics shareholders, the Delaware Reincorporation will be implemented through the merger of the Company with and into a newly formed wholly-owned subsidiary corporation incorporated in the State of Delaware, which we refer to as “Giga-tronics-Delaware”, solely for the purpose of effecting the Delaware Reincorporation. Our name immediately following the Delaware Reincorporation will remain Giga-tronics Incorporated. For purposes of the discussion below, Giga-tronics as it currently exists as a corporation organized under the laws of the State of California is sometimes referred to as “Giga-tronics — California”.

The Board considered several factors in reaching this decision. In the Share Exchange Agreement, we agreed to request that shareholders approve the Delaware Reincorporation, recognizing that both Gresham and BitNile are both Delaware corporations. The Board also considered factors such as corporate governance, our ability to attract and retain board members, certain differences between California and Delaware state corporate laws, and other advantages and disadvantages of Delaware Reincorporation.

The Board believes that the choice of state domicile is important because state corporate law governs the internal affairs of a corporation. Management and boards of directors of corporations look to state corporate law and judicial interpretations of state law to guide their decision-making on many key issues, including appropriate governance policies and procedures, satisfaction of fiduciary obligations to shareholders, compliance with financial and legal requirements in the corporation’s business operations, and consideration of key strategic transactions for the corporation, including financings, mergers, acquisitions and divestitures.

The Board believes that it is important for the Company to be able to draw upon the well-established principles of corporate governance of Delaware law in making legal and business decisions while helping to preserve the shareholder rights that Giga-tronics shareholders are accustomed to, in the interest of maximizing long-term shareholder value. The prominence, breadth, depth and predictability of Delaware corporate law, including its extensive body of case law, provide a reliable foundation on which governance decisions can be based, and the Board believes that Giga-tronics shareholders will benefit from the responsiveness of Delaware corporate law to their needs. After careful consideration, the Board believes that it is in the best interests of Giga-tronics and its shareholders to complete the Delaware Reincorporation.

We will only complete the Delaware Reincorporation after we complete the Share Exchange and other Transactions, if ever.

Shareholders are urged to read this proposal carefully, including all of the related appendices attached to this Proxy Statement, before voting on the Delaware Reincorporation Proposal. The following discussion summarizes material provisions of the Delaware Reincorporation and is subject to and qualified in its entirety by the Reincorporation Agreement in substantially the form attached hereto as Annex D, the Delaware Certificate of Incorporation in substantially the form attached hereto as Annex E ; and the Delaware Bylaws in substantially the form attached hereto as Annex F. Copies of our current California Articles of Incorporation and California Bylaws have been filed with the SEC as exhibits to our periodic or current reports and will be sent to shareholders free of charge upon written request to:

Giga-tronics Incorporated

5990 Gleason Drive

Dublin, California 94568

Attention: Investor Relations

Phone Number; (925) 328-4650 ext. 4698

E-mail Address: lhenckels@gigatronics.com

Structure of the Delaware Reincorporation

To accomplish the Delaware Reincorporation, we will incorporate a new subsidiary as a Delaware corporation under Delaware law. We refer to this new subsidiary as Giga-tronics-Delaware. Giga-tronics-California will then merge with and into Giga-tronics-Delaware under the terms of an Agreement and Plan of Merger between Giga-tronics-California and Giga-tronics-Delaware, which we refer to as the “Reincorporation Agreement.” Giga-tronics-Delaware will be the survivor in the merger, and shares of Giga-tronics-California common stock will convert to Giga-tronics-Delaware common stock on a one-for-one basis.

Giga-tronics-Delaware’s proposed Delaware Certificate of Incorporation and Delaware Bylaws are included as Annex E and Annex F of this Proxy Statement. The proposed Reincorporation Agreement is included as Annex D. In addition, if the shares of Series F Preferred Stock that we will issue to BitNile in the Share Exchange are still outstanding, Giga-tronics-Delaware will adopt a Certificate of Designation in the form of the Certificate of Determination that is Exhibit B to the Share Exchange Agreement setting forth the terms, rights and preferences of the Series F Preferred Stock. Please read these documents in full rather than relying on any summary or description of their terms.

Impact on Our Business

Giga-tronics-Delaware will carry on our business as before, with all of the same directors, officers, employees and properties, subject to those changes that will occur as a result of the Share Exchange. We will not move any employees or operations to Delaware. While we anticipate significant changes to our business following the Share Exchange, in general the Delaware Reincorporation itself is not expected to change our business, management, fiscal year, assets or liabilities or location of the facilities of Giga-tronics, which we expect will be the same immediately after the Delaware Reincorporation is completed as immediately before it is completed.

Approvals Required to Complete the Delaware Reincorporation

Under California law, we may complete the Delaware Reincorporation only if holders of a majority of the common stock vote and holders of a majority of the Outstanding Preferred Stock vote in favor of the Reincorporation Proposal. In other words, a majority of each class voting separately must approve. Your approval of the Reincorporation Proposal will also constitute your approval of:

•	the Delaware Certificate of Incorporation and the bylaws of Giga-tronics-Delaware;

•	the Reincorporation Agreement between Giga-tronics-California and Giga-tronics-Delaware; and

•	Giga-tronics-Delaware’s assumption of Giga-tronics’ benefit plans and equity incentive plans.

Relationship to Share Exchange

Neither the shareholder approval of the Reincorporation Proposal nor the completion of the Delaware Reincorporation is a condition to the parties’ obligations to complete the Share Exchange. However, if the Share Exchange is completed, BitNile will own more than enough shares of stock to approve the Delaware

Reincorporation Proposal and implement the Reverse Split Proposal and could approve these or similar actions on its own even if Giga-tronics shareholders fail to approve these proposals at the special meeting.

We will not complete the Delaware Reincorporation unless the Share Exchange is completed.

No Tax or Accounting Effects

Giga-tronics-Delaware will inherit Giga-tronics-California’s tax and financial history and attributes. We believe you will not recognize any gain or loss on your shares because of the Delaware Reincorporation.

Effect on Outstanding Giga-tronics Stock

You will receive one share of common stock of Giga-tronics-Delaware in exchange for each existing share of common stock. However, you need not exchange your certificate(s) at any particular time. We will record the change on our records and will contact you if exchanging certificates becomes required for any reason. You do not have dissenters or appraisal rights, or the right to receive cash instead of stock if you oppose the reincorporation.

The trading symbol for our common stock will remain “GIGA” It will continue to be listed on the OTCQB. We expect no interruption in trading.

We cannot predict whether the stock price for our common stock will increase, remain the same or decrease if and when the reincorporation is completed. We do not expect the reincorporation to have any direct effect on the market price of our stock.

Each share of our Series F Preferred Stock that we issue in the Share Exchange will convert into one share of Series F Preferred Stock of Giga-tronics-Delaware having the same rights and preferences as Series F Preferred Stock of Giga-tronics-California.

The Reasons for Reincorporating in Delaware

The Board considered many factors in deciding to approve and recommend the reincorporation. Its principal reasons were:

•

The Share Exchange Agreement requires that we propose that Giga-tronics shareholders approve the Delaware Reincorporation. Gresham and BitNile are both Delaware corporations and insisted that this requirement be included in the Share Exchange Agreement.

•	Delaware has a modern and flexible corporation law.

•	Delaware’s legislature is responsive to business needs and often adopts amendments to the law to address newly perceived problems promptly.

•	Delaware has courts devoted exclusively to corporate law issues. As a result, the corporate legal system tends to be more efficient and predictable than other states.

•

More large corporations are incorporated in Delaware than in any other state, and Delaware has the most extensive case law on corporate issues. This body of case law provides corporations, their boards of directors and advisers greater certainty about the application of law to particular facts and circumstances (e.g., enforceability of a shareholder rights plan and the obligations of directors in responding to an acquisition proposal). We would like to have the benefit of this greater certainty.

•

Delaware law on elimination of director liability and indemnification of corporate agents provides more assurance for persons acting in these roles than does the law of other states. As a result, qualified persons may be more willing to serve in those roles for a Delaware corporation than for a corporation incorporated in California or another state.

We believe that the factors listed above will improve the Board’s ability to manage Giga-tronics for the benefit of all shareholders.

Impacts on Rights of Shareholders

As a California corporation, the rights of shareholders and the duties of the Board are governed by the California General Corporation Law, or CGCL, our Articles of Incorporation and our Bylaws. After the Delaware Reincorporation, the rights of shareholders and the duties of the Board will instead be governed by the Delaware General Corporation Law, or DGCL, the Delaware Certificate of Incorporation and the Delaware Bylaws. California corporate law and Delaware corporate law are similar in many respects with respect to the rights of shareholders but have some differences. In addition, the proposed Delaware Certificate of Incorporation and Bylaws of Giga-tronics — Delaware varies in certain respects from the existing Articles of Incorporation and Bylaws of Giga-tronics — California. See the questions and answers below for a discussion of some of the differences. The changes in your rights are described in more detail in the sections below entitled “Significant Differences the Charters and Bylaws of Giga-tronics — California and Giga-tronics — Delaware and Between the Corporation Laws of California and Delaware.”

Opt Out of Delaware General Corporation Law Section 203

Section 203 of the DGCL restricts certain “business combinations” with certain “interested stockholders” for three years following the date that a person becomes an interested stockholder, unless the Board of Directors and two-thirds of the remaining stockholders approve the business combination. For purposes of Section 203, an interested stockholder is one that acquires 15% or more of a corporation’s outstanding voting shares. A Delaware corporation may elect not to be governed by this law.

In the Delaware Reincorporation, Giga-tronics — Delaware would elect to not apply to Giga-tronics Section 203 of the DGLC, so Section 203’s restrictions would not apply to us after the Delaware Reincorporation.

At present we have no 15% shareholders but BitNile will be a 15% stockholder upon completion of the Share Exchange.

How Does the Proposed Delaware Certificate of Incorporation of the Giga-tronics — Delaware Differ from the Existing California Articles of Incorporation?

Under the CGCL the California Articles and the California Bylaws, holders of Giga-tronics common stock have the right to cumulate votes in the election of directors. The proposed Delaware Certificate of Incorporation does not authorize holders of Giga-tronics Delaware to cumulate votes in the election of directors. As a result, while holders of Giga-tronics common stock currently have the ability to cumulate votes in the election of directors, following the completion of the Delaware Reincorporation, holders of Giga-tronics common stock will not have the right to cumulate votes in the election of directors.

The proposed Delaware Certificate of Incorporation provides that litigation concerning the internal affairs of the Giga-tronics — Delaware, including stockholder derivative actions but excluding claims under the Exchange Act, shall be brought exclusively in state courts located in Delaware. The proposed Delaware Certificate of Incorporation further provides that unless Giga-tronics — Delaware consents in writing to an alternative forum, the federal district courts of the United States shall have exclusive jurisdiction over claims brought under the Securities Act, and that the United States District Court for the State of Delaware shall be the exclusive venue with respect to any cause of action brought under the Securities Act or the Exchange Act. Neither the California Articles nor the California Bylaws have a similar forum selection provision.

We will only complete the Delaware Reincorporation after we have completed the Share Exchange and the other Transactions, including the repurchase or redemption of the Outstanding Preferred Shares and the issuance of Shares of our Series F Convertible Preferred Stock, if ever. Therefore, the proposed Delaware Certificate of Incorporation does not set forth the terms of our Series B, Series C, Series D or Series E preferred stock because no shares of Outstanding Preferred Shares will be outstanding when we complete the Delaware Reincorporation. In addition, prior to the Delaware Reincorporation, Giga-tronics — Delaware will adopt a Certificate of Designation establishing and setting for the terms of Series F Convertible Preferred Stock, so that Giga-tronics — California’s Series F Convertible Preferred Stock issued to BitNile in the Share Exchange may convert into Series F Convertible Preferred Stock having the same terms on share-for-shares basis. The form of Giga-

tronics — Delaware’s Certificate of Designation of Series F Convertible Preferred Stock will be substantially similar to Exhibit B to the Share Exchange Agreement attached as Annex A to this proxy statement, subject to any changes that may be required to comply with Delaware law. We urge you to read that document in its entirety.

Other differences between the existing and proposed charters are described below in the section titled “Significant Differences Between the Charters and Bylaws of Giga-tronics — California and Giga-tronics — Delaware and Between the Corporate Laws of California and Delaware.”

How Does Delaware Corporate Law Differ From California Corporate Law?

Generally, Delaware law places more authority in the hands of the directors and provides directors greater protection from liability. Some of the specific differences are:

•

Delaware law provides that stockholders only have the right to cumulate votes in the election of directors if specifically authorized by the Delaware corporation’s Certificate of Incorporation. California law provides that shareholders of a California corporation have the right to cumulative votes in the election of directors, but a California corporation with outstanding shares listed on a major U.S. stock exchange, may eliminate cumulative voting by amended to its articles of incorporation or bylaws eliminate cumulative voting.

•

Both California and Delaware law allow a corporation to eliminate directors’ personal liability for actions they take in their role as directors, but the ability to do so under Delaware law is broader.

•

Both California and Delaware law allow a corporation to indemnify its directors, officers and other corporate agents if they are sued or incur liability in the course of performing their duties for the corporation. To “indemnify” means to reimburse for personal liability and personal expenses, or to advance funds for expenses as incurred. Each state also restricts or prohibits indemnification of these persons in certain circumstances. If a director or officer displays a “reckless disregard” for duty or an “unexcused pattern of inattention to duty,” California expressly prohibits indemnification. Delaware does not have an express prohibition in such cases and might permit indemnification.

•

California law may prevent a merger between a corporation and a person or entity that owns a majority of the common stock unless you as a shareholder receive common stock, and not cash or other securities, in the merger.

•

Both California and Delaware permit shareholders to inspect the corporation’s shareholder list for appropriate purposes under certain circumstances. Inspection rights under California law are broader: a 5% shareholder can inspect the list for any purpose and not just for an approved purpose.

•

California requires shareholder approval by a majority of the voting power where there is a change of control like with the Share Exchange. Delaware generally does not, though Nasdaq Listing Rules, which would apply to Giga-tronics if its common stock is listed on Nasdaq, would require shareholder approval if shares of common stock are issued in a change of control transaction.

Further Discussion of the Reasons for Reincorporating in Delaware

The Board recommends, and BitNile and Gresham have required that we propose, the Delaware Reincorporation for several reasons. Generally, we believe that incorporation in Delaware will improve our ability to manage Giga-tronics for the benefit of shareholders.

Predictability of Delaware Law. Delaware has a modern statutory corporation law and well-developed case law. It has courts specializing in corporate law. These courts have developed expertise in dealing with corporate issues. Delaware case law on corporate issues is the most comprehensive of any state. These factors all provide the Board and management with greater certainty in discharging their duties. The predictability of Delaware corporate law provides a reliable foundation on which governance decisions can be based. For example, Delaware courts have addressed shareholder rights plans (“poison pills”) on many occasions. Delaware court decisions have generally upheld these plans but have invalidated certain provisions that make it impossible for new directors appointed by a shareholder to redeem the plan or take other actions within a board’s normal authority. California has little case law on these plans.

Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging corporations to incorporate in that state. It has done so by adopting and administering comprehensive and flexible corporate laws responsive to the legal and business needs of corporations. Historically, Delaware’s legislature and courts have acted quickly and effectively to meet changing business needs. The expertise of Delaware courts in dealing with new corporate law issues and a changing business climate contributes to the orderly development of Delaware corporate law.

Prominence of Delaware Law. Among large companies, such as those listed on the New York Stock Exchange, Delaware is the most common state of incorporation. Many large companies have reincorporated in Delaware as we propose to do. Delaware has the most well-developed corporation law of any state. The legislatures and courts of other states often look to Delaware law for guidance on corporate law issues.

Increased Ability to Attract and Retain Qualified Directors. The Board believes that a Delaware corporation has certain advantages in attracting qualified candidates to act as directors and officers.

Both California and Delaware law permit a corporation to adopt charter provisions that reduce or limit the monetary liability of directors for breaches of their fiduciary duty in certain circumstances and provide for indemnification of directors and officers. The frequency of claims and litigation directed against directors and officers may discourage qualified persons from taking on these positions. Giga-tronics believes that, in general, Delaware law provides greater protection to directors and officers than California law and that Delaware case law regarding a corporation’s ability to limit director liability and provide indemnification is more developed and provides more guidance than California law.

With clearer corporation laws, directors and officers should be able to carry out their duties with more assurance that they are acting properly. A more developed and clearer corporation law should reduce the risk of liability and claims. Potential directors and officers can accept roles with Giga-tronics with less concern for their own financial risk.

To date, no persons invited to become a director or officer of Giga-tronics have declined because it was a California corporation.

Anti-Takeover Provisions and Possible Effect on Takeover Offers

Some provisions of Delaware law or the proposed Delaware Certificate of Incorporation may deter another person or entity from making a hostile acquisition proposal for part or all of Giga-tronics, because they make it harder for the acquirer to acquire control of us without our cooperation. We believe that these provisions are in your best interests. However, they may also discourage a third party from proposing a transaction you would approve if given the opportunity to vote on it.

Existing Defensive Measures

In the discharge of its fiduciary obligations to Giga-tronics shareholders, the Board has considered or may consider in the future certain defensive strategies designed to enhance our ability to negotiate with an unsolicited bidder. We now have in place the following measures that may serve defensive purposes:

•	a shareholder rights plan;

•	the authority to issue preferred stock, the rights and preferences of which may be determined by the Board, sometimes referred to as “blank check” preferred stock;

•

We adopted severance arrangements with executive officers as part of their compensation packages. We believe that severance arrangements do not discourage a takeover attempt, since they provide benefits to executives as a result of a change in control.

We expect to terminate our shareholder rights plan prior to the Share Exchange. Otherwise, following the Reincorporation, we will keep these measures described above in place.

Proposed Defense Measures in the Delaware Certificate of Incorporation and Delaware Bylaws

Like many other states, Delaware permits a corporation to adopt measures designed to reduce its vulnerability to unsolicited takeover attempts. We are not proposing the reincorporation to prevent an unsolicited takeover attempt and are not aware of any present effort by any person to acquire control of the company, obtain representation on the Board or take any action that would materially affect the governance of the company.

Our proposed Delaware Certificate of Incorporation and Delaware Bylaws contain provisions which could operate to delay, defer or prevent a change of control of Giga-tronics or an extraordinary corporate transaction such as a merger, reorganization, tender offer or sale of all or substantially all of our assets. These provisions and certain provisions of the proposed Delaware Certificate of Incorporation and proposed Delaware Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. Specifically, the following provisions may have anti-takeover effects:

•

The Delaware Bylaws will contain advance notice requirements for stockholder proposals wherein shareholders seeking to propose a matter for consideration at an annual meeting must deliver detailed notice to us no earlier than the 120th calendar day, nor later than the 90th calendar day, prior to the anniversary date of the immediately preceding annual meeting, or if the current year’s meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, such notice must be received no later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made;

•

The DGCL and the Delaware Bylaws will require the affirmative vote of at least a majority of the voting power of the issued and outstanding stock of Giga-tronics entitled to vote in order to remove an incumbent director;

•

Our Delaware Certificate of Incorporation will authorize “blank check” preferred stock which may have such rights and preferences, including super voting rights, as the Board may determine, which could be issued to affiliates or other persons whose interests align with incumbent control persons of Giga-tronics;

•

Our Delaware Certificate of Incorporation will provide that lawsuits involving Giga-tronics and its internal affairs, including derivative actions brought on behalf of Giga-tronics by its shareholders under state corporate law, be governed by the laws of Delaware and providing that resulting proceedings be heard exclusively in state courts located within Delaware, which may make actions against or on behalf of Giga-tronics more difficult to litigate by shareholders; and

•

Similarly, our Delaware Certificate of Incorporation will provide that actions brought under the Securities Act or the Exchange Act be brought exclusively in federal court in Delaware, and that federal courts have exclusive jurisdiction over Securities Act litigation relating to Giga-tronics.

These provisions, together with provisions of the DGCL, could have the effect of delaying, deferring or preventing an attempted takeover or change of control of Giga-tronics, or making such an attempt more difficult. Additionally, in most jurisdictions it remains unclear how a court would interpret and whether it would enforce some of these provisions, resulting in added uncertainty. See the risk factor titled “Our proposed Delaware Certificate of Incorporation contains provisions that may result in difficulty in bringing shareholder actions against or on behalf of our affiliates” beginning on page 47 for more information. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and that there is uncertainty as to whether a state or federal court would enforce these charter provisions.

We believe that unsolicited takeover attempts may be unfair or disadvantageous to us and our shareholders because, among other reasons:

•	an uninvited acquirer may time its takeover bid to take advantage of temporarily depressed stock prices;

•	an uninvited acquirer may design its bid to preclude or minimize the possibility of more favorable competing bids or alternative transactions;

•	an uninvited acquirer may acquire only a controlling interest in the corporation’s stock, without affording all shareholders the opportunity to receive the same economic benefits; and

•

a non-negotiated acquisition of a controlling interest may put us in default under certain contractual arrangements that prohibit a “change of control” without the prior written consent of the other contracting party.

Defensive measures encourage a potential bidder to negotiate with the Board. Despite our belief in its benefits to shareholders, the Delaware Reincorporation may be disadvantageous to existing Giga-tronics shareholders. For example, we might not approve of a takeover attempt that a majority of shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium over the then current market value for their shares. The Delaware Reincorporation could discourage such an offer. As a result, a Giga-tronics shareholder might wish to participate in an unsolicited tender offer but not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable us to resist a takeover or a change in control, certain features of the Delaware Reincorporation will make it more difficult for shareholders to change the existing Board and management.

Certain Significant Differences Between the Corporation Laws of California and Delaware

Shareholder Derivative Suits

A derivative suit is a legal action brought by one or more shareholders in the name of, and for the benefit of, the corporation, after the corporation has failed to pursue the claim. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time the claim arose, provided certain tests are met. Under Delaware law, a shareholder may bring a derivative action only if the shareholder was a shareholder of the corporation at the time the claim arose or he or she later acquired the stock by operation of law. Under California law, the plaintiff shareholder may be required to furnish a security bond. Delaware does not have a similar bonding requirement.

Ability to Have the Federal District Courts of the United States in the District of Delaware and Delaware Courts Serve as the Exclusive Forum for the Adjudication of Certain Legal Matters

To ensure that Giga-tronics gets the full benefits of Delaware’s corporate legal framework, the proposed Delaware Certificate of Incorporation provide that the internal affairs of Giga-tronics, including stockholder derivative actions but excluding claims under the Exchange Act, shall be brought exclusively in state courts located in Delaware. The proposed Delaware Certificate of Incorporation also provides that unless Giga-tronics consents in writing to an alternative forum, the federal district courts of the United States shall have exclusive jurisdiction over claims brought under the Securities Act, and that the United States District Court for the District of Delaware shall be the exclusive venue with respect to any cause of action brought under the Securities Act or the Exchange Act.

Under the exclusive forum provision contained in the Delaware Certificate of Incorporation, (i) the federal district courts of the United States in the District of Delaware shall serve as the exclusive jurisdiction for any litigation arising under the Securities Act unless we consent to an alternative forum, and (ii) the Court of Chancery in the State of Delaware will be the exclusive forum for certain actions involving Giga-tronics unless we consent to an alternative forum. Based on the proposed language in the Delaware Certificate of Incorporation, the Court of Chancery would be the exclusive forum for (a) derivative actions brought on behalf of Giga-tronics, and (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, shareholder, employee or agent of Giga-tronics to Giga-tronics or Giga-tronics shareholders; (c) any action asserting a claim against Giga-tronics arising pursuant to any provision of the DGCL, the Delaware Certificate of Incorporation or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action to interpret, apply, enforce or determine the validity of the Delaware Certificate of Incorporation and Delaware Bylaws; or (e) any action asserting a claim against Giga-tronics governed by the internal affairs doctrine.

We believe that the exclusive forum provision in the Delaware Certificate of Incorporation will reduce the risk that we could become subject to duplicative litigation in multiple forums, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law or federal securities law. Any of these could expose the Giga-tronics to increased expenses or losses.

Although the Board believes that the designation of the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes and the federal district courts of the United States in the District of Delaware for Securities Act claims serves the best interests of Giga-tronics and its shareholders as a whole, the Delaware Certificate of Incorporation allows Giga-tronics to consent to an alternative forum on a case-by-case basis. Specifically, where the Board determines that our interests and those of our shareholders are best served by permitting a dispute to proceed in a forum other than the Delaware Court of Chancery or the federal district courts of the United States in the District of Delaware, the exclusive forum provision in the Delaware Certificate of Incorporation permits us to consent to the selection of such alternative forum. Neither of these choice of forum provisions would affect suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

See, “Risk Factors — Risks Related to the Reincorporation Proposal — Our proposed Delaware Certificate of Incorporation contains provisions that may result in difficulty in bringing shareholder actions against us or on behalf of our affiliates.”

Possible Negative Consequences of Reincorporation

Although the Board believes the Delaware Reincorporation will benefit Giga-tronics shareholders, you should be aware that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states, including California. In addition, franchise taxes payable by Giga-tronics in Delaware may be greater than the equivalent or other similar taxes currently payable by Giga-tronics in California. The Board has considered the possible disadvantages of the Delaware Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

It should also be noted that the interests of our directors and executive officers in voting on the Delaware Reincorporation proposal may be different from, or in addition to, those of shareholders generally because, for example, some substantive provisions of California and Delaware law apply only to directors and officers. See “Interest of Giga-tronics’ Directors and Executive Officers in the Delaware Reincorporation” below. For a comparison of shareholders’ rights and the material substantive provisions that apply to the board of directors and executive officers under Delaware and California law, see “Significant Differences Between the Charters and Bylaws of Giga-tronics — California and Giga-tronics — Delaware and Between the Corporate Laws of California and Delaware” below. The Giga-tronics Board has considered these interests, among other matters, in reaching its decision to approve the Delaware Reincorporation and to recommend that our shareholders vote in favor of this proposal.

Effectiveness of Delaware Reincorporation

If the shareholders approve the Delaware Reincorporation, we anticipate that we will cause the Delaware Reincorporation to become effective as soon as reasonably practicable following the completion of the Share Exchange, subject to the completion of certain legal formalities, including obtaining certain consents and approvals by third parties with respect to certain contracts to which Giga-tronics is a party and providing certain notices to regulatory authorities. The Reincorporation Agreement also provides that the Reincorporation Agreement may be terminated and the Reincorporation may be abandoned at any time before it is completed and for any reason by the Board of either Giga-tronics or Giga-tronics—Delaware or both, notwithstanding the approval, if obtained, of the principal terms of the Reincorporation Agreement by the shareholders of Giga-tronics, or the adoption of the Reincorporation Agreement by the sole shareholder of Giga-tronics—Delaware, or both. Therefore, the Board could determine to delay or not to proceed with the Delaware Reincorporation even if the Share Exchange is completed. Furthermore, the Reincorporation Agreement may be amended at any time prior to the date Delaware Reincorporation is completed, either before or after the shareholders have voted to adopt this proposal, subject to applicable law.

Significant Differences Between the Charters and Bylaws of Giga-tronics—California and Giga-tronics—Delaware and Between the Corporate Laws of California and Delaware

The following summarizes a comparison of certain key provisions between the California Incorporation Documents and Delaware Certificate of Incorporation and Delaware Bylaws, as well as certain provisions of California and Delaware corporate laws. The comparison highlights important differences, but is not intended to list all differences, and is qualified in its entirety by reference to such documents and to the respective General Corporation Laws of the States of California and Delaware. Shareholders are encouraged to read the Delaware Certificate of Incorporation, the Delaware Bylaws, the California Articles of Incorporation and the California Bylaws in their entirety. The Delaware Certificate of Incorporation and Delaware Bylaws are attached to this proxy statement. Our current Article of Incorporation, which we refer to as the “California Articles,” and our current Bylaws, which we refer to as the “California Bylaws,” are filed publicly as exhibits to our periodic reports with the SEC.

Provision	Current California Provision	Proposed Change for Reincorporation
Authorized Shares	13, 333,333 shares of common stock or, if Giga-tronics shareholders approve the Share Increase Proposal (Proposal — 3), 100,000,000 shares of common stock, and one million shares of preferred stock, including 250,000	The total number of shares of stock of all classes of capital stock that the Corporation shall be authorized to issue is 101,000,000, of which 100,000,000 shares shall be shares of common stock, $0.001 par value and 1,000,000

Provision	Current California Provision	Proposed Change for Reincorporation
	designated shares of Series A convertible preferred stock, 19,500 designated shares of Series B, C, D convertible preferred stock, and when the Share Exchange is completed, 100,000 designated shares of Series E convertible preferred stock, all without par value.	shares shall be shares of preferred stock, $0.001 par value, including 520 shares designated as Series E Preferred Stock.
Annual Election of Directors

Under California law, at each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until a successor has been elected and qualified, unless the corporation permits staggered terms in the articles of incorporation or bylaws.

Giga-tronics has not opted for staggered director terms, so its directors are subject to election at each annual meeting of directors.

No change. Although Delaware law permits the staggered election of directors, the default rule is that directors are elected annually at each meeting of its shareholders. The Delaware Bylaws provide for the annual election of all directors.
Number of Directors

California law requires that board size be specified in the Bylaws and that the maximum number of directors may be no more than two times minus one the stated minimum number of directors.

The California Bylaws provide that the number of directors will be between five and seven, with the exact number of directors to be fixed by the board of directors or shareholders.

Under Delaware law, the number of directors is fixed by or in the manner provided in the Bylaws, unless the Certificate of Incorporation fixes the number of directors.

The Delaware Certificate does not fix a number of directors. The Delaware Bylaws provide for a range of three to nine directors, with the exact number of directors to be fixed by the board.

Vote Required to Elect Directors

California law provides that directors of a California corporation are elected by a plurality of the shares represented at a meeting, unless the vote of a greater number is required by the articles, or by unanimous written consent if elected by written consent without a meeting.

California law provides that a public company may amend its Articles of Incorporation or Bylaws to provide that, in an uncontested election, approval of the shareholders shall be required

The default voting standard for the election of directors under Delaware law is a plurality vote; however, the Delaware Certificate of Incorporation or Delaware Bylaws may specify a different standard for the election of directors, such as a majority of the votes cast. Delaware law also provides that upon application of any shareholder or director, or any officer whose title to office is contested, the Court of Chancery may hear and determine the validity of any election, and if it

Provision	Current California Provision	Proposed Change for Reincorporation
to elect a director. Neither the California Articles nor the California Bylaws provide for a majority voting standard.

should be determined that no valid election has been held, the Court of Chancery may order an election to be held in which the voting standard is also a plurality unless otherwise specified in the Delaware Certificate of Incorporation or Delaware Bylaws.

The Delaware Bylaws maintain the plurality voting standard.

Cumulative Voting

Under California law, cumulative voting for election of directors is permitted if the shareholder provides advance notice of the intent to exercise cumulative voting. California law also permits companies with common stock traded on a national securities exchange to eliminate cumulative voting by the approval of shareholders.

Neither the California Articles nor the California Bylaws eliminate the right shareholders to cumulative votes in the election of directors.

Under Delaware law, cumulative voting is not permitted unless the corporation provides for cumulative voting rights in its Delaware Certificate of Incorporation.

The Delaware Certificate of Incorporation does not allow for cumulative voting in director elections.

Removal of Directors

Under California law, directors may be removed by the board of directors if they are of unsound mind or convicted of a felony. A majority of shareholders may remove directors without cause, provided that the removal of less than all of the directors on the board of directors requires calculating the votes against removal cumulatively.

The California Bylaws allow directors to be removed by the board of directors if they are of unsound mind or have been convicted of a felony, and allow a majority of shareholders to remove directors without cause. The California Bylaws further provide that removal of less than all of the directors on the board of directors requires calculating the

Under Delaware law, any director, or the entire board, may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

The Delaware Bylaws conform to Delaware law, permitting an unclassified director to be removed at any time with or without cause at a meeting of stockholders called expressly for that purpose (and not by written consent). The Delaware Bylaws do not provide for cumulative voting, which is not required under Delaware law and will not be utilized in voting on director removal.

Provision	Current California Provision	Proposed Change for Reincorporation
votes against removal cumulatively.

Filling a Vacancy on the Board of Directors

Consistent with California law, vacancies on the board of directors may be filled by the majority of remaining directors, other than vacancies created by the removal of a director by the vote of the shareholders, which may only be filled by the consent of all shareholders entitled to vote on the election of directors.

Consistent with Delaware law, vacancies on the board of directors be filled by the majority of the remaining directors.
Advance Notice of Shareholder Proposals and Director Nominations

Under California law, corporations may set the time period required for shareholders to provide advance notice to the corporation of director nominees and business to be put to vote at the annual meeting of shareholders.

The California Bylaws do not require shareholders to provide advance notice to the corporation of either director nominees or business to be put to vote at the annual meeting of shareholders.

Delaware law also permits corporations to set the advance notice time period in the corporation’s bylaws for shareholder director nominations and proposals of business at shareholder meetings.

The Delaware Bylaws require a stockholder intending to nominate a candidate for election as a director at or to bring other proposals before a meeting of stockholders to notify the corporate secretary in advance. The notice must provide the information specified in the Delaware Bylaws, including information about the stockholder making the proposal and information about the proposal or proposed nominee, within the time periods specified in the Delaware Bylaws. In addition, a stockholder’s proposed nominee for election as a director must provide the information and make the undertakings specified in the Delaware Bylaws. If any required information or undertakings are not provided as and within the times specified in the Delaware Bylaws, the chairman of the meeting may declare the nomination or proposal invalid, in which case it would not be presented for stockholder action at the meeting and stockholders would not vote on the matter.

Provision	Current California Provision	Proposed Change for Reincorporation

Ability of Shareholders to Call Special Meetings

Under California law, a special meeting of shareholders may be called by the board, the board chair, the president, or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the Articles of Incorporation or Bylaws.

The California Bylaws allow a special meeting to be called by the board chair, a President, the board of directors or by shareholders holding at least 10% of the outstanding stock.

Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any person authorized in the certificate of incorporation or the bylaws.

The Delaware Bylaws allow a special meeting to be called by the board chair, the board or by shareholders holding at least 20% of the outstanding stock. The Delaware Bylaws require a stockholder requesting a special meeting to provide the certain information and documentation to the Board concerning the shareholder and the purpose of the special meeting, as specified in the Delaware Bylaws. If the Board determines that the stockholder’s request for a special meeting is valid, the Board will determine the timing of the meeting, which shall be not less than 90 nor more than 120 days after the receipt of the request.

Shareholder Action by Written Consent	California law provides that shareholder action by written consent is available unless otherwise provided in a company’s articles of incorporation. Giga-tronics has not opted out of this default rule, and therefore the California Articles permit shareholders may act by written consent without a meeting. Pursuant to the California Bylaws and California law, the election of directors must be by unanimous shareholder consent; provided that the shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the consent of a majority of the outstanding shares entitled to vote.

Under Delaware law the right of shareholders to take action by consent without a meeting and rather by written consent is available unless otherwise provided in a company’s certificate of incorporation.

The Delaware Certificate retains the right of shareholders to take action through consent on any action that may be taken at any meeting of the shareholders. However, the California law requirement that directors be elected by unanimous consent if action is taken without a meeting was not retained in the Delaware Bylaws.

Dividends, Repurchases and Redemption	Under California law, a corporation may not make any distribution (including dividends,	Delaware law is generally more flexible than California law with respect to payment of dividends

Provision	Current California Provision	Proposed Change for Reincorporation
	whether in cash or other property, and including repurchases of its shares) unless either (i) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution plus the preferential dividends arrears amount; or (ii) immediately after giving effect to such distribution, the corporation’s assets would equal or exceed the sum of its total liabilities plus the preferential rights amount. Such tests are applied to California corporations on a consolidated basis. Under California law, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions and certain repurchases pursuant to employee stock plans.	and implementing share repurchase programs. Delaware law permits a corporation, unless otherwise restricted by its Certificate of Incorporation, to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board, regardless of their historical book value.

Amendment of Bylaws	Under California law, the board may amend the California bylaws by default. The California bylaws specify that they may be adopted, amended, or repealed by the board or by majority shareholder vote.	Under Delaware law, the power of the board to amend the Delaware Bylaws must be expressly contained in the Certificate of Incorporation. Therefore, the Delaware Certificate of Incorporation provides that the board may amend the Delaware Bylaws, and the Delaware Bylaws provide that the right of the board to amend the Delaware Bylaws is concurrent with the shareholders’ right. The Delaware Bylaws maintain that they may be adopted, amended, or repealed by majority shareholder vote.

Provision	Current California Provision	Proposed Change for Reincorporation
Restrictions on Transactions with Interested Shareholders	Section 1203 of the California Corporations Code, which applies to mergers or corporate acquisition transactions with interested shareholders or their affiliates, makes it a condition to the consummation of a merger or other acquisition transaction with an interested shareholder that an affirmative opinion be obtained in writing as to the fairness of the consideration be received by the shareholders of the corporation being acquired.	Under DGCL Section 203, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested shareholder” (generally as a person with 15% or more of the corporation’s outstanding voting stock) for three years, unless certain conditions are met. Delaware corporations may opt out of DGCL Section 203 only by express provision in a certificate of incorporation. The Delaware certificate of incorporation includes a provision opting out from DGCL Section 203.

Shareholder Vote Required to Approve Merger or Sale of Company

Except in limited circumstances, California law requires the affirmative vote of a majority of the outstanding shares entitled to vote in order to approve a merger of the corporation or a sale of all or substantially all the assets of the corporation, including, in the case of a merger, the affirmative vote of each class of outstanding stock.

Delaware law requires the affirmative vote of a majority in voting power of the outstanding shares entitled to vote to approve a merger of the corporation or a sale of all or substantially all the assets of the corporation, except in limited circumstances.
Restrictions on Cash Mergers	Under California law, a merger may not be consummated for cash if the purchaser owns more than 50% but less than 90% of the then outstanding shares unless either: (i) all of the shareholders consent, or (ii) the California Commissioner of Financial Protection and Innovation approves the merger.	Delaware law does not have a provision similar to this California rule.
Exclusive Forum Provisions

Under California law, a corporation may designate certain jurisdictions as the exclusive forum for certain claims.

Neither the California Articles of Incorporation nor the California Bylaws make any exclusive forum designation.

Under Delaware law, a corporation may designate certain jurisdictions as the exclusive forum for certain claims.

The proposed Delaware Certificate of Incorporation provide that the internal affairs of Giga-tronics, including stockholder derivative actions but excluding claims under the Exchange Act, shall be brought exclusively in state courts located

Provision	Current California Provision	Proposed Change for Reincorporation

in Delaware. The proposed Delaware Certificate of Incorporation also provides that unless Giga-tronics consents in writing to an alternative forum, the federal district courts of the United States shall have exclusive jurisdiction over claims brought under the Securities Act, and that the United States District Court for the District of Delaware shall be the exclusive venue with respect to any cause of action brought under the Securities Act or the Exchange Act

See the risk factor titled “Our proposed Delaware Certificate of Incorporation contains provisions that may result in difficulty in bringing shareholder actions against us or on behalf of our affiliates.” beginning on page 47 for more information.

Indemnification and Advancement of Expenses

Indemnification of corporate officers and directors is permitted by California law, provided the requisite standard of conduct is met. California law requires indemnification when the indemnitee has defended the action successfully on the merits. Indemnification is permitted under California law only for acts taken in good faith and believed to be in the best interests of the company and its shareholders.

Expenses incurred by an officer or director in defending an action may be paid in advance if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. California law authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation

Substantially similar. Delaware law permits corporations to indemnify its directors, officers, employees and agents from expenses and losses arising out of litigation arising by reason of the person’s service to the corporation or to another entity at its request, including, in certain circumstances, litigation by or in the right of the corporation so long as the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A corporation must indemnify a person “to the extent” the person is successful on the merits or otherwise in defense of an action, suit or proceeding. Unless judicially authorized, corporations may not indemnify a person in connection with a proceeding by

Provision	Current California Provision	Proposed Change for Reincorporation

would have the power to indemnify against the liability covered by the policy.

California law permits a corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.

The California Articles and California Bylaws authorize indemnification to the fullest extent permissible under California law. The California Bylaws also specify that any expenses reasonably incurred by an agent defending a claim resulting from such person serving at Giga-tronics request as a director or officer of another corporation shall be paid by Giga-tronics.

or in the right of the corporation in which the person was adjudged liable to the corporation.

Expenses incurred by a director, officer, employee or agent in defending an action may be paid in advance, if the person undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. Delaware law authorizes a corporation to purchase indemnity insurance for the benefit of its directors, officers, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

Delaware law permits a Delaware corporation to provide indemnification in excess of that provided by statute.

The Delaware Certificate of Incorporation authorizes indemnification to the fullest extent permissible under Delaware law.

Notwithstanding the indemnification provided for by in the Delaware Certificate of Incorporation, the Delaware Bylaws or any written agreement, such indemnity shall not include any advancement of expenses incurred by any officer or director relating to or arising from any proceeding in which the Company asserts a direct claim against an officer or director, or an officer or director asserts a direct claim against the Company, whether such claim is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise.

Provision	Current California Provision	Proposed Change for Reincorporation

Elimination of Director Personal Liability for Monetary Damages

California law permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

(i) Intentional misconduct or knowing and culpable violation of law;

(ii) Acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

(iii) Any transaction from which a director derived an improper personal benefit;

(iv) Acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties is, or should be, aware of a risk of serious injury to the corporation or its shareholders;

(v) Acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders;

(vi) Transactions between the corporation and a director who has a material financial interest in such transaction; or

(vii) Liability for improper distributions, loans or guarantees.

The California Articles eliminate the liability of directors for monetary damages to the fullest extent permissible under California law.

Substantially similar. Delaware law permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

(i) Breaches of the director’s duty of loyalty to the corporation or its shareholders;

(ii) Acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

(iii) The payment of unlawful dividends or unlawful stock repurchases or redemption; or

(iv) Transactions in which the director received an improper personal benefit.

Such a limitation of liability provision also may not limit a director’s liability for violation of, or otherwise relieve the company or directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

To the fullest extent permitted by Delaware statutory or decisional law, the Delaware Certificate of Incorporation eliminates the liability of directors to Giga-tronics or its shareholders for monetary damages for breach of duty as a director.

Inspection of Shareholders’ List	California law allows any shareholder to inspect the shareholders’ list for a purpose reasonably related to such	Delaware law allow any shareholder to inspect the shareholders’ list and make copies for a purpose reasonably related to

Provision	Current California Provision	Proposed Change for Reincorporation
	person’s interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation’s shareholders’ list by a person or persons holding 5% or more of a corporation’s voting shares, or any shareholder or shareholders holding 1% or more of such shares who have contested the election of directors.	such person’s interest as a shareholder.

Approval of Certain Corporate Transactions	Under California law, with certain exceptions, any merger, consolidation or sale of all or substantially all assets must be approved by the board of directors and by a majority of the outstanding shares entitled to vote. Under California law, similar board and shareholder approval is also required in connection with certain additional acquisition transactions.	Under Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all assets must be approved by the board of directors and by a majority of the outstanding shares entitled to vote.

Class Voting in Certain Corporate Transactions	Under California law, with certain exceptions, any merger, certain sales of all or substantially all of the assets of a corporation and certain other transactions must be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights).	Delaware law does not generally require class voting, except in connection with certain amendments to the certificate of incorporation that, among other things, adversely affect a class of stock.

Appraisal Rights	Under California law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by agreement of the corporation and the shareholder or by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.	Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by agreement of the corporation and the shareholder or by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. Further, under Delaware law such appraisal

Provision	Current California Provision	Proposed Change for Reincorporation

Shareholders of a California corporation involved in a reorganization are not entitled to dissenters’ rights if the corporation, or its shareholders immediately before the reorganization, or both, will own immediately after the reorganization more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the proposed Delaware Reincorporation). Thus, appraisal rights are not available to shareholders of Giga-tronics under California law with respect to the Delaware Reincorporation.

A shareholder of a California corporation does not have dissenters’ rights with respect to a business combination or other reorganization requiring their vote if their share are listed on a national securities exchange, unless their shares are subject to transfer restrictions or are exchanged for merger consideration other than solely securities listed on a national securities and cash in lieu of fractional shares.

rights are not available to (1) shareholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, or (2) shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

Delaware law does not provide shareholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its stock (1) in exchange for the assets of the business to be acquired, (2) in exchange for the outstanding stock of the corporation to be acquired, or (3) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation.

Dissolution	Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation’s dissolution, with or without the approval of the corporation’s Board, and this right may not be modified by the Articles of Incorporation.	Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the corporation’s shareholders. In the event of such a board-initiated dissolution, Delaware law allows a

Provision	Current California Provision	Proposed Change for Reincorporation

Delaware corporation to include in its Certificate of Incorporation a supermajority-voting requirement in connection with dissolutions.

The Delaware’s Certificate of Incorporation contains no such supermajority-voting requirement, however, and a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of Giga-tronics which had previously been approved by the Board.

Shareholder Derivative Suits	California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bond requirement.	Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law. Delaware does not have a bond requirement similar to that of California law.

Interest of Giga-tronics’ Directors and Executive Officers in the Delaware Reincorporation

In voting on the Reincorporation Proposal, Giga-tronics shareholders should be aware that our directors and executive officers may have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For example, the Delaware Reincorporation may provide our officers and directors more clarity and certainty in the reduction of their potential personal liability and strengthen the ability of directors to resist takeover bids. The Board has considered these interests, among other matters, in reaching its decision to approve the Delaware Reincorporation and to recommend that our shareholders vote in favor of this proposal.

U.S. Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of the Delaware Reincorporation to Giga-tronics of U.S. holders that hold shares of Giga-tronics common stock as capital assets for U.S. federal income tax purposes. The discussion is based on the Code, regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances or to U.S. holders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of the Giga-tronics common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of the Giga-tronics common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of the Company’s common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of the Delaware Reincorporation are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of the Delaware Reincorporation may not be the same for all U.S. holders. Shareholders should consult their own tax advisors to understand their individual federal, state, local, and foreign tax consequences.

Tax Consequences to the Company. The Delaware Reincorporation is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. The tax consequences described below assume that the Delaware Reincorporation is properly characterized as a reorganization.

The Company would not recognize any taxable income, gain or loss as a result of the Delaware Reincorporation. In addition, the Company does not expect the Delaware Reincorporation to affect the Company’s ability to utilize the Company’s net operating loss carryforwards.

Tax Consequences to U.S. Holders. U.S. holders generally will not recognize gain or loss as a result of the Delaware Reincorporation. The aggregate tax basis of Giga-tronics — Delaware common stock received by each U.S. holder will equal the aggregate tax basis of the Giga-tronics — California common stock surrendered by such U.S. holder in exchange therefor.

The holding period of the Giga-tronics — Delaware common stock received by each U.S. holder will include the period during which such U.S. holder held the Giga-tronics — California common stock surrendered in exchange therefor.

Vote Required

The affirmative vote of both a majority of the shares of Giga-tronics’ outstanding common stock and a majority of the shares of Giga-tronics’ Outstanding Preferred Shares, each voting as a separate class, is required to complete the Delaware Reincorporation. Consequently, broker non-votes and abstentions shall have the same effect as a vote against the Delaware Reincorporation.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote FOR approval of the Delaware Reincorporation.

PROPOSAL 5: THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve any of the Share Exchange Proposal, the Reverse Split Proposal, the Share Increase Proposal or the Delaware Reincorporation Proposal.

The purpose of the Adjournment Proposal is to provide more time for us to solicit proxies in favor of the Proposals. In no event will we solicit proxies to adjourn the special meeting beyond the date by which it may properly do so under California law.

Consequences if the Adjournment Proposal is not Approved

If the Adjournment Proposal is presented at the special meeting and such proposal is not approved by shareholders, the Board may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Share Exchange Agreement or any of the other Proposals.

Vote Required

The affirmative vote of a majority of the votes cast at the special meeting is required to approve the Adjournment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ADJOURNMENT PROPOSAL

THE SPECIAL MEETING

The Board is using this proxy statement to solicit proxies from shareholders of Giga-tronics who hold shares of Giga-tronics common stock on the Record Date for use at the Giga-tronics special meeting and any adjournments or postponements. We are first mailing this proxy statement and accompanying proxy card to Giga-tronics shareholders on or about August 4, 2022.

Date, Time, and Place

The special meeting will be held on September 7, 2022 at 10:00 a.m. Pacific time, at Giga-tronics’ headquarters located at 5990 Gleason Drive, Dublin, California 94568.

Purpose of the Special Meeting

At the special meeting, Giga-tronics shareholders will be asked to consider and vote upon the following proposals:

1.	Share Exchange Proposal — a proposal to adopt and approve a Share Exchange Agreement dated as of December 27, 2021 and among Giga-tronics, BitNile and Gresham and the transaction contemplated therein;

2.	Reverse Split Proposal — a proposal to approve a reverse split of Giga-tronics common stock at ratio of not less than 1-for-2 nor more than 1-for-20 or any amount in between;

3.

Share Increase Proposal — a proposal to approve an amendment to Giga-tronics’ Articles of Incorporation increasing the number of shares of common stock that may be issued from 13,333,333 to 100,000,000;

4.	Delaware Reincorporation Proposal — a proposal to reincorporate Giga-tronics from California to Delaware;

5.	Adjournment Proposal — a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

Board Recommendations

The Board has approved the Share Exchange and related transactions, the Share Exchange Agreement and the other agreements relating to the Share Exchange as well as the Reverse Stock Split, the Share Increase and the Delaware Reincorporation and determined that the Share Exchange, and related transactions, the Share Exchange Agreement and the other agreements relating to the Share Exchange and related transactions and each of the other Proposals are advisable and in the best interests of Giga-tronics and its shareholders. The Board unanimously recommends that Giga-tronics shareholders vote:

•	“FOR” the Share Exchange Proposal;

•	“FOR” the Reverse Split Proposal;

•	“FOR” the Share Increase Proposal;

•	“FOR” the Delaware Reincorporation Proposal; and

•	“FOR” the Adjournment Proposal.

Record Date; Shares Entitled to Vote

The Board has fixed the close of business on August 1, 2022 as the Record Date for determining the Giga-tronics shareholders entitled to receive notice of and to vote at the Giga-tronics special meeting. Only holders of record of Giga-tronics common stock and Giga-tronics preferred stock on the Record Date are entitled to receive notice of and vote at the Giga-tronics special meeting, and any adjournment or postponement thereof.

Holders of outstanding shares of our preferred stock are entitled to vote with holders of our common stock as a single group. On the Record Date, there were 2,777,230 shares of common stock and 23,482 shares of preferred stock issued and outstanding. Each share of Giga-tronics common stock is entitled to one vote on each matter brought before the special meeting. Each share of Giga-tronics preferred stock is entitled to 6.667 votes on each matter brought before the special meeting.

Quorum Requirement

A majority of the shares of common stock and preferred stock on an as-converted basis will constitute a quorum for the transaction of business at the special meeting.

All shares of Giga-tronics common stock represented in person or by proxy at the special meeting, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum at the Giga-tronics special meeting.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Share Exchange Proposal, the Delaware Reincorporation Proposal, the Reverse Split Proposal and the Share Increase Proposal but will have no effect on the Adjournment Proposal, assuming a quorum is present.

Your bank, brokerage firm or other nominee has discretionary authority to vote on “routine” proposals if you have not provided voting instructions. However, your bank, brokerage firm or other nominee is precluded from exercising voting discretion with respect to non-routine matters. We expect that the Reverse Split Proposal and the Share Increase Proposal will be considered “routine” matters and your bank, brokerage firm or other nominee may vote your shares with respect to these proposals even if you do not provide voting instructions. We expect that the Share Exchange Proposal and the Delaware Reincorporation Proposal will be considered non-routine matters and that your bank, brokerage firm or other nominee will not be permitted to vote on these proposals unless you provide your broker with voting instructions on such proposals. This is often called a “broker non-vote.” You should instruct your broker to vote your shares by following the directions your broker provides you. Please review the voting information form used by your broker to see if you can submit your voting instructions by telephone or Internet.

Stock Ownership of Giga-tronics Directors and Executive Officers

On the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote approximately 367,745 shares of Giga-tronics common stock and 12,651 shares of Outstanding Preferred Shares representing an aggregate of 380,396 votes. These shares represent approximately 13.3% of the shares of Giga-tronics common stock and 10.7% of the Outstanding Preferred Shares outstanding on the Record Date.

Votes Required to Approve Proposals

Approvals of the proposals to be considered at the Giga-tronics special meeting require the vote thresholds described below. You may vote for or against either or both of the proposals submitted at the Giga-tronics special meeting or you may abstain from voting.

Required Vote for Approval of the Share Exchange Proposal (Proposal 1)

Approval of the Share Exchange Proposal requires both the affirmative vote of a majority of the votes eligible to be cast at the special meeting as well as the approval of a majority of the outstanding shares of common stock on the Record Date. An abstention from voting or a broker non-vote will have the same effect as a vote against the proposal.

Required Vote for Approval of the Reverse Split Proposal (Proposal 2)

Approval of the Reverse Split Proposal requires both the affirmative vote of a majority of the outstanding shares of common stock and preferred stock on the Record Date. An abstention from voting or a broker non-vote will have the same effect as a vote against the proposal.

Required Vote for Approval of the Share Increase Proposal (Proposal 3)

Approval of the Share Increase Proposal requires both the affirmative vote of a majority of the outstanding shares of common stock and preferred stock on the Record Date. An abstention from voting or a broker non-vote will have the same effect as a vote against the proposal.

Required Vote for Approval of the Delaware Reincorporation Proposal (Proposal 4)

Approval of the Delaware Reincorporation Proposal requires both the affirmative vote of a majority of the outstanding shares of common stock and the affirmative vote of a majority of the outstanding shares of preferred stock on the Record Date, each voting as a separate class. An abstention from voting or a broker non-vote will have the same effect as a vote against the proposal.

Required Vote for Adjournment Proposal (Proposal 5)

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting. An abstention from voting or a broker non-vote will have no effect on the outcome of the vote for Proposal 5.

Submission of Proxies

By Mail

A proxy card is enclosed for your use. To submit your proxy by mail, please sign and date the accompanying proxy and, if you are a shareholder of record, return it as soon as possible in the enclosed postage-paid envelope or pursuant to the instructions set out in the proxy card. If you are a beneficial owner, please refer to your proxy card or the information provided to you by your bank, broker, custodian or record holder. When the accompanying proxy is returned properly executed, the shares of Giga-tronics common stock represented by it will be voted at the special meeting in accordance with the instructions contained in the proxy.

If proxies are returned properly executed without indication as to how to vote, the Giga-tronics common stock represented by each such proxy will be voted as follows: (1) ”FOR” the Share Exchange Proposal, (2) “FOR” the Reverse Split Proposal, (3) “FOR” the Share Increase Proposal, (4) “FOR” the Delaware Reincorporation Proposal and (5) “FOR” the Adjournment Proposal.

Your vote is important. Accordingly, please sign, date and return the enclosed proxy card whether or not you plan to attend the meeting in person.

By Telephone

If you are a shareholder of record, you may also submit your proxy by telephone by dialing the toll-free telephone number on your proxy card and providing the unique control number indicated on the enclosed proxy card. Telephone proxy submission is available 24 hours a day and will be accessible until 11:59 p.m. Eastern time on September 6, 2022. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded. If you are a beneficial owner, please refer to your proxy card or the information provided by your bank, broker, custodian or record holder for information on telephone proxy submission. If you are located outside the United States, Canada, and Puerto Rico, see your proxy card or other materials for additional instructions. If you submit your proxy by telephone, you do not need to return your proxy card. If you hold shares through a broker or other custodian, please check the voting form used by that firm to see if it offers telephone proxy submission.

By Internet

If you are a shareholder of record, you may also choose to submit your proxy on the Internet. The website for Internet proxy submission and the unique control number you will be required to provide are on the proxy card. Internet proxy submission is available 24 hours a day and will be accessible until 11:59 p.m. Eastern time on September 6, 2022. If you are a beneficial owner, please refer to your proxy card or the information provided by your bank, broker, custodian or record holder for information on Internet proxy submission. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded. If you submit your proxy on the Internet, you do not need to return your proxy card. If you hold shares through a broker or other custodian, please check the voting form used by that firm to see if it offers Internet proxy submission.

Voting In Person

If you wish to vote in person at the special meeting, a ballot will be provided at the special meeting. However, if your shares are held in the name of your bank, broker, custodian or other record holder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Revocation of Proxies

You have the power to revoke your proxy at any time before your shares are voted at the special meeting. If you grant a proxy in respect of your Giga-tronics shares and then attend the special meeting in person, your attendance at the special meeting or at any adjournment or postponement of the special meeting will not automatically revoke your proxy. Your proxy can be revoked in one of four ways:

•	you can send a signed notice of revocation of proxy;

•	you can grant a new, valid proxy bearing a later date (including, if applicable, a proxy by telephone or through the Internet);

•	you can revoke the proxy in accordance with the telephone or Internet proxy submission procedures described in the proxy voting instructions attached to the proxy card; or

•	if you are a holder of record, you can attend the special meeting (or, if the special meeting is adjourned or postponed attend the adjourned or postponed meeting) and vote in person, which will

•	automatically cancel any proxy previously given, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or new proxy to Giga-tronics’ Corporate Secretary so that it is received no later than the beginning of the special meeting or, if the special meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held.

If your shares are held in the name of a broker or nominee, you may change your vote by submitting new voting instructions to your broker or nominee. If you need assistance in changing or revoking your proxy, please contact your broker or nominee.

Solicitation of Proxies

This solicitation is made on behalf of the Board and we will pay the costs of soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, fax, personal interviews or other methods of communication. We have engaged Alliance Advisors to assist it in the distribution and solicitation of proxies at a fee of $25,000, which includes the printing of this proxy statement, plus expenses. We will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The independent registered public accounting firm that audits Giga-tronics’ financial statements is Armanino LLP. Representatives of Armanino LLP are not expected to be present at the special meeting. As a result, there will be no statements made Armanino LLP and no opportunity to ask questions of Armanino LLP.

The independent public accounting firm that audits Gresham’s financial statements is Marcum LLP. Representatives of Marcum LLP are not expected to be present at the special meeting. As a result, there will be no statements made by Marcum LLP and no opportunity to ask questions of Marcum LLP.

The transfer agent and registrar for Giga-tronics common stock is American Stock Transfer & Trust Company LLC, 59 Maiden Lane, Plaza Level, New York, NY 10038.

FUTURE SHAREHOLDER PROPOSALS

We did not hold a 2021 Annual Meeting of Shareholders. We plan to hold a 2022 Annual Meeting of Shareholders by December 31, 2022. As a result, under Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), a shareholder may submit proposals before our 2022 Annual Meeting of Shareholders if all applicable requirements of Rule 14a-8 are satisfied and such proposals are received by our Secretary within a reasonable time before we print and mail materials for the 2022 Annual Meeting of Shareholders. If we hold a 2022 Annual Meeting of Shareholders, we anticipate that we will disclose the deadline for shareholders to submit proposals under Rule 14a-8 on a Current Report on Form 8-K or, Quarterly Report on Form 10-Q once such deadline is known.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The SEC allows us to incorporate by reference information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference into this proxy statement.

This document incorporates by reference the documents listed below that we have previously filed with the SEC, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K. These documents contain important business and financial information about us that is not included in or delivered with this proxy statement.

•	Our Annual Report on Form 10-K for the fiscal year ended March 26, 2022 filed on June 24, 2022;

•	Our Current Reports on Form 8–K filed on April 8 and April 11, 2022; and

•

The description of Giga-tronics common stock contained in our Registration Statement on Form 8-A, as updated by the description of capital stock contained in Exhibit 4.1 to our Annual Report on form 10-K for the year ended March 28, 2020, filed on May 28, 2021.

We are also incorporating by reference additional documents that it files with the SEC under Sections 13(a), 13(c), or 14 of the Exchange Act between the date of this proxy statement and the date of the special meeting.

You may request copies of this proxy statement and any of the documents incorporated by reference, without charge by directing your request to us in writing or by telephone as follows:

By Mail:	Giga-tronics Incorporated 5990 Gleason Drive Dublin, California 94568 Attention: Investor Relations
By E-mail:	lhenckels@gigatronics.com
By Telephone:	(925) 328-4650 ext. 4698

If you wish to request documents, we must receive your request by August 30, 2022 in order for you to receive them before the special meeting.

We have not authorized anyone to give any information or make any representation about the Transactions that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated by reference into this proxy statement. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Board’s solicitation of proxies in this proxy statement does not extend to you. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

The pro forma adjustments related to the Share Exchange Agreement are described in the notes to the unaudited pro forma combined financial information and principally include the following:

•	Pro forma adjustment to eliminate the Gresham liabilities and owners’ equity not acquired.

•	Pro forma adjustment to record the Share Exchange.

The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed consolidated financial statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the Share Exchange. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or results of operations of the combined companies. Reclassifications and adjustments may be required if changes to Gresham’s financial presentation are needed to conform Gresham’s accounting policies to the accounting policies of Giga-tronics Incorporated.

These unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Share Exchange Agreement. These financial statements also do not include any integration costs the companies may incur related to the transactions as part of combining the operations of the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

(in dollar thousands)	Giga-tronics Historical	Gresham Historical	Pro Forma Combining Adjustment		Notes	Pro Forma Combined

Assets	March 26, 2022	March 31, 2022	Giga-tronics	Gresham
Current Assets
Cash and cash equivalent	25	897	598	—	H	1,520
Accounts receivable, net	530	5,041	—	—		5,571
Accrued revenue	1,380	2,723	—	—		4,103
Prepaid expenses and other current assets	62	695	—	—		757
Inventories, net	4,853	4,763	752	—	A	10,368

Total Current Assets	$6,850	$14,119	$1,350	$—		$22,319

Other Assets
Property, plant and equipment, net	341	2,015	—	—		2,356
Right-of-use asset	521	4,302	—	—		4,823
Other noncurrent asset	343	552	—	—		895
Goodwill	—	9,666	3,103	—	B	12,769
Intangible assets, net	—	3,896	8,293	—	C	12,189

Total Assets	$8,055	$34,550	$12,746	$—		$55,351

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	1,530	5,591	—	—		7,121
Notes payable, net	1,250	1,254	4,250	—	D	6,754
Other current liabilities	849	1,210	—	—		2,059
Operating lease liability - current	485	692	—	—		1,177

Total Current Liabilities	$4,114	$8,747	$4,250	$—		$17,111

Long term liabilities
Operating lease liability - non-current	206	3,646	—	—		3,852
Other Liabilities	10	—	—	—		10

Total Liabilities	$4,330	$12,393	$4,250	$—		$20,973

Stockholder’s Equity
Common Stock	34,842	—	(33,200)	13,394	E	15,036
Preferred Stock Gigatronics	2,835	—	(2,835)	—	D	—
Preferred Stock Gresham	—	—	—	18,165	E	18,165
Additional paid-in capital	—	671	10,579	—	F	11,250
Net parent investment	—	31,559	—	(31,559)		—
Non-controlling interest	—	1,044	—	—		1,044
Accumulated deficit	(33,952)	(10,486)	33,952	—	G	(10,486)
Accumulated other comprehensive loss	—	(631)	—	—		(631)

Total Stockholders’ Equity	$3,725	$22,157	$8,496	$—		$34,378

Total Liabilities and Equity	$8,055	$34,550	$12,746	$—		$55,351

Notes:

A	Fair value adjustment as of business combination date
B	Goodwill recognized according to Accounting Standards Codification (“ASC”) 805, Business Combinations
C	Intangible assets, net recognized according to Accounting Standards Codification (“ASC”) 805, Business Combinations
D

BitNile will loan the Company $4.25 million upon the closing of the Exchange Transaction and following the closing of the Exchange Transaction, the Company will repurchase or redeem the currently outstanding shares of its Series B, Series C, Series D and Series E preferred stock

E	BitNile investment in Gresham allocated to common stock and preferred stock in proportion to common stock to be issued to BitNile. Elimanation of Giga-tronics deficit offset by common stock
F	Goodwill and intangibles recognized in business combination offset by Giga-tronics preferred stock redemption over carrying value
G	Giga-tronics accumulated deficit offset by common stock
H	Cash receipt of $4.2 million from BitNile loan offset by redemption of Giga-tronics’ outstanding preferred stock.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

			Transaction Accounting Adjustments
For the 12 months ended (in dollars thousands)	Giga-tronics Historical	Gresham Historical	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined
	March 26, 2022	March 31, 2022
Revenue	$9,027	$26,475	$—	$—		$35,502
Cost of revenues	5,770	17,940	—	—		23,710

Gross profit	3,257	8,535	—	—		11,792

Gross margin	36.1%	32.2%				33.2%
Operating expenses:
Research and development	1,153	1,648	—	—		2,801
Selling and marketing	1,568	1,096	—	—		2,664
General and administrative	3,132	9,019	—	833	*	12,984

Total operating expenses	5,853	11,763	—	—		18,449

Operating Loss	(2,596)	(3,228)	—	—		(6,657)

Other income (expenses)	(65)	35	—	—		(30)
Interest income	—	572	—	—		572
Interest income, related party	—	131	—	—		131
Interest expense	(52)	(515)	—	—		(567)
Change in fair value of marketable equity securities	—	(2,506)	—	—		(2,506)
Realized gain on marketable equity securities	—	866	—	—		866

Income (loss) before taxes	(2,713)	(4,645)	—	—		(8,191)

Provision for taxes	2	203	—	—		205

Net loss	(2,715)	(4,848)	—	—		(8,396)

Net (gain) loss attributable to non-controlling interest	53	(883)	—	—		(830)

Net loss attributable to common shareholders	(2,768)	(3,965)				(7,566)

Foreign currency translation adjustment	—	(11)	—	—		(11)

Total comprehensive loss	$(2,768)	$(3,976)	—	—		$(7,577)

*	amortization of intangibles

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

			Transaction Accounting
For the 12 months ended (in dollars thousands)	Giga-tronics Historical	Gresham Historical	Reclassification Adjustments	Pro Forma Adjustments	Pro Forma Combined
	March 27, 2021	March 31, 2021
Revenue	$13,052	$20,175	$—	$—	$33,227
Cost of revenues	8,111	13,549	—	—	21,660

Gross profit	4,941	6,626	—	—	11,567

Gross margin	37.9%	32.8%			34.8%
Operating expenses:
Research and development	2,153	1,557	—	—	3,710
Selling and marketing	1,448	863	—	—	2,311
General and administrative	2,425	6,801	—	—	9,226

Total operating expenses	6,026	9,221	—		15,247

Operating Loss	(1,085)	(2,595)	—	—	(3,680)

Other income (expenses)	791	200	—	—	991
Interest income	—	95	—	—	95
Interest income, related party	—	(498)	—	—	(498)
Interest expense	(97)	(59)	—	—	(156)
Change in fair value of marketable equity securities	—	2,473	—	—	2,473
Realized gain on marketable equity securities	—	398	—	—	398

Income (loss) before taxes	(391)	14	—	—	(377)

Provision for taxes	2	(204)	—	—	(202)

Net loss	(393)	218	—	—	(175)

Net (gain) loss attributable to non-controlling interest	14	1,114	—	—	1,128

Net loss attributable to common shareholders	(407)	(896)			(1,303)

Foreign currency translation adjustment	—	199	—	—	199

Total comprehensive loss	$(407)	$(697)	—	—	$(1,104)

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

Note 1 — Basis of Presentation

On December 27, 2021, Giga-tronics Incorporated (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with BitNile Holdings, Inc., a Delaware Corporation (“BitNile”) and Gresham Worldwide, Inc. (“Gresham”), which is a wholly-owned subsidiary of BitNile.

The Agreement provides that the Company will acquire all of the outstanding shares of capital stock of Gresham in exchange for issuing to BitNile 2,920,085 shares of the Company’s common stock and 514.8 shares of a new series of preferred stock that are convertible into an aggregate of 3,960,043 shares of the Company’s common stock, subject to potential adjustments, and the assumption of Gresham’s outstanding equity awards representing, on an as-assumed basis, 749,626 shares of the Company’s common stock (the “Exchange Transaction”).

Immediately following the completion of the Exchange Transaction, Gresham will be a wholly-owned subsidiary of the Company. Outstanding shares of the Company’s common stock will remain outstanding and unaffected upon completion of the Exchange Transaction, as will outstanding warrants and options to purchase the Company’s common stock. The Company’s common stock will continue to be registered under the Securities Exchange Act of 1934, as amended, immediately following the Exchange Transaction.

In addition, the Agreement further provides that BitNile will loan the Company $4.25 million upon the closing of the Exchange Transaction and following the closing of the Exchange Transaction, the Company will repurchase or redeem the currently outstanding shares of its Series B, Series C, Series D and Series E preferred stock (the “Outstanding Preferred”).

Accounting Standards Codification (“ASC”) 805, Business Combinations, reflects the overall principle that when an entity (the “Acquirer”) takes control of another entity (the “Target”), the fair value of the underlying exchange transaction should be used to establish a new accounting basis of the acquired entity. In accordance with this ASC, the Share Exchange will be accounted for as an acquisition of the Company by Gresham. In addition, because obtaining control leaves the acquirer responsible and accountable for all of the acquiree’s assets, liabilities, and operations, the acquirer should recognize and measure the assets acquired, liabilities assumed, and noncontrolling interests at their full fair values with limited exceptions as of the date control is obtained.

Authoritative guidance

1.  ASC 805, Business Combinations (“ASC 805”)

2.  ASC 820, Fair Value Measurements and Disclosures (“ASC 820”)

3.  ASC 350, Intangibles — Goodwill and Other (“ASC 350”)

4.  ASC 360, Property, Plant, and Equipment (“ASC 360”)

The unaudited pro forma condensed combined financial statements are based on the Company’s audited and unaudited interim historical consolidated financial statements and Gresham’s audited and unaudited interim historical combined financial statements as adjusted to give effect to the Company’s acquisition by Gresham.

The allocation of the purchase price used in the unaudited pro forma financial statements is based upon an estimate of the fair values of the assets and liabilities determined with the assistance of a third-party valuation firm.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purpose only and are not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the transactions been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed combined financial statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the transactions. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future financial position or results of operations of the combined companies.

These unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transactions. These financial statements also do not include any integration costs the companies may incur related to the transactions as part of combining the operations of the companies.

Note 2 — Summary of Significant Accounting Policies

The unaudited pro forma condensed combined balance sheet as of March 26, 2022, gives pro forma effect to the business combination as if it had been consummated as of March 26, 2022. The unaudited proforma condensed combined statements of operations for the twelve months ended March 26, 2022 give pro forma effect to the business combination as if it had been consummated as of March 26, 2022. The unaudited pro forma condensed combined financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Company’s fiscal 2022 Annual Report on Form 10-K and for Gresham, the accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the audited financial statements included in this proxy statement. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies among the Company and Gresham.

Note 3 — Purchase Price Allocation

Cash and Cash Equivalents

As of the business combination date, the Company’s cash equivalents are expected to be approximately $1.5 million.

Working Capital

As of the business combination date, Giga-tronics’ debt-free, cash-free working capital consisted of accounts receivable, inventory, other current assets, accounts payable, accrued liabilities and other current liabilities balance are expected to be approximately $10.44 million. These assets and liabilities are expected to be settled with cash in a very short period of time and the Company concluded that based on the settlement period of these, the account balances are representative of fair value at the business combination date. Inventory, on the other hand, the Company concluded that these account balances were not representative of fair value at the business combination date and is expected to incur a $0.75 million purchase price adjustment per the closing balance sheet.

Fixed Assets

As of the business combination date, the Company’s fixed assets balance is expected to be approximately $2.4 million. The unaudited pro forma condensed combined financial statements assume that these account balances were representative of fair value at the business combination date.

Fair value of assets acquired and liabilities assumed

The following table summarizes the consideration paid by the Company and the preliminary allocation of the purchase price to the assets acquired and liabilities assumed at the date of the business combination.

In US $000's	Methodology	Fair Value	% of Consideration
Current Assets	From Adjusted Opening Balance Sheet	$7,602	44.4%
Current Liabilities	From Adjusted Opening Balance Sheet	2,864	16.7%

Net Working Capital		4,738	27.7%
Property, plant and Equipment	From Adjusted Opening Balance Sheet	341	2.0%
Long-Term Assets, net(6)	From Adjusted Opening Balance Sheet	648	3.8%

Total Tangible Asset Allocation		5,727	33.4%
Developed technology microsource	Relief from Royalty	333	1.9%
Developed technology radar /EW Test	Relief from Royalty	2,991	17.5%
Trade names/trademarks microsource	Relief from Royalty	238	1.4%
Trade names/trademarks giga-tronics	Relief from Royalty	306	1.8%
Customer relationships microsource	Multi-period excess earnings method	877	5.1%
Customer relationships radar/EW Test	Multi-period excess earnings method	3,548	20.7%

Total Identifiable Intangible Assets		8,293	48.4%
Assembled Workforce	Replacement Cost new Less Depreciation	1,139	6.7%
Goodwill (Excluding Assembled Workforce)		1,964	11.5%

Total Economic Goodwill	Residual	3,103	18.1%
Total Purchased Consideration Allocated		$17,123	100.0%

Recognizing and measuring goodwill

After recognizing and measuring the identifiable assets acquired, liabilities assumed, and any non-controlling interest in the acquiree, including the recognition of deferred taxes and liabilities related to the assets acquired and liabilities assumed measured at fair value, ASC 805 requires the recognition and measurement of goodwill or a gain from a bargain purchase.

ASC 805-30-30-1 defines the measurement of goodwill as follows:

The acquirer shall recognize goodwill as of the acquisition date, measured as the excess of (a) over (b) below:

a.	The aggregate of the following:

1. The consideration transferred measured in accordance with this Section, which generally requires acquisition-date fair value (see paragraph 805-30-30-7)

2. The fair value of any noncontrolling interest in the acquiree

3. In a business combination achieved in stages, the acquisition-date fair value of the acquirer’s previously held equity interest in the acquiree

b.	The net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed measured in accordance with this Topic.

In accordance with ASC 805-30-30-1, goodwill, including both the assembled workforce and residual, from this transaction was $3.1 million. Goodwill recorded in the acquisition is not expected to be deductible for tax purposes. The factors contributing to the recognized goodwill with the acquisition of Gresham include the following primary drivers, which assumptions and valuations are subject to change:

•	Revenue growth through additional reach and cross-selling opportunities;

•

Operating expense cost saving synergies that arise from reduction of redundant overhead, workforce, and cost rationalization for the combined operations of Gresham and Giga-tronics post-acquisition; and

•	Leverage management’s expertise.

Conclusions

In accordance with ASC 805 as applied to the facts and circumstances of the transaction, the following conclusions were reached:

1. The assets acquired and the liabilities assumed by Gresham from Giga-tronics constitute a business, and thus the transaction qualifies to be accounted for under ASC 805.

2. Gresham was considered the acquirer and the acquisition date is expected to be August 2022.

3. The fair value of the consideration transferred by Giga-tronics at the acquisition date is expected to be $17.1 million. Acquisition-related transaction costs were expensed. Goodwill of $3.1 million was recognized.

Note 4 — Pro Forma Transaction Accounting Adjustments

The pro forma transaction accounting adjustments are based on the Company’s preliminary estimates, valuations, and assumptions that are subject to change. The valuation uses Giga-tronics 20 trading days moving average share price of $3.40 per share as of December 25, 2021. The following transaction accounting adjustments have been reflected in the unaudited pro forma condensed combined financial information:

A.	This adjustment reflects the recognition of goodwill of $3.1 million.

B.

As part of the preliminary valuation analysis, the Company separately identified certain intangible assets with an estimated fair value of $8.3 million. The fair value was determined primarily using the “income approach”, which requires a forecast of the expected future cash flows.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$897,000	$1,599,000
Accounts receivable	5,041,000	4,554,000
Accrued revenue	2,723,000	2,283,000
Inventories	4,763,000	4,206,000
Prepaid expenses and other current assets	695,000	890,000

TOTAL CURRENT ASSETS	14,119,000	13,532,000
Intangible assets, net	3,896,000	4,035,000
Goodwill	9,666,000	9,812,000
Property and equipment, net	2,015,000	2,052,000
Right-of-use assets	4,302,000	4,333,000
Other assets	552,000	141,000

TOTAL ASSETS	$34,550,000	$33,905,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,591,000	$4,125,000
Accounts payable and accrued expenses, related party	—	53,000
Notes payable, net	1,254,000	961,000
Operating lease liability, current	692,000	659,000
Other current liabilities	1,210,000	1,895,000

TOTAL CURRENT LIABILITIES	8,747,000	7,693,000
LONG TERM LIABILITIES
Operating lease liability, non-current	3,646,000	3,712,000

TOTAL LIABILITIES	12,393,000	11,405,000

STOCKHOLDERS’ EQUITY
Net parent investment	31,559,000	31,042,000
Preferred Stock, $0.001 par value – 100,000 shares authorized; nil shares issued and outstanding at March 31, 2022 and December 31, 2021
Class A Common Stock, $0.001 par value – 1,000,000 shares authorized; 1,000 shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Class B Common Stock, $0.001 par value – 500,000 shares authorized; nil shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	671,000	630,000
Accumulated deficit	(10,485,000)	(9,988,000)
Accumulated other comprehensive loss	(631,000)	(240,000)

TOTAL GRESHAM WORLDWIDE, INC. STOCKHOLDERS’ EQUITY	21,114,000	21,444,000
Non-controlling interest	1,043,000	1,056,000

TOTAL STOCKHOLDERS’ EQUITY	22,157,000	22,500,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,550,000	$33,905,000

The accompanying notes are an integral part of these consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Revenue	$7,244,000	$6,350,000
Cost of revenue	4,751,000	4,042,000

Gross profit	2,493,000	2,308,000
Operating expenses
Engineering and product development	489,000	378,000
Selling and marketing	298,000	269,000
General and administrative	2,197,000	1,914,000

Total operating expenses	2,984,000	2,561,000

Loss from continuing operations	(491,000)	(253,000)
Other income (expenses)
Interest expense, related party	(12,000)	(107,000)
Interest expense	(67,000)	(236,000)
Change in fair value of marketable equity securities	—	1,640,000
Realized gain on marketable equity securities	—	397,000
Other income (expenses)	60,000	24,000

Total other (expense) income, net	(19,000)	1,718,000

Loss (income) from continuing operations before income taxes	(510,000)	1,465,000
Income tax (provision) benefit	—	10,000

Net (loss) income	(510,000)	1,475,000
Net loss (income) attributable to non-controlling interest	13,000	(1,114,000)

Net (loss) income attributable to Gresham Worldwide	(497,000)	361,000

Basic and diluted net (loss) income per common share	$(497)	$361

Weighted average common shares outstanding, basic and diluted	1,000	1,000

Comprehensive loss
(Loss) income available to common stockholders	$(497,000)	$361,000
Foreign currency translation adjustment	(391,000)	(293,000)

Total comprehensive (loss) income	$(888,000)	$68,000

The accompanying notes are an integral part of these consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

For the Three Months Ended March 31, 2022

	Net Parent Investment	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-Controlling Interest	Total Stockholders’ Equity
		Shares	Amount
BALANCES, December 31, 2021	$31,042,000	1,000	$—	$630,000	$(9,988,000)	$(240,000)	$1,056,000	$22,500,000
Stock based compensation	—	—	—	41,000	—	—	—	41,000
Net transfer from parent	517,000	—	—	—	—	—	—	517,000
Comprehensive loss:
Net (loss) income	—	—	—	—	(497,000)	—	(13,000)	(510,000)
Foreign currency translation adjustments	—	—	—	—	—	(391,000)	—	(391,000)

BALANCES, March 31, 2021	$31,559,000	1,000	$—	$671,000	$(10,485,000)	$(631,000)	$1,043,000	$22,157,000

The accompanying notes are an integral part of these consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

For the Three Months Ended March 31, 2021

	Net Parent Investment	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-Controlling Interest	Total Stockholders’ Equity
		Shares	Amount
BALANCES, December 31, 2020	$24,904,000	1,000	$—	$1,000	$(6,882,000)	$(327,000)	$813,000	$18,509,000
Net transfer from parent	1,852,000	—	—	—	—	—	—	1,852,000
Comprehensive loss:
Net income	—	—	—	—	361,000	—	1,114,000	1,475,000
Foreign currency translation adjustments	—	—	—	—	—	(293,000)	—	(293,000)

BALANCES, March 31, 2021	$26,756,000	1,000	$—	$1,000	$(6,521,000)	$(620,000)	$1,927,000	$21,543,000

The accompanying notes are an integral part of these consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(510,000)	$1,475,000
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	142,000	109,000
Amortization	80,000	118,000
Amortization of right-of-use assets	31,000	42,000
Increase in net parent investment from corporate overhead	340,000	273,000
Stock-based compensation	41,000	—
Realized gains on sale of marketable securities	—	(397,000)
Unrealized (gains) on marketable equity securities	—	(1,640,000)
Changes in operating assets and liabilities:
Accounts receivable	(348,000)	353,000
Accrued revenue	(326,000)	277,000
Inventories	(475,000)	(56,000)
Prepaid expenses and other current assets	222,000	23,000
Other assets	(409,000)	14,000
Accounts payable and accrued expenses	1,531,000	(456,000)
Accounts payable, related parties	(53,000)	(3,000)
Other current liabilities	(657,000)	195,000
Lease liabilities	(33,000)	248,000

Net cash (used in) provided by in operating activities	(424,000)	575,000

Cash flows from investing activities:
Purchase of property and equipment	(129,000)	(92,000)
Sales of marketable equity securities	—	430,000

Net cash (used in) provided by investing activities	(129,000)	338,000

Cash flows from financing activities:
Net parent investment	177,000	1,579,000
Proceeds from notes payable	294,000	—
Payments on notes payable	—	(975,000)
Payments on notes payable, related party	—	(24,000)
Payments on revolving credit facilities, net	(1,000)	(29,000)

Net cash provided by financing activities	470,000	551,000

Effect of exchange rate changes on cash and cash equivalents	(619,000)	(507,000)

Net (decrease) increase in cash and cash equivalents	(702,000)	957,000
Cash and cash equivalents at beginning of period	1,599,000	1,190,000

Cash and cash equivalents at end of period	$897,000	$2,147,000

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$49,000	$72,000

The accompanying notes are an integral part of these consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

1. DESCRIPTION OF BUSINESS

Gresham Worldwide, Inc. (“Gresham” or the “Company”) through its subsidiaries (collectively “GWW”), designs, manufactures, and distributes specialized electronic solutions, automated test solutions, power electronics, supply and distribution solutions, and radio, microwave and millimeter wave communication systems and components for a variety of applications, with a focus on the global defense industry. Gresham also offers bespoke technology solutions for mission critical applications in the medical, industrial, transportation and telecommunications markets.

Gresham is a Delaware corporation organized on November 21, 2018. Gresham’s defense solutions are conducted through its wholly owned subsidiaries, Enertec Systems 2001 Ltd. (“Enertec”), Gresham Power Electronics Ltd. (“Gresham Power”), and Relec Electronics Ltd. (“Relec”) and its majority owned subsidiary, Microphase.

Gresham is a wholly owned subsidiary of BitNile Holdings, Inc., a Delaware corporation (“BitNile”) and currently operates as an operating segment of BitNile.

2. LIQUIDITY, GOING CONCERN AND MANAGEMENT PLANS

As of March 31, 2022, the Company had cash and cash equivalents of $0.9 million and working capital of $5.4 million. Currently, Gresham is dependent on BitNile for its continued support to fund its operations, without which Gresham would need to cease or curtail such operations. BitNile is committed to provide Gresham such funding as may be necessary to permit Gresham to fund its operations, while Gresham is a wholly owned subsidiary of BitNile.

The Company believes its current cash on hand together with funds advanced by the parent are sufficient to meet its operating and capital requirements for at least the next twelve months from the date these financial statements are issued.

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Principles of Combination

The consolidated financial statements represent the historical financial statements and accounts of GWW and its wholly-owned subsidiaries, Gresham Power, Enertec, Relec and its majority-owned subsidiary Microphase. All significant intercompany accounts have been eliminated in consolidation.

Net Parent Investment

The consolidated financial statements were derived from the consolidated financial statements of BitNile on a carve-out basis. The primary components of the net parent investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall on operating cash requirements. Balances between GWW and BitNile that were not historically cash settled are included in net parent investment. Net parent investment represents BitNile’s interest in the recorded assets of GWW and represents the cumulative investment by BitNile in GWW through the dates presented.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

Accounting Estimates

The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Key estimates include acquisition accounting, reserves for trade receivables and inventories, carrying amounts of investments, accruals of certain liabilities including product warranties, useful lives and the recoverability of long-lived assets, impairment analysis of intangibles and goodwill, and deferred income taxes and related valuation allowance.

Unaudited Interim Consolidated Financial Statements

The interim consolidated balance sheet as of March 31, 2022, the interim consolidated statements of operations and cash flows for the three months ended March 31, 2022 and 2021, and the interim consolidated statement of equity for the three months ended March 31, 2022 and 2021 are unaudited. The financial data and the other financial information disclosed in the notes to these consolidated financial statements related to the three-month periods are also unaudited. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full fiscal year or any other period.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer,

•	Step 2: Identify the performance obligations in the contract,

•	Step 3: Determine the transaction price,

•	Step 4: Allocate the transaction price to the performance obligations in the contract, and

•	Step 5: Recognize revenue when the company satisfies a performance obligation.

Sales of Products

The Company enters into contracts directly with its customers and generates revenues from the sale of its products through a direct and indirect sales force. The Company’s performance obligations to deliver products are satisfied at the point in time when products are received by the customer, which is when the customer obtains control over the goods. The Company provides standard assurance warranties, which are not separately priced, that the products function as intended. The Company primarily receives fixed consideration for sales of product. Some of the Company’s contracts with distributors include stock rotation rights after six months for slow moving inventory, which represents variable consideration. The Company uses an expected value method to estimate variable consideration and constrains revenue for estimated stock rotations until it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. To date, returns have been insignificant. The Company’s customers generally pay within 30 days from the receipt of a valid invoice.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

Because the Company’s product sales agreements have an expected duration of one year or less, the Company has elected to adopt the practical expedient in ASC 606-10-50-14(a) of not disclosing information about its remaining performance obligations.

Manufacturing Services

The Company’s principal business is providing manufacturing services in exchange primarily for fixed fees. For manufacturing services, which include revenues generated by Enertec and Microphase and in certain instances revenues generated by Gresham Power, the Company’s performance obligation for manufacturing services is satisfied over time as the Company creates or enhances an asset based on criteria that are unique to the customer and that the customer controls as the asset is created or enhanced. Generally, the Company recognizes revenue based upon proportional performance over time using a cost-to-cost method which measures progress based on the costs incurred to total expected costs in satisfying its performance obligation. This method provides a depiction of the progress in providing the manufacturing service because there is a direct relationship between the costs incurred by the Company and the transfer of the manufacturing service to the customer. Manufacturing services that are recognized based upon the proportional performance method are included in the above table as services transferred over time and to the extent the customer has not been invoiced for these revenues, as accrued revenue in the accompanying consolidated balance sheets. Revisions to the Company’s estimates may result in increases or decreases to revenues and income and are reflected in the consolidated financial statements in the periods in which they are first identified.

The Company has elected the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component to the extent that the period between when the Company transfers its promised good or service to the customer and when the customer pays in one year or less.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying amount of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company individually reviews all accounts receivable balances and based upon an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The Company estimates the allowance for doubtful accounts based on historical collection trends, age of outstanding receivables and existing economic conditions. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. A customer’s receivable balance is considered past-due based on its contractual terms. Past-due receivable balances are written-off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. Based on an assessment as of March 31, 2022 and December 31, 2021, of the collectability of invoices, accounts receivable are presented net of an allowance for doubtful accounts of $4,000 and $4,000, respectively.

Accrued Revenue

Manufacturing services that are recognized as revenue based upon the proportional performance method are considered revenue based on services transferred over time and to the extent the customer has not been invoiced for these revenues, as accrued revenue in the accompanying consolidated balance sheets. As of March 31, 2022 and December 31, 2021, accrued revenue was $2.7 million and $2.3 million, respectively.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

Fair value of Financial Instruments

In accordance with ASC No. 820, Fair Value Measurements and Disclosures, fair value is defined as the exit price, or the amount that would be received for the sale of an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs include those that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or model-derived valuations. All significant inputs used in our valuations are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include quoted prices that were adjusted for security-specific restrictions which are compared to output from internally developed models such as a discounted cash flow model.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments carried at cost, including cash and cash equivalents and accounts receivables, approximate their fair value due to the short-term maturities of such instruments. The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s investment in the common stock of AmpliTech Group, Inc. (Nasdaq: AMPG), (see Note 5) is a level 1 input.

Foreign Currency Translation

A substantial portion of the Company’s revenues are generated in U.S. dollars (“U.S. dollar”). In addition, a substantial portion of the Company’s costs are incurred in U.S. dollars. Company management has determined that the U.S. dollar is the functional currency of the primary economic environment in which it operates.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) No. 830, Foreign Currency Matters (“ASC No. 830”). All transaction gains and losses from the re-measurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

The financial statements of Relec, Gresham Power and Enertec, whose functional currencies have been determined to be their local currencies, the British Pound (“GBP”), GBP and the New Israeli Shekel (“ILS”), respectively, have been translated into U.S. dollars in accordance with ASC No. 830. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

have been translated using the average exchange rate in effect for the reporting period. The resulting translation adjustments are reported as other comprehensive income (loss) in the consolidated statement of comprehensive loss and accumulated comprehensive loss in statement of changes in stockholders’ deficit.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company’s cash is maintained in checking accounts, money market funds and certificates of deposits with reputable financial institutions. These balances may exceed the U.S. Federal Deposit Insurance Corporation insurance limits. The Company had total cash of $0.9 million and $1.6 million at March 31, 2022 and December 31, 2021, respectively, of which $605,000 and $933,000 at March 31, 2022 and December 31, 2021, respectively, in the United Kingdom (“U.K.”) and $85,000 and $61,000, respectively, in Israel. The Company has not experienced any losses on deposits of cash and cash equivalents.

Inventory

Inventories are stated at the lower of cost or net realizable value. Inventory write-offs are provided to cover risks arising from technological obsolescence as the Company’s products are mostly original equipment manufactured for its clients.

Cost of inventories is determined as follows:

•	Raw materials, parts and supplies—using the “first-in, first-out” method. Total raw materials as of March 31, 2022 and December 31, 2021 were $2.2 million and $1.8 million, respectively.

•

Work-in-progress and finished products—on the basis of direct manufacturing costs with the addition of indirect manufacturing costs. Total work-in-progress as of March 31, 2022 and December 31, 2021 were $1.1 million and $1.1 million, respectively. Total finished products as of March 31, 2022 and December 31, 2021 were $1.4 million and $1.3 million, respectively.

The Company periodically assesses its inventories valuation in respect of obsolete items by reviewing revenue forecasts and technological obsolescence and moving such items into a reserve allowance for obsolescence. When inventories on hand exceed the foreseeable demand or become obsolete, the value of excess inventory, which at the time of the review was not expected to be sold, is written off. At March 31, 2022 and December 31, 2021, the Company recorded an allowance for obsolescence of $1.2 million and $1.3 million respectively.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Repairs and maintenance costs are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

Asset	Useful Lives (In Years)
Computer software and office and computer equipment	3 - 5
Machinery and equipment, automobiles, furniture and fixtures	5 - 10
Leasehold improvements	Over the term of the lease or the life of the asset, whichever is shorter

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

Goodwill

The Company evaluates its goodwill for impairment in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair value of the net identified tangible and intangible assets acquired.

The Company tests the recorded amount of goodwill for impairment on an annual basis on December 31 of each fiscal year or more frequently if there are indicators that the carrying amount of the goodwill exceeds its carried value. The Company performed a qualitative assessment and determined no indicators of impairment existed for the three months ended March 31, 2022 and year ended December 31, 2021.

Intangible Assets

The Company acquired amortizable intangibles assets as part of three purchase agreements consisting of customer relationships and non-compete agreements. The Company also has the trade names and trademarks associated with the acquisitions of Microphase and Relec, which were determined to have an indefinite life. The customer relationships and non-compete agreements, definite lived intangible assets, are being amortized on a straight-line basis over their estimated useful lives as follows:

Useful lives (in years)
Customer relationships	5 - 14
Non-competition agreements	3
Domain name and other intangible assets	3

The Company reviews intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. During the three months ended March 31, 2022 and 2021, the Company recorded no impairment losses for intangible assets.

Warranty

Company offers a warranty period for all its manufactured products. Warranty period is for twelve months on the product. The Company estimates the costs that may be incurred under its warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of units sold, historical rates of warranty claims and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amount, as necessary.

Income Taxes

The Company determines its income taxes under the asset and liability method in accordance with FASB ASC No. 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company accounts for uncertain tax positions in accordance with ASC No. 740-10-25. ASC No. 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC No. 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense. ASC No. 740-10-25 also requires management to evaluate tax positions taken by the Company and recognize a liability if the Company has taken uncertain tax positions that more likely than not would not be sustained upon examination by applicable taxing authorities. Management of the Company has evaluated tax positions taken by the Company and has concluded that as of March 31, 2022 and 2021, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability that would require disclosure in the financial statements.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718:

•

the Company recognizes stock-based expenses related to stock option awards on a straight-line basis over the requisite service period of the awards, which is generally the vesting term of two to four years,

•	stock-based expenses are recognized net of forfeitures as they occur,

•	the expected term assumption, using the simplified method, reflects the period for which the Company believes the option will remain outstanding,

•	the Company determined the volatility of its stock by looking at the historic volatility of its stock, and

•	the risk-free rate reflects the U.S. Treasury yield for a similar expected life instrument in effect at the time of the grant.

The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock. Forfeitures are accounted for as they occur.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables.

Cash and cash equivalents are invested in banks in the U.S., UK and Israel. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions.

Trade receivables of the Company and its subsidiaries are mainly derived from sales to customers located primarily in the U.S., Europe and Israel. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. An allowance for doubtful accounts is determined with respect to those amounts that the Company and its subsidiaries have determined to be doubtful of collection.

Comprehensive Loss

The Company reports comprehensive loss in accordance with ASC No. 220, Comprehensive Income. This statement establishes standards for the reporting and presentation of comprehensive loss and its components in a full set of general purpose financial statements. Comprehensive loss generally represents all changes in equity during the period except those resulting from investments by, or distributions to, stockholders.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases. Operating leases are recognized as Right-of-use (“ROU”) assets, Operating lease liability, current, and Operating lease liability, non-current on our consolidated balance sheets. Lease assets and liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. In certain of our lease agreements, we receive rent holidays and other incentives. We recognize lease costs on a straight-line basis over the lease term without regard to deferred payment terms, such as rent holidays, that defer the commencement date of required payments. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the life of the lease, without assuming renewal features, if any, are exercised. We elected the practical expedient in ASC 842 and do not separate lease and non-lease components for our leases.

Net Loss per Share

Net loss per share is computed by dividing the net loss to common stockholders by the weighted average number of common shares outstanding.

Recent Accounting Standards

In November 2021, the FASB issued ASU 2021-10, “Government Assistance (Topic 832),” which requires annual disclosures that increase the transparency of transactions involving government grants, including (1) the types of transactions, (2) the accounting for those transactions, and (3) the effect of those transactions on an entity’s financial statements. The amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2021. The Company expects that this guidance will not have a significant impact on its consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, “Revenue from Contracts with Customers.” The guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. The guidance should be applied prospectively to acquisitions occurring on or after the effective date. The guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements.

In May 2021, the Financial Accountings Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2021-04, “Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815- 40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options.” The guidance became effective for the Company on January 1, 2022. The Company adopted the guidance on January 1, 2022, and has concluded the adoption did not have a material impact on its unaudited consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements to make incremental improvements to GAAP and address stakeholder suggestions, including, among other things, clarifying that the requirement to provide comparative information in the financial statements extends to the corresponding disclosures section. The Company adopted the ASU effective January 1, 2021. The amendments in this update should be applied retrospectively and at the beginning of the period that includes the adoption date. The impact of adopting the ASU was immaterial to the consolidated results of operations, cash flows, financial position, and disclosures.

In August 2020, the FASB issued ASU 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”). The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. ASU 2020-06 also simplifies the diluted net income per share calculation in certain areas. The amendments in ASU 2020-06 are effective for smaller reporting companies as defined by the SEC for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Effective January 1, 2022, the Company early adopted ASU 2020-06 using the modified retrospective approach, which resulted in no impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The ASU also adds guidance to reduce the complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company adopted the ASU effective January 1, 2021. The impact of adopting the ASU was immaterial to the consolidated results of operations, cash flows, financial position, and disclosures.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses,” (“ASU No. 2016-13”) to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. This guidance is effective for the Company beginning on January 1, 2023, with early adoption permitted. The Company does not expect that the adoption of this standard will have a significant impact on its consolidated financial statements and related disclosures.

4. REVENUE DISAGGREGATION

The following tables summarize disaggregated customer contract revenues and the source of the revenue for the three months ended March 31, 2022 and 2021.

The Company’s disaggregated revenues consist of the following for the three months ended March 31:

	2022	2021
Primary Geographical Markets
North America	$1,511,000	$1,889,000
Europe	2,178,000	1,910,000
Middle East	3,254,000	2,389,000
Other	301,000	162,000

Total Revenue	$7,244,000	$6,350,000

Major Goods
RF/Microwave Filters	$1,511,000	$1,215,000
Detector logarithmic video amplifiers	—	71,000
Power Supply Units	48,000	238,000
Power Supply Systems	2,431,000	2,233,000
Healthcare diagnostic systems	—	185,000
Defense systems	3,254,000	2,408,000

Total Revenue	$7,244,000	$6,350,000

Timing of Revenue Recognition
Goods transferred at a point in time	$3,511,000	$3,758,000
Services transferred over time	3,733,000	2,592,000

	$7,244,000	$6,350,000

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

5. PROPERTY AND EQUIPMENT

At March 31, 2022 and December 31, 2021, property and equipment consist of:

	March 31, 2022	December 31, 2021
Machinery and equipment	$1,881,000	$1,804,000
Computer, software and related equipment	728,000	700,000
Office furniture and equipment	651,000	667,000
Leasehold improvements	1,306,000	1,338,000

	4,566,000	4,509,000
Less: accumulated depreciation and amortization	(2,551,000)	(2,457,000)

Property and equipment, net	$2,015,000	$2,052,000

Depreciation and amortization expense related to property and equipment was $142,000 and $109,000 for the three months ended March 31, 2022 and 2021, respectively.

6. INTANGIBLE ASSETS, NET

At March 31, 2022 and December 31, 2021, intangible assets consist of:

	March 31, 2022	December 31, 2021	Useful lives
Trade name and trademark	$1,532,000	$1,546,000	Indefinite
Customer list	3,427,000	3,488,000	10-14 years
Domain name and other intangible assets	698,000	713,000	5 years

	5,657,000	5,747,000
Accumulated depreciation and amortization	(1,761,000)	(1,712,000)

Intangible assets, net	$3,896,000	$4,035,000

Amortization expense was $80,000 and $118,000, for the three months ended March 31, 2022 and 2021, respectively.

The following table presents estimated amortization expense for each of the succeeding five calendar years and thereafter.

2022 (remainder)	$343,000
2023	323,000
2024	323,000
2025	323,000
2026	323,000
Thereafter	797,000

$2,432,000

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

7. GOODWILL

The Company’s goodwill relates to the acquisition of a controlling interest in Microphase on June 2, 2017 and the acquisitions of Enertec on May 22, 2018, and Relec on November 30, 2020. The following table summarizes the changes in our goodwill for the three months ended March 31, 2022 and the year ended December 31, 2021:

Goodwill
Balance as of January 1, 2021	$9,646,000
Effect of exchange rate changes	166,000

Balance as of December 31, 2021	9,812,000
Effect of exchange rate changes	(146,000)

Balance as of March 31, 2022	$9,666,000

8. STOCK BASED COMPENSATION

On May 25, 2021, GWW issued its executives options to purchase an aggregate total of 100,000 shares of GWW Class A common stock, at an exercise price per share of $14.64. The options vest over a four-year period. Additionally, the executives were granted a restricted stock award to acquire an aggregate of 50,000 shares of GWW Class A common stock, vesting annually over a three-year term. The stock-based compensation expense related to the options included in reported net loss for the three months ended March 31, 2022 and year ended December 31, 2021 was $41,000 and $629,000, respectively, based on the estimated fair value of the options on the date of issuance. The estimated fair value of the options was based on observable market prices of the BitNile’s common stock and extrapolated to GWW based upon its relative fair value within BitNile as determined by equal weighting of revenues, operating income, and net tangible assets between BitNile’s subsidiaries. As of March 31, 2022, there was $388,000 of unrecognized compensation cost related to non-vested stock-based compensation arrangements expected to be recognized over a weighted average period of 2.2 years.

9. WARRANTS

A summary of warrant activity for the three months ended March 31, 2022 and year ended December 31, 2021 is presented below.

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2021	473	$880	1.93	$0
Granted
Forfeited
Exercised

Outstanding at December 31, 2021	473	$880	0.93	$0
Granted
Forfeited
Exercised

Outstanding at March 31, 2022	473	$880	0.68	$0

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

The following table summarizes information about common stock warrants outstanding at March 31, 2022:

Outstanding				Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$800	473	0.68	$880	473	$880

10. OTHER CURRENT LIABILITIES

As of March 31, 2022 and December 31, 2021, accrued expenses consist of the following:

	March 31, 2022	December 31, 2021
Accrued payroll and payroll taxes	$449,000	$1,237,000
Deferred Tax Liability	201,000	—
Deferred revenue	351,000	401,000
Warranty liability	—	47,000
Other accrued expenses	208,000	210,000

	$1,210,000	$1,895,000

11. LEASES

We have operating leases for office space. Our leases have remaining lease terms of 2 month to 11 years, some of which may include options to extend the leases perpetually, and some of which may include options to terminate the leases within 1 year.

The following table provides a summary of leases by balance sheet category as of March 31, 2022:

March 31, 2022
Operating right-of-use assets	$4,302,000
Operating lease liability—current	692,000
Operating lease liability—non-current	3,646,000

The components of lease expenses for the three months ended March 31, 2022, were as follows:

Three Months Ended March 31, 2022
Operating lease cost	$273,000
Short-term lease cost	—
Variable lease cost	—

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

The following tables provides a summary of other information related to leases for the three months ended March 31, 2022:

March 31, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$274,000
Right-of-use assets obtained in exchange for new operating lease liabilities	$—
Weighted-average remaining lease term—operating leases	8.5 years
Weighted-average discount rate—operating leases	8.0%

The Company determined that using a discount rate of 9% is reasonable, as this is consistent with the mortgage rates for commercial properties for the time period commensurate with the terms of the leases.

Maturity of lease liabilities under our non-cancellable operating leases as of March 31, 2022, are as follows:

Payments due by period
2022 (remainder)	$774,000
2023	1,007,000
2024	913,000
2025	758,000
2026	393,000
Thereafter	1,670,000

Total lease payments	5,515,000
Less interest	(1,127,000)

Present value of lease liabilities	$4,388,000

12. NOTES PAYABLE

Notes payable at March 31, 2022 and December 31, 2021, were comprised of the following.

	Interest Rate	March 31, 2021	December 31, 2021
Short term bank credit	4.4%	$1,243,000	$949,000
Other short-term notes payable	3.0%	11,000	12,000

Total notes payable		$1,254,000	$961,000
Less: current portion		(1,254,000)	(961,000)

Notes payable—long-term portion		$—	$—

Enertec short-term bank credit and secured promissory note

At March 31, 2022 and December 31, 2021, Enertec had short term bank credit of $1.2 million and $0.9 million, respectively, that bears interest at 4.35% annually, paid either on a monthly or weekly basis. Further, Enertec has undertaken to comply with certain covenants under its bank loan.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

13. RELATED PARTY TRANSACTIONS

Allocation of General Corporate Expenses

BitNile provides human resources, accounting, and other services to the Company. The Company obtains its business insurance under BitNile. The accompanying financial statements include allocations of these expenses. The allocation method calculates the appropriate share of overhead costs to the Company by using the Company’s revenue as a percentage of total revenue of BitNile. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. BitNile allocated $340,000 and $273,000 for the three months ended March 31, 2022 and 2021, respectively. These costs were treated as a Net Investment by Parent (see Note 3).

Net Transfers From our parent

The Company received funding from BitNile to cover any shortfalls on operating cash requirements. In addition to the allocation of general corporate expenses, the Company received $177,000 and $1.6 million from BitNile for the three months ended March 31, 2022 and 2021, respectively. Such amounts are reflected in the Net Parent Investment (see Note 3)

14. COMMITMENTS AND CONTINGENCIES

Other Litigation Matters

The Company is periodically involved in litigation arising from other matters in the ordinary course of business. The Company is regularly subject to claims, suits, regulatory and government investigations, and other proceedings involving labor and employment, commercial disputes, and other matters. Such claims, suits, regulatory and government investigations, and other proceedings could result in fines, civil penalties, or other adverse consequences.

Certain of these outstanding matters include speculative, substantial or indeterminate monetary amounts. The Company records a liability when it believes that it is probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the reasonably possible loss. The Company evaluates developments in its legal matters that could affect the amount of liability that has been previously accrued, and the matters and related reasonably possible losses disclosed, and makes adjustments as appropriate. Significant judgment is required to determine both likelihood of there being and the estimated amount of a loss related to such matters.

With respect to the Company’s other outstanding matters, based on the Company’s current knowledge, the Company believes that the amount or range of reasonably possible loss will not, either individually or in aggregate, have a material adverse effect on the Company’s business, consolidated financial position, results of operations, or cash flows. However, the outcome of such matters is inherently unpredictable and subject to significant uncertainties.

15. STOCKHOLDERS’ EQUITY

Amendments to Certificate of Incorporation

On May 24, 2021, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, with the Secretary of State of the State of Delaware, to effectuate an increase to the

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2022

number of authorized shares of common stock of the Company. Pursuant to the Certificate of Amendment, the Company increased the number of authorized shares of its (i) Class A common stock to 1,000,000 from 5,000, (ii) Class B common stock to 500,000 from 5,000 and (iii) Preferred stock to 100,000 from 1,000 (the “Authorized Increase”). As a result of the increase of authorized shares of the Company’s common and preferred stock, the aggregate number of the Company’s authorized shares is 1,600,000. The Authorized Increase was approved by BitNile and the Company’s board of directors on May 24, 2021. The Certificate of Amendment became effective upon filing with the State of Delaware.

Preferred Stock

The Company is authorized to issue 100,000 shares of Preferred Stock $0.001 par value. The rights, preferences, privileges and restrictions of Preferred Stock have not been determined. The Board is authorized to designate a new series of preferred shares and determine the number of shares, as well as the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred shares. As of March 31, 2022 and December 31, 2021, no shares of Preferred Stock were issued or outstanding.

Common Stock

Common stock confers upon the holders the rights to receive notice to participate and vote at any meeting of stockholders of the Company, to receive dividends, if and when declared, and to participate in a distribution of surplus of assets upon liquidation of the Company. The Class B common stock carries the voting power of 10 shares of Class A common stock, referred to herein as the Common Stock. As of March 31, 2022 and December 31, 2021, no Class B common stock shares were issued nor outstanding.

16. SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2022, and through the date of this report being issued and has determined that it does not have any material subsequent events other than the following:

On July 1, 2022, the Company acquired 444,444 shares of Microphase’s common stock in exchange for $1,000,000 at approximately $2.25 per share. The Company now owns 63.07% of Microphase. $400,000 of the purchase price was funded on July 1, 2022, $300,000 to be funded on or about July 30, 2022 and the remaining $300,000 on or about August 30, 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Gresham Worldwide, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of the Gresham Worldwide, Inc. and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

We did not audit the December 31, 2021 and 2020 financial statements of Enertec Systems 2001 Ltd., a wholly-owned subsidiary, which statements reflect 46% and 44% of the total consolidated assets as of December 31, 2021 and 2020, respectively, and 43% and 51% of the total consolidated revenues for the years ended December 31, 2021 and 2020, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Enertec Systems 2001 Ltd., is based solely on the report of the other auditors.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

July 19, 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of ENERTEC SYSTEMS 2001 LTD

Karmiel, Israel.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Enertec systems 2001 LTD (“the company”) as of December 31, 2021 and 2020, the related statements of comprehensive profit / (loss), Statements of changes in shareholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the company at December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

We did not audit the December 31, 2021 and 2020 financial statements of the parent nor sister entities of Enertec Systems 2001 Ltd. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for those other entities is based solely on the report of the other auditors.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Estimation of total contract costs to be incurred for fixed-price long-term contract revenue

As discussed in Note 2 to the financial statements, almost all Company revenue is recognized under long-term contracts for the year ended December 31, 2021. For those long-term contracts that are fixed-price in nature, the Company recognizes revenue over time based on the ratio of (1) actual contract costs incurred to date to (2) the Company’s estimate of total contract costs to be incurred.

We identified the evaluation of the estimate of total contract costs to be incurred for fixed-price long-term contracts as a critical audit matter. In particular, evaluating the Company’s judgments regarding the amount of time and budget to complete the contracts, including the assessment of the nature and complexity of the work to be performed, involved a high degree of subjective judgment.

The procedures we performed to address this critical audit matter included the following.

We examined the sampled contracts to evaluate the Company’s identification of performance obligations and the determined method for measuring contract progress. We tested the consistency of the estimated total contract costs projected in the current year versus the original or prior period for sampled contracts. We interviewed the Company to evaluate progress to date, the estimate of remaining costs to be incurred, and factors impacting the amount of time and cost to complete the sampled contracts. We examined the company’s estimates of the total contract costs project (budget) by analytical analysis - we received from the company segmented profitability of projects according to the nature of the projects, and examined that indeed the projects average gross profitability for the continuation of a sampled project is reasonable relative to the average gross profitability of projects in that segmentation as of today. We performed a retrospective examination - We compared the Company’s original or prior period estimate of total contract costs to be incurred to the actual costs incurred for the finished contracts to assess the Company’s ability to accurately estimate costs.

We have received projected budgets for all projects signed and approved by the project manager.

All procedures we performed was performed only for projects was sampled by us.

/s/ Ziv Haft.
Ziv Haft.
Certified Public Accountants (Isr.)
BDO Member Firm

We have served as the Company’s auditor since 2012.

Tel-Aviv, Israel

April 15, 2022, except for footnote 16 which is dated July 19, 2022

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,599,000	$1,190,000
Marketable equity securities	—	1,070,000
Accounts receivable	4,554,000	2,980,000
Accrued revenue	2,283,000	1,696,000
Inventories	4,206,000	3,042,000
Prepaid expenses and other current assets	890,000	538,000

TOTAL CURRENT ASSETS	13,532,000	10,516,000
Intangible assets, net	4,035,000	4,390,000
Goodwill	9,812,000	9,646,000
Property and equipment, net	2,052,000	1,594,000
Right-of-use assets	4,333,000	4,147,000
Other assets	141,000	63,000

TOTAL ASSETS	$33,905,000	$30,356,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,125,000	$3,664,000
Accounts payable and accrued expenses, related party	53,000	36,000
Revolving credit facility	—	125,000
Notes payable, net	961,000	2,201,000
Notes payable, related parties	—	188,000
Operating lease liability, current	659,000	684,000
Other current liabilities	1,895,000	1,500,000

TOTAL CURRENT LIABILITIES	7,693,000	8,398,000
LONG TERM LIABILITIES
Operating lease liability, non-current	3,712,000	3,200,000
Notes payable	—	197,000
Notes payable, related parties	—	52,000

TOTAL LIABILITIES	11,405,000	11,847,000

STOCKHOLDERS’ EQUITY
Net parent investment	31,042,000	24,904,000
Preferred Stock, $0.001 par value – 100,000 shares authorized; nil shares issued and outstanding at December 31, 2021 and 2020
Class A Common Stock, $0.001 par value – 1,000,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2021 and 2020	—	—
Class B Common Stock, $0.001 par value – 500,000 shares authorized; nil shares issued and outstanding at December 31, 2021 and 2020	—	—
Additional paid-in capital	630,000	1,000
Accumulated deficit	(9,988,000)	(6,882,000)
Accumulated other comprehensive loss	(240,000)	(327,000)

TOTAL GRESHAM WORLDWIDE, INC. STOCKHOLDERS’ EQUITY	21,444,000	17,696,000
Non-controlling interest	1,056,000	813,000

TOTAL STOCKHOLDERS’ EQUITY	22,500,000	18,509,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,905,000	$30,356,000

The accompanying notes are an integral part of these consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended
	December 31,
	2021	2020
Revenue	$25,580,000	$18,213,000
Cost of revenue	17,231,000	12,442,000

Gross profit	8,349,000	5,771,000
Operating expenses
Engineering and product development	1,537,000	1,512,000
Selling and marketing	1,066,000	835,000
General and administrative	8,737,000	5,666,000

Total operating expenses	11,340,000	8,013,000

Loss from continuing operations	(2,991,000)	(2,242,000)
Other income (expenses)
Interest income	—	66,000
Interest expense, related party	(408,000)	(438,000)
Interest expense	(240,000)	(205,000)
Change in fair value of marketable equity securities	(866,000)	659,000
Realized gain on marketable equity securities	1,263,000	12,000
Gain on extinguishment of debt	447,000	—
Other income (expense)	125,000	97,000

Total other income (expenses), net	321,000	191,000

Loss from continuing operations before income taxes	(2,670,000)	(2,051,000)
Income tax (provision) benefit	(193,000)	200,000

Net loss	(2,863,000)	(1,851,000)
Net (gain) attributable to non-controlling interest	(243,000)	—

Net loss attributable to Gresham Worldwide	(3,106,000)	(1,851,000)

Basic and diluted net loss per common share	$(3,106)	$(1,851)

Weighted average common shares outstanding, basic and diluted	1,000	1,000

Comprehensive loss
Loss available to common stockholders	$(3,106,000)	$(1,851,000)
Foreign currency translation adjustment	87,000	482,000

Total comprehensive loss	$(3,019,000)	$(1,369,000)

The accompanying notes are an integral part of these consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2021 and 2020

	Net Parent Investment	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-Controlling Interest	Total Stockholders’ Equity
		Shares	Amount
BALANCES, January 1, 2019	$17,650,000	1,000	$—	$1,000	$(5,031,000)	$(809,000)	$—	$11,811,000
Issuance of Enertec warrants	—	—	—	—	—	—	813,000	813,000
Net transfer from parent	7,254,000	—	—	—	—	—	—	7,254,000
Comprehensive loss:
Net loss	—	—	—	—	(1,851,000)	—	—	(1,851,000)
Foreign currency translation adjustments	—	—	—	—	—	482,000	—	482,000

BALANCES, December 31, 2020	$24,904,000	1,000	$—	$1,000	$(6,882,000)	$(327,000)	$813,000	$18,509,000
Stock based compensation	—	—	—	629,000	—	—	—	629,000
Net transfer from parent	6, 138,000	—	—	—	—	—	—	6,138,000
Comprehensive loss:
Net loss	—	—	—	—	(3,106,000)	—	243,000	(2,863,000)
Foreign currency translation adjustments	—	—	—	—	—	87,000	—	87,000

BALANCES, December 31, 2021	$31,042,000	1,000	$—	$630,000	$(9,988,000)	$(240,000)	$1,056,000	$22,500,000

The accompanying notes are an integral part of these consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(2,863,000)	$(1,851,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	500,000	251,000
Amortization	375,000	336,000
Amortization of right-of-use assets	(186,000)	(108,000)
Gain on extinguishment of debt	(447,000)	—
Increase in net parent investment from corporate overhead	1,390,000	1,540,000
Stock-based compensation	629,000	813,000
Realized gains on sale of marketable securities	(1,263,000)	(12,000)
Unrealized losses (gains) on marketable equity securities	866,000	(659,000)
Changes in operating assets and liabilities:
Accounts receivable	(1,434,000)	(797,000)
Accrued revenue	(473,000)	645,000
Inventories	(1,082,000)	(41,000)
Prepaid expenses and other current assets	(325,000)	(291,000)
Other assets	(76,000)	(1,000)
Accounts payable and accrued expenses	398,000	(166,000)
Accounts payable, related parties	17,000	(29,000)
Other current liabilities	330,000	(15,000)
Lease liabilities	487,000	(187,000)

Net cash used in operating activities	(3,157,000)	(572,000)

Cash flows from investing activities:
Purchase of property and equipment	(949,000)	(553,000)
Acquisition of Relec, net of cash acquired	—	(3,627,000)
Sales of marketable equity securities	1,467,000	29,000

Net cash provided by (used in) investing activities	518,000	(4,151,000)

Cash flows from financing activities:
Net parent investment	4,748,000	5,714,000
Proceeds from notes payable	—	467,000
Payments on notes payable	(455,000)	(344,000)
Payments on notes payable, related party	(239,000)	(45,000)
Payments on revolving credit facilities, net	(660,000)	(156,000)

Net cash provided by financing activities	3,394,000	5,636,000

Effect of exchange rate changes on cash and cash equivalents	(346,000)	(123,000)

Net increase in cash and cash equivalents	409,000	790,000
Cash and cash equivalents at beginning of period	1,190,000	400,000

Cash and cash equivalents at end of period	$1,599,000	$1,190,000

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$49,000	$72,000

The accompanying notes are an integral part of these consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

1. DESCRIPTION OF BUSINESS

Gresham Worldwide, Inc. (“Gresham” or the “Company”) through its subsidiaries (collectively “GWW”), designs, manufactures, and distributes specialized electronic solutions, automated test solutions, power electronics, supply and distribution solutions, and radio, microwave and millimeter wave communication systems and components for a variety of applications, with a focus on the global defense industry. GWW also offers bespoke technology solutions for mission critical applications in the medical, industrial, transportation and telecommunications markets.

Gresham is a Delaware corporation organized on November 21, 2018. Gresham’s defense solutions are conducted through its wholly owned subsidiaries, Enertec Systems 2001 Ltd. (“Enertec”), Gresham Power Electronics Ltd. (“Gresham Power”), and Relec Electronics Ltd. (“Relec”) and its majority owned subsidiary, Microphase.

Gresham is a wholly owned subsidiary of BitNile Holdings, Inc., a Delaware corporation (“BitNile”) and currently operates as an operating segment of BitNile.

2. LIQUIDITY, GOING CONCERN AND MANAGEMENT PLANS

As of December 31, 2021, the Company had cash and cash equivalents of $1.6 million and working capital of $5.8 million. Currently, Gresham is dependent on BitNile for its continued support to fund its operations, without which Gresham would need to cease or curtail such operations. BitNile is committed to provide Gresham such funding as may be necessary to permit Gresham to fund its operations, while GWW is a wholly owned subsidiary of BitNile.

The Company believes its current cash on hand together with funds advanced by the parent are sufficient to meet its operating and capital requirements for at least the next twelve months from the date these financial statements are issued.

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements represent the historical financial statements and accounts of GWW and its wholly-owned subsidiaries, Gresham Power, Enertec, Relec and its majority-owned subsidiary Microphase. All significant intercompany accounts have been eliminated in consolidation.

Net Parent Investment

The consolidated financial statements were derived from the consolidated financial statements of BitNile on a carve-out basis. The primary components of the net parent investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall on operating cash requirements. Balances between GWW and BitNile that were not historically cash settled are included in net parent investment. Net parent investment represents BitNile’s interest in the recorded assets of GWW and represents the cumulative investment by BitNile in GWW through the dates presented.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Accounting Estimates

The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Key estimates include acquisition accounting, reserves for trade receivables and inventories, carrying amounts of investments, accruals of certain liabilities including product warranties, useful lives and the recoverability of long-lived assets, impairment analysis of intangibles and goodwill, and deferred income taxes and related valuation allowance.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer,

•	Step 2: Identify the performance obligations in the contract,

•	Step 3: Determine the transaction price,

•	Step 4: Allocate the transaction price to the performance obligations in the contract, and

•	Step 5: Recognize revenue when the company satisfies a performance obligation.

Sales of Products

The Company enters into contracts directly with its customers and generates revenues from the sale of its products through a direct and indirect sales force. The Company’s performance obligations to deliver products are satisfied at the point in time when products are received by the customer, which is when the customer obtains control over the goods. The Company provides standard assurance warranties, which are not separately priced, that the products function as intended. The Company primarily receives fixed consideration for sales of product. Some of the Company’s contracts with distributors include stock rotation rights after six months for slow moving inventory, which represents variable consideration. The Company uses an expected value method to estimate variable consideration and constrains revenue for estimated stock rotations until it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. To date, returns have been insignificant. The Company’s customers generally pay within 30 days from the receipt of a valid invoice.

Because the Company’s product sales agreements have an expected duration of one year or less, the Company has elected to adopt the practical expedient in ASC 606-10-50-14(a) of not disclosing information about its remaining performance obligations.

Manufacturing Services

The Company’s principal business is providing manufacturing services in exchange primarily for fixed fees. For manufacturing services, which include revenues generated by Enertec and Microphase and in certain

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

instances revenues generated by Gresham Power, the Company’s performance obligation for manufacturing services is satisfied over time as the Company creates or enhances an asset based on criteria that are unique to the customer and that the customer controls as the asset is created or enhanced. Generally, the Company recognizes revenue based upon proportional performance over time using a cost-to-cost method which measures progress based on the costs incurred to total expected costs in satisfying its performance obligation. This method provides a depiction of the progress in providing the manufacturing service because there is a direct relationship between the costs incurred by the Company and the transfer of the manufacturing service to the customer. Manufacturing services that are recognized based upon the proportional performance method are included in the above table as services transferred over time and to the extent the customer has not been invoiced for these revenues, as accrued revenue in the accompanying consolidated balance sheets. Revisions to the Company’s estimates may result in increases or decreases to revenues and income and are reflected in the consolidated financial statements in the periods in which they are first identified.

The Company has elected the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component to the extent that the period between when the Company transfers its promised good or service to the customer and when the customer pays in one year or less.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying amount of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company individually reviews all accounts receivable balances and based upon an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The Company estimates the allowance for doubtful accounts based on historical collection trends, age of outstanding receivables and existing economic conditions. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. A customer’s receivable balance is considered past-due based on its contractual terms. Past-due receivable balances are written-off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. Based on an assessment as of December 31, 2021 and 2020, of the collectability of invoices, accounts receivable are presented net of an allowance for doubtful accounts of $4,000 and $4,000, respectively.

Accrued Revenue

Manufacturing services that are recognized as revenue based upon the proportional performance method are considered revenue based on services transferred over time and to the extent the customer has not been invoiced for these revenues, as accrued revenue in the accompanying consolidated balance sheets. As of December 31, 2021 and 2020, accrued revenue was $2.3 million and $1.7 million, respectively.

Fair value of Financial Instruments

In accordance with ASC No. 820, Fair Value Measurements and Disclosures, fair value is defined as the exit price, or the amount that would be received for the sale of an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs include those that market participants would use in valuing the asset or

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or model-derived valuations. All significant inputs used in our valuations are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include quoted prices that were adjusted for security-specific restrictions which are compared to output from internally developed models such as a discounted cash flow model.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments carried at cost, including cash and cash equivalents and accounts receivables, approximate their fair value due to the short-term maturities of such instruments. The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s investment in the common stock of AmpliTech Group, Inc. (Nasdaq: AMPG), (see Note 5) is a level 1 input.

Foreign Currency Translation

A substantial portion of the Company’s revenues are generated in U.S. dollars (“U.S. dollar”). In addition, a substantial portion of the Company’s costs are incurred in U.S. dollars. Company management has determined that the U.S. dollar is the functional currency of the primary economic environment in which it operates.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) No. 830, Foreign Currency Matters (“ASC No. 830”). All transaction gains and losses from the re-measurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

The financial statements of Relec, Gresham Power and Enertec, whose functional currencies have been determined to be their local currencies, the British Pound (“GBP”), GBP and the New Israeli Shekel (“ILS”), respectively, have been translated into U.S. dollars in accordance with ASC No. 830. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate in effect for the reporting period. The resulting translation adjustments are reported as other comprehensive income (loss) in the consolidated statements of operations and comprehensive loss and accumulated other comprehensive loss in statement of changes in stockholders’ equity.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company’s cash is maintained in checking accounts, money market funds and certificates of deposits with reputable financial institutions. These balances may exceed the U.S. Federal

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Deposit Insurance Corporation insurance limits. The Company had total cash of $1.6 million and $1.2 million at December 31, 2021 and 2020, respectively, of which $933,000 and $885,000 at December 31, 2021 and 2020, respectively, in the United Kingdom (“U.K.”) and $61,000 and $19,000, respectively, in Israel. The Company has not experienced any losses on deposits of cash and cash equivalents.

Inventory

Inventories are stated at the lower of cost or net realizable value. Inventory write-offs are provided to cover risks arising from technological obsolescence as the Company’s products are mostly original equipment manufactured for its clients.

Cost of inventories is determined as follows:

•	Raw materials, parts and supplies—using the “first-in, first-out” method.

•	Work-in-progress and finished products—on the basis of direct manufacturing costs with the addition of indirect manufacturing costs.

The Company periodically assesses its inventories valuation in respect of obsolete items by reviewing revenue forecasts and technological obsolescence and moving such items into a reserve allowance for obsolescence. When inventories on hand exceed the foreseeable demand or become obsolete, the value of excess inventory, which at the time of the review was not expected to be sold, is written off. At December 31, 2021 and 2020, the Company recorded an allowance for obsolescence of $1.3 million and $9,000 respectively.

During the years ended December 31, 2021 and 2020, the Company did not record inventory write-offs within the cost of revenue.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Repairs and maintenance costs are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

Asset	Useful Lives (In Years)
Computer software and office and computer equipment	3 - 5
Machinery and equipment, automobiles, furniture and fixtures	5 - 10
Leasehold improvements	Over the term of the lease or the life of the asset, whichever is shorter

Goodwill

The Company evaluates its goodwill for impairment in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair value of the net identified tangible and intangible assets acquired.

The Company tests the recorded amount of goodwill for impairment on an annual basis on December 31 of each fiscal year or more frequently if there are indicators that the carrying amount of the goodwill exceeds its carried value. At December 31, 2021 and 2020, the Company performed a qualitative assessment and concluded that the goodwill at its subsidiaries was not impaired based upon an assessment as of those dates.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Intangible Assets

The Company acquired amortizable intangibles assets as part of three purchase agreements consisting of customer relationships and non-compete agreements. The Company also has the trade names and trademarks associated with the acquisitions of Microphase and Relec, which were determined to have an indefinite life. The customer relationships and non-compete agreements, definite lived intangible assets, are being amortized on a straight-line basis over their estimated useful lives as follows:

Useful lives (in years)
Customer relationships	5 - 14
Non-competition agreements	3
Domain name and other intangible assets	3

The Company reviews intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. During the years ended December 31, 2021 and 2020, the Company recorded no impairment losses for intangible assets.

Warranty

Company offers a warranty period for all its manufactured products. Warranty period is for twelve (12) months on the product. The Company estimates the costs that may be incurred under its warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of units sold, historical rates of warranty claims and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amount, as necessary.

Income Taxes

The Company determines its income taxes under the asset and liability method in accordance with FASB ASC No. 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company accounts for uncertain tax positions in accordance with ASC No. 740-10-25. ASC No. 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

return should be recorded in the financial statements. Under ASC No. 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense. ASC No. 740-10-25 also requires management to evaluate tax positions taken by the Company and recognize a liability if the Company has taken uncertain tax positions that more likely than not would not be sustained upon examination by applicable taxing authorities. Management of the Company has evaluated tax positions taken by the Company and has concluded that as of December 31, 2021 and 2020, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability that would require disclosure in the financial statements.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718:

•

the Company recognizes stock-based expenses related to stock option awards on a straight-line basis over the requisite service period of the awards, which is generally the vesting term of two to four years,

•	stock-based expenses are recognized net of forfeitures as they occur,

•	the expected term assumption, using the simplified method, reflects the period for which the Company believes the option will remain outstanding,

•	the Company determined the volatility of its stock by looking at the historic volatility of its stock, and

•	the risk-free rate reflects the U.S. Treasury yield for a similar expected life instrument in effect at the time of the grant.

The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock. Forfeitures are accounted for as they occur.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, and trade receivables.

Cash and cash equivalents are invested in banks in the U.S., UK and Israel. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions.

Trade receivables of the Company and its subsidiaries are mainly derived from sales to customers located primarily in the U.S., Europe and Israel. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. An allowance for doubtful accounts is determined with respect to those amounts that the Company and its subsidiaries have determined to be doubtful of collection.

During the years ended December 31, 2021 and 2022, two customers accounted for approximately 52% and 56% of the Company’s total sales, respectively.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Comprehensive Loss

The Company reports comprehensive loss in accordance with ASC No. 220, Comprehensive Income. This statement establishes standards for the reporting and presentation of comprehensive loss and its components in a full set of general purpose financial statements. Comprehensive loss generally represents all changes in equity during the period except those resulting from investments by, or distributions to, stockholders.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases. Operating leases are recognized as Right-of-use (“ROU”) assets, Operating lease liability, current, and Operating lease liability, non-current on our consolidated balance sheets. Lease assets and liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. In certain of our lease agreements, we receive rent holidays and other incentives. We recognize lease costs on a straight-line basis over the lease term without regard to deferred payment terms, such as rent holidays, that defer the commencement date of required payments. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the life of the lease, without assuming renewal features, if any, are exercised. We elected the practical expedient in ASC 842 and do not separate lease and non-lease components for our leases.

Net Loss per Share

Net loss per share is computed by dividing the net loss to common stockholders by the weighted average number of common shares outstanding.

Recently Adopted Accounting Standards

In November 2021, the FASB issued ASU 2021-10, “Government Assistance (Topic 832),” which requires annual disclosures that increase the transparency of transactions involving government grants, including (1) the types of transactions, (2) the accounting for those transactions, and (3) the effect of those transactions on an entity’s financial statements. The amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2021. The Company expects that this guidance will not have a significant impact on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, “Revenue from Contracts with Customers.” The guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. The guidance should be applied prospectively to acquisitions occurring on or after the effective date. The guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements.

In May 2021, the Financial Accountings Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2021-04, “Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815- 40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options.” The guidance became effective for the Company on January 1, 2022. The Company adopted the guidance on January 1, 2022, and has concluded the adoption did not have a material impact on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements to make incremental improvements to GAAP and address stakeholder suggestions, including, among other things, clarifying that the requirement to provide comparative information in the financial statements extends to the corresponding disclosures section. The Company adopted the ASU effective January 1, 2021. The amendments in this update should be applied retrospectively and at the beginning of the period that includes the adoption date. The impact of adopting the ASU was immaterial to the consolidated results of operations, cash flows, financial position, and disclosures.

In August 2020, the FASB issued ASU 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”). The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. ASU 2020-06 also simplifies the diluted net income per share calculation in certain areas. The amendments in ASU 2020-06 are effective for smaller reporting companies as defined by the SEC for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Effective January 1, 2022, the Company early adopted ASU 2020-06 using the modified retrospective approach, which resulted in no impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The ASU also adds guidance to reduce the complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company adopted the ASU effective January 1, 2021. The impact of adopting the ASU was immaterial to the consolidated results of operations, cash flows, financial position, and disclosures.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses,” (“ASU No. 2016-13”) to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. This guidance is effective for the Company beginning on January 1, 2023, with early adoption permitted. The Company does not expect that the adoption of this standard will have a significant impact on its consolidated financial statements and related disclosures.

4. REVENUE DISAGGREGATION

The following tables summarize disaggregated customer contract revenues and the source of the revenue for the years ended December 31, 2021 and 2020.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

The Company’s disaggregated revenues consist of the following for the year ended December 31,

	2021	2020
Primary Geographical Markets
North America	$6,788,000	$6,718,000
Europe	7,492,000	1,879,000
Middle East	10,802,000	9,273,000
Other	498,000	343,000

Total Revenue	$25,580,000	$18,213,000

Major Goods
RF/Microwave Filters	$4,905,000	$4,330,000
Detector logarithmic video amplifiers	1,888,000	473,000
Power Supply Units	7,613,000	2,656,000
Power Supply Systems	241,000	1,482,000
Healthcare diagnostic systems	794,000	1,012,000
Defense systems	10,139,000	8,260,000

Total Revenue	$25,580,000	$18,213,000

Timing of Revenue Recognition
Goods transferred at a point in time	$13,824,000	$8,941,000
Services transferred over time	11,756,000	9,272,000

	$25,580,000	$18,213,000

5. MARKETABLE SECURITIES

Marketable securities in equity securities with readily determinable market prices consisted of the following as of December 31, 2021 and 2020:

Marketable equity securities at December 31, 2021
	Cost	Gross unrealized gains	Fair value
Common shares	$—	$—	$—

	Marketable equity securities at December 31, 2020
	Cost	Gross unrealized gains	Fair value
Common shares	$204,000	$866,000	$1,070,000

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

The following table presents additional information about marketable equity securities:

Marketable Equity Securities
Balance at January 1, 2020	$428,000
Sales of marketable equity securities	(29,000)
Realized gains on marketable equity securities	12,000
Unrealized gains on marketable equity securities	659,000

Balance at December 31, 2020	1,070,000
Sales of marketable equity securities	(1,467,000)
Realized gains on marketable equity securities	1,263,000
Unrealized losses on marketable equity securities	(866,000)

Balance at December 31, 2021	$—

6. INVENTORIES

At December 31, 2021 and 2020, inventories consist of:

	December 31,
	2021	2020
Raw materials, parts and supplies	$1,771,000	$1,084,000
Work-in-progress	1,115,000	1,924,000
Finished products	1,320,000	34,000

	$4,206,000	$3,042,000

7. PROPERTY AND EQUIPMENT

At December 31, 2021 and 2020, property and equipment consist of:

	December 31,
	2021	2020
Machinery and equipment	$1,804,000	$1,190,000
Computer, software and related equipment	700,000	473,000
Office furniture and equipment	667,000	621,00
Leasehold improvements	1,338,000	1,263,000

	4,509,000	3,547,000
Less: accumulated depreciation and amortization	(2,457,000)	(1,953,000)

Property and equipment, net	$2,052,000	$1,594,000

Depreciation and amortization expense related to property and equipment was $0.5 million and $0.3 million for the years ended December 31, 2021 and 2020, respectively.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

8. INTANGIBLE ASSETS, NET

At December 31, 2021 and 2020 intangible assets consist of:

	December 31,
	2021	2020
Trade name and trademark	$1,546,000	$1,551,000
Customer list	3,488,000	3,441,000
Domain name and other intangible assets	713,000	690,000

	5,747,000	5,682,000
Accumulated depreciation and amortization	(1,712,000)	(1,292,000)

Intangible assets, net	$4,035,000	$4,390,000

The Company’s trade names and trademarks were determined to have an indefinite life. The remaining definite lived intangible assets are primarily being amortized on a straight-line basis over their estimated useful lives. Amortization expense was $0.4 million and $0.3 million, respectively, for the years ended December 31, 2021 and 2020.

The customer relationships are subject to amortization over their estimated useful lives, which range between 3 and 14 years. The following table presents estimated amortization expense for each of the succeeding five calendar years and thereafter.

2022	$319,000
2023	319,000
2024	319,000
2025	319,000
2026	319,000
Thereafter	894,000

$2,489,000

9. GOODWILL

The Company’s goodwill relates to the acquisition of a controlling interest in Microphase on June 2, 2017 and the acquisitions of Enertec on May 22, 2018, and Relec on November 30, 2020. The following table summarizes the changes in our goodwill for the years ended December 31, 2021 and 2020:

Goodwill
Balance as of January 1, 2020	$8,101,000
Acquisition of Relec	1,148,000
Effect of exchange rate changes	397,000

Balance as of December 31, 2020	9,646,000
Effect of exchange rate changes	166,000

Balance as of December 31, 2021	$9,812,000

10. ACQUISITION

Business combinations are accounted for under the acquisition method of accounting in accordance with ASC No. 805, Business Combinations. Under the acquisition method, assets acquired and liabilities assumed are

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired less liabilities assumed at the date of acquisition.

Relec Electronics Ltd

On November 9, 2020, GWW entered into a stock purchase agreement with Tabard, the legal and beneficial owners of 100% of the issued shares in the capital of Relec, and Peter Lappin, in his capacity as the representative of the Sellers. Relec was established in 1978 and provides specialist power conversion and display products. The acquisition of Relec enhanced the Company’s presence in industrial and transportation markets in the United Kingdom and Europe and considerably broadened its product portfolio, including high-quality power conversion and display product offerings. On November 30, 2020, the acquisition of Relec closed for an aggregate cash purchase price of $3,765,000, net of cash acquired, of which $3,627,000 had been paid at December 31, 2020. Pursuant to the stock purchase agreement, Gresham may be required to pay the Sellers a maximum of £500,000, or approximately $665,000, during 2021, 2022 and 2023. These earn-out payments are based on a combination of Relec’s gross margin and its minimum earnings before income taxes, depreciation and amortization. For the year ended December 31, 2021, Relec did not meet the earn-out criteria.

Upon initial measurement, components of the purchase price were as follows:

Relec
Accounts receivable	$633,000
Prepaid and other current assets	53,000
Inventories, net	994,000
Property and equipment	94,000
Customer relationships	900,000
Trade name	500,000
Accounts payable and accrued expenses	(557,000)

Net assets acquired	2,617,000
Goodwill	1,148,000

Purchase price	$3,765,000

The following pro forma data for the year ended December 31, 2020 summarizes the results of operations for the period indicated as if the Relec acquisition, which closed on November 30, 2020, had been completed as of the beginning of each period presented. The pro forma data gives effect to actual operating results prior to the acquisition. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisition occurred as of the beginning of each period presented or that may be obtained in future periods:

For the Year Ended December 31, 2020 (Unaudited)
Total Revenue	$23,521,000

Net loss	$(1,722,000)
Less: Net loss attributable to non-controlling interest	—

Net loss attributable to Gresham Worldwide	$(1,722,000)

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

For the Year Ended December 31, 2020 (Unaudited)
Basic and diluted net loss per common share	$(1,722)

Weighted average common shares outstanding, basic and diluted	1,000

Comprehensive loss
Loss available to common stockholders	$(1,722,000)
Foreign currency translation adjustment	482,000

Total comprehensive loss	$(1,241,000)

11. STOCK BASED COMPENSATION

Enertec Warrants

On December 31, 2020, Enertec issued Zvika Avni, the Chief Executive Officer of Enertec, a warrant to purchase 27,889 shares of Enertec common stock. On the date of issuance 251,000 shares of Enertec common stock were issued and outstanding. The warrant is immediately exercisable with a ten-year life. The stock-based compensation expense related to the warrant for the year ended December 31, 2021 and 2020 was nil and $813,000, respectively, based on the estimated fair value of the warrant on the date of issuance. The estimated fair value of the warrant was based on observable market prices of BitNile’s stock and extrapolated to Enertec based upon its relative fair value within BitNile as determined by equal weighting of revenues, operating income, and net tangible assets between the BitNile’s subsidiaries.

2021 Stock Incentive Plan

On May 25, 2021, GWW issued its executives options to purchase an aggregate total of 100,000 shares of GWW Class A common stock, at an exercise price per share of $14.64. The options vest over a four-year period. Additionally, the executives were granted a restricted stock award to acquire an aggregate of 50,000 shares of GWW Class A common stock, vesting annually over a three-year term. The stock-based compensation expense related to the options for the year ended December 31, 2021 was $629,000, based on the estimated fair value of the options on the date of issuance. The estimated fair value of the options was based on observable market prices of the BitNile’s common stock and extrapolated to GWW based upon its relative fair value within BitNile as determined by equal weighting of revenues, operating income, and net tangible assets between BitNile’s subsidiaries. As of December 31, 2021, there was $429,000 of unrecognized compensation cost related to non-vested stock-based compensation arrangements expected to be recognized over a weighted average period of 2.4 years.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

12. WARRANTS

A summary of warrant activity for the years ended December 31, 2021 and 2020 is presented below.

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2020	473	$880	2.93	$0
Granted
Forfeited
Exercised

Outstanding at December 31, 2020	473	$880	1.93	$0
Granted
Forfeited
Exercised

Outstanding at December 31, 2021	473	$880	0.93	$0

The following table summarizes information about common stock warrants outstanding at December 31, 2021:

Outstanding				Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 800	473	0.93	$880	473	$880

13. OTHER CURRENT LIABILITIES

As of December 31, 2021 and 2020, accrued expenses consist of the following:

	December 31,
	2021	2020
Accrued payroll and payroll taxes	$1,237,000	$950,000
Contract liabilities	401,000	96,000
Warranty liability	47,000	47,000
Other accrued expenses	210,000	407,000

	$1,895,000	$1,500,000

14. LEASES

We have operating leases for vehicles, office space and manufacturing locations. Our leases have remaining lease terms of six months to eleven years, some of which may include options to extend the leases perpetually, and some of which may include options to terminate the leases within 1 year.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

The following table provides a summary of leases by balance sheet category as of December 31, 2021 and 2021:

	December 31, 2021	December 31, 2020
Operating right-of-use assets	$4,333,000	$4,147,000
Operating lease liability—current	659,000	684,000
Operating lease liability—non-current	3,712,000	3,200,000

The components of lease expenses for the year ended December 31, 2021 and 2020 were as follows:

	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating lease cost	$957,000	$646,000
Short-term lease cost	—	—
Variable lease cost	—	—

The following tables provides a summary of other information related to leases for the year ended December 31, 2021 and 2021:

	December 31, 2021	December 31, 2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$983,000	$839,000
Weighted-average remaining lease term—operating leases	8.8 years	8.9 years
Weighted-average discount rate—operating leases	12%	12%

Maturity of lease liabilities under our non-cancellable operating leases as of December 31, 2021, were as follows:

Payments due by period
2022	$998,000
2023	967,000
2024	881,000
2025	751,000
2026	546,000
Thereafter	1,634,000

Total lease payments	5,777,000
Less interest	(1,406,000)

Present value of lease liabilities	$4,371,000

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

15. NOTES PAYABLE

Notes payable at December 31, 2021 and 2020, were comprised of the following.

	Interest Rate	December 31,
		2021	2020
Short term bank credit	4.4%	$949,000	$1,404,000
Paycheck Protection Program Loans	1.0%	—	447,000
Note payable to Dept. of Economic and Community Development	3.0%	—	197,000
Notes payable to Wells Fargo	3.4%	—	183,000
Other short-term notes payable	3.0%	12,000	167,000

Total notes payable		$961,000	$2,398,000
Less: current portion		(961,000)	(2,201,000)

Notes payable – long-term portion		$—	$197,000

Enertec short-term bank credit and secured promissory note

At December 31, 2021 and 2020, Enertec had short term bank credit of $949,000 and $1,404,000, respectively, that bears interest 4.35% annually, paid either on a monthly or weekly basis. Further, Enertec has undertaken to comply with certain covenants under its bank loan.

Paycheck Protection Program

In March 2020, U.S. lawmakers agreed on the passage of a $2 trillion stimulus bill called the CARES (Coronavirus Aid, Relief, and Economic Security) Act to blunt the impact of an economic downturn set in motion by the global coronavirus pandemic. The main driver of small business stimulus in the CARES Act is contained in the Paycheck Protection Program (“PPP”). PPP Loans may be used to cover payroll, benefits, and salaries, as well as interest payments, rent, and utilities. Fees are waived, and collateral and personal guarantees are not required. Payments are deferred for a minimum of six months, up to one year, and there are no prepayment penalties.

During April 2020, Microphase received loans under the PPP in the principal amount of $447,201. The principal of the loan may be forgiven up to the total cost of payroll, mortgage interest payments, rent and utility payments made during the eight-week period after origination. In addition to meeting the size requirement (500 or fewer employees for most companies), the Company was required to demonstrate that its business had been negatively impacted by COVID-19. The entire amount received under the PPP was eligible for and did receive loan forgiveness.

Note payable to Dept. of Economic and Community Development

In August 2016, Microphase received a $300,000 loan,, pursuant to the State of Connecticut Small Business Express Job Creation Incentive Program which is administered through the Department of Economic and Community Development (“DECD”) (the “DECD Note”). The DECD Note accrues interest at a rate of 3% per annum and is due in August 2026. Payment of principal and interest commenced in September 2017, payable in equal monthly installments over the remaining term. The loan was paid off in 2021.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Notes payable to Wells Fargo

At December 31, 2021 and 2020, Microphase had guaranteed the repayment of certain equity lines of credit in the aggregate amount of $nil and $182,615, respectively, with Wells Fargo Bank, NA (“Wells Fargo”) (collectively, the “Wells Fargo Notes”). These loans originated prior to the Company’s acquisition of Microphase and Microphase was the recipient of the actual proceeds from the loans. As of December 31, 2021, the first line of credit, which is secured by residential real estate owned by a former officer, did not have an outstanding balance which would have had an annual interest rate of 4.00%. The second Wells Fargo equity line originated in 2014 when Microphase had received working capital loans from the former CEO from funds that were drawn against the second Wells Fargo equity line. During the year ended December 31, 2020, the second Wells Fargo equity line was repaid by the estate of Microphase’s former CEO.

16. NOTES PAYABLE – RELATED PARTIES

Notes Payable – Related parties at December 31, 2021 and 2020, were comprised of the following:

	December 31,
	2021	2020
Notes payable, related parties	$—	$239,000
Less: current portion	(-)	(188,000)

Notes payable, related parties – long-term portion	$—	$51,000

Microphase is party to several notes payable agreements with its past officers, employees and their family members. As of December 31, 2020, the aggregate outstanding balance pursuant to these notes payable agreements, inclusive of $36,000 of accrued interest, was $275,000, with annual interest rates ranging between 3.00% and 6.00%. The loans were repaid in 2021. During the year ended December 31, 2021 and 2020, Microphase incurred $3,000 and $9,000, respectively, of interest on these notes.

Microphase is a party to notes payable to the Company and its parent. The Company holds a warrant to buy shares of Microphase Common Stock. See Note 12.

17. RELATED PARTY TRANSACTIONS

Allocation of General Corporate Expenses

BitNile provides human resources, accounting, and other services to the Company. The Company obtains its business insurance under BitNile. The accompanying financial statements include allocations of these expenses. The allocation method calculates the appropriate share of overhead costs to the Company by using the Company’s revenue as a percentage of total revenue of BitNile. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. BitNile allocated $1.4 million and $1.5 million for the years ended December 31, 2021 and 2020, respectively. These costs were treated as a Net Investment by Parent (see Note 3).

Net Transfers From our parent

The Company received funding from BitNile to cover any shortfalls on operating cash requirements. In addition to the allocation of general corporate expenses, the Company received $4.7 million and $5.7 million from BitNile for the years ended December 31, 2021 and 2020, respectively. Such amounts are reflected in the Net Parent Investment (see Note 3)

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

18. COMMITMENTS AND CONTINGENCIES

Other Litigation Matters

The Company is periodically involved in litigation arising from other matters in the ordinary course of business. The Company is regularly subject to claims, suits, regulatory and government investigations, and other proceedings involving labor and employment, commercial disputes, and other matters. Such claims, suits, regulatory and government investigations, and other proceedings could result in fines, civil penalties, or other adverse consequences.

Certain of these outstanding matters include speculative, substantial or indeterminate monetary amounts. The Company records a liability when it believes that it is probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the reasonably possible loss. The Company evaluates developments in its legal matters that could affect the amount of liability that has been previously accrued, and the matters and related reasonably possible losses disclosed, and makes adjustments as appropriate. Significant judgment is required to determine both likelihood of there being and the estimated amount of a loss related to such matters.

With respect to the Company’s other outstanding matters, based on the Company’s current knowledge, the Company believes that the amount or range of reasonably possible loss will not, either individually or in aggregate, have a material adverse effect on the Company’s business, consolidated financial position, results of operations, or cash flows. However, the outcome of such matters is inherently unpredictable and subject to significant uncertainties.

19. STOCKHOLDERS’ EQUITY

Amendments to Certificate of Incorporation

On May 24, 2021, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, with the Secretary of State of the State of Delaware, to effectuate an increase to the number of authorized shares of common stock of the Company. Pursuant to the Certificate of Amendment, the Company increased the number of authorized shares of its (i) Class A common stock to 1,000,000 from 5,000, (ii) Class B common stock to 500,000 from 5,000 and (iii) Preferred stock to 100,000 from 1,000 (the “Authorized Increase”). As a result of the increase of authorized shares of the Company’s common and preferred stock, the aggregate number of the Company’s authorized shares is 1,600,000. The Authorized Increase was approved by BitNile and the Company’s board of directors on May 24, 2021. The Certificate of Amendment became effective upon filing with the State of Delaware.

Preferred Stock

The Company is authorized to issue 100,000 shares of Preferred Stock $0.001 par value. The rights, preferences, privileges and restrictions of Preferred Stock have not been determined. The Board is authorized to designate a new series of preferred shares and determine the number of shares, as well as the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred shares. As of December 31, 2021, no shares of Preferred Stock were issued or outstanding.

Common Stock

Common stock confers upon the holders the rights to receive notice to participate and vote at any meeting of stockholders of the Company, to receive dividends, if and when declared, and to participate in a distribution of

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

surplus of assets upon liquidation of the Company. The Class B common stock carries the voting power of 10 shares of Class A common stock, referred to herein as the Common Stock. As of December 31, 2021, no Class B common stock shares were issued nor outstanding.

20. INCOME TAXES

The Company files its tax returns as part of its sole shareholder’s consolidated federal and state income tax filings. The estimated deferred tax assets and tax liabilities assumes that the Company files returns on a stand alone basis and not as part of a consolidated return.

The following is a geographical breakdown of income/loss before the provision for income tax, for the years ended December 31, 2021 and 2020:

	2021	2020
Pre-tax income (loss)
U.S. Federal	$(3,470,000)	$(1,021,000)
Foreign	800,000	(1,030,000)

Total	$(2,670,000)	$(2,051,000)

The federal and state income tax (provision) benefit is summarized as:

	2021	2020
Current
U.S. Federal	$(123,000)	$—
U.S. State	(44,000)	—
Foreign	(26,000)	(12,000)

Total current provision	(193,000)	(12,000)
Deferred
U.S. Federal	—	121,000
U.S. State	—	—
Foreign	—	91,000

Total deferred provision (benefit)	—	212,000

Total provision (benefit) for income taxes	$(193,000)	$200,000

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes and (b) operating losses and tax credit carryforwards. Significant components of the Company’s deferred taxes as of December 31 were as follows:

	2021		2020
Deferred tax asset:
Accrued Compensation		$20,000		$14,000
Allowance for doubtful accounts		1,000		1,000
Obsolete inventory		339,000		13,000
Unrealized Gains/Losses		233,000		—
Other Carryforwards		18,000		18,000
Net operating loss carryforwards		2,391,000		2,401,000
Lease Liability		737,000		741,000
Stock Option Expense		176,000		22,000
Accrued expenses		258,000		68,000
Fixed Assets		29,000		61,000

Total deferred tax asset		4,202,000		3,339,000

Deferred tax liability:
ROU assets		(722,000)		(814,000)
Intangible assets, net		(752,000)		(823,000)

Total deferred income tax liabilities		(1,474,000)		(1,637,000)

Net deferred income tax assets		2,728,000		1,702,000
Valuation allowance		(2,728,000)		(1,702,000)

Deferred tax asset (liability), net	$	(-)	$	(-)

Events which may restrict utilization of a company’s net operating loss and credit carryforwards include, but are not limited to, certain ownership change limitations as defined in Internal Revenue Code Section 382 and similar state provisions. In the event the Company has had a change of ownership, utilization of carryforwards could be restricted to an annual limitation. The annual limitation may result in the expiration of net operating loss carryforwards and credit carryforwards before utilization. The Company has not undertaken a study to determine if its net operating losses are limited. In the event the Company previously experienced an ownership change, or should experience an ownership change in the future, the amount of net operating losses and research and development credit carryovers available in any taxable year could be limited and may expire unutilized. The impact of any such limitations or expirations would not have a material impact on the financials since all the deferred tax assets for the Company’s attributes are fully offset by a valuation allowance.

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance.

The valuation allowance increased by $1,026,000 during 2021 and $673,000 during 2020.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Net operating losses and tax credit carryforwards as of the Financial Statement Dates are as follows:

	2021 Amount	Expiration Years
Net operating losses, federal (Post December 31, 2017)	$4,381,000	Do Not Expire
Net operating losses, state	5,126,000	2029 to 2031
Net operating losses, foreign	11,424,000

	2020 Amount	Expiration Years
Net operating losses, federal (Post December 31, 2017)	$4,288,000	Do Not Expire
Net operating losses, state	4,288,000	2029 to 2031
Net operating losses, foreign	12,166,000

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

	2021	2020
Statutory Rate	21.00%	21.00%
State Tax	10.00%	5.89%
Permanent Differences	-0.23%	-0.28%
Changes in VA	-38.82%	-29.69%
PPP Loan Forgiveness	3.57%	—
Foreign Rate Differential	3.14%	-4.20%
GILTI	-5.97%	—
Prior Period and Other Adjustments	0.08%	9.81%
Unrealized Loss	—	6.11%

Total	-7.23%	8.64%

The Company accounts for uncertain tax positions in accordance with ASC No. 740-10-25. ASC No. 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC No. 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense. ASC No. 740-10-25 also requires management to evaluate tax positions taken by the Company and recognize a liability if the Company has taken uncertain tax positions that more likely than not would not be sustained upon examination by applicable taxing authorities. Management of the Company has evaluated tax positions taken by the Company and has concluded that as of December 31, 2021 and 2020, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability that would require disclosure in the financial statements.

The Company’s statute of limitations remains open for various taxable years in various U.S. federal, U.S. state and foreign jurisdictions. The Company is subject to tax and files tax returns in Israel and the

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

United Kingdom. Foreign withholding taxes associated with the repatriation of earnings of foreign subsidiaries were not provided for on the undistributed earnings of certain foreign subsidiaries as of December 31, 2021. The Company intends to reinvest these earnings indefinitely in the Company’s foreign subsidiaries. The Company has not recorded a deferred tax liability on the undistributed earnings of non-U.S. subsidiaries.

21. SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2021, and through the date of this report being issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following:

On July 1, 2022, the Company acquired 444,444 shares of Microphase’s common stock in exchange for $1,000,000 at approximately $2.25 per share. The Company now owns 63.07% of Microphase. $400,000 of the purchase price was funded on July 1, 2022, $300,000 to be funded on or about July 30, 2022 and the remaining $300,000 on or about August 30, 2022.

Annex A

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), is entered into as of December 27, 2021 (the “Effective Date”), among GRESHAM WORLDWIDE, INC., a Delaware corporation (the “GWW”), BITNILE HOLDINGS, INC., a Delaware corporation (“BitNile”) and GIGA-TRONICS INCORPORATED, a California corporation (“Giga”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings as reflected in Article I.

WHEREAS, BitNile owns 100% of the issued and outstanding shares of capital stock of GWW (the “GWW Shares”);

WHEREAS, the board of directors of Giga (the “Giga Board”) has unanimously: (a) determined that it is in the best interests of Giga and the holders of 100% of the issued and outstanding shares of common stock of Giga, no par value per share (the “Giga Common Stock”), and declared it advisable, to enter into this Agreement with BitNile and GWW; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend approval of the Share Exchange by the stockholders of Giga, in accordance with the California General Corporation Law (the “CGCL”);

WHEREAS, each of the board of directors of GWW (the “GWW Board”), the board of directors of BitNile, and BitNile, in its capacity as the sole holder of the GWW Shares, have approved this Agreement and the Share Exchange;

WHEREAS, upon and subject to closing of the Share Exchange, and as an additional inducement to the willingness of Giga to enter into this Agreement, BitNile will lend to Giga four million two hundred and fifty thousand dollars ($4,250,000) pursuant to a convertible promissory note, the form of which is attached to the form of Securities Purchase Agreement in the form attached hereto as Exhibit A to this Agreement (the “Closing Date Loan”); and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Share Exchange and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Share Exchange.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings set forth below:

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable in all material respects to a party hereto than those contained in the Confidentiality Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).

“Business Day” means any day, other than Saturday, Sunday, or any day on which banking institutions located in New York, New York are authorized or required by Law or other governmental action to close.

“Charter Documents” means: (a) with respect to a corporation, the articles or certificate of incorporation, as applicable, and bylaws thereto; (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement, as applicable, thereto; (c) with respect to a partnership, the certificate of formation and the partnership agreement, as applicable, thereto; and (d) with respect to any other Person, the organizational, constituent and/or governing documents and/or instruments of such Person.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means Internal Revenue Code of 1986, as amended.

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“COVID-19” means the disease known as coronavirus or COVID-19.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, or directive by any Governmental Authority.

“Effect” has the meaning set forth in the definition of “GWW Material Adverse Effect.”

“Environmental Laws” means any applicable Law, Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Laws” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Proxy Statement, the Registration Statement, the Offering or in connection with other regulatory approvals, and all other matters related to the Share Exchange, the Offering and the other transactions contemplated by this Agreement.

“Giga Adverse Recommendation Change” means the Giga Board: (a) failing to make, or withdrawing, amending, modifying, or materially qualifying, in a manner adverse to GWW or BitNile, the Giga Board Recommendation; (b) failing to include the Giga Board Recommendation in the Proxy Statement that is mailed to the Giga Stockholders; (c) recommending a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Giga Common Stock within five Business Days after the commencement of such offer; (e) failing to reaffirm (publicly, if so requested by GWW or BitNile) the Giga Board Recommendation within five Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by Giga or the Person making such Takeover Proposal; (f) making any public statement inconsistent with the Giga Board Recommendation; or (g) resolving or agreeing to take any of the foregoing actions.

“Giga Equity Award” means a Giga Stock Option or a Giga Restricted Share granted under one of the Giga Stock Plans, as the case may be.

“Giga ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with Giga or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Giga IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which Giga or any of its Subsidiaries is a party, beneficiary or otherwise bound.

“Giga IP Registrations” means all of Giga’s or any of its Subsidiaries’ Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and registered copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Giga IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by Giga or any of its Subsidiaries.

“Giga Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by Giga or any of its Subsidiaries.

“Giga Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect or change (each, an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), prospects, or assets of Giga and its Subsidiaries, taken as a whole; or (b) the ability of Giga to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a Giga Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the announcement, or pendency of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of Giga and its Subsidiaries with employees, suppliers, customers, Governmental Entities, or other third Persons (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the announcement or the pendency of this Agreement); (iii) any changes in applicable Law or GAAP or other applicable accounting standards, including interpretations thereof; (iv) any outbreak or escalation of war or any act of terrorism, (v) natural disasters including earthquakes, or weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19)/public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States); (vi) general conditions in the industry in which Giga and its Subsidiaries operate; (vii) any change, in and of itself, in the market price or trading volume of Giga’s securities (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a GWW Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (viii) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Giga’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a GWW Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on Giga and its Subsidiaries, taken as a whole, compared to other participants in the industries in which Giga and its Subsidiaries conduct their businesses.

“Giga Owned IP” means all Intellectual Property that is owned or purported to be owned by Giga or any of its Subsidiaries.

“Giga Owned Real Estate” means all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by Giga or any of its Subsidiaries.

“Giga Real Estate” means the Giga Owned Real Estate and the Giga Leased Real Estate.

“Giga Stock Plans” means the following plans, in each case as amended: The Giga-tronics Incorporated 2005 Equity Incentive Plan and the Giga-tronics Incorporated 2018 Equity Incentive Plan.

“Giga Stockholders” means, collectively, the holders of the Giga Common Stock and the Giga Preferred Stock.

“Giga Stockholders Meeting” means the special meeting of the Giga Stockholders to be held to consider the approval of the Share Exchange.

“Government Bid” means any Bid that, if accepted or awarded, reasonably would be expected to lead to a Government Contract between Giga and/or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand.

“Government Contract” means any prime contract, subcontract, facility contract, purchase order, task order, delivery order, teaming agreement or arrangement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, blanket purchase agreement, letter contract, grant, cooperative agreement or other similar arrangement, commitment or funding vehicle of any kind that is currently active in performance, or that has been active in performance at any time in the five year period prior to the Effective Date and for which final payment has not yet been made (or has not been finally closed by the relevant Government Authority) with: (a) any Governmental Authority; (b) any prime contractor of a Governmental Authority in its capacity as a prime contractor; or (c) any subcontractor at any tier with respect to any contract of a type described in the foregoing clause (a) or clause (b) above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“GWW Common Stock” refers to GWW Class A Common Stock and Class B Common Stock.

“GWW Equity Award” means a GWW Stock Option or a GWW Restricted Share, as the case may be.

“GWW ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with GWW or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“GWW IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which GWW or any of its Subsidiaries is a party, beneficiary or otherwise bound.

“Giga IP Registrations” means all of Giga’s or any of its Subsidiaries’ Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and registered copyrights, issued and reissued patents and pending applications for any of the foregoing.

“GWW IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by GWW or any of its Subsidiaries.

“GWW Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by GWW or any of its Subsidiaries.

“GWW Material Adverse Effect” means any Effect that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), prospects, or assets of GWW and its Subsidiaries, taken as a whole; or (b) the ability of either GWW or BitNile to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a GWW Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the announcement, or pendency of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of GWW and its Subsidiaries with employees, suppliers, customers, Governmental Entities, or other third Persons (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the announcement or the pendency of this Agreement); (iii) any changes in applicable Law, GAAP, IFRS or other applicable accounting standards, including interpretations thereof; (iv) any outbreak or escalation of war or any act of terrorism; (v) natural disasters including earthquakes, or weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19)/public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or the relevant governmental authorities in the United Kingdom or Israel; (vi) general conditions in the industry in which GWW and its Subsidiaries operate; (vii) any failure, in and of itself, by GWW to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a GWW Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of GWW’s securities (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a GWW Material Adverse

Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (ix) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Giga’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a GWW Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on GWW and its Subsidiaries, taken as a whole, compared to other participants in the industries in which GWW and its Subsidiaries conduct their businesses.

“GWW Owned IP” means all Intellectual Property that is owned or purported to be owned by GWW or any of its Subsidiaries.

“GWW Owned Real Estate” means all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by GWW or any of its Subsidiaries.

“GWW Real Estate” means the GWW Owned Real Estate and the GWW Leased Real Estate.

“GWW Restricted Share” means any GWW Common Stock subject to vesting, repurchase, or other lapse of restrictions granted under any GWW Stock Plan.

“GWW Stock Plan” means the 2021 Stock Incentive Plan.

“Hazardous Substance” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“Intellectual Property” means all intellectual property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

“International Financial Reporting Standards” or “IFRS” means that set of accounting standards established and issued by the International Accounting Standards Board, as amended from time to time.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means: (a) with respect to Giga and its Subsidiaries, the actual knowledge of each of the individuals listed in Schedule 1.01, after due inquiry; (b) with respect to GWW and its Subsidiaries, the actual knowledge of each of the individuals listed in Schedule 1.01, after due inquiry; and (c) with respect to BitNile, the actual knowledge of each of the individuals listed in Schedule 1.01.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which a party or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of any party to this Agreement or any of its Subsidiaries thereunder.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP or IFRS, as applicable).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Permits” means all permits, licenses, certifications, accreditations, franchises, approvals, consents, authorizations, registrations, certificates, grants, directives, guidelines, policies, requirements, concessions, variances, exemptions, identification numbers, and similar rights obtained, or required to be obtained, from any Governmental Authority (including with respect to COVID-19 Measures).

“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP or IFRS, as applicable, have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP or IFRS, as applicable, have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation; and (g) Liens listed on Schedule 1.01.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Authority, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Personal Data” means: (a) information that can be used to identify an individual either alone or when combined with other personal or identifying information that is linked or linkable to a specific individual, and (b) any other information covered by any applicable data privacy or security Law, each in connection with the operation of the applicable party’s business.

“Personal Information” means information pertaining to an individual that is regulated by one or more information privacy or security Laws.

“Privacy Policies” means all published privacy policies and internal privacy policies and guidelines maintained or published by a party hereto or its Affiliates or privacy policies required by applicable Laws.

“Proxy Statement” means the proxy materials relating to the Giga Stockholders Meeting or the Consent Solicitation filed by Giga with the SEC under Section 14(a) of the Exchange Act or information statement filed under Section 14(c) of the Exchange Act.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, shareholders, investment bankers, attorneys, accountants, consultants, or other agents or advisors.

“SBA” means the United States Small Business Administration.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Superior Proposal” means a bona fide written Takeover Proposal with respect to the applicable party or its Subsidiaries (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “15% or more” shall be “more than 50%”) that such party’s board determines in good faith (after consultation with outside legal counsel and such party’s financial advisor) is more favorable to the holders of such party’s common stock than the transactions contemplated by this Agreement, including without limitation from a financial point of view, taking into account: (a) all financial considerations; (b) the identity of the third party making such Takeover Proposal; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (d) the other terms and conditions of such Takeover Proposal and the implications thereof on such party, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by such party (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the conditions); and (e) any revisions to the terms of this Agreement and the Share Exchange contemplated by this Agreement proposed by the other party during the Superior Proposal Notice Period set forth in Section 6.05(d).

“Takeover Proposal” means with respect to Giga or GWW, as the case may be, an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of such party hereto or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of such party and its Subsidiaries’ consolidated assets or to which 15% or more of such party’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 15% or more of the voting equity interests of such party hereto or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income, or assets of such party and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of such party hereto; (d) merger, consolidation, other business combination, or similar transaction involving such party hereto or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the consolidated net revenues, net income, or assets of such party and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of such party hereto or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 15% or more of the consolidated net revenues, net income, or assets of such party and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

Section 1.02 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

“Acquisition Agreement”	Section 6.05
“Agreement”	Preamble
“BitNile”	Preamble
“CGCL”	Recitals
“Closing”	Section 2.02
“Closing Date”	Section 2.02
“Closing Date Loan”	Recitals
“Confidentiality Agreement”	Section 6.04(b)
“Confirming Officer”	Section 4.04(g)
“Consent”	Section 3.03(c)
“Consent Solicitation”	Section 6.07
“Continuing Directors”	Section 6.13
“DFARS”	Section 3.20(c)
“DGCL”	Recitals
“EDGAR”	Section 3.04(a)
“End Date”	Section 8.02(a)
“Exchange Act”	Section 3.03(c)
“Exchange Shares”	Section 2.01
“FAR”	Section 3.20(c)
“Form S-4”	Section 3.17
“GAAP”	Section 3.04(b)
“Giga”	Preamble
“Giga Balance Sheet”	Section 3.04(d)
“Giga Board”	Recitals
“Giga Board Recommendation”	Section 3.03(d)
“Giga Common Stock”	Recitals
“Giga Employee”	Section 3.12(a)
“Giga Employee Plans”	Section 3.12(a)

“Giga Financial Advisor”	Section 3.10
“Giga Material Contract”	Section 3.15(a)
“Giga Preferred Stock”	Section 3.02(a)
“Giga Restricted Share”	Section 2.03(b)
“Giga SEC Documents”	Section 3.04(a)
“Giga Securities”	Section 3.02(b)(i)
“Giga Stock Option”	Section 2.03(a)
“Giga Subsidiary Securities”	Section 3.02(d)
“Governmental Authority”	Section 3.03(c)
“GWW”	Preamble
“GWW Board”	Recitals
“GWW Common Stock”	Recitals
“GWW Employee”	Section 4.12(a)
“GWW Employee Plans”	Section 4.12(a)
“GWW Financial Statements”	Section 4.04(a)
“GWW Material Contract”	Section 4.15(a)
“GWW Preferred Stock”	Section 4.02(a)
“GWW Stock Option”	Section 2.03(a)
“GWW Securities”	Section 4.02(b)(ii)
“GWW Subsidiary Securities”	Section 4.02(d)
“GWW Voting Debt”	Section 4.02(c)
“Misconduct”	Section 3.12(k)(ii)
“Offering”	Section 6.01
“Order”	Section 3.09
“Other Governmental Approvals”	Section 3.03(c)
“PBGC”	Section 3.12(c)
“Permits”	Section 3.08(b)
“Replacement Factoring Agreement”	Section 6.15
“Requisite Giga Vote”	Section 3.03(a)
“Sarbanes-Oxley Act”	Section 3.04(a)
“Schedule Update”	Section 9.01(b)
“Schedules”	Section 9.01(a)
“SEC”	Section 3.03(c)
“Securities Act”	Section 2.04
“Series F”	Section 2.01
“Share Exchange”	Section 2.01
“Superior Proposal Notice Period”	Section 6.05(d)
“Voting Debt”	Section 3.02(c)

ARTICLE II

THE SHARE EXCHANGE

Section 2.01 Share Exchange. At the Closing, BitNile shall exchange the GWW Shares for shares of Giga Common Stock and Giga Series F Convertible Preferred Stock (the “Series F,” and together with such shares of Giga Common Stock, the “Exchange Shares”) in the amounts set forth on Schedule 2.01 to this Agreement (the “Share Exchange”). The form of Certificate of Determination for the Series F is set forth in Exhibit B to this Agreement.

Section 2.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Share Exchange (the “Closing”) will take place at 11:30 a.m. New York, New York time, as soon as practicable unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The closing shall take place at the offices of Nason, Yeager, Gerson, Harris & Fumero, P.A., or remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed to in writing by the parties hereto. The actual date of the closing is hereinafter referred to as the “Closing Date.” At the Closing, BitNile shall exchange its shares of GWW Common Stock for Giga Common Stock and Series F in book entry form.

Section 2.03 Treatment of Stock Options and Other Stock-Based Compensation.

(a) GWW Stock Options. As of the Closing, each option to acquire shares of GWW Common Stock (each, a “GWW Stock Option”) that is outstanding under any GWW Stock Plan immediately prior to the Closing, whether or not then vested or exercisable, shall, by virtue of the Share Exchange and without any action on the part of the holder thereof, or any other Person, be assumed by Giga and shall be converted into a Giga Stock Option as reflected on Schedule 2.03. Each such Giga Stock Option as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the GWW Stock Option immediately prior to the Closing.

(b) GWW Restricted Shares. Giga shall take all requisite action so that, at the Closing, each share of GWW Common Stock or instrument similar to a Restricted Stock Unit subject subject to vesting, repurchase, or other lapse of restrictions (a “GWW Restricted Share”) that is outstanding under any GWW Stock Plan as of immediately prior to the Closing shall, by virtue of the Share Exchange and without any action on the part of the holder thereof, be assumed by Giga and shall be converted into a Giga Restricted Share in accordance with this Section 2.03. Each Giga Restricted Share shall continue to have and be subject to substantially the same terms and conditions as were applicable to such GWW Restricted Share immediately before the Closing (including vesting, repurchase, or other lapse of restrictions).

(c) Resolutions and Other Giga Actions. At or prior to the Closing, GWW, Giga, the Giga Board, and the compensation committee of such Board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of this Section 2.03.

(d) Section 409A. The parties shall seek to comply with Section 409A of the Code with respect to this Section 2.03.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GIGA

Giga hereby represents and warrants to BitNile and GWW that the following representations and warranties are true and correct as of the Closing Date and the Effective Date:

Section 3.01 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. Giga and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of Giga and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect.

(b) Charter Documents. The copies of the Articles of Incorporation and By-Laws of Giga as most recently filed or incorporated by reference in the Giga SEC Documents are true, correct, and complete copies of such documents as in effect as of the Effective Date. Giga has delivered or made available to BitNile and GWW a true and correct copy of the Charter Documents of each of Giga’s Subsidiaries. Neither Giga nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c) Subsidiaries. Schedule 3.01(c)(i) lists each of the Subsidiaries of Giga as of the Effective Date and its place of organization. Schedule 3.01(c)(ii) sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by Giga: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the Effective Date; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the Effective Date, are owned, directly or indirectly, by Giga. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Giga that is owned directly or indirectly by Giga have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of Giga. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Giga does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of Giga consists of: (i) 13,333,333 shares of Giga Common Stock; and (ii) 1,000,000 shares of preferred stock, no par value per share, of Giga (the “Giga Preferred Stock”). As of the Effective Date: (A) 3,186,548 shares of Giga Common Stock were issued and outstanding (not including shares held in treasury and including 461,538 shares issuable pursuant to outstanding prefunded warrants with a nominal exercise price); (B) no shares of Giga Common Stock were issued and held by Giga in its treasury; and (C) the shares of Giga Preferred Stock issued and outstanding or held by Giga in its treasury are reflected on Schedule 3.02(a). All of the outstanding shares of capital stock of Giga are, and all shares of capital stock of Giga which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of Giga owns any shares of Giga Common Stock.

(b) Stock Awards.

(i) As of the Effective Date, an aggregate of 82,217shares of Giga Common Stock were reserved for issuance pursuant to Giga Equity Awards not yet granted under the Giga Stock Plans. As of the Effective Date, 397,850 shares of Giga Common Stock were reserved for issuance pursuant to outstanding Giga Stock Options and 35,020 shares of Giga Restricted Shares were issued and outstanding. Schedule 3.02(b)(i) sets forth as of the Effective Date a list of each outstanding Giga Equity Award granted under the Giga Stock Plans and: (A) the name of the holder of such Giga Equity Award; (B) the number of shares of Giga Common Stock subject to such outstanding Giga Equity Award; (C) if applicable, the exercise price, purchase price, or similar pricing of such Giga Equity Award; (D) the date on which such Giga Equity Award was granted or issued; (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Giga Equity Award is vested and exercisable as of the Effective Date; and (F) with respect to Giga Stock Options, the date on which such Giga Stock Option expires. All shares of Giga Common Stock subject to issuance under the Giga Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

(ii) Other than as set forth on Schedule 3.02(b)(ii), there are no Contracts to which Giga is a party obligating Giga to accelerate the vesting of any Giga Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Giga Equity Awards or otherwise set forth on Schedule 3.02(b)(ii), as of the Effective Date, there are no outstanding: (A) securities of Giga or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of Giga; (B) options, warrants, or other agreements or commitments to acquire from Giga or any of its Subsidiaries, or obligations of Giga or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) Giga; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of Giga, in each case that have been issued by Giga or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of Giga, being referred to collectively as “Giga Securities”). All outstanding shares of Giga Common Stock, all outstanding Giga Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of Giga, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) There are no outstanding Contracts requiring Giga or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Giga Securities or Giga Subsidiary Securities. Neither Giga nor any of its Subsidiaries is a party to any voting agreement with respect to any Giga Securities or Giga Subsidiary Securities.

(c) Voting Debt. No bonds, debentures, notes, or other indebtedness issued by Giga or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of Giga or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of Giga or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).

(d) Giga Subsidiary Securities. As of the Effective Date, there are no outstanding: (i) securities of Giga or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of Giga; (ii) options, warrants, or other agreements or commitments to acquire from Giga or any of its Subsidiaries, or obligations of Giga or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of Giga; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of Giga, in each case that have been issued by a Subsidiary of Giga (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Giga Subsidiary Securities”).

Section 3.03 Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.

(a) Authority. Giga has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to approval of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Giga Common Stock (including the shares of Giga Preferred Stock voting on an as-converted basis) (the “Requisite Giga Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Giga and the consummation by Giga of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Giga and no other corporate proceedings on the part of Giga are necessary to authorize the execution and delivery of this Agreement or to consummate the Share Exchange and the other transactions contemplated hereby, subject only, in the case of consummation of the Share Exchange, to the receipt of the Requisite Giga Vote. The Requisite Giga Vote is the only vote or consent of the holders of any class or series of Giga’s capital stock necessary to approve this Agreement, and consummate the Share Exchange and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Giga and, assuming due execution and delivery by BitNile and GWW, constitutes the legal, valid, and binding obligation of Giga, enforceable against Giga in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by Giga, and the consummation by Giga of the transactions contemplated by this Agreement, including the Share Exchange, do not and will not: (i) subject to obtaining the Requisite Giga Vote, contravene or conflict with, or result in any violation or breach of, the Charter Documents of Giga or any of its Subsidiaries; (ii) assuming that all Consents contemplated by clauses (i) through (ii) of Section 3.03(c) have been obtained or made and, in the case of the consummation of the Share Exchange, obtaining the Requisite Giga Vote, conflict with or violate any Law applicable to Giga, any of its Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Giga’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Giga or any of its Subsidiaries is a party or otherwise bound as of the Effective Date; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Giga or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect.

(c) Governmental Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Authority”) is required to be obtained or made by Giga in connection with the execution, delivery, and performance by Giga of this Agreement or the consummation by Giga of the Share Exchange and other transactions contemplated hereby (excluding the Offering, as hereinafter defined, and any implementation of the Giga Shareholder Proposals, other than the Closing of the Share Exchange), except for: (i) the filing with the Securities and Exchange Commission (“SEC”) of (A) the Proxy Statement in preliminary and definitive form in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) a Form D and other filings required by applicable securities Laws, and (C) such reports under the Exchange Act as may be required in connection with this Agreement, and the other transactions contemplated by this Agreement; and (ii) such other Consents which if not obtained or made would not have, individually or in the aggregate, a Giga Material Adverse Effect.

(d) Giga Board Approval. The Giga Board, by resolutions duly adopted by a unanimous vote at a meeting of the Giga Board duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Share Exchange, upon the terms and subject to the conditions set forth herein, are in the best interests of, Giga and the Giga Stockholders; (ii) approved this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Share Exchange, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Giga Stockholders for adoption at the Giga Stockholders Meeting; and (iv) resolved to recommend that the Giga Stockholders vote in favor of adoption of this Agreement and the Share Exchange in accordance with the CGCL (collectively, the “Giga Board Recommendation”), provided that the representations in this Section 3.3(d) do not extend to or include any matters related to the Offering which, by their nature, would customarily be approved at a late date.

(e) Anti-Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any Laws applicable to Giga is applicable to this Agreement, the Share Exchange, or any of the other transactions contemplated by this Agreement. The Rights Agreement of Giga shall be terminated by the Giga Board prior to the Closing.

Section 3.04 SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) SEC Filings. Giga has filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC since August 1, 2018 (the “Giga SEC Documents”). True, correct, and complete copies of all Giga SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). To the extent that any Giga SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, Giga has made available to BitNile the full text of all such Giga SEC Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the Effective Date, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Giga SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Giga SEC Documents. None of the Giga SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the Effective Date, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of Giga, none of the Giga SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. There are no outstanding or unresolved comments received from the SEC with respect to any of the Giga SEC Documents. None of Giga’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Giga SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); (iii) reflected the effects of COVID-19 and COVID-19 Measures on Giga and include adequate provisions to reflect the material effects of COVID-19 and COVID-19; and (iv) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of Giga and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(c) Internal Controls. Giga and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Giga and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of Giga and its Subsidiaries are being made only in accordance with appropriate authorizations of Giga’s management and the Giga Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of Giga and its Subsidiaries.

(d) Disclosure Controls and Procedures. Giga’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by Giga in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Giga’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Giga required under the Exchange Act with respect to such reports. Neither Giga nor, to the Knowledge of Giga, the Giga’s independent registered public accounting firm, has identified or been made aware of: (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by Giga and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves Giga’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by Giga and its Subsidiaries.

(e) Inventories. The inventories and raw materials of Giga, including those reflected in the Giga financial statements, are of a quantity and quality usable and saleable in the ordinary course of business within a reasonable period of time and without discount outside of the ordinary course of business, are merchantable and fit and sufficient for their particular purpose, are not slow moving or obsolete based on Giga’s accounting policies and practices and are reasonable in kind and amount in light of the normal needs of Giga and Giga’s forecasted sales. To the Knowledge of Giga, COVID-19 and COVID-19 Measures do not prevent Giga from maintaining an adequate quantity of inventory and raw materials, including as a result of any disruption in supply chains affecting Giga’s supply of inventory and raw materials. None of the inventory of Giga is subject to any consignment, bailment, warehousing or similar contract.

(f) Undisclosed Liabilities. The audited balance sheet of Giga dated as of March 27, 2021 contained in the Giga SEC Documents filed prior to the Effective Date is hereinafter referred to as the “Giga Balance Sheet.” Neither Giga nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in Giga Balance Sheet (including in the notes thereto); (ii) were incurred since the date of Giga Balance Sheet in the ordinary course of business consistent with past practice and are set forth on Schedule 3.04(f); (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect.

(g) Off-Balance Sheet Arrangements. Neither Giga nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Giga or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(h) Giga Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of Giga (or each former principal executive officer and each former principal financial officer of Giga, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Giga SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement,

“principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Giga is also in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act.

(i) Accounting, Securities, or Other Related Complaints or Reports. Since March 27, 2021: (i) none of Giga or any of its Subsidiaries nor any director or officer of Giga or any of its Subsidiaries has received any oral or written complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of Giga or any of its Subsidiaries or any oral or written complaint, allegation, assertion, or claim from employees of Giga or any of its Subsidiaries regarding questionable financial accounting or auditing matters with respect to Giga or any of its Subsidiaries; and (ii) no attorney representing Giga or any of its Subsidiaries, whether or not employed by Giga or any of its Subsidiaries, has reported credible evidence of any material violation of securities Laws, breach of fiduciary duty, or similar material violation by Giga, any of its Subsidiaries, or any of their respective officers, directors, employees, or agents to the Giga Board or any committee thereof, or to the chief executive officer, chief financial officer, or chief operating officer.

Section 3.05 Absence of Certain Changes or Events. Since the date of the Giga Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of Giga and each of its Subsidiaries has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred:

(a) any Giga Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect; or

(b) any event, condition, action, or effect that, if taken during the period from the Effective Date through the Closing, would constitute a breach of Section 6.02.

Section 3.06 Taxes.

(a) Tax Returns and Payment of Taxes. Giga and each of its Subsidiaries has duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by it. Such Tax Returns are true, complete, and correct in all material respects. Neither Giga nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by Giga or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, Giga has made an adequate provision for such Taxes in Giga’s financial statements included in the Giga SEC Documents (in accordance with GAAP). Giga’s most recent financial statements included in the Giga SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by Giga and its Subsidiaries through the date of such financial statements. Neither Giga nor any of its Subsidiaries has incurred any material Liability for Taxes since the date of Giga’s most recent financial statements included in the Giga SEC Documents outside of the ordinary course of business or otherwise inconsistent with past practice.

(b) Availability of Tax Returns. Giga has made available to BitNile complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of Giga or its Subsidiaries for any Tax period ending after the day of its fiscal year ending in 2017.

(c) Withholding. Giga and each of its Subsidiaries has withheld and timely paid each material Tax required to have been withheld and paid by it in connection with amounts paid or owing to any Giga Employee, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.

(d) Liens. There are no Liens for material Taxes upon the assets of Giga or any of its Subsidiaries other than for current Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in Giga’s most recent financial statements included in the Giga SEC Documents.

(e) Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any Taxing authority against Giga or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of Giga or any of its Subsidiaries. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of Giga or any of its Subsidiaries.

(f) Tax Jurisdictions. No claim has ever been made in writing by any Taxing authority in a jurisdiction where Giga or any of its Subsidiaries does file Tax Returns that Giga or any such Subsidiary is or may be subject to Tax in that jurisdiction.

(g) Tax Rulings. Neither Giga nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any Taxing authority with respect to any material Taxes, nor is any such request outstanding.

(h) Consolidated Groups, Transferee Liability, and Tax Agreements. Neither Giga nor any of its Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis (other than a group of which Giga is the common parent); (ii) has any material liability for Taxes of any Person (other than Giga or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor; or (iii) is a party to, bound by or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

(i) Change in Accounting Method. Neither Giga nor any of its Subsidiaries has agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.

(j) Post-Closing Tax Items. Neither Giga nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; (iv) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto; or (v) election under Section 108(i) of the Code.

(k) Ownership Changes. Without regard to this Agreement, neither Giga nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382 of the Code.

(l) Section 355. Neither Giga nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(m) Reportable Transactions. Neither Giga nor any of its Subsidiaries has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 3.07 Giga Intellectual Property.

(a) Schedule 3.07(a) lists all of (i) the Giga IP Registrations and (ii) the Giga Intellectual Property that are not registered but that are material to Giga’s business or operations. All required filings and fees related to the Giga IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all the Giga’s IP Registrations are otherwise in good standing. Giga has provided or made available to Giga true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all the Giga’s IP Registrations.

(b) Schedule 3.07(b) lists all of the Giga IP Agreements, excluding off-the-shelf licenses or software as a service agreements for commercially available software provided at a cost of less than $5,000 per year. Giga has provided or otherwise made available to GWW true and complete copies of all such Giga IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Giga IP Agreement is valid and binding on Giga or its Subsidiaries, as applicable, in accordance with its terms and is in full force and effect. Neither Giga (or its Subsidiaries, as applicable), nor, to the Knowledge of Giga, any other party thereto is in breach of or default under (or, to the Knowledge of Giga, is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Giga IP Agreement.

(c) Except as set forth on Schedule 3.07(c), Giga or a Subsidiary of Giga is the sole and exclusive legal and beneficial, and with respect to the Giga IP Registrations, record, owner of all right, title and interest in and to the Giga Intellectual Property, and, to the Knowledge of Giga, has the valid right to use all other Intellectual Property used in or necessary for the conduct of Giga’s current business or operations, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, Giga has entered into binding, written agreements with every current and former employee, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to Giga any ownership interest and right they may have in the Giga Intellectual Property; and (ii) acknowledge Giga’s exclusive ownership of all of the Giga Intellectual Property, except for any non-compliance which would not reasonably be deemed to have a Giga Material Adverse Effect. Giga has provided GWW with true and complete copies of all such agreements to the extent requested by GWW.

(d) The consummation of the Share Exchange and the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Giga’s or its Subsidiaries’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of Giga’s business or operations as currently conducted.

(e) Giga’s and/or its Subsidiaries’ rights in the Giga Intellectual Property are valid, subsisting and enforceable. Giga has taken reasonable steps to maintain the Giga Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Giga Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(f) To the Knowledge of Giga, the conduct of Giga’s business as currently and formerly conducted, and the products, processes and services of Giga, have not infringed, misappropriated, diluted or otherwise violated, and to the Knowledge of Giga do not and will not infringe, dilute, misappropriate or otherwise violate the Intellectual Property or other rights of any Person. To the Knowledge of Giga, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Giga Intellectual Property.

(g) There are no Legal Proceedings (including any oppositions, interferences or re-examinations) settled, pending or, to the Knowledge of Giga, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by

Giga or any of its Subsidiaries; (ii) challenging the validity, enforceability, registrability or ownership of any Giga Intellectual Property or Giga’s and/or its Subsidiaries’ rights with respect to any Giga Intellectual Property; or (iii) by Giga or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Giga Intellectual Property. Giga is not subject to any outstanding or prospective Order (including any motion or petition therefor) that does or would restrict or impair the use of any Giga Intellectual Property.

Section 3.08 Compliance; Permits.

(a) Compliance. Giga and each of its Subsidiaries are and, since January 1, 2018, have been in material compliance with, all Laws or Orders applicable to Giga or any of its Subsidiaries or by which Giga or any of its Subsidiaries or any of their respective businesses or properties is bound. Since January 1, 2018, no Governmental Authority has issued any notice or notification stating that Giga or any of its Subsidiaries is not in compliance with any Law in any material respect.

(b) Permits. Giga and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the Effective Date, all Permits, except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of Giga or any of its Subsidiaries is pending or, to the Knowledge of Giga, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect. Giga and each of its Subsidiaries is and, since January 1, 2018, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect.

Section 3.09 Litigation. There is no Legal Proceeding pending, or to the Knowledge of Giga, threatened against Giga or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of Giga, any officer or director of Giga or any of its Subsidiaries in their capacities as such other than any such Legal Proceeding that: (a) does not involve an amount in controversy in excess of $50,000; and (b) does not seek material injunctive or other material non-monetary relief. None of Giga or any of its Subsidiaries or any of their respective properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Authority or arbitrator, whether temporary, preliminary, or permanent (“Order”), which would reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect. To the Knowledge of Giga, there are no SEC inquiries or investigations, other governmental inquiries or investigations (however, a government may term such matters), or internal investigations pending or, to the Knowledge of Giga, threatened, in each case regarding any acts or practices (or any disclosures or omissions to disclose) of Giga or any of its Subsidiaries or any misfeasance or malfeasance by any officer or director of Giga.

Section 3.10 Brokers’ and Finders’ Fees. Except for fees payable to Roth Capital Partners, LLC (the “Giga Financial Advisor”) pursuant to an engagement letter listed in Schedule 3.10, a correct and complete copy of which has been provided to GWW and BitNile, neither Giga nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.

Section 3.11 Related Person Transactions. There are, and since the Giga fiscal year ended in 2018, there have been, no Contracts, transactions, arrangements, or understandings between Giga or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer, or employee or any of their respective family members) thereof or any holder of 5% or more of the shares of Giga Common Stock (or any of their respective family members), but not including any wholly-owned Subsidiary of Giga, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC that has not been disclosed in the Giga SEC Documents.

Section 3.12 Employee Benefit Issues.

(a) Schedule. Schedule 3.12(a) contains a true and complete list, as of the Effective Date, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life insurance, death, accidental death & dismemberment, disability, fringe, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by Giga or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director of Giga or any of its Subsidiaries (each, a “Giga Employee”), or with respect to which Giga or any Giga ERISA Affiliate has or may have any Liability (collectively, the “Giga Employee Plans”).

(b) Documents. Giga has made available to BitNile correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Giga Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Giga Employee Plan; (iii) the most recent financial statements for each Giga Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Giga Employee Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Giga Employee Plan; and (vi) all actuarial valuation reports related to any Giga Employee Plans.

(c) Employee Plan Compliance. (i) Each Giga Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Giga Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of Giga, has any such revocation been threatened, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of Giga no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) Giga and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Giga Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Giga Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Giga Employee Plan can be amended, terminated, or otherwise discontinued after the Closing in accordance with its terms, without material liability to BitNile, Giga, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no investigations, audits, inquiries, enforcement actions, or Legal Proceedings pending or, to the Knowledge of Giga, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Authority with respect to any Giga Employee Plan; (vi) there are no material Legal Proceedings pending, or, to the Knowledge of Giga, threatened with respect to any Giga Employee Plan (in each case, other than routine claims for benefits); (vii) to the Knowledge of Giga, neither Giga nor any of its Giga ERISA Affiliates has engaged in a transaction that could subject Giga or any Giga ERISA Affiliate to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; and (viii) all non-US Giga Employee Plans that are intended to be funded or book-reserved are funded or book-reserved, as appropriate, based on reasonable actuarial assumptions.

(d) Plan Liabilities. Neither Giga nor any Giga ERISA Affiliate has: (i) incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Giga Employee Plan and nothing has occurred that could reasonably be expected to constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Giga Employee Plan; (ii) except for payments of premiums to the Pension Benefit Guaranty Corporation (“PBGC”) which have been timely paid in full, not incurred any liability to the PBGC in connection with any Giga Employee Plan covering any active, retired, or former employees or directors of Giga or any Giga ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Giga Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA; (iii) failed to satisfy the health plan compliance requirements under the Affordable Care Act, including the employer mandate under Section 4980H of the Code and related information reporting requirements; (iv) failed to comply with Section 601 through 608 of ERISA and Section 4980B of the Code, regarding the health plan continuation coverage requirements under COBRA; (v) failed to comply with the privacy, security, and breach notification requirements under HIPAA; or (vi) incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 or 4204 of ERISA to any multiemployer plan and nothing has occurred that presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization, or insolvency of any such multiemployer plan which could result in any liability of Giga or any Giga ERISA Affiliate to any such multiemployer plan. No complete or partial termination of any Giga Employee Plan has occurred or is expected to occur.

(e) Certain Giga Employee Plans. With respect to each Giga Employee Plan:

(i) no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither Giga nor any of its Giga ERISA Affiliates has now or at any time within the previous six years contributed to, sponsored, maintained, or had any liability or obligation in respect of any such multiemployer plan or multiple employer plan;

(ii) no Legal Proceeding has been initiated by the PBGC to terminate any such Giga Employee Plan or to appoint a trustee for any such Giga Employee Plan;

(iii) no Giga Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of Giga or any Giga ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code. Except as set forth in Schedule 3.12(e), no such plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and no plan listed in Schedule 3.12(e) has failed to satisfy the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of Giga or any Giga ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and

(iv) no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Giga Employee Plan.

(f) No Post-Employment Obligations. No Giga Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither Giga nor any Giga ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Giga Employee (either individually or to Giga Employees as a group) or any other person that such Giga Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.

(g) Potential Governmental or Lawsuit Liability. Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of Giga, threatened claims by or on behalf of any participant in any Giga

Employee Plan, or otherwise involving any Giga Employee Plan or the assets of any Giga Employee Plan; and (ii) no Giga Employee Plan is presently or has within the three years prior to the Effective Date, been the subject of an examination or audit by a Governmental Authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Authority.

(h) Section 409A Compliance. Each Giga Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(i) Health Plan Compliance. Each of Giga and its Subsidiaries complies in all material respects with the applicable requirements under ERISA and the Code, including COBRA, HIPAA, and the Affordable Care Act, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Giga Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.

(j) Effect of Transaction. Except as set forth in Schedule 3.12(j), neither the execution or delivery of this Agreement, the consummation of the Share Exchange, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of Giga or any of its Subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of Giga to merge, amend, or terminate any Giga Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Giga Employee Plan. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, director, or other service provider of Giga under any Giga Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise Tax under Section 4999 of the Code.

(k) Employment Law Matters.

(i) Giga and each of its Subsidiaries: (A) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee and independent contractor classification (including, without limitation, the Laws promulgated under California Assembly Bill 5, and all retroactive provisions thereof, and all amendments and successor Laws thereto), employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll Taxes, and immigration with respect to Giga Employees and contingent workers; and (B) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Giga Employees, except, in the case of clauses (A) and (B) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect.

(ii) To Giga’s Knowledge, since June 1, 2019, (A) no allegations of sexual harassment, sexual misconduct or discrimination, whether such discrimination arises from race, ethnic background, sex, gender status, age or otherwise (“Misconduct”) have been made involving any current or former director, officer, or independent contractor of Giga or any of its Subsidiaries; and (B) neither Giga nor any of its Subsidiaries have entered into any settlement agreements related to allegations of Misconduct by any current/current or former director, officer, employee, or independent contractor of Giga or any of its Subsidiaries.

(l) Labor. Neither Giga nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against Giga or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened, or has occurred in the last two years, and, to the Knowledge of Giga, no material work stoppage, slowdown, or labor strike against Giga or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred in the last two years. None of Giga Employees is represented by a labor organization, work council, or trade union and, to the Knowledge of Giga, there is no organizing activity, Legal Proceeding, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at Giga or any of its Subsidiaries, or any Giga Employees. There are no Legal Proceedings, government investigations, or labor grievances pending, or, to the Knowledge of Giga, threatened relating to any employment related matter involving any Giga Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect.

Section 3.13 Real Property and Personal Property Matters.

(a) Giga Owned Real Estate. Giga or one or more of its Subsidiaries has good and marketable fee simple title to the Giga Owned Real Estate free and clear of any Liens other than the Permitted Liens. Schedule 3.13(a) contains a true and complete list by address and legal description of the Giga Owned Real Estate as of the Effective Date. Neither Giga nor any of its Subsidiaries: (i) lease or grant any Person the right to use or occupy all or any part of the Giga Owned Real Estate; (ii) other than to BitNile, has granted any Person an option, right of first offer, or right of first refusal to purchase such Giga Owned Real Estate or any portion thereof or interest therein; or (iii) has received written notice of any pending, and to the Knowledge of Giga threatened, condemnation proceeding affecting any Giga Owned Real Estate or any portion thereof or interest therein. Neither Giga nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(b) Giga Leased Real Estate. Schedule 3.13(b) contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the Effective Date for each such Giga Leased Real Estate (including the date and name of the parties to such Lease document). Giga has delivered to BitNile a true and complete copy of each such Lease. Except as set forth on Schedule 3.13(b), with respect to each of the Leases set forth on Schedule 3.13(b): (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither Giga nor any of its Subsidiaries nor, to the Knowledge of Giga, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) Giga’s or its Subsidiary’s possession and quiet enjoyment of the Giga Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of Giga, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. Neither Giga nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has Giga or any of its Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly-owned Subsidiary of Giga) a right to use or occupy such Giga Leased Real Estate or any portion thereof.

(c) Giga Real Estate Used in the Business. The Giga Owned Real Estate identified in Schedule 3.13(a) and the Giga Leased Real Estate identified in Schedule 3.13(b) comprise all of the real property used or intended to be used in, or otherwise related to, the business of Giga or any of its Subsidiaries.

(d) Personal Property. Giga and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by Giga or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.

(e) Sufficiency of Assets. The rights, properties and assets of Giga and its Subsidiaries are, and as of the Closing will be, sufficient for the conduct of their respective business as presently conducted in all material respects. Except as set forth on Schedule 3.13(e), (i) no part of the business of Giga or its Subsidiaries is owned or operated through any Person other than Giga and its Subsidiaries, (ii) no Person other than Giga and its Subsidiaries, uses or holds for use any of the assets, rights and properties (whether tangible or intangible) used exclusively or primarily in the business of Giga and its Subsidiaries and (iii) the rights, properties and assets of Giga and its Subsidiaries are, in all material respects, sufficient for the continued conduct by them of their respective businesses and constitute all of the rights, properties and assets necessary to conduct its business as currently conducted in all material respects.

Section 3.14 Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Giga Material Adverse Effect:

(a) Compliance with Environmental Laws. Giga and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of Giga and its Subsidiaries as currently conducted.

(b) No Disposal, Release, or Discharge of Hazardous Substances. Neither Giga nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of Giga, formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in liability to Giga or any of its Subsidiaries, in either case of (i) or (ii) under any applicable Environmental Laws.

(c) No Production or Exposure of Hazardous Substances. Neither Giga nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any Giga Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

(d) No Legal Proceedings or Orders. Neither Giga nor any of its Subsidiaries has received written notice of and there is no Legal Proceeding pending, or to the Knowledge of Giga, threatened against Giga or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither Giga nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Authority or third party imposing any material Liability or obligation with respect to any of the foregoing.

(e) No Assumption of Environmental Law Liabilities. Neither Giga nor any of its Subsidiaries has expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

Section 3.15 Material Contracts.

(a) Material Contracts. For purposes of this Agreement, “Giga Material Contract” shall mean the following to which Giga or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases in which Giga or any of its Subsidiaries is a party):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), whether or not filed by Giga with the SEC;

(ii) any employment or consulting Contract (in each case with respect to which Giga has continuing obligations as of the Effective Date) with any current or former (A) officer of Giga, (B) member of Giga Board, or (C) Giga Employee providing for an annual base salary or payment, including non-cash compensation, in excess of $100,000;

(iii) any Contract providing for indemnification or any guaranty by Giga or any Subsidiary thereof, in each case that is material to Giga and its Subsidiaries, taken as a whole, other than (A) any guaranty by Giga or a Subsidiary thereof of any of the obligations of (1) Giga or another wholly-owned Subsidiary thereof or (2) any Subsidiary (other than a wholly-owned Subsidiary) of Giga that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iv) any Contract that purports to limit in any material respect the right of Giga or any of its Subsidiaries (or, at any time after the consummation of the Share Exchange, GWW or any of its Affiliates) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(v) any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by Giga or any of its Subsidiaries after the Effective Date of assets or capital stock or other equity interests of any Person, in each case with a fair market value in excess of $50,000;

(vi) any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of Giga or any of its Subsidiaries;

(vii) any Contract that contains any provision that requires the purchase of all or a material portion of Giga’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to Giga and its Subsidiaries, taken as a whole;

(viii) any Contract that obligates Giga or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Share Exchange will obligate BitNile, GWW, or any of their respective Subsidiaries, as applicable, to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

(ix) any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contract solely between Giga and its wholly-owned Subsidiaries or among Giga’s wholly-owned Subsidiaries;

(x) any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $50,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly-owned Subsidiaries of Giga;

(xi) any employee collective bargaining agreement or other Contract with any labor union;

(xii) any Giga IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for Giga or any of its Subsidiaries;

(xiii) any other Contract under which Giga or any of its Subsidiaries is obligated to make payment or incur costs in excess of $100,000 in any year and which is not otherwise described in clauses (i)–(xii) above; or

(xiv) any Contract which is not otherwise described in clauses (i)-(xiii) above that is material to Giga and its Subsidiaries, taken as a whole. . For the purposes of this subsection (xiv) “material” means in excess of $500,000.

(b) Schedule of Material Contracts; Documents. Schedule 3.15(b) sets forth a true and complete list as of the Effective Date of all Giga Material Contracts. Giga has made available to BitNile correct and complete copies of all Giga Material Contracts, including any amendments thereto.

(c) No Breach. (i) All Giga Material Contracts are legal, valid, and binding on Giga or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither Giga nor any of its Subsidiaries nor, to the Knowledge of Giga, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Giga Material Contract; and (iii) neither Giga nor any of its Subsidiaries nor, to the Knowledge of Giga, any third party is in breach, or has received written notice of breach, of any Giga Material Contract.

Section 3.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Giga Material Adverse Effect, insurance policies maintained by Giga and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as Giga reasonably has determined to be prudent, taking into account the industries in which Giga and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Giga Material Adverse Effect, neither Giga nor any of its Subsidiaries is in breach or default, and neither Giga nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Giga Material Adverse Effect and to the Knowledge of Giga: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 3.17 Information Supplied. None of the information supplied or to be supplied by or on behalf of Giga for inclusion or incorporation by reference in the Proxy Statement to be filed with the SEC by Giga in connection with the approval of the Share Exchange (and any other definitive proxy material filed by Giga on EDGAR relating to the Giga Stockholders Meeting or the Consent Solicitation) will, at the time the Proxy Statement is filed with the SEC, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.18 Anti-Corruption Matters. Since its fiscal year ended in 2015, none of Giga, any of its Subsidiaries or any director, officer or, to the Knowledge of Giga, employee or agent of Giga or any of its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Authority; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since its fiscal year ended in 2015, neither Giga nor any of its Subsidiaries has disclosed to any Governmental Authority that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of Giga, no Governmental Authority is investigating, examining, or reviewing Giga’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

Section 3.19 COVID-19; COVID-19 Measures.

(a) Giga is not subject to (or has received an exclusion from the applicable Governmental Authority) COVID-19 Measures, such that Giga may not continue to operate in the Ordinary Course of Business as of the Effective Date and the reasonably foreseeable future.

(b) Schedule 3.19(b) sets forth a list of each loan or other financial grant for which Giga has applied or which it has received pursuant to any COVID-19 Measure, including any “Paycheck Protection Program” loan, “Economic Stabilization Fund” loan, or other SBA loan, which loans remain outstanding.

(c) Giga has in place and maintains in effect business continuity, risk management, emergency and disaster plans, procedures, protocols and facilities appropriate for the nature of the risks associated with the business of Giga.

(d) Giga has taken reasonable actions to (i) reduce the potentially adverse effects of COVID-19 and COVID-19 Measures on Giga, and (ii) assess and monitor risks which may arise from the continuation of the COVID-19 pandemic.

(e) Except as set forth on Schedule 3.19(e), as of the Effective Date, Giga has not had, nor to the Knowledge of Giga are there any facts that would give rise to, any workforce changes resulting from disruptions due to COVID-19 or COVID-19 Measures, whether directly or indirectly, including any actual or expected terminations, layoffs, furlough, shutdowns (whether voluntary or by Order), or any changes to benefit or compensation programs, nor are any such changes currently contemplated.

(f) Giga has no Knowledge that any Personnel has any plans to terminate his, her or its status as an employee or independent contractor of Giga, including upon or in connection with the consummation of the transactions contemplated by this Agreement or as a result of COVID-19 or COVID-19 Measures.

Section 3.20 Government Contracts.

(a) Schedule 3.20(a) contains an accurate and complete list, as of the Effective Date, of: (i) each Government Contract to which Giga is a party and for which the period of performance has not expired or terminated or for which final payment has not yet been received, in each case, accounting for revenues for the period from January 1, 2021 through August 31, 2021 in excess of $100,000; (ii) each pending Government Bid that Giga or any of its Subsidiaries has submitted with an aggregate contract value, if awarded to Giga or any of its Subsidiaries, in excess of $100,000; and (iii) each Government Contract to which Giga or any of its Subsidiaries is a party accounting for revenues for the period from January 1, 2021 through August 31, 2021 in excess of $100,000, and that requires the other contracting party’s consent for a change in control or ownership of Giga or any of its Subsidiaries, or permits the other contracting party to terminate or cancel a Government Contract upon a change in control or ownership of Giga or any of its Subsidiaries. Notwithstanding anything to the contrary contained in this Section 3.20(a), Giga is not obligated to list any Giga Stockholders’ Contracts and Bids on Schedule 3.20(a).

(b) As of the Effective Date, neither Giga nor any of its Subsidiaries has received written notice that any Government Contracts or Government Bids are the subject of bid or award protest Legal Proceedings or that the counterparty to any such Government Contract intends to materially reduce future expenditures under or refrain from exercising any material options under such Government Contracts.

(c) Except as set forth on Schedule 3.20(c), to the Knowledge of Giga, since June 1, 2019: (i) Giga and its Subsidiaries have complied in all material respects with all applicable Laws pertaining to all Government Contracts or Government Bids (and in any certificate, statement, list, schedule, or other documents submitted or furnished to a Governmental Authority in connection with the foregoing), including the Federal Acquisition Regulation (“FAR”); the Defense Federal Acquisition Regulation Supplement (“DFARS”); Cost Accounting Standards; the Service Contract Act of 1963 (including requirements for paying applicable Service Contract Act wage rate and fringe benefit rates); the Truth in Negotiations Act; and the Anti-Kickback Act, where and as applicable to each Government Contract or Government Bid; (ii) neither Giga nor any of its Subsidiaries has received any written notice from a Governmental Authority regarding any alleged violation by Giga of the Civil False Claims Act, Procurement Integrity Act, Anti-Kickback Act, Truth in Negotiations Act, Buy American Act,

Trade Agreements Act, Service Contract Act, or labor category qualification and billing contract requirements that reasonably could be expected to be material and adverse to the Acquired Companies taken as a whole; (iii) Giga and its Subsidiaries are in compliance in all material respects with all national security requirements, including NISPOM and the data security, cybersecurity, and physical security systems and procedures required by its Government Contracts, including the National Institute of Standard and Technology Special Publication 800-171 (Protecting Controlled Unclassified Information in Nonfederal Information Systems and Organizations), DFARS 252.204-7008 (Compliance with Safeguarding Covered Defense Information Controls (Oct 2016)), DFARS 252.204-7012 (Safeguarding Covered Defense Information and Cyber Incident Reporting (Oct 2016)), and with the information security requirements of FAR 52.204-21 (Basic Safeguarding of Covered Contractor Information Systems (June 2016)); (iv) since the beginning of the fiscal year ended in 2018, any data security, cybersecurity or physical security breach related to any Government Contract has been reported to the necessary Governmental Authority or higher tier contractor, as required by the terms of the Government Contract or applicable Law; (v) Giga and its Subsidiaries have complied in all material respects with all representations and certifications set forth in such Government Contracts or Government Bids; and (vi) neither the U.S. Government nor any prime contractor, subcontractor, or other Person has notified Giga or any of its Subsidiaries in writing that Giga or one or more of its Subsidiaries have breached or violated in any material respect any applicable Law, term or condition pertaining to any Government Contracts or Government Bids.

(d) Except as set forth on Schedule 3.20(d), since the beginning of its fiscal year ended in 2018, neither Giga nor any of its Subsidiaries has provided covered telecommunications equipment or services to Government Authorities in the performance of a Government Contract. Since the beginning of its fiscal year ended in 2018, to the Knowledge of Giga, neither Giga nor any of its Subsidiaries has used covered telecommunications equipment or services, or used any equipment, system, or service that uses covered telecommunications equipment or services. For purposes of this section, the term “covered telecommunications equipment or services” shall have the meaning prescribed in FAR clause 52.204-25.

(e) To the Knowledge of Giga, the beginning of its fiscal year ended in 2018, all facts set forth in or acknowledged in any disclosure statements, representations, warranties, certifications or other documents made, submitted, or furnished to any Governmental Authority with respect to any Government Contract or Government Bid were correct, current, and complete in all material respects as of their submission date. Except as set forth on Schedule 3.20(e), no termination for convenience, termination for default, cure notice, show cause notice, letter of concern, assessment of liquidated damages, claim, request for equitable adjustment, or material dispute is currently in effect, has been issued or made since the beginning of its fiscal year ended in 2018, or, to the Knowledge of Giga, has been threatened in writing since the beginning of its fiscal year ended in 2018, in each case, with respect to any Government Contract in excess of $100,000.

(f) Except as set forth on Schedule 3.20(f), at all times since the beginning of its fiscal year ended in 2018 and to the extent applicable and required: (i) Giga’s cost accounting and “contractor business systems” (as defined in DFARS 252.242-7005) have complied in all material respects with all applicable Laws and with the requirements of Giga’s Government Contracts; and (ii) Giga has not received written notice of a finding of fraud or any claim of any material Liability as a result of defective pricing, labor mischarging, or improper payments on the part of Giga or any of its Subsidiaries in connection with any Government Contracts or Government Bids. To the Knowledge of Giga, there are no indirect rate variances for open cost accounting periods that, individually or in the aggregate, reasonably would be expected to result in a rate adjustment in excess of current reserves, in the aggregate, on the costs allocated to Giga’s Government Contracts.

(g) Since the beginning of its fiscal year ended in 2018, to the Knowledge of Giga, (i) no Representative or employees of Giga or any of its Subsidiaries is or has been (except as to routine security investigations) under administrative, civil, or criminal investigation, indictment, or audit (other than a routine Defense Contract Audit Agency audit in the ordinary course of business) by any Governmental Authority with respect to any Government Contracts or Government Bids of Giga or any of its Subsidiaries; and (ii) Giga has not received any written communication from any Governmental Authority that Giga or any of its Subsidiaries will be subject to any administrative, civil, or criminal investigation, indictment, or audit with respect to any such Government Contracts or Government Bids; and (iii) there have been no written document requests, subpoenas, search warrants, or civil investigative demands received by Giga or any of its Subsidiaries or its or their Representatives, or, to the Knowledge of Giga, employees with respect to Government Contracts or Government Bids of Giga or any of its Subsidiaries.

(h) Except as set forth on Schedule 3.20(h), within the five year period immediately preceding the Effective Date, no Governmental Authority has assigned Giga or any of its Subsidiaries a rating below “Satisfactory” in connection with any contractor performance assessment report, past performance questionnaire, or similar evaluation of past performance. Summaries of all level III and level IV Corrective Action Requests issued by Defense Contract Management Agency to any Acquired Company since January 1, 2018 to the Effective Date, and any related summary of corrective action responses and plans, have been made available to BitNile.

(i) Since the beginning of its fiscal year ended in 2018, neither Giga nor any of its Subsidiaries, nor any of its or their respective Principals (as defined in FAR 52.209-5) is presently indicted or has been convicted of, had a civil judgment rendered against them, or have had a finding of fault and Liability rendered against them in any Legal Proceeding for: (i) commission of fraud or a criminal offense in connection with the obtaining, attempting to obtain, or performing a Government Contract; (ii) violation of federal or state antitrust laws relating to submission of offers; or (iii) commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, Tax evasion, violating federal criminal Tax Laws, or receiving stolen property. Since the beginning of its fiscal year ended in 2018, neither Giga nor any of its Subsidiaries has had a disposition in a Legal Proceeding by consent or compromise with an acknowledgment of fault by Giga or any of its Subsidiaries if the Legal Proceeding could have led to any of the outcomes specified in clauses (i) through (iii) of the preceding sentence.

(j) Neither Giga nor any of its Subsidiaries or its or their respective Principals (as defined FAR 52.209-5) has been or is now debarred, suspended, proposed for suspension or debarment, deemed non-responsible, or otherwise excluded from participation in, or the award of, Government Contracts or from doing business with any Governmental Authority, nor does any other condition exist that would require disclosure under FAR 52.209-5. To the Knowledge of Giga, there exist no facts or circumstances that would warrant the institution of suspension, debarment or exclusion proceedings or the finding of non-compliance, non-responsibility or ineligibility on the part of Giga or any of its Subsidiaries or its or their respective Principals (as defined in FAR 52.209-5).

(k) Since the beginning of its fiscal year ended in 2018, neither Giga nor any of its Representatives has made a written voluntary disclosure with respect to any alleged, potential, or actual irregularity, misstatement, noncompliance, or omission arising under or relating to a Government Contract or Government Bid, nor made any disclosure to any Governmental Authority pursuant to the FAR mandatory disclosure provisions (FAR 9.406-2, 9.407-2 & 52.203-13) and, to the Knowledge of Giga, no facts and circumstances exist that would require a mandatory disclosure pursuant to FAR 52.203-13. Since the beginning of its fiscal year ended in 2018, neither Giga nor any of its Subsidiaries has provided to any third party any Intellectual Property developed under any Government Contract in violation of such Government Contract.

(l) Neither Giga nor any of its Subsidiaries is performing work for a Governmental Authority with an aggregate cost to Giga or its Subsidiaries of $100,000 without the benefit of a Government Contract, the reasonable expectation of a Government Contract based upon memorialized communications with the customer or contractual authorization or funding from such Governmental Authority, nor did any billed accounts receivable arise pursuant to such an arrangement.

(m) To the Knowledge of Giga, (i) all personnel security clearances and facility security clearances required by Giga’s and/or its Subsidiaries’ Government Contracts are valid and in full force and effect, (ii) Giga has not received written notice of any threatened revocation, invalidation, or suspension of any facility or personnel security clearance nor has Giga received any notice from a Governmental Authority of threatened revocation, invalidation or suspension of any facility security clearance, (iii) since the beginning of its fiscal year ended in 2018, Giga has not received a rating less than “Satisfactory” from any DCSA or other CSA inspection or audit, and (iv) there has been no material unauthorized disclosure of classified information by employees of Giga or any of its Subsidiaries.

(n) To the Knowledge of Giga, (i) there are no Government Contracts or Government Bids (or mitigation plans under such Government Contracts or Government Bids) that include one or more terms or provisions that identify specific contracts, program, or work and restrict Giga’s or any of its Subsidiaries’ ability to bid on or perform work on future Government Contracts or programs or for specific periods of time based upon “organizational conflicts of interest,” as defined in FAR Subpart 9.5, (ii) there are no activities or relationships between, on the one hand, Giga and/or any of its Subsidiaries and, on the other hand, BitNile, that reasonably would be expected to result in an organizational or personal conflict of interest, as defined in the FAR, as a result of this Agreement or the consummation of the transactions contemplated by this Agreement, and (iii) Giga and its Subsidiaries are and have been at all times since the beginning of its fiscal year ended in 2018 in compliance in all material respects with all organizational or personal conflict of interest (as defined in the FAR) mitigation plans entered into by Giga or any of its Subsidiaries in connection with any active program or proposal. Since the beginning of its fiscal year ended in 2018, neither Giga nor any of its Subsidiaries has received any written notice of any failure to comply with such plans or the existence of any prohibited organizational or personal conflict of interest in connection with any Government Contract or Government Bid.

(o) To the Knowledge of Giga, there are no outstanding allegations of improper activities arising from any audit or non-audit review by a Governmental Authority, including without limitation, by the Defense Contract Audit Agency, of Giga or any of its Subsidiaries or work performed by Giga or any of its Subsidiaries that would, individually or in the aggregate, have a Giga Material Adverse Effect. In the past five years, Giga and each of its Subsidiaries has been and is in compliance in all material respects with any applicable United States national customs or export control laws and regulations, including the Export Administration Regulations, the Arms Export Control Act, and the International Traffic in Arms Regulations.

Section 3.21 Fairness Opinion. Giga has received the opinion of the Giga Financial Advisor (and has provided a copy of such opinion to BitNile) to the effect that, as of the Effective Date and based upon and subject to the qualifications and assumptions set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Giga Common Stock, and, as of the Effective Date, such opinion has not been withdrawn, revoked, or modified.

Section 3.22 Privacy and Data Security. Giga has provided true and correct copies of all current Privacy Policies adopted by Giga or any of its Subsidiaries in connection with the operation of its business. To the Knowledge of Giga, Giga and its Subsidiaries have, during the period beginning June 1, 2019 through the Effective Date: (i) complied with all applicable Laws related to the protection, privacy and security of Personal Data, and any similar federal, state or foreign law and other laws regarding the disclosure of Personal Data; (ii) not violated its applicable Privacy Policies; (iii) taken commercially reasonable steps to protect and maintain the confidential nature of Personal Data provided to Giga, its Subsidiaries or any of their respective Affiliates in accordance with its applicable Privacy Policies; (iv) has not discovered any unauthorized or improper access to or use or disclosure of Personal Data or other Confidential Information to any unauthorized or improper third party; and (v) no threatened or actual breach of Personal Data by or against the Giga or any of its Subsidiaries.

Section 3.23 Waiver of Severance. Each executive officer and employee of Giga listed on Schedule 3.23 shall have waived any right to, or modified any agreement providing for severance, to eliminate the right to payments of any severance arising solely as a result of a change in position or responsibilities during the 12 months immediately following the change of control of Giga at the Closing as contemplated by this Agreement.

Section 3.24 No Other Representations and Warranties. Except for the representations and warranties of Giga expressly set forth in this Agreement or in a certificate delivered pursuant to this Agreement, none of Giga nor any other Person on behalf of Giga has made or makes any other express or implied representation or warranty, either written or oral, with respect to Giga or any of its Subsidiaries or with respect to any other information provided to BitNile or any of their respective Representatives, including, but not limited to, its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects, in connection with the transactions contemplated by this Agreement.

Section 3.25 Non-Reliance. Giga acknowledges that the representations and warranties of (a) GWW set forth in Article IV, and (b) BitNile set forth in Article V, constitute the sole and exclusive representations and warranties of GWW and BitNile, as applicable, to Giga in connection with the transactions contemplated hereby, and Giga further acknowledges and agrees that neither GWW, BitNile, nor any of their respective Representatives, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement. Giga further acknowledges and agrees that any estimates, budgets, projections, forecasts or other predictions that may have been provided to Giga or any of its Representatives are not representations or warranties of GWW or BitNile or guarantees of performance and that actual results may vary substantially from any such estimates, budgets, projections, forecasts or other predictions. None of Giga, its Affiliates, Subsidiaries, nor any of their respective Representatives are relying on any representation or warranty of GWW, BitNile or any of their respective Representatives except for those expressly set forth in this Agreement or in a certificate delivered pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to or shall limit or otherwise restrict any claim by or right of Giga with respect to or arising from any intentional misrepresentation or reckless or intentional fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GWW

GWW hereby represents and warrants to Giga that the following representations and warranties are true and correct as of the Effective Date and the Closing Date:

Section 4.01 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. GWW and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of GWW and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect.

(b) Charter Documents. The copies of the Certificate of Incorporation and By-Laws of GWW as provided to Giga are true, correct, and complete copies of such documents as in effect as of the Effective Date. GWW is not in violation of any of the provisions of its Charter Documents.

(c) Subsidiaries. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of GWW have been validly issued and are free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (i) imposed by applicable securities Laws; or (ii) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of GWW. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, GWW does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person. GWW’s ownership of its Subsidiaries is listed on Schedule 4.01(c).

Section 4.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of GWW is listed on Schedule 4.02(a), is duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. BitNile is the sole record and beneficial owner of the outstanding capital stock of GWW. No Subsidiary of GWW owns any shares of GWW capital stock.

(b) Stock Awards.

(i) As of the Effective Date, 100,000 shares of GWW Common Stock were reserved for issuance pursuant to outstanding GWW Stock Options and 50,000 shares of GWW Restricted Shares were issued and outstanding, all of which were issued pursuant to GWW’s Stock Incentive Plan. Since the Effective Date, no GWW Equity Awards have been granted and no additional shares of GWW Common Stock have become subject to issuance under the GWW Stock Plans. All shares of GWW Common Stock subject to issuance under the GWW Stock Plans, including the GWW Equity Awards upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

(ii) Other than the GWW Equity Awards, as of the Effective Date, there are no outstanding (A) securities of GWW or any of its Subsidiaries convertible into or exchangeable for GWW Voting Debt or shares of capital stock of GWW, (B) options, warrants, or other agreements or commitments to acquire from GWW or any of its Subsidiaries, or obligations of GWW or any of its Subsidiaries to issue, any GWW Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) GWW, or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of GWW, in each case that have been issued by GWW or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of GWW, being referred to collectively as “GWW Securities”). All outstanding shares of GWW Common Stock, all outstanding GWW Equity Awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of GWW, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) As of the Effective Date, there are no outstanding Contracts requiring GWW or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any GWW Securities or GWW Subsidiary Securities. Neither GWW nor any of its Subsidiaries is a party to any voting agreement with respect to any GWW Securities or GWW Subsidiary Securities.

(c) Voting Debt. No bonds, debentures, notes, or other indebtedness issued by GWW or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of GWW or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of GWW or any of its Subsidiaries, are issued or outstanding (collectively, “GWW Voting Debt”).

(d) GWW Subsidiary Securities. Except as reflected on Schedule 4.02(d), as of the Effective Date, there are no outstanding: (i) securities of GWW or any of its Subsidiaries convertible into or exchangeable for

GWW Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of GWW; (ii) options, warrants, or other agreements or commitments to acquire from GWW or any of its Subsidiaries, or obligations of GWW or any of its Subsidiaries to issue, any GWW Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of GWW; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of GWW, in each case that have been issued by a Subsidiary of GWW (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “GWW Subsidiary Securities”).

Section 4.03 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) Authority. GWW has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by GWW and the consummation by GWW of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of GWW and no other corporate proceedings on the part of GWW are necessary to authorize the execution and delivery of this Agreement or to consummate the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by GWW and, assuming due execution and delivery by BitNile and Giga, constitutes the legal, valid, and binding obligation of GWW, enforceable against GWW in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by GWW and the consummation by GWW of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of GWW; (ii) assuming that all of the Consents contemplated by Section 4.03(c) have been obtained or made, conflict with or violate any Law applicable to GWW or any of its respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in GWW’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which GWW or any of its Subsidiaries is a party or otherwise bound as of the Effective Date; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the capital stock, properties or assets of GWW or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect.

(c) Governmental Consents. No Consent of any Governmental Authority is required to be obtained or made by GWW in connection with the execution, delivery, and performance by GWW of this Agreement and the other transactions contemplated hereby, except for such Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect.

(d) GWW Board Approval. The GWW Board, by resolutions duly adopted by the GWW Board at a meeting of all directors of GWW duly called and held, which resolutions have not been subsequently rescinded or modified in any way, has approved this Agreement and the transactions contemplated hereby.

Section 4.04 Financial Statements; Inventories; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) Financial Statements and Information. (i) GWW has previously provided to Giga complete and correct copies of (A) its unaudited consolidated balance sheet and unaudited consolidated statement of income as of and for the year ended December 31, 2020; and (B) its unaudited consolidated balance sheet and unaudited consolidated statement of income as of and for the nine (9) month period ended September 30, 2021, all without notes to such financial information; and (ii) it will provide Giga when available, and prior to the Closing (A) its consolidated audited financial statements (including any related notes and schedules thereto and the signed, unqualified opinion of Marcum LLP, its independent auditor) for the years ended December 31, 2020 and 2019 (the “GWW 2020 Audited Financial Statements”) and (B) the unaudited interim consolidated balance sheets and statements of income (in each case, without any related notes and schedules) for each of the quarterly and annual periods ended thereafter (all of the foregoing audited and unaudited financial statements and information referred to collectively as the “GWW Financial Statements”). Each of the GWW Financial Statements (including, in each case, any notes and schedules thereto): (i) was (or, in the case of the GWW 2020 Audited Financial Statements and the unaudited interim consolidated balance sheets and statements of income to be delivered hereunder, will be) prepared in accordance with GAAP or IFRS, as applicable, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto); and (ii) fairly presented (or, in the case of the GWW 2020 Audited Financial Statements. unaudited interim consolidated balance sheets and statements of income to be delivered hereunder, will fairly present) in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of GWW and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments (but only if the effect of such adjustments would not, individually or in the aggregate, be material). The GWW 2020 Audited Financial Statements will not differ materially from GWW’s unaudited consolidated balance sheet and unaudited consolidated statement of income as of and for the year ended December 31, 2020 previously provided to Giga, except that the GWW 2020 Audited Financial Statements will contain notes as required by GAAP.

(b) Inventories. The inventories and raw materials of GWW, including those reflected in the GWW Financial Statements, are of a quantity and quality usable and saleable in the ordinary course of business within a reasonable period of time and without discount outside of the ordinary course of business, are merchantable and fit and sufficient for their particular purpose, are not slow moving or obsolete based on GWW’s accounting policies and practices and are reasonable in kind and amount in light of the normal needs of GWW. To the Knowledge of GWW, COVID-19 and COVID-19 Measures do not prevent GWW from maintaining an adequate quantity of inventory and raw materials, including as a result of any disruption in supply chains affecting GWW’s supply of inventory and raw materials. None of the inventory of GWW is subject to any consignment, bailment, warehousing or similar contract.

(c) Undisclosed Liabilities. The audited balance sheet of GWW dated as of December 31, 2020 previously provided to Giga and the balance sheet of GWW as reflected in the GWW 2021 Audited Financial States which will be delivered to Giga are hereinafter collectively referred to as the “GWW Balance Sheet.” Neither GWW nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the GWW Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the GWW Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect.

(d) Off-Balance Sheet Arrangements. Neither GWW nor any of its Subsidiaries is a party to, or has any commitment to become a party to any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among GWW or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand).

(e) Accounting; Complaints or Reports. Since January 1, 2021 (i) none of GWW or any of its Subsidiaries nor any director or officer of GWW or any of its Subsidiaries has received any oral or written complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of GWW or any of its Subsidiaries or any oral or written complaint, allegation, assertion, or claim from employees of GWW or any of its Subsidiaries regarding questionable financial accounting or auditing matters with respect to GWW or any of its Subsidiaries; and (ii) no attorney representing GWW or any of its Subsidiaries, whether or not employed by GWW or any of its Subsidiaries, has reported credible evidence of any material breach of fiduciary duty, or similar material violation by GWW, any of its Subsidiaries, or any of their respective officers, directors, employees, or agents to the GWW Board or any committee thereof, or to the chief executive officer or chief operating officer of GWW or the Confirming Officer.

(f) Sufficiency of Assets. The rights, properties and assets of GWW and its Subsidiaries are, and as of the Closing will be, sufficient for the conduct of their respective business as presently conducted in all material respects. Except as set forth on Schedule 4.04(f), (i) no part of the business of GWW or its Subsidiaries is owned or operated through any Person other than GWW and its Subsidiaries, (ii) no Person other than GWW and its Subsidiaries, uses or holds for use any of the assets, rights and properties (whether tangible or intangible) used exclusively or primarily in the business of GWW and its Subsidiaries and (iii) the rights, properties and assets of GWW and its Subsidiaries are, in all material respects, sufficient for the continued conduct by them of their respective businesses and constitute all of the rights, properties and assets necessary to conduct its business as currently conducted in all material respects.

Section 4.05 Absence of Certain Changes or Events. Since the date of the GWW Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of GWW and each of its Subsidiaries has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred:

(a) any GWW Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect; or

(b) any event, condition, action, or effect that, if taken during the period from the Effective Date through the Closing, would constitute a breach of Section 6.03.

Section 4.06 Taxes.

(a) Tax Returns and Payment of Taxes. GWW and each of its Subsidiaries has duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by it. For avoidance of doubt, GWW does not file individual Tax Returns (notwithstanding references in this Section 4.06) since it is included in Tax Returns filed by BitNile while its Subsidiaries do file such Tax Returns. Such Tax Returns are true, complete, and correct in all material respects. Neither GWW nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by GWW or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, GWW has made an adequate provision for such Taxes in the GWW’s financial statements. The GWW Financial Statements reflect an adequate reserve (in accordance with GAAPW or IFRS, as applicable) for all material Taxes payable by GWW and its Subsidiaries through the date of such GWW Financial Statements. Neither GWW nor any of its Subsidiaries has incurred any material Liability for Taxes since the date of the most recent GWW Financial Statements outside of the ordinary course of business or otherwise inconsistent with past practice.

(b) Availability of Tax Returns. GWW has made available to Giga complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of GWW or its Subsidiaries for any Tax period ending after the day of its fiscal year ending in 2017.

(c) Withholding. GWW and each of its Subsidiaries has withheld and timely paid each material Tax required to have been withheld and paid by it in connection with amounts paid or owing to any GWW Employee, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.

(d) Liens. There are no Liens for material Taxes upon the assets of GWW or any of its Subsidiaries other than for current Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or IFRS, as applicable, has been made in the recent GWW Financial Statements.

(e) Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any Taxing authority against GWW or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of GWW or any of its Subsidiaries. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of GWW or any of its Subsidiaries.

(f) Tax Jurisdictions. No claim has ever been made in writing by any Taxing authority in a jurisdiction where GWW or any of its Subsidiaries does not file Tax Returns that GWW or such Subsidiary is or may be subject to Tax in that jurisdiction, excluding any claims that have been resolved to the satisfaction of Taxing authorities.

(g) Tax Rulings. Neither GWW nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any Taxing authority with respect to any material Taxes, nor is any such request outstanding.

(h) Consolidated Groups, Transferee Liability, and Tax Agreements. Except a disclosed in Section 4.06(a), neither GWW nor any of its Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis (other than a group of which BitNile is the common parent); (ii) has any material liability for Taxes of any Person (other than Giga or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

(i) Change in Accounting Method. Neither GWW nor any of its Subsidiaries has agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.

(j) Post-Closing Tax Items. Neither GWW nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; (iv) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto; or (v) election under Section 108(i) of the Code.

(k) Ownership Changes. Without regard to this Agreement, neither GWW nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382 of the Code.

(l) Section 355. Neither GWW nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(m) Reportable Transactions. Neither GWW nor any of its Subsidiaries has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 4.07 GWW Intellectual Property.

(a) Schedule 4.07(a) lists all of (i) the GWW IP Registrations and (ii) the GWW Intellectual Property that are not registered but that are material to GWW’s business or operations. All required filings and fees related to the GWW IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all the GWW’s IP Registrations are otherwise in good standing. GWW has provided or made available to Giga true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all the GWW’s IP Registrations.

(b) Schedule 4.07(b) lists all of the GWW IP Agreements, excluding off-the-shelf licenses or software as a service agreements for commercially available software provided at a cost of less than $15,000 per year. GWW has provided or otherwise made available to Giga true and complete copies of all such Giga IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each GWW IP Agreement is valid and binding on GWW or its Subsidiaries, as applicable, in accordance with its terms and is in full force and effect. Neither GWW (or its Subsidiaries, as applicable), nor, to the Knowledge of GWW, any other party thereto is in breach of or default under (or, to the Knowledge of GWW, is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any GWW IP Agreement.

(c) Except as set forth on Schedule 4.07(c), GWW or a Subsidiary of GWW is the sole and exclusive legal and beneficial, and with respect to the GWW IP Registrations, record, owner of all right, title and interest in and to the GWW Intellectual Property, and, to the Knowledge of GWW, has the valid right to use all other Intellectual Property used in or necessary for the conduct of GWW’s current business or operations, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, GWW has entered into binding, written agreements with every current and former employee, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to GWW any ownership interest and right they may have in the GWW Intellectual Property; and (ii) acknowledge GWW’s exclusive ownership of all of the GWW Intellectual Property, except for any non-compliance which would not reasonably be deemed to have a GWW Material Adverse Effect. GWW has provided Giga with true and complete copies of all such agreements to the extent requested by Giga.

(d) The consummation of the Share Exchange and the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, GWW’s or its Subsidiaries’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of GWW’s business or operations as currently conducted.

(e) GWW’s and/or its Subsidiaries’ rights in the GWW Intellectual Property are valid, subsisting and enforceable. GWW has taken reasonable steps to maintain the GWW Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the GWW Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(f) To the Knowledge of GWW, the conduct of GWW’s business as currently and formerly conducted, and the products, processes and services of GWW, have not infringed, misappropriated, diluted or otherwise violated, and to the Knowledge of GWW do not and will not infringe, dilute, misappropriate or otherwise violate the Intellectual Property or other rights of any Person. To the Knowledge of GWW, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any GWW Intellectual Property.

(g) There are no Legal Proceedings (including any oppositions, interferences or re-examinations) settled, pending or, to the Knowledge of GWW, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by GWW or any of its Subsidiaries; (ii) challenging the validity, enforceability, registrability or ownership of any GWW Intellectual Property or GWW’s and/or its Subsidiaries’ rights with respect to any GWW Intellectual Property; or (iii) by GWW or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the GWW Intellectual Property. GWW is not subject to any outstanding or prospective Order (including any motion or petition therefor) that does or would restrict or impair the use of any GWW Intellectual Property.

Section 4.08 Compliance; Permits.

(a) Compliance. Except as reflected on Schedule 4.08, GWW and each of its Subsidiaries are and, since June 1, 2019, have been, in compliance with, all Laws or Orders applicable to GWW or any of its Subsidiaries or by which GWW or any of its Subsidiaries or any of their respective businesses or properties is bound, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect. Since June 1, 2019, no Governmental Authority has issued any notice or notification stating that GWW or any of its Subsidiaries is not in compliance with any Law, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect.

(b) Permits. GWW and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the Effective Date, all Permits except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of GWW or any of its Subsidiaries is pending or, to the Knowledge of GWW, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect. GWW and each of its Subsidiaries is and, since June 1, 2019, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect.

Section 4.09 Litigation. There is no Legal Proceeding pending, or to the Knowledge of GWW, threatened against GWW or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of GWW, any officer or director of GWW or any of its Subsidiaries in their capacities as such other than any such Legal Proceeding that: (a) does not involve an amount in controversy in excess of $50,000; and (b) does not seek material injunctive or other material non-monetary relief. None of GWW or any of its Subsidiaries or any of their respective properties or assets is subject to any Order of a Governmental Authority or arbitrator, whether temporary, preliminary, or permanent, which would reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect.

Section 4.10 Brokers’ and Finders’ Fees. Neither GWW, nor any of its Affiliates or Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby for which Giga would be liable.

Section 4.11 Related Person Transactions. Except as reflected on Schedule 4.11, there are, and since June 1, 2019, there have been, no Contracts, transactions, arrangements, or understandings between GWW or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer, or employee or any of their respective family members) thereof or any holder of 5% or more of the shares of GWW Common Stock (or any of their respective family members), but not including any wholly-owned Subsidiary of GWW, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 4.12 Employee Benefit Issues.

(a) Schedule. Schedule 4.12(a) contains a true and complete list, as of the Effective Date, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life insurance, death, accidental death & dismemberment, disability, fringe, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by GWW or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director of GWW or any of its Subsidiaries (each, a “GWW Employee”), or with respect to which GWW or any GWW ERISA Affiliate has or may have any Liability (collectively, the “GWW Employee Plans”).

(b) Documents. GWW has made available to Giga correct and complete copies (or, if a plan or arrangement is not written, a written description) of all GWW Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each GWW Employee Plan; (iii) the most recent financial statements for each GWW Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each GWW Employee Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each GWW Employee Plan; and (vi) all actuarial valuation reports related to any GWW Employee Plans.

(c) Employee Plan Compliance. (i) Each GWW Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the GWW Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of GWW, has any such revocation been threatened, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of GWW no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) GWW and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each GWW Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded GWW Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP or IFRS, as applicable; (iv) except to the extent limited by applicable Law, each GWW Employee Plan can be amended, terminated, or otherwise discontinued after the Closing in accordance with its terms, without material liability to BitNile, GWW, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no investigations, audits, inquiries, enforcement actions, or Legal Proceedings pending or, to the Knowledge of GWW, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Authority with respect to any GWW Employee Plan; (vi) there are no material Legal Proceedings pending, or, to the Knowledge of GWW, threatened with respect to any GWW Employee Plan (in each case, other than routine claims for benefits); (vii) to the Knowledge of GWW, neither GWW nor any of its GWW

ERISA Affiliates has engaged in a transaction that could subject GWW or any GWW ERISA Affiliate to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; and (viii) all non-US GWW Employee Plans that are intended to be funded or book-reserved are funded or book-reserved, as appropriate, based on reasonable actuarial assumptions.

(d) Plan Liabilities. Neither GWW nor any GWW ERISA Affiliate has: (i) incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any GWW Employee Plan and nothing has occurred that could reasonably be expected to constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any GWW Employee Plan; (ii) except for payments of premiums to the PBGC which have been timely paid in full, not incurred any liability to the PBGC in connection with any GWW Employee Plan covering any active, retired, or former employees or directors of GWW or any GWW ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such GWW Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA; (iii) failed to satisfy the health plan compliance requirements under the Affordable Care Act, including the employer mandate under Section 4980H of the Code and related information reporting requirements; (iv) failed to comply with Section 601 through 608 of ERISA and Section 4980B of the Code, regarding the health plan continuation coverage requirements under COBRA; (v) failed to comply with the privacy, security, and breach notification requirements under HIPAA; or (vi) incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 or 4204 of ERISA to any multiemployer plan and nothing has occurred that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization, or insolvency of any such multiemployer plan which could result in any liability of GWW or any GWW ERISA Affiliate to any such multiemployer plan. No complete or partial termination of any GWW Employee Plan has occurred or is expected to occur.

(e) Certain GWW Employee Plans. With respect to each GWW Employee Plan:

(i) no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither GWW nor any of its GWW ERISA Affiliates has now or at any time within the previous six years contributed to, sponsored, maintained, or had any liability or obligation in respect of any such multiemployer plan or multiple employer plan;

(ii) no Legal Proceeding has been initiated by the PBGC to terminate any such GWW Employee Plan or to appoint a trustee for any such GWW Employee Plan;

(iii) no GWW Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of GWW or any GWW ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code. Except as set forth in Schedule 4.12(e), no such plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and no plan listed in Schedule 4.12(e) has failed to satisfy the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of GWW or any GWW ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and

(iv) no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such GWW Employee Plan.

(f) No Post-Employment Obligations. No GWW Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither GWW nor any GWW ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any GWW Employee (either individually or to GWW Employees as a group) or any other person that such GWW Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.

(g) Potential Governmental or Lawsuit Liability. Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of GWW, threatened claims by or on behalf of any participant in any GWW Employee Plan, or otherwise involving any GWW Employee Plan or the assets of any GWW Employee Plan; and (ii) no GWW Employee Plan is presently or has within the three years prior to the Effective Date, been the subject of an examination or audit by a Governmental Authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Authority.

(h) Section 409A Compliance. Each GWW Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(i) Health Plan Compliance. Each of GWW and its Subsidiaries complies in all material respects with the applicable requirements under ERISA and the Code, including COBRA, HIPAA, and the Affordable Care Act, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each GWW Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.

(j) Effect of Transaction. Neither the execution or delivery of this Agreement, the consummation of the Share Exchange, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of GWW or any of its Subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of GWW to merge, amend, or terminate any GWW Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any GWW Employee Plan. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, director, or other service provider of GWW under any GWW Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise Tax under Section 4999 of the Code.

(k) Employment Law Matters.

(i) GWW and each of its Subsidiaries: (A) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee and independent contractor classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll Taxes, and immigration with respect to GWW Employees and contingent workers; and (B) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing GWW Employees, except, in the case of clauses (A) and (B) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect.

(ii) To GWW’s knowledge since June 1, 2019, (A) no allegations of Misconduct have been made involving any current or former director, officer, or independent contractor of GWW or any of its Subsidiaries; and (B) neither GWW nor any of its Subsidiaries have entered into any settlement agreements related to allegations of Misconduct by any current or former director, officer, employee, or independent contractor of GWW or any of its Subsidiaries.

(l) Labor. Neither GWW nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against GWW or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened, or has occurred in the last two years, and, to the Knowledge of GWW, no material work stoppage, slowdown, or labor strike against GWW or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred in the last two years. None of GWW Employees is represented by a labor organization, work council, or trade union and, to the Knowledge of GWW, there is no organizing activity, Legal Proceeding, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at GWW or any of its Subsidiaries, or any GWW Employees. There are no Legal Proceedings, government investigations, or labor grievances pending, or, to the Knowledge of GWW, threatened relating to any employment related matter involving any GWW Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect.

Section 4.13 Real Property and Personal Property Matters.

(a) GWW Owned Real Estate. GWW or one or more of its Subsidiaries has good and marketable fee simple title to the GWW Owned Real Estate free and clear of any Liens other than the Permitted Liens. Schedule 4.13(a) contains a true and complete list by address and legal description of the GWW Owned Real Estate as of the Effective Date. Neither GWW nor any of its Subsidiaries: (i) lease or grant any Person the right to use or occupy all or any part of the GWW Owned Real Estate; (ii) other than to BitNile, has granted any Person an option, right of first offer, or right of first refusal to purchase such GWW Owned Real Estate or any portion thereof or interest therein; or (iii) has received written notice of any pending, and to the Knowledge of GWW threatened, condemnation proceeding affecting any GWW Owned Real Estate or any portion thereof or interest therein. Neither GWW nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(b) GWW Leased Real Estate. Schedule 4.13(b) contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the Effective Date for each such GWW Leased Real Estate (including the date and name of the parties to such Lease document). GWW has delivered to Giga a true and complete copy of each such Lease. Except as set forth on Schedule 4.13(b), with respect to each of the Leases set forth on Schedule 4.13(b): (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither GWW nor any of its Subsidiaries nor, to the Knowledge of GWW, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) GWW’s or its Subsidiary’s possession and quiet enjoyment of the GWW Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of GWW, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. Neither GWW nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has GWW or any of its Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly-owned Subsidiary of GWW) a right to use or occupy such GWW Leased Real Estate or any portion thereof.

(c) Real Estate Used in the Business. The GWW Owned Real Estate identified in Schedule 4.13(a) and the GWW Leased Real Estate identified in Schedule 4.13(b) comprise all of the real property used or intended to be used in, or otherwise related to, the business of GWW or any of its Subsidiaries.

(d) Personal Property. GWW and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by GWW or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.

Section 4.14 Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect:

(a) Compliance with Environmental Laws. GWW and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of GWW and its Subsidiaries as currently conducted.

(b) No Disposal, Release, or Discharge of Hazardous Substances. Neither GWW nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of GWW, formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in liability to GWW or any of its Subsidiaries, in either case of (i) or (ii) under any applicable Environmental Laws.

(c) No Production or Exposure of Hazardous Substances. Neither GWW nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any GWW Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any material Liability or obligation under any Environmental Law.

(d) No Legal Proceedings or Orders. Neither GWW nor any of its Subsidiaries has received written notice of and there is no Legal Proceeding pending, or to the Knowledge of GWW, threatened against GWW or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither GWW nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Authority or third party imposing any material Liability or obligation with respect to any of the foregoing.

(e) No Assumption of Environmental Law Liabilities. Neither GWW nor any of its Subsidiaries has expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

Section 4.15 Material Contracts.

(a) Material Contracts. For purposes of this Agreement, “GWW Material Contract” shall mean the following to which GWW or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases in which Giga or any of its Subsidiaries is a party):

(i) any employment or consulting Contract (in each case with respect to which GWW has continuing obligations as of the Effective Date) with any current or former (A) officer of GWW, (B) member of the GWW Board, or (C) GWW Employee providing for an annual base salary or payment in excess of $100,000;

(ii) any Contract providing for indemnification or any guaranty by GWW or any Subsidiary thereof, in each case that is material to GWW and its Subsidiaries, taken as a whole, other than (A) any guaranty by GWW or a Subsidiary thereof of any of the obligations of (1) GWW or another wholly-owned Subsidiary thereof or (2) any Subsidiary (other than a wholly-owned Subsidiary) of GWW that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iii) any Contract that purports to limit in any material respect the right of GWW or any of its Subsidiaries (or, at any time after the consummation of the Share Exchange, Giga or any of its Affiliates) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(iv) any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by GWW or any of its Subsidiaries after the Effective Date of assets or capital stock or other equity interests of any Person, in each case with a fair market value in excess of $100,000;

(v) any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of GWW or any of its Subsidiaries;

(vi) any Contract that contains any provision that requires the purchase of all or a material portion of GWW’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to GWW and its Subsidiaries, taken as a whole;

(vii) any Contract that obligates GWW or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Share Exchange will obligate Giga, GWW, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

(viii) any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contract solely between GWW and its wholly-owned Subsidiaries or among GWW’s wholly-owned Subsidiaries;

(ix) any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $100,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly-owned Subsidiaries of GWW;

(x) any employee collective bargaining agreement or other Contract with any labor union;

(xi) any GWW IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for GWW or any of its Subsidiaries;

(xii) any other Contract under which GWW or any of its Subsidiaries is obligated to make payment or incur costs in excess of $100,000 in any year and which is not otherwise described in clauses (i)–(xii) above; or

(xiii) any Contract which is not otherwise described in clauses (i)-(xiii) above that is material to GWW and its Subsidiaries, taken as a whole. For the purposes of this subsection (xiii) “material” means in excess of $500,000.

(b) Schedule of Material Contracts; Documents. Schedule 4.15(b) sets forth a true and complete list as of the Effective Date of all GWW Material Contracts. GWW has made available to Giga correct and complete copies of all GWW Material Contracts, including any amendments thereto.

(c) No Breach. (i) All GWW Material Contracts are legal, valid, and binding on GWW or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither GWW nor any of its Subsidiaries nor, to the Knowledge of GWW, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any GWW Material Contract; and (iii) neither GWW nor any of its Subsidiaries nor, to the Knowledge of GWW, any third party is in breach, or has received written notice of breach, of any GWW Material Contract.

Section 4.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a GWW Material Adverse Effect, insurance policies maintained by GWW and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as GWW reasonably has determined to be prudent, taking into account the industries in which GWW and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a GWW Material Adverse Effect, neither GWW nor any of its Subsidiaries is in breach or default, and neither GWW nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a GWW Material Adverse Effect and to the Knowledge of GWW: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 4.17 Information Supplied. None of the information supplied or to be supplied by or on behalf of GWW for inclusion or incorporation by reference in the Proxy Statement to be filed with the SEC by Giga in connection with the approval of the Share Exchange (and any other definitive proxy material filed by Giga on EDGAR relating to the Giga Stockholders Meeting or the Consent Solicitation) will, at the time the Proxy Statement is filed with the SEC by Giga in connection with the approval of the Share Exchange, and at any time it is amended or supplemented or at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of GWW for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Giga Stockholders or at the time of the Giga Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of GWW for inclusion or incorporation by reference in the Registration Statement or any final prospectus with respect to the Offering shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, or in the case of any final prospectus, filed with the SEC, at the time it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 4.18 Anti-Corruption Matters. Since its fiscal year ended in 2019, none of GWW, any of its Subsidiaries or any director, officer or, to the Knowledge of GWW, employee or agent of GWW or any of its Subsidiaries has: (a) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Authority; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since its fiscal year ended in 2019, neither GWW nor any of its Subsidiaries has disclosed to any Governmental Authority that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of GWW, no Governmental Authority is investigating, examining, or reviewing GWW’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

Section 4.19 COVID-19; COVID-19 Measures.

(a) GWW is not subject to (or has received an exclusion from the applicable Governmental Authority) COVID-19 Measures, such that GWW may not continue to operate in the Ordinary Course of Business as of the Effective Date and the reasonably foreseeable future.

(b) Schedule 4.19(b) sets forth a list of each loan or other financial grant for which GWW has applied or which it has received pursuant to any COVID-19 Measure, including any “Paycheck Protection Program” loan, “Economic Stabilization Fund” loan, or other SBA loan which loans remain outstanding.

(c) GWW has in place and maintains in effect business continuity, risk management, emergency and disaster plans, procedures, protocols and facilities appropriate for the nature of the risks associated with the business of GWW.

(d) GWW has taken reasonable actions to (i) reduce the potentially adverse effects of COVID-19 and COVID-19 Measures on GWW, and (ii) assess and monitor risks which may arise from the continuation of the COVID-19 pandemic.

(e) Except as set forth on Schedule 4.19(e), as of the Effective Date, GWW has not had, nor to the Knowledge of GWW are there any facts that would give rise to, any workforce changes resulting from disruptions due to COVID-19 or COVID-19 Measures, whether directly or indirectly, including any actual or expected terminations, layoffs, furlough, shutdowns (whether voluntary or by Order), or any changes to benefit or compensation programs, nor are any such changes currently contemplated.

(f) GWW has no Knowledge that any Personnel has any plans to terminate his, her or its status as an employee or independent contractor of GWW, including upon or in connection with the consummation of the transactions contemplated by this Agreement or as a result of COVID-19 or COVID-19 Measures.

Section 4.20 Government Contracts.

(a) Schedule 4.20(a) contains an accurate and complete list by counterparty and date, as of the Effective Date, of: (i) each Government Contract to which GWW is a party and for which the period of performance has not expired or terminated or for which final payment has not yet been received, in each case, accounting for revenues for the period from January 1, 2021 through August 31, 2021 in excess of $100,000; (ii) each pending Government Bid that GWW or any of its Subsidiaries has submitted with an aggregate contract value, if awarded to GWW or any of its Subsidiaries, in excess of $100,000; and (iii) each Government Contract to which GWW or any of its Subsidiaries is a party accounting for revenues for the period from January 1, 2021 through August 31, 2021 in excess of $100,000, and that requires the other contracting party’s consent for a change in control or ownership of GWW or any of its Subsidiaries, or permits the other contracting party to terminate or cancel a Government Contract upon a change in control or ownership of GWW or any of its Subsidiaries. Notwithstanding anything to the contrary contained in this Section 4.20(a), GWW is not obligated to list BitNile’s Contracts and Bids on Schedule 4.20(a).

(b) As of the Effective Date, neither GWW nor any of its Subsidiaries has received written notice that any Government Contracts or Government Bids are the subject of bid or award protest Legal Proceedings or that the counterparty to any such Government Contract intends to materially reduce future expenditures under or refrain from exercising any material options under such Government Contracts.

(c) Except as set forth on Schedule 4.20(c), since June 1, 2019, to the Knowledge of GWW: (i) GWW and its Subsidiaries have complied in all material respects with all applicable Laws pertaining to all Government Contracts or Government Bids (and in any certificate, statement, list, schedule, or other documents submitted or furnished to a Governmental Authority in connection with the foregoing), including the FAR; the DFARS; Cost Accounting Standards; the Service Contract Act of 1963 (including requirements for paying applicable Service Contract Act wage rate and fringe benefit rates); the Truth in Negotiations Act; and the Anti-Kickback Act, where and as applicable to each Government Contract or Government Bid; (ii) neither GWW nor any of its Subsidiaries has received any written notice from a Governmental Authority regarding any alleged violation by GWW of the Civil False Claims Act, Procurement Integrity Act, Anti-Kickback Act, Truth in Negotiations Act, Buy American Act, Trade Agreements Act, Service Contract Act, or labor category qualification and billing contract requirements that reasonably could be expected to be material and adverse to the Acquired Companies taken as a whole; (iii) GWW and its Subsidiaries are in compliance in all material respects with all national security requirements, including NISPOM and the data security, cybersecurity, and physical security systems and procedures required by its Government Contracts, including the National Institute of Standard and Technology Special Publication 800-171 (Protecting Controlled Unclassified Information in Nonfederal Information Systems and Organizations), DFARS 252.204-7008 (Compliance with Safeguarding Covered Defense Information Controls (Oct 2016)), DFARS 252.204-7012 (Safeguarding Covered Defense Information and Cyber Incident Reporting (Oct 2016)), and with the information security requirements of FAR 52.204-21 (Basic Safeguarding of Covered Contractor Information Systems (June 2016)); (iv) since June 1, 2019, any data security, cybersecurity or physical security breach related to any Government Contract has been reported to the necessary Governmental Authority or higher tier contractor, as required by the terms of the Government Contract or applicable Law; (v) GWW and its Subsidiaries have complied in all material respects with all representations and certifications set forth in such Government Contracts or Government Bids; and (vi) neither the U.S. Government nor any prime contractor, subcontractor, or other Person has notified GWW or any of its Subsidiaries in writing that GWW or one or more of its Subsidiaries have breached or violated in any material respect any applicable Law, term or condition pertaining to any Government Contracts or Government Bids.

(d) Except as set forth on Schedule 4.20(d), since June 1, 2019, neither GWW nor any of its Subsidiaries has provided covered telecommunications equipment or services to Government Authorities in the performance of a Government Contract. Since June 1, 2019, to the Knowledge of GWW, neither GWW nor any of its Subsidiaries has used covered telecommunications equipment or services, or used any equipment, system, or service that uses covered telecommunications equipment or services. For purposes of this section, the term “covered telecommunications equipment or services” shall have the meaning prescribed in FAR clause 52.204-25.

(e) To the Knowledge of GWW, since June 1, 2019, all facts set forth in or acknowledged in any disclosure statements, representations, warranties, certifications or other documents made, submitted, or furnished to any Governmental Authority with respect to any Government Contract or Government Bid were correct, current, and complete in all material respects as of their submission date. Except as set forth on Schedule 4.20(e), no termination for convenience, termination for default, cure notice, show cause notice, letter of concern, assessment of liquidated damages, claim, request for equitable adjustment, or material dispute is currently in effect, has been issued or made since June 1, 2019, or, to the Knowledge of GWW, has been threatened in writing since June 1, 2019, in each case, with respect to any Government Contract in excess of $100,000.

(f) Except as set forth on Schedule 4.20(f), at all times since June 1, 2019, and to the extent applicable and required: (i) GWW’s cost accounting and “contractor business systems” (as defined in DFARS 252.242-7005) have complied in all material respects with all applicable Laws and with the requirements of GWW’s Government Contracts; and (ii) GWW has not received written notice of a finding of fraud or any claim of any material Liability as a result of defective pricing, labor mischarging, or improper payments on the part of GWW or any of its Subsidiaries in connection with any Government Contracts or Government Bids. To the Knowledge of GWW, there are no indirect rate variances for open cost accounting periods that, individually or in the aggregate, reasonably would be expected to result in a rate adjustment in excess of current reserves, in the aggregate, on the costs allocated to GWW’s Government Contracts.

(g) Since June 1, 2019, to the Knowledge of GWW, (i) no Representative or employees of GWW or any of its Subsidiaries is or has been (except as to routine security investigations) under administrative, civil, or criminal investigation, indictment, or audit (other than a routine Defense Contract Audit Agency audit in the ordinary course of business) by any Governmental Authority with respect to any Government Contracts or Government Bids of GWW or any of its Subsidiaries; and (ii) GWW has not received any written communication from any Governmental Authority that GWW or any of its Subsidiaries will be subject to any administrative, civil, or criminal investigation, indictment, or audit with respect to any such Government Contracts or Government Bids; and (iii) there have been no written document requests, subpoenas, search warrants, or civil investigative demands received by GWW or any of its Subsidiaries or its or their Representatives, or, to the Knowledge of GWW, employees with respect to Government Contracts or Government Bids of GWW or any of its Subsidiaries.

(h) Except as set forth on Schedule 4.20(h), within the five year period immediately preceding the Effective Date, no Governmental Authority has assigned GWW or any of its Subsidiaries a rating below “Satisfactory” in connection with any contractor performance assessment report, past performance questionnaire, or similar evaluation of past performance. Summaries of all level III and level IV Corrective Action Requests issued by Defense Contract Management Agency to any Acquired Company since June 1, 2019 to the Effective Date, and any related summary of corrective action responses and plans, have been made available to BitNile.

(i) Since June 1, 2019, neither GWW nor any of its Subsidiaries, nor any of its or their respective Principals (as defined in FAR 52.209-5) is presently indicted or has been convicted of, had a civil judgment rendered against them, or have had a finding of fault and Liability rendered against them in any Legal Proceeding for: (i) commission of fraud or a criminal offense in connection with the obtaining, attempting to obtain, or performing a Government Contract; (ii) violation of federal or state antitrust laws relating to submission of offers; or (iii) commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, Tax evasion, violating federal criminal Tax Laws, or receiving stolen property. Since June 1, 2019, neither GWW nor any of its Subsidiaries has had a disposition in a Legal Proceeding by consent or compromise with an acknowledgment of fault by GWW or any of its Subsidiaries if the Legal Proceeding could have led to any of the outcomes specified in clauses (i) through (iii) of the preceding sentence.

(j) Neither GWW nor any of its Subsidiaries or its or their respective Principals (as defined FAR 52.209-5) has been or is now debarred, suspended, proposed for suspension or debarment, deemed non-responsible, or otherwise excluded from participation in, or the award of, Government Contracts or from doing business with any Governmental Authority, nor does any other condition exist that would require disclosure under FAR 52.209-5. To the Knowledge of GWW, there exist no facts or circumstances that would warrant the institution of suspension, debarment or exclusion proceedings or the finding of non-compliance, non-responsibility or ineligibility on the part of GWW or any of its Subsidiaries or its or their respective Principals (as defined in FAR 52.209-5).

(k) Since June 1, 2019, neither GWW nor any of its Representatives has made a written voluntary disclosure with respect to any alleged, potential, or actual irregularity, misstatement, noncompliance, or omission arising under or relating to a Government Contract or Government Bid, nor made any disclosure to any Governmental Authority pursuant to the FAR mandatory disclosure provisions (FAR 9.406-2, 9.407-2 & 52.203-13) and, to the Knowledge of GWW, no facts and circumstances exist that would require a mandatory disclosure pursuant to FAR 52.203-13. Since June 1, 2019, neither GWW nor any of its Subsidiaries has provided to any third party any Intellectual Property developed under any Government Contract in violation of such Government Contract.

(l) Neither GWW nor any of its Subsidiaries are performing work for a Governmental Authority with an aggregate cost to GWW or its Subsidiaries of $100,000 without the benefit of a Government Contract, the reasonable expectation of a Government Contract based upon memorialized communications with the customer or contractual authorization or funding from such Governmental Authority, nor did any billed accounts receivable arise pursuant to such an arrangement.

(m) To the Knowledge of GWW since June 1, 2019, (i) all personnel security clearances and facility security clearances required by GWW’s and/or its Subsidiaries’ Government Contracts are valid and in full force and effect, (ii) GWW has not received written notice of any threatened revocation, invalidation, or suspension of any facility or personnel security clearance nor has GWW received any notice from a

Governmental Authority of threatened revocation, invalidation or suspension of any facility security clearance, (iii) GWW has not received a rating less than “Satisfactory” from any DCSA or other CSA inspection or audit, and (iv) there has been no material unauthorized disclosure of classified information by employees of GWW or any of its Subsidiaries.

(n) To the Knowledge of GWW, (i) there are no Government Contracts or Government Bids (or mitigation plans under such Government Contracts or Government Bids) that include one or more terms or provisions that identify specific contracts, program, or work and restrict GWW’s or any of its Subsidiaries’ ability to bid on or perform work on future Government Contracts or programs or for specific periods of time based upon “organizational conflicts of interest,” as defined in FAR Subpart 9.5, (ii) there are no activities or relationships between, on the one hand, GWW and/or any of its Subsidiaries and, on the other hand, BitNile, that reasonably would be expected to result in an organizational or personal conflict of interest, as defined in the FAR, as a result of this Agreement or the consummation of the transactions contemplated by this Agreement, and (iii) GWW and its Subsidiaries are and have been, at all times since June 1, 2019, in compliance in all material respects with all organizational or personal conflict of interest (as defined in the FAR) mitigation plans entered into by GWW or any of its Subsidiaries in connection with any active program or proposal. Since June 1, 2019, neither GWW nor any of its Subsidiaries has received any written notice of any failure to comply with such plans or the existence of any prohibited organizational or personal conflict of interest in connection with any Government Contract or Government Bid.

(o) To the Knowledge of GWW, there are no outstanding allegations of improper activities arising from any audit or non-audit review by a Governmental Authority, including without limitation, by the Defense Contract Audit Agency, of GWW or any of its Subsidiaries or work performed by GWW or any of its Subsidiaries that would, individually or in the aggregate, have a GWW Material Adverse Effect. In the past five years, GWW and each of its Subsidiaries has been and is in compliance in all material respects with any applicable United States national customs or export control laws and regulations, including the Export Administration Regulations, the Arms Export Control Act, and the International Traffic in Arms Regulations.

Section 4.21 Privacy and Data Security. GWW has provided true and correct copies of all current Privacy Policies adopted by GWW or any of its Subsidiaries in connection with the operation of its business. To the Knowledge of GWW, GWW and its Subsidiaries have during the period beginning June 1, 2019 through the Effective Date: (i) complied with all applicable Laws related to the protection, privacy and security of Personal Data, and any similar federal, state or foreign law and other laws regarding the disclosure of Personal Data; (ii) not violated its applicable Privacy Policies; (iii) taken commercially reasonable steps to protect and maintain the confidential nature of Personal Data provided to GWW, its Subsidiaries or any of their respective Affiliates in accordance with its applicable Privacy Policies; (iv) has not discovered any unauthorized or improper access to or use or disclosure of Personal Data or other Confidential Information to any unauthorized or improper third party; and (v) no threatened or actual breach of Personal Data by or against the GWW or any of its Subsidiaries.

Section 4.22 No Other Representations and Warranties. Except for the representations and warranties of GWW expressly set forth in this Agreement or in a certificate delivered pursuant to this Agreement, none of GWW nor any other Person on behalf of GWW has made or makes any other express or implied representation or warranty, either written or oral, with respect to GWW or any of its Subsidiaries or with respect to any other information provided to Giga or any of its Representatives, including, but not limited to, its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects, in connection with the transactions contemplated by this Agreement.

Section 4.23 Non-Reliance. GWW acknowledges that the representations and warranties of Giga set forth in Article III constitute the sole and exclusive representations and warranties of Giga to GWW in connection with the transactions contemplated hereby, and GWW further acknowledges and agrees that neither Giga, nor any of its Representatives, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement. GWW further acknowledges and agrees that any estimates, budgets, projections, forecasts or other predictions that may have been provided to GWW or any of its Representatives are not representations or warranties of Giga or guarantees of performance and that actual results may vary substantially from any such estimates, budgets, projections, forecasts or other predictions. None of GWW, its Affiliates, Subsidiaries, nor any of their respective Representatives are relying on any representation or warranty of Giga or any of its Representatives except for those expressly set forth in this Agreement or in a certificate delivered pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to or shall limit or otherwise restrict any claim by or right of GWW with respect to or arising from any intentional misrepresentation or reckless or intentional fraud.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BITNILE

BitNile hereby represents and warrants to Giga that the following representations and warranties are true and correct as of the Effective Date:

Section 5.01 Title. BitNile is the sole record and beneficial owner of all of the GWW Shares as specified on Schedule 2.01 and BitNile owns the GWW Shares, free of any claim, lien, security interest or encumbrance of any nature or kind and, as such, has the exclusive right and full power to sell, transfer and assign the GWW Shares free of any such claim, lien, security interest or encumbrance. BitNile is the sole record and beneficial owner of the outstanding GWW Shares.

Section 5.02 Power and Authority. BitNile has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of BitNile, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by BitNile to the extent necessary.

Section 5.03 No Conflict. The execution and delivery of this Agreement by BitNile and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable Laws, or any provision of any other contract or instrument to which BitNile is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, Bylaw or regulation applicable to BitNile.

Section 5.04 BitNile Approvals. (i) A designee of BitNile has approved this Agreement and the transactions contemplated hereby by resolutions duly adopted by the written consent of such designee in his capacity as the designee of BitNile as the holder of all of the outstanding GWW Shares, and (ii) the board of directors of BitNile have approved this Agreement and the transactions contemplated hereby by resolutions duly adopted by at a meeting of all directors of GWW duly called and held (or by resolutions duly adopted by its directors by written consent), none of which resolutions has been subsequently rescinded or modified in any way.

Section 5.05 No Insolvency. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating BitNile or an Affiliate thereof as the bankrupt or the insolvent, are pending or, to the Knowledge of BitNile, threatened and BitNile has not made an assignment for the benefit of creditors, nor has BitNile or any Affiliate thereof taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

Section 5.06 Litigation. There are no actions, suits, or proceedings pending or, to BitNile’s Knowledge, threatened, which could in any manner restrain or prevent BitNile from exchanging the GWW Shares pursuant to the terms and provisions of this Agreement.

Section 5.07 Brokers. BitNile has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 5.08 No Restrictions. Other than this Agreement, BitNile is not a party to or bound by any Contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of Law) any GWW Shares, or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the GWW Shares.

Section 5.09 Financing. BitNile has the financial resources, and as of the Closing of the Offering will have sufficient cash on hand necessary to consummate the transactions contemplated by this Agreement, including its purchase of shares of Giga Common Stock in the aggregate amount of $5,750,000 on the terms and subject to the conditions set forth herein.

Section 5.10 Investment Intent. The Exchange Shares to be received by BitNile hereunder will be acquired for investment and only for BitNile’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and BitNile has no present intention of publicly selling, granting any participation in, or otherwise distributing the same; provided, that, by making the representations herein, other than as set forth herein, BitNile does not agree to hold any of the Exchange Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Exchange Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration (provided that BitNile complies with the conditions thereof) and in compliance with applicable federal and state securities laws.

Section 5.11 Investment Experience. BitNile is an experienced investor and acknowledges and represents that: (a) it is able to fend for itself; (b) can bear the economic risk of its investment in the Exchange Shares; and (c) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risk of its investment in the Exchange Shares.

Section 5.12 Accredited Investor Status. BitNile is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, as amended.

Section 5.13 Status of Exchange Shares. BitNile understands and agrees as follows: (a) the Exchange Shares constitute “restricted securities” under the Securities Act inasmuch as they are being acquired from Giga in a transaction not involving a public offering; (b) subject to limited exceptions, the Exchange Shares may not be resold, disposed of or transferred, in whole or in part, without registration under the Securities Act; and (c) it must bear the economic risk of this investment indefinitely unless the Exchange Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

Section 5.14 Legends. BitNile acknowledges that all certificates or other instruments representing the Exchange Shares subject to this Agreement may, at the option of Giga, bear a restrictive legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, OTHERWISE DISPOSED OF OR TRANSFERRED, IN WHOLE OR IN PART, EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS OR SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Section 5.15 No Consents. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental or self-regulatory agency or body or any other person is required to be obtained, made or given by or with respect to BitNile the Seller in connection with the execution and delivery of this Agreement or any other agreements or instruments executed and delivered hereunder or thereunder by BitNile, or the performance of any obligations hereunder or thereunder by BitNile, including the sale and delivery of the GWW Shares by BitNile pursuant to this Agreement.

Section 5.16 Information Supplied.

(a) None of the information supplied or to be supplied by or on behalf of BitNile for inclusion or incorporation by reference in the Proxy Statement to be filed with the SEC by Giga in connection with the approval of the Share Exchange (and any other definitive proxy material filed by Giga on EDGAR relating to the Giga Stockholders Meeting or the Consent Solicitation) will, at the time the Proxy Statement is filed with the SEC by Giga in connection with the approval of the Share Exchange, and at any time it is amended or supplemented or at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of BitNile for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Giga Stockholders or at the time of the Giga Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) None of the information supplied or to be supplied by or on behalf of BitNile for inclusion or incorporation by reference in the Registration Statement or any final prospectus with respect to the Offering shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, or in the case of any final prospectus, filed with the SEC, at the time it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading

Section 5.17 No Other Representations and Warranties. Except for the representations and warranties of BitNile expressly set forth in this Article V or in a certificate delivered pursuant to this Agreement, neither BitNile nor any other Person on behalf of BitNile has made or makes any other express or implied representation or warranty, either written or oral, with respect to any other information provided to Giga or any of its Representatives in connection with the transactions contemplated by this Agreement.

Section 5.18 Non-Reliance. BitNile acknowledges that the representations and warranties of Giga set forth in Article III constitute the sole and exclusive representations and warranties of Giga to BitNile in connection with the transactions contemplated hereby, and BitNile further acknowledges and agrees that neither Giga, nor any of its Representatives, are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement. BitNile further acknowledges and agrees that any estimates, budgets, projections, forecasts or other predictions that may have been provided to BitNile or any of its Representatives are not representations or warranties of Giga or guarantees of performance and that actual results may vary substantially from any such estimates, budgets, projections, forecasts or other predictions. Neither BitNile, nor any of its Affiliates or Representatives are relying on any representation or warranty of Giga or any of its Representatives except for those expressly set forth in this Agreement or in a certificate delivered pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to or shall limit or otherwise restrict any claim by or right of BitNile with respect to or arising from any intentional misrepresentation or reckless or intentional or fraud.

ARTICLE VI

COVENANTS

Section 6.01 Public Offering; Registration Statement. As soon as practicable following the Effective Date, Giga shall file with the SEC a Registration Statement on Form S-1 for the registration and sale of at least

$25 million of Giga Common Stock in an underwritten public offering (the “Registration Statement”), of which BitNile shall purchase $5.75 million in Giga Common Stock on the same terms and conditions as public investors with the exception of a lower discount and other underwriting compensation (the “Offering”). GWW and Giga shall co-operate with each other connection with the Offering. Giga shall use the proceeds of the Offering to redeem all of the Giga Preferred Stock outstanding as of the Effective Date and for general corporate purposes. The Giga Financial Advisor shall be the lead bookrunner and underwriter for the Offering on terms satisfactory to it, Giga and GWW. Giga shall not file the Registration Statement, or any amendment thereto, absent the express prior written approval therefor by GWW.

Section 6.02 Conduct of Business of Giga. During the period from the Effective Date until the Closing, Giga shall, and shall cause each of its Subsidiaries, except as expressly contemplated by this Agreement, as required by applicable Law, or with the prior written consent of GWW (which consent shall not be unreasonably withheld, conditioned, or delayed), conduct its business in the ordinary course of business, consistent with past practice, and, to the extent consistent therewith, Giga shall, and shall cause each of its Subsidiaries to, use its best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the Effective Date and the Closing, except as otherwise expressly permitted by this Agreement, or as required by applicable Law, Giga shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of GWW (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a) other than as expressly agreed to by the parties hereto, amend or propose to amend its Charter Documents;

(b) (i) split, combine, or reclassify any Giga Securities, (ii) other than as expressly agreed to by the parties hereto, repurchase, redeem, or otherwise acquire, or offer to repurchase, or otherwise acquire, any Giga Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);

(c) issue, sell, pledge, dispose of, or encumber any Giga Securities or Giga Subsidiary Securities, other than the issuance of shares of Giga Common Stock upon the exercise of any Giga Equity Award outstanding as of the Effective Date in accordance with its terms;

(d) except as required by applicable Law or by any Giga Employee Plan or Contract in effect as of the Effective Date (i) increase the compensation payable or that could become payable by Giga or any of its Subsidiaries to directors, officers, or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with Giga’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iii) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Giga Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Giga Employee Plan if it were in existence as of the Effective Date, or make any contribution to any Giga Employee Plan, other than contributions required by Law, the terms of such Giga Employee Plans as in effect on the Effective Date, or that are made in the ordinary course of business consistent with past practice;

(e) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in excess of $50,000 in the aggregate;

(f) (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any

Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any Subsidiary of Giga; provided, that the foregoing shall not prohibit Giga and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under the Giga Owned IP, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(g) repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of Giga or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Giga Material Contract or any Lease with respect to material Giga Real Estate or any other Contract or Lease that, if in effect as of the Effective Date would constitute a Giga Material Contract or Lease with respect to material Giga Real Estate hereunder;

(i) institute, settle, or compromise any Legal Proceeding involving the payment of monetary damages by Giga or any of its Subsidiaries of any amount exceeding $50,000 in the aggregate, other than (i) any Legal Proceeding brought against BitNile or GWW arising out of a breach or alleged breach of this Agreement by GWW, and (ii) the settlement of claims, liabilities, or obligations reserved against on Giga Balance Sheet; provided, that neither Giga nor any of its Subsidiaries shall settle or agree to settle any Legal Proceeding which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on Giga’s business;

(j) make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP, IFRS or applicable Law;

(k) (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Giga Balance Sheet (or most recent consolidated balance sheet included in the Giga SEC Documents), (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to Giga or its Subsidiaries;

(l) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(m) except in connection with actions permitted by Section 6.05 hereof, take any action to exempt any Person from, or make any acquisition of securities of Giga by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Giga with respect to a Takeover Proposal or otherwise, except for GWW, or any of its respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(n) abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Giga Owned IP, or grant any right or license to any material Giga Owned IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(o) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(p) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of Giga or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(q) adopt or implement any stockholder rights plan or similar arrangement; or

(r) agree or commit to do any of the foregoing.

Section 6.03 Conduct of the Business of GWW. During the period from the Effective Date until the Closing, GWW shall, and shall cause each of its Subsidiaries, except as expressly contemplated by this Agreement, as required by applicable Law, or with the prior written consent of Giga (which consent shall not be unreasonably withheld, conditioned, or delayed), to conduct its business only in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, between the Effective Date and the Closing, except as otherwise expressly permitted by this Agreement, as set forth in Schedule 6.03, or as required by applicable Law, GWW shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Giga (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a) amend its Charter Documents in a manner that would adversely affect Giga;

(b) (i) split, combine, or reclassify any GWW Securities in a manner that would adversely affect Giga or the holders of Giga Common Stock relative to the other holders of GWW Common Stock; (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any GWW Securities or GWW Subsidiary Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries;

(c) issue, sell, pledge, dispose of, or encumber any GWW Securities or GWW Subsidiary Securities, other than (i) the issuance of shares of GWW Common Stock upon the exercise of any GWW Equity Awards outstanding as of the Effective Date in accordance with its terms, and (ii) the issuance of shares of GWW Common Stock in connection with or upon the exercise of any GWW Equity Awards granted after the Effective Date in the ordinary course of business consistent with past practice;

(d) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person, in each case that would reasonably be expected to prevent, impede, or materially delay the consummation of the Share Exchange or other transactions contemplated by this Agreement;

(e) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(f) (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any Subsidiary of GWW; provided, that the foregoing shall not prohibit GWW and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under the Giga Owned IP, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(g) repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of GWW or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice, and (ii) where the taking of any such action set forth in this Section 6.03(g) would not be reasonably expected to have, individually or in the aggregate, a GWW Material Adverse Effect;

(h) except as otherwise set forth on Schedule 6.03(h), enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any GWW Material Contract or any Lease with respect to material GWW Real Estate or any other Contract or Lease that, if in effect as of the Effective Date would constitute a GWW Material Contract or Lease with respect to material GWW Real Estate hereunder;

(i) institute, settle, or compromise any Legal Proceeding involving the payment of monetary damages by GWW or any of its Subsidiaries of any amount exceeding $50,000 in the aggregate, other than (i) any Legal Proceeding brought against Giga arising out of a breach or alleged breach of this Agreement by Giga, and (ii) the settlement of claims, liabilities, or obligations reserved against on GWW Balance Sheet; provided, that neither GWW nor any of its Subsidiaries shall settle or agree to settle any Legal Proceeding which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on GWW’s business;

(j) make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP, IFRS, or applicable Law;

(k) (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the GWW Balance Sheet, (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to GWW or its Subsidiaries;

(l) except in connection with actions permitted by Section 6.05 hereof, take any action to exempt any Person from, or make any acquisition of securities of GWW by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Giga with respect to a Takeover Proposal or otherwise, except for GWW, or any of its respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(m) abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material GWW Owned IP, or grant any right or license to any material GWW Owned IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(n) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(o) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate or Subsidiary of GWW or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC; or

(p) agree or commit to do any of the foregoing.

Section 6.04 Access to Information; Confidentiality.

(a) Access to Information. From the Effective Date until the earlier to occur of the Closing or the termination of this Agreement in accordance with the terms set forth in Article VIII, Giga and GWW shall, and shall each cause their respective Subsidiaries to, afford to the other party and their respective Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of Giga or GWW or their respective Subsidiaries, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the other party and its Subsidiaries, and each of Giga and GWW shall, and shall cause its respective Subsidiaries to, furnish promptly to the other party such other information concerning their respective businesses and properties (and those of their Subsidiaries) as either Giga or GWW may reasonably request from time to time. Neither of Giga, GWW, nor any of their respective Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect any party’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to any party pursuant to this Agreement.

(b) Confidentiality. The parties hereby agree that all information provided to the other party or the other parties’ Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 6.04(a), shall be treated in accordance with the Confidentiality Agreement, dated March 29, 2021, between GWW and Giga (the “Confidentiality Agreement”). GWW, BitNile and Giga shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 6.05 No Solicitation.

(a) Takeover Proposals. Giga, and each shall cause it Representatives, Subsidiaries or Subsidiaries’ Representatives as applicable, not to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 6.05(b), (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Giga or any of its Subsidiaries, as applicable, to, afford access to the business, properties, assets, books, or records of Giga or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal; (ii) except where the Giga Board makes a good faith determination, after consultation with its financial advisors and outside legal counsel, that it would or could reasonably be expected to result in a Superior Proposal, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Giga or any of its Subsidiaries to amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Giga or any of its Subsidiaries; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (each, an “Acquisition Agreement”). Except as expressly permitted by this Agreement, the Giga Board shall not effect a Giga Adverse Recommendation Change. Giga shall cause its Representatives, Subsidiaries and Subsidiaries’ Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the Effective Date with respect to any Takeover Proposal and shall request that any such third party (or its agents or advisors) in possession of non-public information in respect of Giga and any of their respective Subsidiaries that was furnished by or on behalf of such party or its respective Subsidiaries to return or destroy (and confirm destruction of) all such information. Without limiting the foregoing, it is understood that any violation of or the taking of actions inconsistent with the restrictions set forth in this Section 6.05 by any Representative of Giga or its Subsidiaries whether or not such Representative is purporting to act on behalf of Giga or any of its Subsidiaries, shall be deemed to be a breach of this Section 6.05 by the applicable party.

(b) Superior Proposal. Notwithstanding Section 6.05(a), prior to the receipt of the Requisite Giga Vote, the Giga Board, directly or indirectly through any Representative, may, subject to Section 6.05(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Giga Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; (ii) thereafter furnish to such third party non-public information relating to such party or any of its respective Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within two Business Days) provided for informational purposes to GWW); (iii) following receipt of and on account of a Superior Proposal, make a Giga Adverse Recommendation Change; and/or (iv) take any action that any court of competent jurisdiction orders such party to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) and (ii), only if the Giga Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such actions could lead to or would reasonably be expected to result in a Superior Proposal or could reasonably be expected to result in a Superior Proposal. Nothing contained herein shall prevent the Giga Board from disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Giga Board determines, after consultation with its financial advisors and outside legal counsel, that failure to disclose such position would cause its board to be in breach of its fiduciary duties under applicable Law.

(c) Notification to BitNile. The Giga Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 6.05(b) unless Giga shall have delivered to BitNile prior written notice advising BitNile that it intends to take such action. Giga shall notify BitNile promptly (but in no event later than two Business Days) after Giga obtains Knowledge of its receipt (or any of its Representatives’ receipt) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to such party or any of its Subsidiaries or for access to the business, properties, assets, books, or records of such party or any of its Subsidiaries by any third party. In such notice, Giga shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. Giga shall keep BitNile fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. Giga shall provide BitNile with at least 48 hours prior notice of any meeting of the Giga Board, or any committee thereof (or such lesser notice as is provided to the members of the Giga Board or committee thereof) at which the Giga Board, or any committee thereof, is reasonably expected to consider any Takeover Proposal. Giga shall promptly provide BitNile with a list of any non-public information concerning Giga or any of its Subsidiaries’ business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to the other party, copies of such information.

(d) Adverse Recommendation Change or Acquisition Agreement. Except as expressly permitted by this Section 6.05, the Giga Board shall not effect a Giga Adverse Recommendation Change; or enter into (or permit any of its respective Subsidiaries to enter into) an Acquisition Agreement. Notwithstanding the foregoing, at any time: (i) prior to the receipt of the Requisite Giga Vote, the Giga Board may effect a Giga Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) an Acquisition Agreement that did not result from a breach of this Section 6.05, if (A) Giga promptly notifies BitNile, in writing, at least three Business Days (the “Superior Proposal Notice Period”) before making a Giga Adverse Recommendation Change, as applicable, or entering into (or causing one of its Subsidiaries to enter into) an Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that Giga has received a Takeover Proposal that the Giga Board (or a committee thereof) intends to declare a Superior Proposal and that it intends to effect a Giga Adverse Recommendation Change, and/or Giga intends to enter into an Acquisition Agreement, (B) Giga specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement and any related documents including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal, (C) Giga shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with the GWW and BitNile in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if GWW and BitNile, in their discretion, propose to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remains in the Superior Proposal Notice Period subsequent to the time such party notifies the other party of any such material revision (it being understood that there may be multiple extensions)), and (D) the Giga Board (or a committee thereof) determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by the other party during the Superior Proposal Notice Period in the terms and conditions of this Agreement).

Section 6.06 Preparation of Proxy Statement.

(a) Proxy Statement. In connection with the Giga Stockholders Meeting of the Consent Solicitation, as soon as reasonably practicable following the Effective Date, Giga shall prepare and file the Proxy Statement with the SEC in preliminary form and, subject to the Exchange Act, the rules of the SEC thereunder and any comments or actions of the staff of the SEC, in definitive form as soon as practicable thereafter, in each case, pursuant to and in accordance with this Section 6.06. GWW shall prepare and furnish such information relating to it, its Subsidiaries and its directors, officers and shareholders as may be reasonably required in connection with the Proxy Statement based on GWW’s knowledge of and access to the information required for said documents, and GWW and BitNile, and their respective legal, financial and accounting advisors, shall have the right, in accordance with Section 6.06(c), to review in advance, comment on, and approve (i) both the preliminary and definitive forms of the Proxy Statement, (ii) any amendments or supplements thereto, and (iii) any written communications with the SEC in connection therewith, in each case, prior to prior to filing by Giga. GWW agrees to cooperate with Giga and Giga’s counsel in connection with the preparation of the preliminary and definitive Proxy Statement.

(b) Furnishing of Information. Giga and GWW shall furnish to the other party all information concerning such Person and its Affiliates required by the Exchange Act to be set forth in the Proxy Statement. Each of Giga and GWW shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect. Each of Giga and GWW shall take all steps necessary to amend or supplement the Proxy Statement, as applicable, and Giga shall cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and disseminated to the Giga Stockholders to the extent required by applicable Law.

(c) SEC Comments. Giga shall promptly provide GWW, BitNile, and their respective counsel with any comments or other communications, whether written or oral, Giga, or its counsel, may receive from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments. Prior to the filing of both the preliminary and definitive forms of the Proxy Statement with the SEC (including in each case any amendment or supplement thereto) or the dissemination thereof to the Giga Stockholders, or responding to any comments of the SEC with respect to the both the preliminary and definitive forms of the Proxy Statement, Giga shall provide GWW, BitNile, and their respective counsel a reasonable opportunity to review and comment on such Proxy Statement, or response (including the proposed final version thereof), and Giga shall not file either the preliminary or definitive forms of the Proxy Statement with the SEC without the prior written approval of GWW and BitNile.

Section 6.07 Giga Stockholders Meeting. Giga shall take all action necessary to duly call, give notice of, convene, and hold the Giga Stockholders Meeting as soon as reasonably practicable for the purposes of seeking the necessary approvals of the Giga Stockholders for the adoption and approval of: (a) this Agreement and the Share Exchange; (b) a reverse split of Giga Common Stock (within a range to be determined by Giga and GWW); (c) Giga’s reincorporation in Delaware; (d) an amendment to Giga’s Articles of Incorporation increasing the number of authorized shares of Giga Common Stock to 100 million shares; and (e) a proposal to adjourn the Giga Stockholders Meeting to allow Giga to solicit additional proxies supporting the foregoing proposals, if necessary (the “Giga Shareholder Proposals”) and, in connection therewith, Giga shall mail the Proxy Statement to the Giga Stockholders in advance of such meeting promptly after the SEC has advised Giga’s counsel that it has no further comments to the Proxy Statement. The Proxy Statement shall include the Giga Board Recommendation. Notwithstanding anything in this Agreement to the contrary, in lieu of holding a meeting, Giga may take action by consent as permitted by the Rules of the SEC and the CGCL (the “Consent Solicitation”), in which case Giga shall mail the Proxy Statement seeking written consents to the Giga Stockholders. Giga shall use reasonable best efforts to: (a) solicit from the necessary Giga Stockholders proxies (or in the case of a Consent Solicitation, written consents) in favor of the adoption of this Agreement and approval of the Share Exchange and the approval of the other Giga Shareholder Proposals, including the engagement of a solicitation agent, that is reasonably acceptable to GWW and BitNile; and (b) take all other actions necessary or advisable to secure the vote or consent of the Giga Stockholders required by applicable Law to obtain such approval. Giga shall keep GWW and BitNile updated with respect to proxy or consent solicitation results as requested GWW or BitNile. Once the Giga Stockholders Meeting has been called and noticed, Giga shall not postpone or adjourn the Giga Stockholders Meeting without the prior written consent of GWW and BitNile, other than in order to obtain a quorum of the Giga Stockholders.

Section 6.08 Notices of Certain Events. Subject to applicable Law, each of Giga, GWW and BitNile shall notify the other parties hereto promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the Effective Date and the Closing which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein; or (ii) the failure of any of the conditions set forth in Article VII of this Agreement to be satisfied; provided that, any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.08 or the failure of any condition set forth in Article VII to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Article VII to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.08 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 6.09 Reasonable Best Efforts.

(a) Governmental and Other Third-Party Approval; Cooperation and Notification. Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 6.09), each of the parties hereto shall, and shall cause its Subsidiaries to, use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, (and in any event no later than the End Date), the Share Exchange and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or non-actions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Share Exchange and to fully carry out the purposes of this Agreement. Giga and GWW shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement. If Giga, on the one hand, or GWW, on the other hand, receives a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Authority, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Authority in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

(b) Actions or Proceedings. In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Share Exchange or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, Giga shall cooperate in all respects with GWW and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none GWW, or any of its respective Affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.

Section 6.10 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release agreed to by Giga, GWW and BitNile. Thereafter, each of Giga and GWW agrees that no public release, statement, announcement, or other disclosure concerning the Share Exchange and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Authority to which the relevant party is subject or submits; provided, in each such case, that the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 6.10 shall not apply to any release, statement, announcement, or other disclosure made with respect to the Share Exchange and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by Giga or GWW in accordance with this Section 6.10.

Section 6.11 Anti-Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Giga or GWW relating to the Share Exchange, then each of Giga and the Giga Board on the one hand, and GWW and the GWW Board on the other hand, shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing. Giga shall prior to the Closing terminate the Rights Plan.

Section 6.12 Stockholder Litigation. Giga shall promptly advise GWW in writing after becoming aware of any Legal Proceeding commenced, or to Giga’s Knowledge threatened, against Giga or any of its directors by any stockholder of Giga (on their own behalf or on behalf of Giga) relating to this Agreement or the transactions contemplated hereby (including the Share Exchange and the other transactions contemplated hereby) and shall keep GWW reasonably informed regarding any such Legal Proceeding. Giga shall: (a) give GWW the opportunity to participate in the defense and settlement of any such stockholder litigation at its own expense, (b) keep GWW reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such stockholder litigation, and provide GWW with the opportunity to consult with Giga regarding the defense of any such litigation, which advice Giga shall consider in good faith, and (c) not settle any such stockholder litigation without the prior written consent of GWW.

Section 6.13 Governance. Prior to the Closing, the Giga Board shall (a) secure the resignations of all but three (3) of the directors of Giga (the “Continuing Directors”), such resignations to be effective as of and subject to the Closing, (b) increase the number of authorized director positions on the Giga Board from five (5) to seven (7), effective as of and subject to the Closing, (c) cause four (4) individuals designated by GWW to be elected or appointed as directors of the Giga Board and (d) cause the officers of Giga to be those persons listed on Schedule 6.13. Subject to their fiduciary duties, the Giga Board shall cause the Continuing Directors to be nominated for reelection to the Giga Board at the first annual meeting of shareholders, shall include the Continuing Directors as the Giga Board’s nominees in the proxy materials for such meeting, and shall solicit proxies in favor of such election. The Continuing Directors shall receive the same compensation, indemnification, insurance, advancement of expenses and other similar compensatory rights in connection with his or her role as a non-employee director as the other non-employee members of the Giga Board and shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Giga Board or any committee thereof, to the same extent as the other non-employee members of the Giga Board. For avoidance of doubt, the four individuals designated by GWW shall consist of the four directors that BitNile is entitled to appoint to the Giga Board pursuant to the terms of the Series F.

Section 6.14 Balance Sheet. Prior to the Closing, GWW shall have no liabilities, contingent or otherwise, owed or payable to BitNile or any of its Subsidiaries (other than any Subsidiaries that are Subsidiaries of GWW) except as provided on Schedule 6.14.

Section 6.15 Closing Date Loan. At the Closing, BitNile and Giga shall enter into the loan documents to be negotiated by Giga and BitNile with respect to the Closing Date Loan, and BitNile shall fund the Closing Date Loan in accordance with the terms of such loan documents.

Section 6.16 Repayment of Secured Term Note. If this Agreement is terminated by Giga pursuant to any of Section 8.01, Section 8.02 Section 8.03 or Section 8.04 below, then Giga shall no later than the Business Day following notice of such termination repay the principal and accrued but unpaid interest under that certain Secured Promissory Note (the “Term Note”) in the principal amount of $500,000 dated November 12, 2021, provided that such Term Note remains outstanding at such time.

ARTICLE VII

CONDITIONS

Section 7.01 Conditions to Each Party’s Obligation to Effect the Share Exchange. The respective obligations of each party to this Agreement to effect the Share Exchange is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a) Giga Stockholder Approval. The Share Exchange shall have been duly approved by the Requisite Giga Vote.

(b) Dissenting Shares. Holders of not more than 10% of Giga’s outstanding shares of common stock shall have properly exercised and not withdrawn their dissenter’s rights of appraisal pursuant to Chapter 13 of the CGCL.

(c) No Injunctions, Restraints, or Illegality. No Governmental Authority having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Share Exchange, or the other transactions contemplated by this Agreement.

Section 7.02 Conditions to Obligations of BitNile. The obligations of BitNile to effect the Share Exchange are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by BitNile on or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Giga and GWW set forth in Article III and Article IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “in all material respects,” “in any material respect,” “material,” or “materially”) as of the Effective Date and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect (except for those representations and warranties in Sections 3.01, 3.02, 3.03, 4.01, 4.02 and 4.03, which shall be true and correct in all material respects).

(b) Performance of Covenants. Giga shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing, including, without limitation, termination of the Rights Plan.

(c) Giga Material Adverse Effect. Since the Effective Date, there shall not have been any Giga Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Giga Material Adverse Effect.

(d) Holders of Preferred Giga Stock. Each of the Persons listed on Schedule 3.02(a) who owns Giga Preferred Stock, in the amounts and on the terms set forth on Schedule 3.02(a), shall have entered into an agreement with Giga, in form and substance satisfactory to GWW and BitNile, agreeing to sell to Giga, whether by redemption or otherwise, all of the Giga Preferred Stock owned by such Person following the Offering, which agreement shall not be conditioned by any action to be taken by such holder of Giga Preferred Stock.

(e) Delivery of Exchange Shares. BitNile shall have received all of the Exchange Shares in book entry form, free and clear of all Liens.

(f) Assumption of GWW Stock Plan Grants. Giga shall have assumed grants under the GWW Stock Plan to GWW’s Chief Executive Officer and Chief Operating Officer and issued such persons Giga restricted stock or restricted stock units and stock options with the terms reflected on Schedule 2.03.

(g) Officers’ Certificate. GWW shall have received (1) a certificate, signed by the chief executive officer or chief financial officer of Giga, certifying as to the matters set forth in Sections 7.02(a)-(f) hereof and (2) a certificate signed by the an officer of BitNile certifying the accuracy of the Closing Balance Sheet of GWW (which shall confirm the elimination of intercompany obligations in accordance with Section 6.14 of this Agreement) and confirming the absence of any material changes to the Closing Balance Sheet from the date thereof through the Closing Date (other than changes resulting from the conduct of GWW’s business in the ordinary course consistent with past practice and the terms of this Agreement).

Section 7.03 Conditions to Obligation of Giga. The obligation of Giga to effect the Share Exchange is also subject to the satisfaction or waiver by Giga on or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of (i) GWW set forth in Article IV of this Agreement, and (ii) BitNile set forth in Article IV of this Agreement, shall be true and correct in all respects (without giving effect to any limitation indicated by the words “in all material respects,” “in any material respect,” “material,” or “materially”) as of the Effective Date and as of the Closing Date, as if made on and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a GWW Material Adverse Effect (except for those representations and warranties in Sections 4.01, 4.02, 4.03, 5.01, 5.02 and 5.03 which shall be true and correct in all material respects).

(b) Performance of Covenants. Each of GWW and BitNile shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c) GWW Material Adverse Effect. Since the Effective Date, there shall not have been any GWW Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have an GWW Material Adverse Effect.

(d) Delivery of GWW Shares. Giga shall have received a stock power or other instrument of transfer, duly executed in blank, evidencing all of the GWW Shares, free and clear of all Liens.

(e) Officers’ Certificates. Giga shall have received (1) a certificate, signed by the chief executive officer and chief financial officer of GWW, certifying as to the matters set forth in Sections 7.03(a)-(d) hereof. and (2) a certificate signed by the an officer of BitNile certifying the accuracy of the Closing Balance Sheet of GWW (which shall confirm the elimination of intercompany obligations in accordance with Section 6.14 of this Agreement) and confirming the absence of any material changes to the Closing Balance Sheet from the date thereof through the Closing Date (other than changes resulting from the conduct of GWW’s business in the ordinary course consistent with past practice and the terms of this Agreement).

(f) Closing Loans. BitNile and Giga shall have entered into the Closing Date Loan. All conditions to the GWW’s stockholder’s funding of the Closing Date Loan shall have been satisfied or waived, such that BitNile shall lend the full principal amount of the Closing Date Loan on the Closing Date in accordance with the terms thereof.

(g) Delivery of Audited Financial Statements. GWW shall have delivered to Giga the GWW 2020 Audited Financial Statements.

Section 7.04 Frustration of Closing Conditions. Neither Giga, GWW nor BitNile may rely, as a basis for not consummating the Share Exchange or the other transactions contemplated by this Agreement, on the failure of any condition set forth in Section 7.01, Section 7.02, or Section 7.03, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT, AND WAIVER

Section 8.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Giga Vote) by the mutual written consent of Giga and GWW.

Section 8.02 Termination by Either BitNile or Giga. This Agreement may be terminated by BitNile or Giga at any time prior to the Closing (whether before or after the receipt of the Requisite Giga Vote):

(a) if the Share Exchange has not been consummated on or before June 30, 2022 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.02(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or that resulted in, the failure of the Share Exchange to be consummated on or before the End Date;

(b) if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Share Exchange, or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.02(b) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or that resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

(c) if the Share Exchange has been submitted to the stockholders of Giga for approval at a duly convened Giga Stockholders Meeting and the Requisite Giga Vote shall not have been obtained at such meeting (unless such Giga Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

Section 8.03 Termination by BitNile. This Agreement may be terminated by BitNile at any time prior to the Closing:

(a) at any time prior to the Giga Shareholder Approval, by action of the by written notice to Giga, in the event (i) Giga shall have breached in any material respect Section 6.05(a) (Takeover Proposals); (ii) the Giga Board shall have effected a Change of Recommendation; (iii) at any time after the end of ten (10) Business Days following receipt of a Takeover Proposal, the Giga Board shall have failed to reaffirm the Giga Board Recommendation as promptly as practicable (but in any event within five (5) Business Days) after receipt of any written request to do so by BitNile; or (iv) a tender offer or exchange offer for outstanding shares of Giga Common Stock shall have been publicly disclosed (other than by BitNile or an Affiliate of BitNile) and the Giga Board recommends that its shareholders tender their shares in such tender or exchange offer or, within ten (10) Business Days after the commencement of such tender or exchange offer, the Giga Board fails to recommend unequivocally against acceptance of such offer.

(b) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of Giga set forth in this Agreement such that the conditions to the Closing of the Share Exchange set forth in Section 7.02(a) or Section 7.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that BitNile shall have given Giga at least 30 days written notice prior to such termination stating BitNile’s intention to terminate this Agreement pursuant to this Section 8.03(a).

Section 8.04 Termination by Giga. This Agreement may be terminated by Giga at any time prior to the Closing:

(a) if prior to the receipt of the Requisite Giga Vote at the Giga Stockholders Meeting, the Giga Board authorizes Giga, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 6.05 hereof, to enter into an Acquisition Agreement (other than an Acceptable Confidentiality Agreement); provided, that in the event of such termination, Giga substantially concurrently enters into such Acquisition Agreement; or

(b) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of GWW or BitNile set forth in this Agreement such that the conditions to the Closing of the Share Exchange set forth in Section 7.03(a) or Section 7.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that Giga shall have given GWW and

BitNile at least 30 days written notice prior to such termination stating Giga’s intention to terminate this Agreement pursuant to this Section 8.04(b) if such breach is capable of cure; provided further, that Giga shall not have the right to terminate this Agreement pursuant to this Section 8.04(b) if Giga is then in material breach of any representation, warranty, covenant, or obligation hereunder that would cause any condition set forth in Section 7.02(a) or Section 7.02(b) not to be satisfied.

Section 8.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article VIII (other than pursuant to Section 8.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 8.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article VIII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to Section 6.05(b), this Section 8.05, Section 8.06, Section 8.07 and Article IX (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

Section 8.06 Amendment. At any time prior to the Closing, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Giga Vote, by written agreement signed by each of the parties hereto; provided, however, that: (a) following the receipt of the Requisite Giga Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Giga Common Stock without such approval; and (b) there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by BitNile without such approval.

Section 8.07 Termination Fee. Giga shall pay GWW a non-refundable fee in the amount of $1,000,000 in cash (the “Termination Fee”) within two Business Days in the event of any of the following:

(a) in the event that (i) a bona fide Takeover Proposal shall have been made to Giga or the Giga Stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Takeover Proposal with respect to Giga; (ii) thereafter this Agreement is terminated by either BitNile or Giga pursuant to (A) Section 8.02(a) for failure of the Share Exchange to be consummated by the End Date or (B) Section 8.02(c), and, in either case, the GIGA Stockholder Approval has not been obtained; and (iii) within twelve (12) months of the termination of this Agreement, Giga enters into a definitive agreement with respect to or consummates a Takeover Proposal; provided, that for purposes of this Section 8.07(a), the references to “15%” in the definition of “Takeover Proposal” shall instead refer to “50.1%”;

(b) this Agreement is terminated by BitNile pursuant to Section 8.03(a); or

(c) this Agreement is terminated by Giga pursuant to Section 8.04(a).

Section 8.08 Extension; Waiver. At any time prior to the Closing, GWW and BitNile, on the one hand, or Giga, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Disclosure Schedules.

(a) Except as otherwise provided in the Schedules attached hereto (the “Schedules”), which are incorporated herein and made a part of this Agreement, all capitalized terms used therein shall have the meanings assigned to them in this Agreement. The inclusion of any information in the Schedules will not be deemed an admission or acknowledgment that such information is required to be listed in the Schedules or that such items are material. The Schedules are arranged in sections corresponding to the sections contained in this Agreement merely for convenience, and the disclosure of an item in one section of the Schedules as an exception to a particular covenant, agreement, representation or warranty shall be deemed adequately disclosed as an exception with respect to all other covenants, agreements, representations and warranties to the extent that the relevance of such item to such other covenants, agreements, representations or warranties is reasonably apparent on its face without independent knowledge of the reader, notwithstanding the presence or absence of an appropriate cross-reference thereto.

(b) Notwithstanding anything to the contrary herein, from time to time prior to the Closing, each party may at its option supplement or amend and deliver updates to any Schedule that has been rendered inaccurate or incomplete since the Effective Date solely as a result of matters or events first occurring after the Effective Date as necessary to complete or correct any information in such Schedules. The updating party shall provide the other party with any such supplement or amendment by written notice (each, a “Schedule Update”). If the matters identified in a Schedule Update, individually or collectively with matters identified in any other Schedule Update, constitute a Material Adverse Effect, then the party in receipt of such Schedule Update may, at any time within three Business Days following their receipt of any such Schedule Update, elect to terminate this Agreement pursuant to Article VIII. If the receiving party does not so timely elect (subject to the preceding sentence with respect to the cumulative effect of matters identified in all Schedule Updates, whether prior to or after the Schedule Update in question), the Schedule Update shall be deemed to have amended the appropriate Schedule or Schedules as of the Effective Date, and shall be deemed to have qualified the applicable representations and warranties contained in this Agreement as of the Effective Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter, subject to the succeeding sentence.

Section 9.02 Interpretation; Construction.

(a) The Recitals, each Exhibit and the Schedules are hereby incorporated into and made a part of this Agreement by reference. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Unless the context otherwise requires, references herein: (i) to “Article(s),” “Section(s),” “Exhibit(s)” and “Schedules” refer to the corresponding article(s), section(s), exhibit(s) and schedule(s) of or to this Agreement; (ii) to “Schedule(s)” refer to the corresponding Schedule(s) of the Disclosure Schedules; (iii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iv) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Schedules.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 9.03 Survival. The representations and warranties contained in this Agreement and in in any instrument delivered under this Agreement will survive the Closing for a period of 18 months. This Section 9.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Closing. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 9.04 Governing Law. This Agreement and all Legal Proceedings (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 9.05 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the federal or state court located in the New York County, New York. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 9.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.06 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06.

Section 9.07 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or

(a) when delivered by hand providing proof of delivery; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.07):

If to GWW:	Gresham Worldwide, Inc., 7150 E. Camelback Road, Suite 444 Scottsdale, AZ 85251 Attn: Jonathan Read, CEO Email: JRead@greshamwww.com

with a copy (which will not constitute notice to GWW) to:	Nason, Yeager, Gerson, Harris & Fumero, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, FL 33410 Attn: Michael D. Harris Email: MHarris@nasonyeager.com

If to GWW:	BitNile Holdings, Inc. 11411 Southern Highlands Parkway, Suite 240 Las Vegas, NV 89141 Attn: William Horne, CEO Email: Will@aultglobal.com

with a copy (which will not constitute notice to BitNile) to:	Henry Nisser, Esq. 100 Park Avenue, 16th Floor, Suite 1658A New York, NY 10017 Email: Henry@aultglobal.com

If to Giga:	Giga-tronics Incorporated 5990 Gleason Drive Dublin, CA 94568 Attn: Lutz Henckels Email: lhenckels@gigatronics.com

with a copy (which will not constitute notice to Giga) to:	Sheppard, Mullin, Richter & Hampton LLP Four Embarcadero Center, 17th Floor San Francisco, CA 94111 Attn: David J. Gershon Email: DGershon@sheppardmullin.com

Section 9.08 Entire Agreement. This Agreement (including all “Exhibit(s)” and “Schedules” referred to herein), and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement (other than an exception expressly set forth as such in the Schedules) or the Confidentiality Agreement, the statements in the body of this Agreement will control.

Section 9.09 Expenses. Except as otherwise provided for in Section 8.07, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including the Offering, and including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or willful breach of any provision of this Agreement.

Section 9.10 Adjustments. If, between the Effective Date and the Closing, the shares of Giga Common Stock or GWW Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the amounts of such shall be appropriately adjusted for the purposes of applying Section 2.01 and the affected Schedules to this Agreement.

Section 9.11 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, the Parties may at any time modify the structure of Giga’s acquisition of GWW, provided that the consideration to be paid to BitNile is not thereby changed in kind or reduced in amount as a result of such modification. In the event the parties elect to make such a change, the parties agree to execute appropriate documents to reflect the change.

Section 9.12 No Third-Party Beneficiaries. Except as provided in Section 6.10 hereof (which shall be to the benefit of the Persons referred to in such section), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.13 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.14 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither GWW or BitNile, on the one hand, nor Giga on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party(ies). No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.15 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 9.16 Specific Performance.

(a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.

(b) Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.16, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Section 9.17 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GIGA:

Giga-tronics Incorporated, a California corporation

By:	/s/ John Regazzi
Name:	John Regazzi
Title:	President and Chief Executive Officer

GWW:

Gresham Worldwide, Inc., a Delaware corporation

By:	/s/ Johnathan Read
Name:	Jonathan Read
Title:	Chief Executive Officer

BitNile:

BitNile Holdings, Inc., a Delaware corporation

By:	/s/ William Horne
Name:	William Horne
Title:	Chief Executive Officer

Signature Page to Share Exchange Agreement

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: December , 2021	Principal Amount: $ 4,250,000

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

DUE FEBRUARY 14, 2023

THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE is a validly issued Senior Secured Convertible Promissory Note of Giga-tronics Incorporated, a California corporation (the “Company”), having its principal place of business at 5990 Gleason Drive, Dublin CA 94568, designated as its Senior Secured Convertible Promissory Note due February 14, 2023 (this “Note”).

FOR VALUE RECEIVED, the Company promises to pay to BitNile Holdings, Inc., a Delaware corporation or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $4,250,000 on February 14, 2023 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below) and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(e).

“Buy-In” shall have the meaning set forth in Section 4(v).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, unit, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(c).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof, including without limitation, shares of Common Stock issued upon conversion or redemption of this Note, and shares of Common Stock issued and issuable in lieu of the cash payment of interest on this Note in accordance with the terms of this Note.

“DTC” means the Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Late Fees” shall have the meaning set forth in Section 2(c).

“Mandatory Default Amount” means the payment of one hundred twenty-five percent (125%) of the outstanding principal amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 7(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated December     , 2021 between the Company and the Holder.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated December     , 2021 between the Company and the Holder.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to this Note, including any Conversion Shares issuable upon conversion in full of this Note (including Conversion Shares issuable as payment of interest on this Note), ignoring any conversion limits set forth therein, and assuming that the conversion price is at all times on and after the date of determination 100% of the then conversion price on the Trading Day immediately prior to the date of determination.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1 of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; any level of the OTC Markets operated by OTC Markets Group, Inc. or the OTC Bulletin Board (or any successors to any of the foregoing).

“VWAP” means, for any security as of any period, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning on the first day of the period at 9:30:01 a.m., New York time, and ending on the last day of the period at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning on the first day of the period at 9:30:01 a.m., New York time, and ending on the last day of the period at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such dates shall be the fair market value as reasonably determined by the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, stock combination, recapitalization or other similar transaction during such period.

Section 2. Interest.

(a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate principal amount of this Note at the rate of ten percent (10%) per annum, which annual interest shall be guaranteed. The Company agrees to pay the Holder 100% of such guaranteed annual interest in cash on the Closing Date. Accrued and unpaid interest shall be due and payable on each Conversion Date and on the Maturity Date, or as otherwise set forth herein.

(b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

(c) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

(d) Voluntary Prepayment. So long as no Event of Default (as defined in Section 6(a)) hereof exists, but subject to the Holder’s conversion rights set forth herein, the Company may prepay any portion of the principal amount of this Note, any accrued and unpaid interest, and any other amounts due under this Note in accordance with this Section 2(d). The Holder may continue to convert the Note from the date the Optional Prepayment Notice (as defined below) is given until the date of the prepayment. If the Company exercises its right to prepay the Note, the Company shall deliver a notice of prepayment (an “Optional Prepayment Notice”) to the Holder of the Note at its registered address, which shall state: (1) that the Company is exercising its right to prepay the Note, and (2) the date of prepayment, which shall be not more than ten (10) days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Company shall make payment of the amounts designated below to or upon the order of the Holder as specified by the Holder in writing to the Company at least one (1) Business Day prior to the Optional Prepayment Date. If the Company exercises its right to prepay the Note at any time within the initial thirty (30) days following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 105% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid interest on the principal amount to the Optional Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x). If the Company exercises its right to prepay the Note at any time from the 31st day through the 60th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 110% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid interest on the principal amount to the Optional Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x). If the Company exercises its right to prepay the Note at any time from the 61st day through the 90th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 115% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid interest on the principal amount to the Optional Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x). If the Company exercises its right to prepay the Note at any time within from the 91st day through the 120th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 120% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid interest on the principal amount to the Optional Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x). If the Company exercises its right to prepay the Note at any time from the 121st day through the 180th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 125% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid interest on the principal amount to the Optional Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x).

(e) Mandatory Prepayment. Except for any transaction set forth on Schedule 2(e), during the term of the Note, in the event that the Company consummates a private or public offering of shares of Common Stock that is not a Qualified Public Offering (as hereinafter defined) but that results in the net proceeds (net of underwriters’ discounts and selling commissions) to the Company of at least $5 million (a “Non-Qualified Offering”), at the election of the Holder and at any time upon ten (10) days written notice to the Holder, but subject to the Holder’s conversion rights set forth in Section 4(b) hereof, the Company shall make payment to the Holder, from up to 50% of the proceeds from such Qualified Offering or from up to 25% of the proceeds of such Non-Qualified Offering, as applicable, of an amount in cash as follows: (A) if the Company is required to prepay the Note at any time within the initial thirty (30) days following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 105% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid interest on the outstanding principal amount to the date of mandatory prepayment (the “Mandatory Prepayment Date”) plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x); (B) if the Company is required to prepay the Note at any time from the 31st day through the 60th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 110% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid interest on the principal amount to the Mandatory Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x); (C) if the Company is required to prepay the Note at any time from the 61st day through the 90th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 115% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid interest on the principal amount to the Mandatory Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x); (D) if the Company is required to prepay the Note at any time from the 91st day through the 120th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 120% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid interest on the principal amount to the Mandatory Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x); and (E) if the Company is required to prepay the Note at any time from the 121st day through the 180th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 125% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid interest on the principal amount of the Note to the Mandatory Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x). The Holder may continue to convert the Note from the date notice of the mandatory prepayment is given until the date of the mandatory prepayment.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Voluntary Conversion. Commencing on January 1, 2023, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b) Automatic Conversion. Each Note, including accrued but unpaid interest thereon (the “Note Amount”), not previously converted into shares of Common Stock shall automatically, without any further action by the Holders of such Notes and whether or not the Notes representing such Note Amount have been surrendered to the Corporation or its transfer agent, be converted into such number of fully paid and non-assessable Conversion Shares determined by dividing the Note Amount by the then applicable Conversion Price (as hereinafter defined), upon the occurrence of: (i) the Company’s consummation of a single public offering of securities in which the Company receives net proceeds (net of underwriters’ discounts and selling commissions) of at least $25 million (a “Qualified Public Offering”), in which case the Conversion Price shall be the price at which the Common Stock is sold to the public, provided, however, that no underwriters’ discounts or selling commissions shall be imposed on such conversion, (ii) the closing of a Non-Qualified Offering, in which case the Conversion Price shall be the price at which Common Stock is sold in such Non-Qualified Offering less a twenty-five percent (25%) discount or (iii) February 14, 2023, in which case the Conversion Price shall be the ten-day trailing VWAP of the shares of Common Stock on such date (the “VWAP Price”) less a twenty-five percent (25%) discount to such VWAP Price.

(c) Conversion Price. For purposes of Section 4(a), the conversion price in effect on any Conversion Date shall be equal to $3.25 (the “Conversion Price”). All such foregoing determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(d) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted and any accrued and unpaid interest, including interest, to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect, which such opinion must be acceptable to the Holder in its sole and absolute discretion (which opinion the Company shall be responsible for obtaining at its sole cost and expense) shall be free of restrictive legends and trading restrictions, representing the number of Conversion Shares being acquired upon the conversion of this Note. All certificate or certificates required to be delivered by the Company under this Section 4(c) shall be delivered electronically through the DTC or another established clearing corporation performing similar functions. If the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information, or there is no registration statement in effect covering the Conversion Shares, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the sole cost and expense of the Company, shall obtain a legal opinion that is acceptable to the Holder in its sole and absolute discretion, to allow for such sales under Rule 144.

iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal or interest amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Holder in the amount of one hundred fifty percent (150%) of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of seeking such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the Share Delivery

Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to four hundred percent (400%) of the Required Minimum (the “Reserve Amount”) for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

(e) Holder’s Conversion Limitations. The Company shall not effect any conversion of principal and/or interest of this Note, and a Holder shall not have the right to convert any principal and/or interest of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(e) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(e), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than sixty-one (61) days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(e) shall continue to apply. Any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Pro Rata Distributions. While this Note is outstanding, the Company shall not declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”). In the event that the Note is repaid at the time of such Distribution, the Holder shall not be entitled to participate in such Distribution. If the Holder and the Company mutually agree, and the Note is not repaid at the time of such Distribution, then the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(e) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and any document ancillary hereto, in accordance with the provisions of this Section 5(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(e) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(f) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of Section 5(a), the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(g) Subsequent Equity Sales; Variable Rate Transactions; Other.

i. So long as this Note remains outstanding, the Company shall not, directly or indirectly, amend, modify, waiver or alter any terms of conditions of any Common Stock Equivalents outstanding as of the date hereof to decrease the exercise, conversion and/or exchange price, as applicable, thereunder or otherwise increase the aggregate number of shares of Common Stock issuable in connection therewith (other than pursuant to anti-dilution terms and conditions applicable to such Common Stock Equivalents in effect as of the date hereof and disclosed in filings of the Company with the Commission prior to the date hereof).

ii. So long as this Note remains outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than pursuant to terms and conditions applicable to such Common Stock Equivalents in effect as of the date hereof and disclosed in filings of the Company with the Commission prior to the date hereof).

iii. So long as this Note remains outstanding, the Company shall, in the absence of the Holder’s prior written consent, be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving an equity line of credit, at-the-market offering (as defined in SEC Rule 415) or similarly structured transaction, whereby the Company may issue securities at a future determined price.

iv. So long as this Note is outstanding, the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(10) of the Securities Act.

v. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance in this Section 5(g) (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right to collect damages.

(h) Most Favored Nation Status. From the date hereof through the date that no Notes are outstanding, in the event that the Company issues or sells any notes, if the Purchaser then holding Notes reasonably believes that the terms and conditions appurtenant to such issuance or sale provide anti-dilution or other full-ratchet protective provisions to such investors that were not granted to the Purchaser hereunder, upon notice to the Company by such Purchaser within five (5) Trading Days after the Company’s disclosure of such issuance or sale, the Company shall amend the terms of the Notes as to such Purchaser only, so as to give such Purchaser the benefit of such anti-dilution or other full-ratchet protective provisions.

Section 6. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) interest, liquidated damages and other amounts owing to a Holder on this Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured within seven (7) Trading Days;

ii. the Company shall fail to observe or perform any other covenant, provision, or agreement contained in this Note (and other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) seven (7) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure;

iii. a material default or material event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;

iv. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto, any other agreement, contract, lease, document or instrument to which the Company or any Subsidiary is obligated (including those covered by clause (vi) below), or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within seven (7) Trading Days;

viii. the Company does not meet the current public information requirements under Rule 144, which failure is not cured, if possible to cure, within seven (7) Trading Days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Company files a Form 12b-25 for the relevant report required to meet the current public information requirements under Rule 144;

ix. the Company shall fail for any reason to deliver certificates to a Holder prior to the seventh (7th) Trading Day after a Conversion Date pursuant to Section 4(d), or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of this Note in accordance with the terms hereof;

x. the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), which failure is not cured, if possible to cure, within seven (7) Trading Days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Company files a Form 12b-25 for such report;

xi. the Company or any Subsidiary shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties; (B) admit in writing its inability to pay its debts as they mature; (C) make a general assignment for the benefit of creditors; (D) be adjudicated as bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country; or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (F) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

xii. if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

xiii. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $250,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xiv. the Company shall fail to maintain the Reserve Amount and such failure is not cured within seven (7) Trading Days;

xv. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

xvi. the Company shall fail to respond to any comments from the principal Trading Market regarding approval of the sale and issuance of the Conversion Shares within five (5) Trading Days of receipt of such comments;

xvii. the Company shall fail to obtain all necessary approvals of the sale and issuance of the Conversion Shares consistent with the rules and regulations of the principal Trading Market within twenty-five (25) days of the Closing Date;

xviii. the Company shall fail to file the Registration Statement (as defined in the Registration Rights Agreement) within twenty-one (21) days after the Closing Date; or

xix. the Company shall fail to register the Registrable Securities (as defined in the Registration Rights Agreement) within ninety (90) days of the Closing Date on a registration statement declared effective by the Commission in accordance with the terms of the Registration Rights Agreement.

(b) Remedies Upon Event of Default. Subject to the Beneficial Ownership Limitation as set forth in Section 4(e), if any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an additional interest rate equal to the lesser of one and one-half percent (1.5%) per month (eighteen percent (18.0%) per annum) or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at 5990 Gleason Drive, Dublin, CA 94568 or such other address, facsimile number, or email address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address, facsimile number, or address of the Holder appearing on the books of the Company, or if no such email address, facsimile number, or address appears on the books of the Company, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(f) Amendments. The prior written consent of 50.1% in interest of the Holders, which shall be calculated based on the principal amount of all Notes outstanding at the time of such consent, shall be required for any change or amendment to the Notes.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j) Payment of Collection, Enforcement and Other Costs. If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable and documented out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

GIGA-TRONICS INCORPORATED

By:
Name: John Regazzi
Title: President and Chief Executive Officer

Facsimile No. for delivery of Notices:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Secured Convertible Promissory Note, due February 14, 2023 of Giga-tronics Incorporated, a California corporation (the “Company”), into shares of common stock of the Company (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock      Yes      No

If Yes, $             of Interest Accrued on Account of Conversion at Issue.

Number of Shares of Common Stock to be Issued:

Signature:

Name:

Delivery Instructions:

Schedule 1

CONVERSION SCHEDULE

This Senior Secured Convertible Promissory Note, due February 14, 2023, in the original principal amount of $         is issued by Giga-tronics Incorporated, a California corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Schedule 2(e)

Mandatory Prepayment

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December     , 2021, between Giga-tronics Incorporated, a California corporation (the “Company”), and the purchaser signatory hereto (the “Purchaser”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each of the purchasers signatory thereto (the “Purchase Agreement”).

The Company and the Purchaser hereby agrees as follows:

1. Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Conversion Date” means the earlier of the date that (i) the Purchaser voluntarily elects to convert the Note pursuant to its Section 4(a), or (ii) the Note is converted pursuant to its Section 4(b) but only is such conversion occurs upon the closing of a Non-Qualified Offering.

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the sixtieth (60th) calendar day following the Filing Date, provided, however, that in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the fifteenth (15th) calendar day after the Conversion Date, and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the

Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all of the shares of Common Stock then issued and issuable upon conversion in full of the Notes (assuming on such date the Notes are converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issued and issuable as interest or principal on the Notes assuming all permissible interest and principal payments are made in shares of Common Stock and the Notes are held until maturity and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holders in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2 or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

2. Registration

(a) No later than the Filing Date, the Company shall file with the Commission the Initial Registration Statement relating to the resale by the Holders of all (or such other number as the Commission will permit) of the Registrable Securities. If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act within forty-five (45) days after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holder (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall immediately notify the Holder via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. Eastern Time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holders within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(g).

(b) Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its best efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); with respect to filing on Form S-3 or other appropriate form, and subject to the provisions of Section 2(d) with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

i.	first, the Company shall reduce or eliminate any securities to be included by any Person other than a Holder; and

ii.

second, the Company shall reduce Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d) Provided that no event of default exists under the Purchase Agreement or any of the other Transaction Documents, if: (i) the Initial Registration Statement is not filed on or prior to the Filing Date (if the Company files the Initial Registration Statement without providing the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)) or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) thirty (30) calendar days after the date on which such Event occurs, and for purpose of clause (ii), the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such fifteen (15) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date thereafter (if the applicable Event shall not have been cured by such date) or any pro rata portion thereof, until the applicable Event is cured or sixty (60) calendar days after the applicable Event Date, whichever occurs first, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of one percent (1.0%) multiplied by the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement; provided that the maximum amount payable thereunder shall not exceed 4% of the aggregate Subscription Amount. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of eighteen percent (18%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

(e) Notwithstanding anything to the contrary contained herein but subject to comments by the Commission, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any Underwriter without the prior written consent of such Holder.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall have the following obligations:

(a) Not less than three (3) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to the Holder, to conduct a reasonable investigation within the meaning of the Securities Act. Notwithstanding the above, the Company shall not be obligated to provide the Holders advance copies of any universal registration statement registering securities in addition to those required hereunder, or any

Prospectus prepared thereto. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holder has been furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b) (i) The Company shall prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably practicable to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case, prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d) The Company shall notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e) The Company shall use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) The Company shall furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of receipt of a request therefor.

(i) Prior to any resale of Registrable Securities by a Holder, the Company shall use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j) If requested by a Holder, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(k) Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration

Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(g), for a period not to exceed sixty (60) calendar days (which need not be consecutive days) in any 12-month period.

(l) The Company shall comply with all applicable rules and regulations of the Commission.

(m) The Company shall use its best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(n) The Company may require from each selling Holder a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the name(s) of the natural persons thereof that have voting and dispositive control over the Common Stock underlying the Note(s). During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to all Holders until such information is delivered to the Company.

4. Registration Expenses. All fees and expenses incident to the performance of, or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents,

brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(h).

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with any applicable prospectus delivery requirements of the Securities Act through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus, (ii) to the extent, but only to the extent, that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), to the extent, but only to the extent, related to the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the

Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute pursuant to this Section 5(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) Prohibition on Filing Other Registration Statements. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b), (i) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement and (ii) shall not prohibit the Company from filing a registration statement on Form S-3 for a primary offering by the Company, provided that the Company makes no offering of securities pursuant to such shelf registration statement prior to the effective date of the Registration Statement required hereunder that includes all of the Registrable Securities.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, the Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(e) Piggy-Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 67% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security). If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(f). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Purchase Agreement.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

GIGA-TRONICS INCORPORATED

By:
Name: John Regazzi
Title: Chief Executive Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO RRA]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

SCHEDULE 6(i)

Registration Rights Agreements

ANNEX A

GIGA-TRONICS INCORPORATED

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of shares of common stock (the “Registrable Securities”) of GIGA-TRONICS INCORPORATED (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a) Full Legal Name of Selling Stockholder

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3. Broker-Dealer Status:

(a) Are you a broker-dealer?

Yes  ☐    No  ☐

(b) If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐    No  ☐

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c) Are you an affiliate of a broker-dealer?

Yes  ☐    No  ☐

(d) If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐    No  ☐

Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a) Type and Amount of other securities beneficially owned by the Selling Stockholder:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:                  Beneficial Owner:

By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of December     , 2021 (this “Agreement”), is by and among Giga-tronics Incorporated, a California corporation (the “Company”), any subsidiary of the Company that is a signatory hereto either now joined or joined in the future (such subsidiaries, the “Guarantors” and, together with the Company, the “Debtors”) and the holder of the Company’s Senior Secured Convertible Promissory Note in the principal amount of $             signatory hereto, its endorsees, transferees and assigns (collectively, the “Secured Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of even date herewith, by and among the Company and the purchasers signatory thereto (the “Purchase Agreement”), the Secured Lender has agreed to fund the Company with respect to the issuance of that certain Senior Secured Convertible Note due on the Maturity Date set forth therein, issued by the Company to the Secured Lender (the “Note”); and together with the Note, any other securities that may be issued from time-to-time (the “Securities”).

WHEREAS, in order to induce the Secured Lender to fund the Company, each Debtor has agreed to execute and deliver to the Secured Lender this Agreement and to grant the Secured Lender a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Transaction Documents (as defined in the Purchase Agreement) and the obligations required by any guarantors under any guarantee that now or hereinafter may come into effect.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account,” “chattel paper,” “commercial tort claim,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter-of-credit rights,” “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Lender is granted a security interest by this Agreement and which shall comprise all the assets of Debtors, including, without limitation, the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and any other shares of capital stock and/or other equity interests of any Guarantor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that, to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) [Reserved.]

(d) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Lender (as that term is defined below) may reasonably request.

(e) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Lender pursuant to this Agreement, the Securities, the other Transaction Documents (as defined in the Purchase Agreement), and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Lender as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, interest, and any other amounts owed on the Note as set forth in the Note; (ii) any and all obligations due under the Transaction Documents (as defined in the Purchase Agreement), (iii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Securities, the other Transaction Documents (as defined in the Purchase Agreement) and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iv) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f) “Organizational Documents” means, with respect to any Debtor, the documents by which such Debtor was organized (such as articles of incorporation, certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g) “Permitted Liens” means the following:

(i) Liens imposed by law for taxes that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v) Liens under this Agreement; and

(vi) Any other liens in favor of the Secured Lender.

(h) “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(i) “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(j) “UCC” means the Uniform Commercial Code of the State of New York and any other applicable law of any state or states that has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Secured Lender to fund the Company and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Lender a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. Within ten (10) days after the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Secured Lender (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to Secured Lender, or have previously delivered to Secured Lender, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4. Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding Section of the disclosure schedules delivered to the Secured Lender concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Lender as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens as set forth on Schedule A. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c) Except for Permitted Liens and as set forth on Schedule B attached hereto, the Debtors are the sole owners of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Lender pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Lender pursuant to the terms of this Agreement).

(d) No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Lender at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Lender a valid, perfected and continuing perfected first priority lien in the Collateral.

(f) This Agreement creates in favor of the Secured Lender a valid first priority security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for (i) the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, (ii) the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (mm), (iii) the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to patents and trademarks of the Debtors in the United States Patent and Trademark Office referred to in paragraph (oo), (iv) the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, (v) if there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the execution and delivery of securities account control agreements satisfying the requirements of 9-106 of the UCC with respect to each such investment property of the Debtors, and (vi) the delivery of the certificates and other instruments provided in Section 3, Section 4(aa) and Section 4(cc), no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the foregoing, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the execution, delivery and performance of this Agreement, (y) the creation or perfection of the Security Interests created hereunder in the Collateral or (z) the enforcement of the rights of the Secured Lender and the Secured Lender hereunder.

(g) Each Debtor hereby authorizes the Secured Lender to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction reasonably deemed proper by it.

(h) The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i) The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all capital stock and other equity interests of the Guarantors and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j) Except as set forth on Schedule J, the ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms provide that they are securities governed by Article 8 of the UCC.

(k) Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected, first priority liens and security interests in the Collateral in favor of the Secured Lender until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Lender. At the request of the Secured Lender, each Debtor will sign and deliver to the Secured Lender at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Lender and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Lender to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Secured Lender from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business, sales of inventory by a Debtor in its ordinary course of business and the replacement of worn-out or obsolete equipment by a Debtor in its ordinary course of business) without the prior written consent of the Secured Lender.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. If no Event of Default (as defined in the Note ) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default (as defined in the Note) or an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences, upon approval by Secured Lender, which approval shall not be unreasonably withheld, delayed, denied or conditioned, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be paid to the Secured Lender on behalf of the Secured Lender and, if received by such Debtor, shall be held in trust for the Secured Lender and immediately paid over to the Secured Lender unless otherwise directed in writing by the Secured Lender. Copies of such policies or the related certificates, in each case, naming the Secured Lender as lender-loss-payee and additional insured shall be delivered to the Secured Lender at least annually and at the time any new policy of insurance is issued.

(o) Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Lender, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event that would have a material adverse effect on the value of the Collateral or on the Secured Lender’ security interest, through the Secured Lender, therein.

(p) Each Debtor shall promptly execute and deliver to the Secured Lender such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Lender may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Lender’ security interest in the Collateral.

(q) Upon reasonable prior notice (so long as no Event of Default (as defined in the Note) or a breach under any of the Transaction Documents (as defined in the Purchase Agreement) has occurred or continuing, which in either such event, no prior notice is required), each Debtor shall permit the Secured Lender and its representatives and agents to inspect the Collateral during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Lender from time to time.

(r) Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) Each Debtor shall promptly notify the Secured Lender in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Lender hereunder.

(t) All information heretofore, herein or hereafter supplied to the Secured Lender by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) days’ prior written notice to the Secured Lender of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill-and-hold, sale-or-return, sale-on-approval, or other conditional terms of sale without the consent of the Secured Lender, which shall not be unreasonably withheld, delayed, denied, or conditioned.

(x) No Debtor may relocate its chief executive office to a new location without providing thirty (30) days’ prior written notification thereof to the Secured Lender and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y) Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z) (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five (5) years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Secured Lender.

(bb) Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Secured Lender regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Lender, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor Section thereto).

(dd) If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Secured Lender, to be entered into and delivered to the Secured Lender for the benefit of the Secured Lender.

(ee) To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Lender.

(ff) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Secured Lender in notifying such third party of the Secured Lender’ security interest in such

Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Lender.

(gg) If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Lender in a writing signed by such Debtor of the particulars thereof and grant to the Secured Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Lender.

(hh) Each Debtor shall immediately provide written notice to the Secured Lender of any and all accounts that are equal to or in excess of $1 million and which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Secured Lender an assignment of claims for such accounts and cooperate with the Secured Lender in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii) Each Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrently therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Secured Lender may reasonably request. Upon delivery of the foregoing to the Secured Lender, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj) Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Transaction Documents (as defined in the Purchase Agreement).

(kk) Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Lender on the books of such issuer. Further, except with respect to certificated securities delivered to the Secured Lender, the applicable Debtor shall deliver to Secured Lender an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Secured Lender during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Secured Lender, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Secured Lender regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll) In the event that, upon an occurrence of an Event of Default, Secured Lender shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Secured Lender or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries (but not including any items subject to the attorney-client privilege related to this Agreement or any of the transactions hereunder); (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Secured Lender and allow the Transferee or Secured Lender to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm) Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Secured Lender notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn) Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Lender to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp) Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(qq) Until the Obligations shall have been paid and performed in full, the Company covenants that it shall promptly direct any direct or indirect subsidiary of the Company formed or acquired after the date hereof to enter into a guarantee in favor of the Secured Party, in the form of attached as an exhibit to the Purchase Agreement.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed by Debtors that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Secured Lender’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Note);

(b) The occurrence of an event of default or breach under any of the Transaction Documents (as defined in the Purchase Agreement);

(c) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(d) The failure by any Debtor to observe or perform any of its obligations hereunder for seven (7) Trading Days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(e) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7. Duty to Hold in Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Transaction Documents (as defined in the Purchase Agreement) or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Lender and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Lender.

(b) If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Lender; (ii) hold the same in trust on behalf of and for the benefit of the Secured Lender and (iii) to deliver any and all certificates or instruments evidencing the same to Secured Lender on or before the close of business on the fifth (5th) business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Secured Lender subject to the terms of this Agreement as Collateral.

8. Rights and Remedies Upon Default.

(a) During the occurrence of any Event of Default, the Secured Lender shall have the right to exercise all of the remedies conferred hereunder and under the Transaction Documents (as defined in the Purchase Agreement), and the Secured Lender shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Lender shall have the following rights and powers:

(i) The Secured Lender shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Secured Lender at places which the Secured Lender shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Secured Lender, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Lender taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by Secured Lender, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Secured Lender shall have the right to receive, for the benefit of the Secured Lender, any interest, cash dividends or other payments on the Collateral and, at the option of Secured Lender, to exercise in such Secured Lender’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Secured Lender shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Secured Lender shall, subject to applicable law, have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Lender may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Lender, for the benefit of the Secured Lender, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv) The Secured Lender shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Lender, on behalf of the Secured Lender, and to enforce the Debtors’ rights against such account debtors and obligors.

(v) The Secured Lender may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Lender or its designee.

(vi) The Secured Lender may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Lender or any designee or any purchaser of any Collateral.

(b) The Secured Lender shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Lender may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Lender sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives (except as shall be required by applicable statute and cannot be waived) any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Lender’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Secured Lender to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Secured Lender, for the benefit of the Secured Lender, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense during the occurrence of an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Lender in enforcing the Secured Lender’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Lender (based on then issued and outstanding Securities at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Lender shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Lender is legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 12.5% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Lender to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Lender arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Lender as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that Secured Lender may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Secured Lender has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Secured Lender in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Secured Lender) applicable to the sale of the Pledged Securities by Secured Lender.

11. Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto, or any expenses of any searches reasonably required by the Secured Lender. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Secured Lender is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Secured Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Lender, for the benefit of the Secured Lender, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Secured Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Lender, for the benefit of the Secured Lender, and the Secured Lender may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Lender under the Transaction Documents (as defined in the Purchase Agreement). Until so paid, any fees payable hereunder shall be added to the amounts owed under the Transaction Documents (as defined in the Purchase Agreement) and shall bear interest at the Default Rate.

12. Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing and except as required by applicable law, (a) neither the Secured Lender nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Secured Lender nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Lender or any Secured Party of any payment relating to any of the Collateral, nor shall the Secured Lender or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Lender or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Lender or to which the Secured Lender or any Secured Party may be entitled at any time or times.

13. Security Interests Absolute. All rights of the Secured Lender and all obligations of each Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Securities, the Transaction Documents (as defined in the Purchase Agreement), or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, against any other Debtor or Guarantor; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents (as defined in the Purchase Agreement) or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Lender to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Lender shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Lender hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Lender, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Lender to proceed against any other person or entity or to apply any Collateral which the Secured Lender may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. Term of Agreement. This Agreement shall terminate on the date on which all payments under the Securities and the Transaction Documents (as defined in the Purchase Agreement) have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

(a) Each Debtor authorizes the Secured Lender, and does hereby make, constitute and appoint the Secured Lender and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Lender or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Lender; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Lender, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Lender deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Transaction Documents (as defined in the Purchase Agreement) all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Lender is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Lender, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Lender the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Each Debtor hereby irrevocably appoints the Secured Lender as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Secured Lender’s discretion, to take any action and to execute any instrument which the Secured Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Lender. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Lender shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Lender’ rights and remedies hereunder.

18. Reserved.

19. Miscellaneous.

(a) No course of dealing between the Debtors and the Secured Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Lender, any right, power or privilege hereunder or under the Transaction Documents (as defined in the Purchase Agreement) shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Lender with respect to the Collateral, whether established hereby, the Securities or the Transaction Documents (as defined in the Purchase Agreement) or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Secured Lender holding two-thirds (2/3rds) or more of the principal amount of of the Note, then issued and outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Lender (other than by merger). The Secured Lender may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Lender.”

(g) Each party hereto shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Transaction Documents (as defined in the Purchase Agreement) (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Lender hereunder.

(k) Each Debtor shall indemnify, reimburse and hold harmless the Secured Lender and the Secured Lender and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Purchase Agreement, the Transaction Documents (as defined in the Purchase Agreement), or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l) Nothing in this Agreement shall be construed to subject Secured Lender or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Secured Lender or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby represent that all such consents and approvals have been obtained.

[SIGNATURE PAGE OF DEBTORS FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

GIGA-TRONICS INCORPORATED

By:
Name:
Title: Chief Executive Officer and President

MICROSOURCE, INC.

By:
Name:
Title: Chief Executive Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO SECURITY AGREEMENT]

Name of Secured Party: BitNilel Holdings, Inc.

Signature of Authorized Signatory of Secured Party:

Name of Authorized Signatory: William B. Horne

Title of Authorized Signatory: Chief Executive Officer

DISCLOSURE SCHEDULES

(Security Agreement)

The following are the Disclosure Schedules (the “Disclosure Schedules”) referred to in that certain Security Agreement, dated as of December     , 2021 (the “Agreement”), by and among Giga-tronics Incorporated, a California corporation (the “Company”), any subsidiary and affiliate of the Company that is a signatory hereto either now or joined in the future (the “Subsidiaries,” and, together with the Company, the “Debtors”) and the holder(s) of the Note (as defined in the Agreement), their endorsees, transferees and assigns (collectively, the “Secured Lender”).

SCHEDULE A

Principal Place of Business of Debtors:

Locations Where Collateral is Located or Stored

SCHEDULE B

Liens on Assets

SCHEDULE C

Governmental or regulatory filing evidencing liens on collateral

SCHEDULE D

Organizational Information on Subsidiaries of Giga-tronics Incorporated

Subsidiary Legal Name	State of Organization	Type of Organization	Entity Organizational ID #

SCHEDULE E

Merger Information on Subsidiaries of Giga-tronics Incorporated

SCHEDULE F

Patents & Trademarks Listing

SCHEDULE G

Account debtors’ governmental authority

SCHEDULE H

Pledged ownership & equity interests in entities

Subsidiary Legal Name	State of Organization	Type of Organization	Percentage owned by Giga-tronics Incorporated

SCHEDULE I

Written claims upon the Collateral

SCHEDULE J

Article 8 of UCC

ANNEX A

to

SECURITY AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Reference is hereby made to the Security Agreement, dated as of December     , 2021, made by and among Giga-tronics Incorporated and its subsidiaries party thereto from time to time, as Debtors to and in favor of the Secured Lender identified therein (the “Security Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that, upon delivery of this Additional Debtor Joinder to the Secured Lender referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED LENDER A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Lender, and the Secured Lender may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Lender.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:

Dated:

ANNEX B

to

SECURITY AGREEMENT

UCC Amendment

Article [    ] Pledgee’s Rights; Membership Interests to be Securities under Article 8 of the UCC

(a) Notwithstanding anything contained herein to the contrary, the sole Member shall be permitted to pledge or hypothecate any or all of its membership interests, including all economic rights, control rights and status rights as a sole Member, to any lender to the [Debtor Entity] or any affiliate of the [Debtor Entity] or to any agent acting on such lender’s behalf, and any transfer of such membership interests pursuant to any such lender’s (or agent’s) exercise of remedies in connection with any such pledge or hypothecation shall be permitted under this [Operating Agreement] with no further action or approval required hereunder. Notwithstanding anything contained herein to the contrary, subject to the terms of the financing giving rise to any pledge or hypothecation of membership interests, the lender (or agent) shall have the right, to the extent set forth in the applicable pledge or hypothecation agreement, and without further approval of the sole Member and without becoming a member (unless such lender (or agent) elects to become a Member), to exercise the membership voting rights of the Member granting such pledge or hypothecation. Notwithstanding anything contained herein to the contrary, and without complying with any other procedures set forth in this [Operating Agreement], upon the exercise of remedies in connection with a pledge or hypothecation, to the extent set forth in the applicable pledge or hypothecation agreement, (a) the lender (or agent) or transferee of such lender (or agent), as the case may be, shall, if it so elects, become a Member under this [Operating Agreement] and shall succeed to all of the rights and powers, including the right to participate in the management of the business and affairs of the [Debtor Entity], and shall be bound by all of the obligations, of a Member under this [Operating Agreement] without taking any further action on the part of such lender (or agent) or transferee, as the case may be, and (b) following such exercise of remedies, the pledging Member shall cease to be a Member and shall have no further rights or powers under this [Operating Agreement]. The execution and delivery of this [Operating Agreement] by the sole Member shall constitute any necessary approval of such Member under the [State LLC Act] to the foregoing provisions of this Article [    ].

(b) So long as any pledge or hypothecation of any membership interests is in effect, the [Debtor Entity] hereby elects that all membership interests in the [Debtor Entity] shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and each other applicable jurisdiction. All membership interests in the [Debtor Entity] shall be evidenced by a certificate. Each certificate evidencing a Member’s interests in the [Debtor Entity] shall bear the following legend: “This certificate evidences an interest in the [Debtor Entity] and shall constitute a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction.

(c) This Article [    ] may not be amended or modified so long as any of the membership interests are subject to a pledge or hypothecation without the pledgee’s (or the transferee of such pledgee’s) prior written consent. Each recipient of a pledge or hypothecation of the membership interests shall be a third party beneficiary of the provisions of this Article [    ].

SUBSIDIARY GUARANTEE

This SUBSIDIARY GUARANTEE, dated as of December     , 2021 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of the purchasers signatory (together with their permitted assigns, the “Purchasers”) to that certain Securities Purchase Agreement, dated as of the date hereof, between Giga-tronics Incorporated, a California corporation (the “Company”) and the Purchasers (the “Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company the Notes (as defined in the Purchase Agreement), subject to the terms and conditions set forth therein; and

WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Notes;

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Purchasers as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Obligations” means, in addition to all other costs and expenses of collection incurred by Purchasers in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Guarantor to the Purchasers, pursuant to this Guarantee, the Notes, that certain Security Agreement, dated as of the date hereof, by and among the Company, the Guarantors and the Purchasers (the “Security Agreement”) and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Purchasers as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Notes, the Security Agreement and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

2. Guarantee.

(a) Guarantee.

(i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Purchasers and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

(iii) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

(iv) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by indefeasible payment in full.

(v) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchasers from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are indefeasibly paid in full.

(vi) Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g., the issuance of the Company’s Common Stock), the Guarantors shall only be liable for making the Purchasers whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Transaction Documents.

(b) Right of Contribution. Subject to Section 2(c), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers, and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

(c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the rights of the Purchasers against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Purchasers by the Company on account of the Obligations are indefeasibly paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

(d) Amendments, Etc. with Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchasers shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(e) Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (i) the validity or enforceability of the Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud by Purchasers) which may at any time be available to or be asserted by the Company or any other Person against the Purchasers, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchasers may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchasers to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchasers against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(f) Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g) Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the signature pages to the Purchase Agreement.

3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to Purchasers as of the date hereof:

(a) Organization and Qualification. The Guarantor is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 3(a), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor has no subsidiaries other than those identified as such on the Disclosure Schedules to the Purchase Agreement. The Guarantor is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any of this Guarantee in any material respect, (ii) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor or (iii) adversely impair in any material respect the Guarantor’s ability to perform fully on a timely basis its obligations under this Guarantee (a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Guarantor has the requisite corporate or company power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. This Guarantee has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance of this Guarantee by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, operating agreement, bylaws or other organizational documents, or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including federal and state securities laws and regulations), or by which any material property or asset of the Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d) Consents and Approvals. The Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Guarantor of this Guarantee.

(e) Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor’s knowledge.

(f) Foreign Law. Each Guarantor has consulted with appropriate foreign legal counsel with respect to any of the above representations for which non-U.S. law is applicable. As applicable, such foreign counsel has advised each applicable Guarantor that such counsel knows of no reason why any of the above representations would not be true and accurate. Such foreign counsel was provided with copies of this Guarantee and the Transaction Documents prior to rendering its advice, as applicable.

4. Covenants.

(a) Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been indefeasibly paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default (as defined in the Notes) is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

(b) So long as any of the Obligations are outstanding, unless Purchasers holding at least 50.1% of the aggregate principal amount of the then outstanding Notes shall otherwise consent in writing, each Guarantor will not directly or indirectly on or after the date of this Guarantee:

(i) enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(ii) enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom except for Permitted Liens (as defined in the Security Agreement);

(iii) amend its certificate or articles of incorporation, bylaws, operating agreement or other organizational documents so as to adversely affect any rights of any Purchaser;

(iv) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its securities or debt obligations;

(v) pay cash dividends on any equity securities of the Company;

(vi) enter into any transaction with any Affiliate of the Guarantor which would be required to be disclosed in any public filing of the Company with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for approval of the board of directors of the Company); or

(vii) enter into any agreement with respect to any of the foregoing.

5. Miscellaneous.

(a) Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Purchasers.

(b) Notices. All notices, requests and demands to or upon the Purchasers or any Guarantor hereunder shall be effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5(b).

(c) No Waiver by Course of Conduct; Cumulative Remedies. The Purchasers shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents, including any Event of Default (as defined in the Notes). No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchasers would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d) Enforcement Expenses; Indemnification.

(i) Each Guarantor agrees to pay, or reimburse the Purchasers for, all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Purchasers.

(ii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

(iv) The agreements in this Section 5(d) shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

(e) Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Purchasers and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers.

(f) Set-Off. Each Guarantor hereby irrevocably authorizes the Purchasers at any time and from time to time while an Event of Default (as defined in the Notes) or other default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchasers to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Purchasers may elect, against and on account of the obligations and liabilities of such Guarantor to the Purchasers hereunder and claims of every nature and description of the Purchasers against such Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Purchasers may elect, whether or not the Purchasers have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Purchasers shall notify such Guarantor promptly of any such set-off and the application made by the Purchasers of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchasers under this Section 5(f) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchasers may have.

(g) Counterparts. This Guarantee may be executed by two or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h) Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j) Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(k) Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each of the Company and each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

(l) Acknowledgements. Each Guarantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(ii) the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Purchasers.

(m) Additional Guarantors. The Company shall cause each of its subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

(n) Release of Guarantors. Each Guarantor will be released from all liability hereunder concurrently with the indefeasible repayment in full of all amounts owed under the Purchase Agreement, the Notes and the other Transaction Documents.

(o) Seniority. The Obligations of each of the Guarantors hereunder rank senior in priority to any other Indebtedness (as defined in the Purchase Agreement) of such Guarantor.

(p) WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

MICROSOURCE, INC.

By:
Name:
Title:	Chief Executive Officer

Consented and agreed to:

GIGA-TRONICS INCORPORATED

By:
Name:	John Regazzi
Title:	Chief Executive Officer and President

Exhibit B

CERTIFICATE OF DETERMINATION

OF

SERIES F CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

GIGA-TRONICS INCORPORATED,

a California corporation

Pursuant to Section 401 of the Corporations Code of the State of California, the undersigned, John Regazzi and Lutz P. Henckels, DO HEREBY CERTIFY as follows:

A.

That they are the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Giga-tronics Incorporated, a California corporation with California Entity Number C0976644 (the “Corporation”).

B.	The authorized number of shares of Preferred Stock is 1,000,000.

C.

Pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) in accordance with the provisions of the Corporation’s Articles of Incorporation as amended and applicable law, the Board on December 24, 2021, duly adopted the following resolutions creating a series of 520 shares of Preferred Stock designated as the “Series F Convertible Redeemable Preferred Stock,” and such resolutions have not been modified or rescinded and remain in full force and effect. None of the shares of Series F Convertible Preferred Stock has been issued.

WHEREAS, the Articles of Incorporation as amended to date of the Corporation authorize a class of Preferred Stock comprising 1,000,000 shares issuable from time to time in one or more series; and

WHEREAS, the Board is authorized to determine the designation of each series and the authorized number of shares in each series, and to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock, including but not limited to the dividend rights, dividend rates, conversion rights, voting rights and the liquidation preferences; and

WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to fix the rights, preferences, privileges, and restrictions and other matters relating to the Series F Convertible Redeemable Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Corporation’s Articles of Incorporation, as amended, and applicable law, a series designated Series F Convertible Redeemable Preferred Stock of the Corporation be and hereby is created;

FURTHER RESOLVED, that the Board has determined that the rights, preferences, privileges, and restrictions granted to or imposed upon the Series F Convertible Redeemable Preferred Stock, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing shareholders of the Corporation; and

FURTHER RESOLVED, that the designation and authorizes number of shares of, and the rights, preferences, privileges, and restrictions granted to or imposed upon the Series F Convertible Redeemable Preferred Stock are as follows:

RIGHTS AND PREFERENCES

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as the “Series F Convertible Redeemable Preferred Stock,” without par value (the “Series F Preferred Stock”). The

Series F Preferred Stock shall be perpetual, subject to the provisions of Section 6 hereof, and the authorized number of shares of the Series F Preferred Stock shall initially be 520. The number of shares of Series F Preferred Stock may be increased from time to time subject to the provisions of Section 5 and Section 10 hereof and any such additional shares of Series F Preferred Stock shall form a single series with the Series F Preferred Stock. Each share of Series F Preferred Stock shall have the same designations, rights, preferences, powers, restrictions and limitations as every other share of Series F Preferred Stock.

Section 2. Certain Definitions. The following words and terms shall have the meanings defined in this Section 2:

“Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

“Board” means the Board of Directors of the Corporation, or a duly authorized committee thereof.

“Business Day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law, regulation, or executive order to close.

“CGCL” means the California General Corporation Law.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) capital stock.

“Certificate” means this Certificate of Determination of Series F Convertible Preferred Stock.

“Change of Control Event” shall mean the occurrence of any of the following in one or a series of related transactions:

(i)

one or more acquisitions after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act), resulting in a majority or more of the voting rights or equity interests in the Corporation being transferred to such Persons or their Affiliates;

(ii)

a replacement of more than a majority of the members of the Board that is not approved by either (A) those individuals who are members of the Board on the date hereof or (B) the Majority Holders, as the case may be (or other directors previously approved by such individuals);

(iii)

a merger or consolidation of the Corporation or any one or more Subsidiaries owning a majority of the consolidated assets of the Corporation and all Subsidiaries, or a sale of all or substantially all of the assets of the Corporation and its consolidated Subsidiaries in one or a series of related transactions, unless following such transaction or series of transactions, the Holders of the Corporation’s securities immediately prior to the first such transaction continue to hold at least a majority of the voting rights and equity interests in the surviving entity or acquirer of such assets;

(iv)

a recapitalization, reorganization or other transaction involving the Corporation that constitutes or results in a transfer of a majority or more of the voting rights or equity interests in the Corporation to any Persons; or

(v)	the execution by the Corporation or its controlling shareholders of an agreement providing for any of the foregoing events.

“Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the

Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Determination, all references herein to the “closing sale price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) shall be such closing sale price and last reported sale price as reported by Bloomberg Professional Service or any successor thereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means (i) the common stock, without par value, of the Corporation and (ii) any Capital Stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of the Corporation or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(c)(ii) hereof.

“Conversion Price” means $3.25, subject to adjustment as provided herein.

“Conversion Shares” shall mean the shares of Common Stock issuable upon conversion of the Series F Preferred Stock.

“Corporation” means Giga-tronics Incorporated, a California corporation.

“Corporation Offered Securities” has the meaning set forth in Section 14(b) hereof.

“Non-Responding Holder” has the meaning set forth in Section 14(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as in effect at the time.

“Exchange Agreement” shall mean that certain Share Exchange Agreement dated December __, 2021 by and among the Corporation, BitNile Holdings, Inc. and Gresham Worldwide, Inc. (“GWI”).

“Exchange Approval” means approval of the issuance of Common Stock or Common Stock Equivalents contemplated by Section 6 of this Certificate by the principal Market, which approval shall be obtained as soon as practicable following the favorable vote therefor at the Corporation’s annual or special shareholder meeting.

“Excluded Issuances” means any (i) issuance of any warrants or options, restricted stock awards, stock awards, restricted stock units or other awards awarded to employees, directors or consultants of the Corporation pursuant to any equity incentive plan approved by the shareholders of the Corporation and any issuance of Common Stock pursuant thereto, provided, that the aggregate of all such issuable Common Stock or Common Stock Equivalents shall not exceed ten percent (10%) of the sum of the number of shares of Common Stock issued and outstanding from time to time plus the number of shares issuable upon conversion of the Series F Preferred Stock from time to time, (ii) any issuance of Common Stock upon conversion of the Series F Preferred Stock; (iii) any issuance of securities approved by the Holders holding a majority of the then-outstanding shares of Series F Preferred Stock; (iv) any issuance of Common Stock upon exercise of any warrants, rights or options to purchase Common Stock outstanding on the Issuance Date; (v) any issuance of Common Stock upon the conversion of any preferred stock of the Corporation in accordance with the terms thereof; or (iv) the issuance of Common Stock and/or other securities in a Qualified Public Offering, and any shares of Common Stock issuable upon exercise or conversion thereof, including shares of Common Stock underlying warrants issued to any underwriters or their designees.

“Fair Market Value” with respect to the Common Stock, on any given date, the volume weighted average Closing Price of the Common Stock for the five consecutive Trading Day period ending on the Trading Day immediately preceding such given date.

“Fundamental Transaction” means that (i) the Corporation or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Corporation or any of its Subsidiaries is the surviving corporation) any other Person, except a merger or other transaction which is entered into in order to change the domicile of the Corporation from California to Delaware, or (B) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person (other than such actions taken between or among the Corporation and any of its Subsidiaries), or (C) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (D) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) other than BitNile Holdings, Inc. or any successor or Affiliate thereof is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Corporation.

“Holder” or “Holders” shall mean each holder of shares of Series F Preferred Stock.

“Issuance Date” means the date on which shares of the Series F Preferred Stock are first issued.

“Junior Stock” shall have the meaning set forth in Section 8 hereof.

“Liens” means any and all claims, liabilities and obligations and any and all liens, pledges, charges, mortgages, security interests, restrictions, leases, licenses, easements, liabilities, claims, encumbrances, preferences, priorities or rights of others of every kind and description.

“Liquidation Preference” means, as to the Series F Preferred Stock, $25,000 per share (as appropriately and equitably adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series F Preferred Stock), subject to adjustment as provided herein, plus declared but unpaid dividends or accrued dividends on the Series F, if any.

“Majority Holders” means any Holder(s) of a majority of the then outstanding shares of Series F Preferred Stock.

“Market” capital stock or equity interest) is listed or quoted for trading on the date in question: the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, OTCQB, OTCQX, the Bulletin Board or the OTC Pink (or any successors to any of the foregoing). Notwithstanding the foregoing, term “Market” shall only include the OTC Pink for any interim period of time required upon the Company’s shares of Common Stock having been delisted from any other Market provided that the Company shall be required to list its Common Stock for trading or quotation on another Market (excluding the OTC Pink) promptly upon such delisting and the failure to do so within ten (10) Business Days shall constitute a default under the Exchange Agreement and require the payment by the Corporation to GWI of an amount equal to twice the amount of the Termination Fee, as defined therein.

“Notice of Conversion” shall have the meaning set forth in Section 6(b)(i) hereof.

“Original Holder Consolidation Termination Date” means that date that the Corporation ceases to be a consolidated Subsidiary of BitNile Holdings, Inc. in accordance with U.S. Generally Accepted Accounting Principles.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person.

“Parity Stock” shall have the meaning set forth in Section 8 hereof.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

“Preemptive Rights Offer Notice” has the meaning set forth in Section 14(b) hereof.

“Preemptive Rights Offer” has the meaning set forth in Section 14(b) hereof.

“Preemptive Rights Termination Date” means that the earlier of (1) the date that Holders, as a group, cease to hold at least 50% of the Common Stock (including, for purposes of this definition, any shares of Common Stock the Holders have the right to acquire upon the conversion of the Series F Preferred Stock) or (2) the fifth anniversary of the Issuance Date.

“Preemptive Rights Transaction” has the meaning set forth in Section 14(b) hereof.

“Properties” means any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Corporation.

“Qualified Public Offering” means the sale, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, of Common Stock of the Corporation with net proceeds (net of underwriters’ discounts and selling commissions) of at least $25 million, following which shares of the Common Stock of the Corporation shall be listed on any national securities exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as in effect at the time.

“Series F Preferred Stock” means that Corporation’s Series F Convertible Preferred Stock.

“Senior Stock” means the (i) the Corporation’s Series B Convertible Voting Perpetual Preferred Stock, Series C Convertible Voting Perpetual Preferred Stock, Series D Convertible Voting Perpetual Preferred Stock, and 6.0% Series E Senior Convertible Voting Perpetual Preferred Stock and (ii) any class or series of capital stock stablished after the Issuance Date by the Corporation specifically ranking, by its terms, senior to the Series F Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

“Share Delivery Date” shall have the meaning set forth in Section 6(b)(ii) hereof.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the applicable Market (or any successor entity) from the shareholders of the Corporation with respect to the transactions contemplated by Section 6(n) of this Certificate, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock.

“Stated Value” means $25,000.00 per share of Series F Preferred Stock.

“Subsidiary” or “Subsidiaries” of any Person means (i) any corporation with respect to which more than 50% of the issued and outstanding voting equity interests of such corporation is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (ii) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

“Successor Entity” means the Person (or, if so elected by the Majority Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Majority Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Voting Stock Equivalents” means any right, warrant, option or security of the Corporation which is exercisable or exchangeable for or convertible into, or represents the right to otherwise acquire, directly or indirectly, Voting Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event. Each Voting Stock Equivalent shall count as a number of shares of Voting Stock equal to the number of shares of Common Stock into which such Voting Stock Equivalent is then convertible, exchangeable or exercisable.

Section 3. Dividends.

(a) Dividends. From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of funds legally available therefor, cash dividends of the type and in the amounts determined as set forth in Section 3(c) and no more.

(b) Dividends on Junior Stock or Parity Stock. No dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of any Junior Stock (as defined in Section 8) or Parity Stock (as defined in Section 8) the Corporation may issue. Nor shall any other dividend be declared or made upon such shares of Junior Stock or Parity Stock.

(c) Participation. In addition to any adjustments pursuant to Section 3, the Holders shall, as holders of Series Preferred Stock, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each shares of Series F Preferred Stock held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock;.

Section 4. Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation’s affairs, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of Junior Stock, the Holders shall be entitled to receive out of the Corporation’s assets legally available for distribution to shareholders, liquidating distributions in the amount of the Liquidation Preference per share of Series F Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the Holders will have no right or claim to any of the Corporation’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Corporation’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock and the corresponding amounts payable on all

Senior Stock and Parity Stock, then after payment of the liquidating distribution on all outstanding Senior Stock, the Holders of the Series F Preferred Stock and all other such classes or series of Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, any consolidation or merger of the Corporation with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, or a statutory share exchange shall not be deemed to constitute the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 5. Voting Rights.

(a) Voting Generally. Each Holder shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration ((including, without limitation, the election of directors, and whether at a meeting of shareholders of the Corporation, by written action of shareholders in lieu of a meeting or otherwise), except as provided by law or by the provisions of Section 5(b) below. In any such vote, each Holder shall, for each share of Series F Preferred Stock held, be entitled to a number of votes equal to the number of shares of Common Stock in which each such shares of Series F Preferred Stock may be converted on the record date for such vote, subject to the provisions of the CGCL. Each holder of outstanding shares of Series F Preferred Stock shall be entitled to notice of all shareholder meetings (or requests for written consent) in accordance with the Corporation’s Bylaws.

(b) Protective Provisions. Without limiting the foregoing, as long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, without the prior written consent of the Majority Holders, (i) alter or change adversely the powers, preferences or rights given to the Series F Preferred Stock or alter or amend this Certificate, (ii) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders of Series F Preferred Stock (which for the avoidance of doubt shall not be deemed to have occurred by virtue of an increase in the number of authorized shares of Common Stock or other Junior Stock), (iii) create or issue any class of Senior Stock or Parity Stock, (iv) increase or decrease the number of authorized shares of Series F Preferred Stock, (v) whether or not prohibited by the terms of the Series F Preferred Stock, circumvent a right or preference of the Series F Preferred Stock, (vi) increase the authorized number of directors constituting the Board of Directors or (vii) enter into any agreement with respect to any of the foregoing. Holders shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders in connection therewith) with respect to which they would be entitled to vote, which notice shall be provided pursuant to the Corporation’s Bylaws and the CGCL.

(c) Election of Directors. The Majority Holders of the Series F Preferred Stock, exclusively and as a separate class, shall be entitled to elect four directors of the Corporation (the “Series F Directors”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the Holders entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders. If the Holders fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 5(c), then any directorship not so filled shall remain vacant until such time as the Holders elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by shareholders of the Corporation other than by the Majority Holders entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series F Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 5(c), a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 5(c).

Section 6. Conversion of Series F Preferred Stock.

(a) Optional Conversion. Each share of Series F Preferred Stock shall be convertible, at the option of the Majority Holder, on or after the Issuance Date, into such number of fully paid and non-assessable shares of Common Stock determined by dividing (i) the sum of (A) the Stated Value of the Series F Preferred Stock plus (B) the aggregate accrued or accumulated and unpaid dividends thereon, if any, by (ii) the then applicable Conversion Price.

(b) Mechanics of Conversion.

(i) Before any Holder of Series F Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 6(a) hereof, such Holder shall give written notice to the Corporation at its principal corporate office of the election to convert shares of Series F Preferred Stock, the number of shares of Series F Preferred Stock to be converted, the number of shares of Series F Preferred Stock owned subsequent to the conversion at issue, and the name or names in which the certificate or certificates for shares of Common Stock are to be issued (each, a “Notice of Conversion”). No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series F Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Series F Preferred Stock to the Corporation unless all of the shares of Series F Preferred Stock represented thereby are so converted in which event the Holder shall surrender the certificate(s) promptly following the Conversion Date at issue.

(ii) Shares of Series F Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued. The Corporation shall, as soon as practicable after delivery of the Notice of Conversion, in the case of a conversion pursuant to Section 6(a) hereof, and as soon as practicable after delivery of the certificate(s) evidencing the Series F Preferred Stock, within three (3) Business Days thereafter (the “Share Delivery Date”), issue and deliver or cause to be delivered to such Holder or Holders, or to the nominee or nominees thereof, a certificate or certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which such Holder or Holders shall be entitled as aforesaid. In lieu of delivery of certificates, the Corporation may instruct its stock transfer agent to issue certificates in book entry form. Conversion under this Section 6 shall be deemed to have been made immediately prior to the close of business on the date of delivery of the Notice of Conversion, unless a later date is specified in the Notice of Conversion, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date (such date, the “Conversion Date”). If, in the case of any conversion of the Series F Preferred Stock pursuant to this Section 6, such shares of Common Stock are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such shares of Common Stock, to rescind such conversion, in which event the Corporation shall promptly return to the Holder any original Series F Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the shares of Common Stock issued to such Holder pursuant to the rescinded conversion. The Corporation’s obligation to issue and deliver the shares of Common Stock upon conversion of Series F Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such shares of Common Stock. In the event a Holder shall elect to convert any or all of the Stated Value of its Series F Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series F Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Series F Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue shares of Common Stock and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such shares of Common Stock pursuant to this Section 6 by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series F Preferred Stock being converted, $50 per Business Day (increasing to $100 per Business Day on the third Business Day and increasing to $200 per Business Day on the sixth Business Day after such damages begin to accrue) for each Business Day after the Share Delivery Date until such Shares of Common Stock are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver shares of Common Stock within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(c) Fractional Shares; Computation Certificates.

(i) No fractional shares shall be issued upon conversion of the Series F Preferred Stock into shares of Common Stock and in lieu thereof, the Corporation shall pay cash in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Fair Market Value on the applicable date of conversion.

(ii) Upon the occurrence of each adjustment of the Conversion Price of Series F Preferred Stock pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each Holder of Series F Preferred Stock a statement, signed by its principal financial officer, setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series F Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment, (B) the Conversion Price for such Series F Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Series F Preferred Stock.

(d) Adjustments of the Conversion Price. The Conversion Price of the Series F Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Adjustments for Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6), provision shall be made so that the Holders shall thereafter be entitled to receive upon conversion of the Series F Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holders after the recapitalization to the end that the provisions of this Section 6 (including, without limitation, provisions for adjustments of the Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series F Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(ii) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Effective Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Effective Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(iii) Adjustments for Distribution. In addition to any adjustments pursuant to Section 6(d) hereof, in the event the Corporation shall declare a distribution payable in Common Stock, Common Stock Equivalents or other securities of the Corporation, any Subsidiary or any other Persons, evidences of indebtedness issued by the Corporation, any Subsidiary or other Persons, assets (or rights to acquire assets), or options, rights or other property not referred to in Section 6(d) hereof to the holders of Common Stock, in each case whether by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (each, a “Distribution”), then, in each such case for the purpose of this Section 6(d), the Holders shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series F Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such Distribution.

(iv) Adjustment for Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation or a Change of Control Event, shall be effected while any shares of Series F Preferred Stock are outstanding in such a manner that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, or Change of Control Event, lawful and adequate provision shall be made whereby each Holder who has not received the amounts to be distributed to such Holder in accordance with this Certificate shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of Series F Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification or Change of Control Event not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price, Conversion Rate and the number of shares of Common Stock issuable upon conversion of the Series F Preferred Stock) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such shares of Series F Preferred Stock. Prior to or simultaneously with the consummation of any such reorganization, reclassification or Change of Control Event, the survivor or successor corporation (if other than the Corporation) resulting from such reorganization, reclassification or Change of Control Event shall assume by written instrument executed and mailed or delivered to each Holder, the obligation to deliver to such Holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Certificate to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder with respect to the Series F Preferred Stock.

(e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than five (5) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series F Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any Holder (but in any event not later than five (5) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series F Preferred Stock.

(f) Good Faith Assistance. The Corporation will not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

(g) Notice of Record Taking. In the event of any taking by the Corporation of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall send to each Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(h) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series F Preferred Stock, 300% of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series F Preferred Stock (the “Required Reserve Amount”); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to enable the Corporation to satisfy its obligation to have available for issuance upon conversion of the Series F Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount, then, in addition to such other remedies as shall be available to the Holder, the Corporation will immediately take all such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite shareholder approval of any necessary amendment to these provisions as soon as possible.

(i) Payment of Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes (exclusive of income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series F Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series F Preferred Stock in respect of which such shares are being issued.

(j) Status of Shares. All shares of Common Stock that may be issued in connection with the conversion provisions of the Series F Preferred Stock set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable and free from all taxes, liens or charges with respect thereto.

(k) Notice. Except as otherwise provided in this Section 6, any notice required by the provisions of this Section 6 to be given to the Holders of shares of Series F Preferred Stock shall be deemed given upon hand delivery, one (1) Business Day after the notice is sent by overnight courier or three (3) Business Days after the notice is deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the stock books of the Corporation. The Corporation shall provide each Holder with prompt written notice of all actions taken pursuant to the terms of this Certificate, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Corporation shall give written notice to each Holder (i) promptly following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or Distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Common Stock, Common Stock Equivalents, assets or other property to all holders of shares of Common Stock as a class or (C) for determining rights to vote with respect to any matter on which the holders of Common Stock shall have the right to vote.

(l) Cancellation of Series F Preferred Stock. In the event any shares of Series F Preferred Stock shall be converted pursuant to this Section 6 or otherwise reacquired by the Corporation, the shares so converted or reacquired shall be canceled and may not be reissued. The Articles of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation’s authorized capital stock.

(m) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant Holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant within ten (10) Business Days of receipt of notice of such dispute. The accountant, at the Corporation’s sole expense, shall promptly audit the calculations and notify the Corporation and the holder of the results no later than ten (10) Business Days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock as required. If the accountant determines the Corporation’s calculations are correct, the holder shall reimburse the Corporation for the accountant’s expense.

(n) Limitations on Issuances. Notwithstanding anything in this Certificate to the contrary, the total number of shares of Common Stock that may be issued pursuant to this Section 6 shall be limited to 19.99% of the Corporation’s outstanding shares of Common Stock as of the issuance date of such shares of the shares of Series F Preferred Stock being converted (the “Exchange Cap”), unless shareholder approval is obtained to issue more than the Exchange Cap without violating the rules of the principal Market on which the shares of Common Stock are listed or quoted. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. If Series F Preferred Stock may not be fully converted without violating the rules of the principal Market on which the shares of Common Stock are listed, then, unless the Corporation has previously obtained shareholder approval to issue more than the Exchange Cap, the Corporation shall file a preliminary proxy statement (the “PRE 14A”) with the Commission within ten (10) days of receipt of the Notice of Conversion (the “PRE 14A Filing Date”) from the Holder to obtain Shareholder Approval to issue Common Stock in excess of the Exchange Cap.

The Corporation shall use its reasonable best efforts to: (i) promptly clear any comments received by the Commission on the PRE 14A and thereafter file a definitive proxy statement on Schedule 14A (the “DEF 14A”) related to the meeting of its stockholders no later five (5) days after the Commission shall have cleared the DEF 14A and hold such meeting no later than thirty (30) days after having mailed the DEF 14A to its shareholders (the “Initial Meeting Date”), and (ii) obtain such Stockholder Approval. If the Corporation does not obtain Shareholder Approval at the first such meeting, the Corporation shall call a meeting every two (2) months thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained (the earlier of such date or the Initial Meeting Date on which Stockholder Approval is obtained, the “Meeting Date”). In the event that the Corporation has not been able to clear comments with the Commission on the PRE 14A within 30 days of the PRE 14A Filing Date, the Corporation will provide prompt written notification to the Holders regarding the status of the comments with the Commission and the parties will, in good faith, attempt to achieve a mutually satisfactory plan to address such comments. The Corporation agrees to submit the application to the principal Market to obtain Exchange Approval within five (5) days of the Meeting Date, presuming that Shareholder Approval was obtained at the meeting.

Section 7. Status of Acquired Shares. All shares of Series F Preferred Stock which have been converted, shall be restored to the status of authorized but unissued shares of undesignated Preferred Stock of the Corporation.

Section 8. Ranking. The Series F Preferred Stock will rank: (i) senior to all of the Corporation’s Common Stock and any other equity securities that the Corporation may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series F Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“Junior Stock”); (ii) equal to any shares of equity securities that the Corporation may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series F Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. Without prior written consent of the Majority Holders, the Corporation shall not create or issue any class or series of capital stock specifically ranking, by its terms, pari passu with, the Series F Preferred Stock (“Parity Stock”); and (iii) junior to all of the Corporation’s Senior Stock and existing and future indebtedness. Without prior written consent of the Majority Holders, the Corporation shall not create or issue any class or series of capital stock specifically ranking, by its terms, senior to the Series F Preferred Stock (collectively, “Senior Stock”), as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Section 9. Rights Upon Fundamental Transactions. The Corporation shall not enter into or be party to a Fundamental Transaction unless: (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate in accordance with the provisions of this Section 9 pursuant to written agreements in form and substance satisfactory to the Majority Holders and approved by the Majority Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series F Preferred Stock in exchange for such shares of Series F Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate, including, without limitation, having a stated value and dividend rights equal to the stated value and dividend rights of the Series F Preferred Stock held by the Holders and having similar ranking to the Series F Preferred Stock, and reasonably satisfactory to the Majority Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on a Trading Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate with the same effect as if such Successor Entity had been named as the Corporation herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion of the Series F Preferred Stock at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 6, which shall continue to be receivable thereafter)) issuable upon the conversion of the Series F Preferred Stock prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) that each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the shares of Series F Preferred Stock held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series F Preferred Stock contained in this Certificate), as adjusted in accordance with the provisions of this Certificate. The provisions of this Section 9 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series F Preferred Stock.

Section 10. Negative Covenants. For so long as the Holders of Series F Preferred Stock shall continue to hold at least fifty percent (50%) of the shares of Series F Preferred Stock issued and outstanding, without the affirmative consent or approval of the Majority Holders of the shares of Series F Preferred Stock then outstanding, the Corporation shall not, whether directly or indirectly, by amendment, merger, consolidation or otherwise, and shall not permit any Subsidiary, to:

(a) in any manner alter or change the designations, powers, preferences or rights, or the qualifications, limitations or restrictions of the Series F Preferred Stock;

(b) issue any additional shares of Series F Preferred Stock issued on the Issuance Date other than dividends payable to the Holders of the Series F Preferred Stock;

(c) take any action to authorize, create or issue any class or series of preferred stock senior to or pari passu with the Series F Preferred Stock;

(d) set aside assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire any shares of the Common Stock or of any other capital stock of the Corporation, whether now or hereafter outstanding; except for the repurchase from employees of the Corporation, pursuant to the provisions of the Corporation’s stock option plan, upon such employees’ termination of employment with the Corporation, of shares of Common Stock issued pursuant to stock option exercises by or underlying stock option grants to such employees pursuant to the terms of stock option agreements between the Corporation and such employees;

(e) unless providing for a pari passu payment of dividends on the Series F Preferred Stock, make or declare, directly or indirectly, any dividend (in cash, stock, return of capital, or any other form of assets) on, or make any other payment or distribution on account of Common Stock or of any other capital stock of the Corporation ranking junior to the Series F Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, whether now or hereafter outstanding;

(f) take any action to amend, modify, alter or repeal any provision of its Articles of Incorporation or Bylaws which would have an adverse effect on the Series F Preferred Stock taken as a whole;

(g) take any action to alter the number of members of the Board, or designate classes of directors other than as required by the federal securities laws or the rules of any Market on which the Corporation’s securities are listed;

(h) take any action to effect or permit, or offer or agree to effect or permit, a liquidation or Change of Control Event with respect to the Corporation or any material Subsidiary;

(i) reclassify the shares of Common Stock or any other shares or any class or series of capital stock hereafter created junior to the Series F Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemptions, senior to or pari passu with the Series F Preferred Stock, or (B) which in any manner adversely affects the Holders of Series F Preferred Stock;

(j) discontinue the businesses in which it or any material Subsidiary is engaged as of the date of the Issuance Date;

(k) enter into or permit any Subsidiary to enter into any transaction with any of the Corporation’s officers, directors or employees or any Person directly or indirectly controlled by or under common control with the Corporation or any of its officers, directors or employees (a “Related Party”) including, without limitation, any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Related Party, except for transactions entered into in the ordinary course with employees (excluding the Principal Stockholders or their Affiliates) that are approved by the Board including the unanimous approval of the independent members thereof;

(l) except as contemplated hereby, make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution (whether in cash, capital stock or property) with respect to its capital stock;

(m) prior to the Original Holder Consolidation Termination Date, except in connection with indebtedness existing as at the date of this Certificate, incur indebtedness for borrowed money, purchase money indebtedness or lease obligations that would be required to be capitalized on a balance sheet prepared in accordance with U.S. Generally Accepted Accounting Principles, or guaranty the obligations of any other Person, in an aggregate amount at any time outstanding in excess of $1,000,000 in any individual transaction or $2,500,000 in the aggregate;

(n) prior to the Original Holder Consolidation Termination Date, merge or consolidate with, or purchase a substantial portion of the assets of, or by any other manner acquire or combine with any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material to the Corporation, its business, financial condition or results of operations, where “material” shall be defined as any such transaction where the aggregate consideration either payable or receivable by the Company is $1,000,000 or greater; or

(o) except as contemplated hereby, make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or declare, set aside or pay any dividend or distribution (whether in cash, capital stock or property) with respect to any Junior Securities other than (1) with respect to the Series F Preferred, (2) dividends or distributions on the Common Stock in which holders of the Series F Preferred are entitled to participate pursuant to Section 3(c) hereof, and (3) repurchases or redemptions in connection with the vesting or exercise of any awards issue under equity invest plan; or

(p) enter into an agreement to do any of the things described in clauses (a) through (o) of this Section 10.

Section 11. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series F Preferred Stock are outstanding, the Corporation shall use its best efforts to (a) transmit by mail to all the Holders, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such sections (other than any exhibits that would have been required) and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series F Preferred Stock. The Corporation shall mail the reports to the Holders within 30 days after the respective dates by which the Corporation would have been required to file the reports with the Commission if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

Section 12. Record Holders. The Corporation and its transfer agent shall deem and treat the record Holder of any shares of Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.

Section 13. Sinking Fund. The Series F Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

Section 14. Preemptive Rights.

(a) No Holders will, as holders of Series F Preferred Stock, have any preemptive rights to purchase or subscribe for the Corporation’s Common Stock or any of its other securities except as provided in Section 14(b) hereof.

(b) In case the Corporation proposes at any time to issue or sell any Voting Stock, options, rights or warrants to purchase Voting Stock or Voting Stock Equivalents or any other securities (whether debt or equity) of the Company prior to (but not after) the Preemptive Rights Termination Date, provided such issuance has been approved by the Holders of Series F Preferred Stock as set forth in Section 10(k), other than Excluded Issuances (collectively, the “Corporation Offered Securities”), the Company shall, no later than twenty-five (25) days prior to the consummation of such transaction (a “Preemptive Rights Transaction”), give notice in writing (the “Preemptive Rights Offer Notice”) to each holder of Series F Preferred Stock of such Preemptive Rights Transaction. The Preemptive Rights Offer Notice shall describe the proposed Preemptive Rights Transaction, identify the proposed purchaser, and contain an offer (the “Preemptive Rights Offer”) to sell to each holder of Series F Preferred Stock, at the same price and for the same consideration to be paid by the proposed purchaser (provided, that, in the event any of such consideration is non-cash consideration, at the election of such holder of Series F Preferred Stock to whom the Preemptive Rights Offer is made, such holder of Series F Preferred Stock may pay cash equal to the value of such non-cash consideration), all or any part of such holder of Series F Preferred Stock’s pro rata portion of the Corporation Offered Securities (which shall be a fraction of the Corporation Offered Securities determined by dividing the number of shares of outstanding Voting Stock owned by such holder of Series F Preferred Stock by the sum of (i) the number of shares of outstanding Voting Stock owned by such holder of Series F Preferred Stock and (ii) the number of outstanding shares of Voting Stock not held by such holder of Series F Preferred Stock). If any holder of Series F Preferred Stock to whom a Preemptive Rights Offer is made fails to accept (a “Non-Responding Holder”) in writing the Preemptive Rights Offer by the tenth (10th) day after the Company’s delivery of the Preemptive Rights Offer Notice, such Non-Responding Holders shall have no further rights with respect to the proposed Preemptive Rights Transaction.

Section 15. Amendment. The Board reserves the right from time to time to increase (but not in excess of the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of Series F Preferred Stock then outstanding) the number of shares that constitute the Series F Preferred Stock by further resolution adopted by the Board or a duly authorized committee of the Board and by the filing of a certificate pursuant to the provisions of the CGCL stating that such increase or decrease, as the case may be, has been so authorized in accordance with the CGCL and in other respects to amend this Certificate within the limitations provided by law, this resolution and the Articles of Incorporation.

Other than as set forth immediately above, this Certificate or any provision hereof may be amended solely by obtaining the affirmative vote at a meeting duly called for such purpose, or by written consent without a meeting in accordance with the CGCL, of the Majority Holders, voting separately as a single class, and with such other shareholder approval, if any, as may then be required pursuant to the CGCL and the Corporation’s Articles of Incorporation and Bylaws.

Section 16. Waiver. Any right or privilege of the Series F Preferred Stock may be waived (either generally or in a particular instance and either retroactively or prospectively) by and only by the written consent of the Corporation and the Majority Holders and any such waiver shall be binding upon each holder of Series F Preferred Stock or other securities exercisable for or convertible into Series F Preferred Stock. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 17. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificates representing Series F Preferred Stock (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Corporation shall execute and deliver new certificate(s) of like tenor and date.

Section 18. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate shall be cumulative and in addition to all other remedies available under this Certificate and any of the other transaction documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required, to the extent permitted by applicable law. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation’s compliance with the terms and conditions of this Certificate.

Section 19. Non-circumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate, and will at all times in good faith carry out all the provisions of this Certificate and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate, the Corporation (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any shares of Series F Preferred Stock above the Stated Value then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series F Preferred Stock and (iii) shall, so long as any shares of Series F Preferred Stock are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series F Preferred Stock, the Required Reserve Amount.

Section 20. Transfer of Series F Preferred Stock. A Holder may transfer some or all of its shares of Series F Preferred Stock without the consent of the Corporation. Any such transfer shall comply with all applicable securities laws.

Section 21. Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the shares of Series F Preferred Stock, in which the Corporation shall record the name, address and facsimile number of the Persons in whose name the shares of Series F Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any shares of Series F Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

Section 22. Severability. If any provision of this Certificate is invalid, illegal or unenforceable, the balance of this Certificate shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

Section 23. Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 24. Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows]

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at San Ramon, California, on                 , 20    .

Name:	John Regazzi
Title:	Chief Executive Officer

Name:	Lutz P. Henckels
Title:	Chief Financial Officer

AMENDMENT NO. 1 TO

SHARE EXCHANGE AGREEMENT

This AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT (this “Amendment”), dated April 5, 2022, is by and between Giga-tronics Incorporated, a California corporation ( “Giga”), BitNile Holdings, Inc., a Delaware corporation (“BitNile”), and Gresham Worldwide, Inc., a Delaware corporation and a direct wholly-owned subsidiary of BitNile (“Gresham”, and together with Giga and BitNile, the “Parties”).

WHEREAS, the Parties entered into a Share Exchange Agreement as of December 27, 2021 (the “Agreement”);

WHEREAS, Giga and Digital Power Lending, LLC (“DPL”), an affiliate of BitNile are, simultaneous with the Parties’ execution and delivery of this Amendment, amending and restating the Term Note to reflect that DPL has loaned to Giga an aggregate of $1,300,000 thereunder; and

WHEREAS, the parties desire to amend the Agreement to (A) reflect the increase the amount of the Secured Term Note in Section 6.16 of the Agreement, (B) extend the End Date in Section 8.02(a) of the Agreement, and (C) provide for Giga’s issuance of a warrant to Gresham;

NOW, THEREFORE, the Parties, each intending to be legally bound hereby, do mutually covenant and agree as follows, subject to and effective as of the Effective Time (as defined below):

1.	Section 6.16 of the Agreement is hereby is hereby amended as restated as follows:

“Section 6.16 Repayment of Secured Term Note. If this Agreement is terminated by Giga pursuant to any of Section 8.01, Section 8.02 Section 8.03 or Section 8.04 below, then Giga shall no later than the Business Day following notice of such termination repay the outstanding principal and accrued but unpaid interest under that certain Secured Promissory Note dated November 12, 2021 (as amended, the “Term Note”) in the principal amount of $1,300,000, provided that such Term Note remains outstanding at such time.”

2.	Section 8.02(a) of the Agreement is hereby amended and restated and restated as follows:

“(a) if the Share Exchange has not been consummated on or before August 31, 2022 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.02(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or that resulted in, the failure of the Share Exchange to be consummated on or before the End Date;”

3. “Effective Time” means such time that DPL delivers to Giga the unfunded principal amount under the Term Note. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned thereto in the Agreement.

4. In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. In all other respects the Agreement is hereby ratified and confirmed.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile signatures shall be treated in all respects and for all purposes as originals.

6. As an inducement to the parties entering into this Amendment, Giga shall, subject to and as of the Effective Time, execute and deliver to Gresham on the date hereof a warrant in the form attached hereto as Exhibit A.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Giga:

GIGA-TRONICS INCORPORATED

By:	/s/ John Regazzi
Name: John Regazzi
Title: President & CEO

BitNile:

BitNile Holdings, Inc.

By:	/s/ William Horne
Name: William Horne
Title: Chief Executive Officer

Gresham:

Gresham Worldwide, Inc.

By:	Jonathan Read
Name: Jonathan Read
Title: Chief Executive Officer

Exhibit A

Giga Warrant

See attached

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

GIGA-TRONICS INCORPORATED

Initial Exercise Price: $3.00

Warrant Shares: 433,333

This Common Stock Purchase Agreement (the “Warrant”) certifies that, for value received, Gresham Worldwide, Inc., or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to subscribe for and purchase from Giga-tronics Incorporated, a California corporation (the “Company”), 433,333 shares of Common Stock (the “Warrant Shares”) at any time until three years after this Warrant is first exercisable but not later than December 31, 2025 (the “Termination Date”).

Section 1. Piggyback Registration.

(a) Once the Company is eligible to use Form S-3 (or any successor form), each time it proposes for any reason to register any of its Common Stock under the Securities Act in connection with the proposed offer and sale of its Common Stock for money, either for its own account or on behalf of any other security holder (“Proposed Registration”), other than pursuant to a registration statement on Forms S-4 or S-8 (or successor forms) it shall promptly give written notice of such Proposed Registration to the Holder and shall offer the Holder the right to request inclusion of its Warrant Shares (the “Registrable Securities”) in the Proposed Registration.

(b) the Holder shall have 30 days from the receipt of such notice to deliver to a written request specifying the number of shares of the Holder ’s Registrable Securities, as the case may be, such Investor intends to sell in the Proposed Registration and the Holder’s intended method of disposition.

(c) In the event that the Proposed Registration is, in whole or in part, an underwritten public offering, the Company shall so advise the Holder as part of the written notice given pursuant to Section 2(a), and any request under Section 1(b) must specify that the Holder’s Registrable Securities be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.

(d) Upon receipt of a written request pursuant to Section 1(b), the Company shall promptly use commercially reasonable efforts to cause all such shares of the Holder’s Registrable Securities to be registered under the Securities Act (and included in any related qualifications under blue sky laws or other compliance), to the extent required to permit sale or disposition as set forth in the Proposed Registration.

(e) In the event that the offering is to be an underwritten offering, if the Holder propose to distribute its Warrant Shares through such underwritten offering, then the Holder agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting.

Section 2. Exercise.

(a) The exercise of this Warrant shall only be permissible if the Company fails to close that certain Share Exchange Agreement by and among the Company, Gresham Worldwide, Inc. and BitNile Holdings, Inc. dated as of December 27, 2021, as amended (the “Agreement”), unless the failure to close results (i) solely from the breach of the Agreement by Gresham Worldwide, Inc. and/or BitNile Holdings, Inc. or (ii) BitNile Holdings, Inc.’s termination of the Agreement pursuant to Section 8.02(a) thereof. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto. Within the earlier of (i) two Trading Days following the date of exercise as aforesaid or (ii) the Standard Settlement Period, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. In the event that the Holder is required to make any payments to the Company’s stock transfer agent in connection with its exercise of this Warrant resulting from any failure or alleged failure of the Company to pay the transfer agent, the Holder may deduct such sums it pays the transfer agent from the total Exercise Price due. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within five Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one Trading Day of delivery of such notice. The Holder by acceptance of this Warrant, acknowledges and agrees that by reason of the provisions of this Section 2(a) following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The initial exercise price per share of the Common Stock under this Warrant shall be equal to $3.00 per share, subject to adjustment under Section 3 (the “Exercise Price”).

(c) Cashless Exercise. If at any time after the six months anniversary of the Initial Exercise Date, , there is no effective Registration Statement covering the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the number obtained by dividing [(A x B) – (A x C)] by (D), where:

(A) =

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;

(B) =

the greater of (i) the arithmetic average of the VWAPs for the five consecutive Trading Days ending on the date immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise or

(ii) the VWAP for the Trading Day immediately prior to the date on which the Holder makes such “cashless exercise” election;

(C) =	the Exercise Price of this Warrant, as adjusted hereunder, at the time of such exercise; and

(D) =

the lesser of (i) the arithmetic average of the VWAPs for the five consecutive Trading Days ending on the date immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise or (ii) the VWAP for the Trading Day immediately prior to the date on which the Holder makes such “cashless exercise” election.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, if on the Termination Date (unless the Holder notifies the Company otherwise) if there is no effective Registration Statement covering the resale of the Warrant Shares by the Holder, then this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d) Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted to the Holder by the Transfer Agent by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and (A) there is an effective Registration Statement covering the sale of the Warrant Shares by the Holder, or (B) this Warrant is being exercised via cashless exercise and Rule 144 under the Securities Act is available or otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is equal to the number of Trading Days in the Standard Settlement period Standard Settlement Period after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) payment of the aggregate Exercise Price as set forth above (unless by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (unless by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $10 per Trading Day (increasing to $20 per Trading Day after the fifth Trading Day) after the Warrant Share Delivery Date for each $1,000 of the value of the Warrant Shares for which this Warrant is exercised (based on the Exercise Price) which are not timely delivered. The Company shall pay any payment incurred under this Section 2(d)(i) in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company or the date the Warrant Shares are delivered to the Holder, whichever date is earlier.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(iii) Rescission Rights. If the Company fails to deliver the Warrant Shares or cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right, at any time prior to issuance of such Warrant Shares, to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to deliver the Warrant Shares, or cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon written request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate including any charges (limited to $100 per issuance) of any clearing firm, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant pursuant to this Section 2 or otherwise to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice (including an email) by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company including this Warrant by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Upon at least 61 days written notice, the holder may increase the Beneficial Ownership Limitation to 9.99%. The Holder may also decrease the Beneficial Ownership Limitation provisions of this Section 2(e) solely with respect to the Holder’s Warrant at any time, which decrease shall be effectively immediately upon delivery of notice to the Company. If after giving effect to an exercise of this Warrant, the Holder would beneficially own Common Stock in excess of the Beneficial Ownership Limitation, the Warrant Shares issued shall be treated as null and void. The provisions of this Section 2(e) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct any provisions (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2(e) shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Adjustments for Issuance of Additional Securities. If the Company at any time while this Warrant or the Notes are outstanding, issues or sells any additional shares of Common Stock or Common Stock Equivalents (as defined) (“Additional Shares of Common Stock”) in a transaction other than an Exempt Issuance, at a price per share less than the Exercise Price then in effect or without consideration (a “Dilutive Issuance” based on a “Dilutive Issuance Price”), then the Exercise Price upon each such issuance shall be reduced to the lower of (i) an amount equal to the Dilutive Issuance Price, or (ii) the VWAP on the next Trading Day following the first public disclosure of the Dilutive Issuance. For the purposes of this Section 3(b), the next Trading Day if an announcement is made before 4:00 pm New York, NY time is either the day of the announcement or the following Trading Day.

Provided, however, that this Section 3(b) shall not apply if the Common Stock is listed on a Principal Market which is any of the NYSE, the NYSE American, or the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select.

In case any Common Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Common Stock Equivalents (except for indebtedness) will be deemed to have been issued for the par value of the Common Stock and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the par value. Any indebtedness shall be valued at the principal less any original issue discount. If multiple shares of Common Stock are contained in a unit, the aggregate consideration shall be divided by the number of shares of Common Stock in a unit. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the amount of such consideration received by the Company will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such public traded securities on the date of receipt. If any shares of Common Stock or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any indebtedness, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

The provisions of this Section 3(b) shall apply each time the Company, at any time after the Initial Exercise Date and while this Warrant or the Note is outstanding, shall issue any securities with a Dilutive Issuance Price. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3(b) with respect to an Exempt Issuance. Exempt Issuance means the issuance of: (a) shares of the Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any equity incentive plan or any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities issued upon the exercise or exchange of or conversion of any securities issued and outstanding on the date hereof, including pursuant to any anti-dilution provision in such securities provided, that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to include or amend any anti-dilution provision in such securities; (c) securities issuable pursuant to certain anti-dilution rights under agreements entered into prior to the date of this Warrant, provided, that such agreements have not been amended since the date of this Warrant to include or amend (to increase the number of shares issuable or the applicable price for such issuance) any anti-dilution rights in such agreement; and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided, that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or any owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business in investing in securities.;

(c) Reserved.

(d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, no Purchase Rights will be made under this Section 3(d) in respect of an Exempt Issuance.

(e) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(d)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(f) Fundamental Transaction.

(i) If, at any time while this Warrant is outstanding the Company enters into a Fundamental Transaction, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant), at the option of the Holder the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall not effect a Fundamental Transaction unless it gives the Holder at least 10 Trading Days’ prior notice together with sufficient details so the Holder can make an informed decision as to whether it elects to accept the Alternative Consideration. Within two Trading Days after the Holder has been given such notice, the Company shall file a Form 8-K disclosing all material information about the Fundamental Transaction which has been given to the Holder.

(ii) Fundamental Transaction means (1) If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”). If a Fundamental Transaction occurs, then, upon any subsequent conversion of this Warrant, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the conversion of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the

“Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is convertible immediately prior to such Fundamental Transaction (without regard to any limitation on the conversion of this Warrant). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Warrant following such Fundamental Transaction. The Company shall not effect a Fundamental Transaction unless it gives the Holder at least 10 Trading Days prior notice together with sufficient details so the Holder can make an informed decision as to whether it elects to accept the Alternative Consideration. If a public announcement of the Fundamental Transaction has not been made, the notice to the Holder may not be given until the Company files a Form 8-K or other report disclosing the Fundamental Transaction. (2) Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (x) an all cash transaction, (y) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (z) a Fundamental Transaction involving a person or entity not traded on a national securities exchange or trading market (with such exchange or market including, without limitation, the Nasdaq Global Select Trading Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the New York Stock Exchange, Inc., the NYSE American or any market operated by the OTC Markets, Inc.), the Company or any Successor Entity (as defined below) shall, at the Holder’s option, concurrently with the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder the higher of (i) an amount of cash equal to the Black Scholes Value of the outstanding principal of this Warrant on the date of the consummation of such Fundamental Transaction, or (ii) the product of (a) the number of Conversion Shares issuable upon full conversion of this Warrant (without regard to any limitation on conversion of this Warrant) and (b) the positive difference between the cash per share paid in such Fundamental Transaction minus the then in effect Conversion Price. (3) If Section 3(f)(1) and (2) are not applicable, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Warrant (without regard to any limitations on the conversion of this Warrant) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything in this Section 5(e), an Exempt Issuance shall not be deemed a Fundamental Transaction. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(iii) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(iv) “Black Scholes Value” means the value of the unexercised portion of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.

(v) Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3(f) with respect to an Exempt Issuance (as defined in the Agreement).

(g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(h) Notice to Holder.

(i)     Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly email to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. The Holder may supply an email address to the Company and change such address.

(ii)     Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days’ prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to email such notice or any defect therein or in the emailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the Company), the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on

Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the provisions of the Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof other than as explicitly set forth in Section 3.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. In no event shall the Holder be required to post a bond or other security.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares. The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock, free of preemptive rights three times the number of shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to Section 3. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any trading market or national securities exchange upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

In addition to any other remedies provided by this Warrant or the Agreement, if the Company at any time fails to meet this reservation of Common Stock requirement within 45 days after written notice from the Holder, it shall pay the Holder as partial liquidated damages and not as a penalty a sum equal to $500 per day for each $100,000 of such Holder’s Warrant Value. Warrant Value means the Exercise Price, as adjusted times the number of Warrant Shares that can not be issued. The Company shall not enter into any agreement or file any amendment to its Certificate of Incorporation (including the filing of a Certificate of Designation or similar instrument) which conflicts with this Section 5(d) while the and Warrants remain outstanding.

Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Certificate of Incorporation (or charter) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined by and construed in accordance with the laws of the State of Delaware.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or if not exercised on a cashless basis when Rule 144 is available, will have restrictions upon resale imposed by state and federal securities laws.

(g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate or that there is no irreparable harm and not to require the posting of a bond or other security.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by any Holder from time to time of this Warrant or any Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(o) Most Favored Nations. From the Initial Exercise Date until the Termination Date, in the event that the Company issues or sells any shares of Common Stock, any securities of the Company which would entitle the holder of such securities to acquire at any time Common Stock, including, without limitation, any preferred stock, Convertible Securities, rights, Options, warrants, or other debt or equity instrument that is at any time convertible into, exercisable for, or exchangeable for, or otherwise entitles the holder to receive Common Stock, the Company shall provide notice to the Holder of such issuance and, if the Holder reasonably believes that any of the terms and conditions are more favorable to such investors than the terms and conditions of this Warrant, upon notice to the Company, the Company shall within five Trading Days amend the terms of this Warrant to give the Holder the benefit of the more favorable terms and conditions. If such issuance or sale involves a unit which includes warrants, the Holder may retain this Warrant and receive the other securities contained in the unit or exchange this Warrant for the unit. The number of units shall be based upon the product of the number of Warrant Shares issuable times the Exercise Price. The Holder shall be entitled to rely upon the Company’s representations and warranties set forth in any agreement containing the more favorable terms and conditions.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GIGA-TRONICS INCORPORATED.

By:
Name:
Title:

NOTICE OF EXERCISE

TO:    GIGA-TRONICS INCORPORATED.

(1)    The undersigned hereby elects to purchase                  Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)    Payment shall take the form of (check applicable box):

[    ] in lawful money of the United States; or

[    ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)    Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4)    After giving effect to this Notice of Exercise, the undersigned will not have exceeded the Beneficial Ownership Limitation.

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

SIGNATURE OF HOLDER

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

GIGA-TRONICS INCORPORATED

FOR VALUE RECEIVED,          all of or                  shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated:                     ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

GIGA-TRONICS INCORPORATED

Initial Exercise Price: $3.00

Warrant Shares: 433,333

This Common Stock Purchase Agreement (the “Warrant”) certifies that, for value received, Gresham Worldwide, Inc., or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to subscribe for and purchase from Giga-tronics Incorporated, a California corporation (the “Company”), 433,333 shares of Common Stock (the “Warrant Shares”) at any time until three years after this Warrant is first exercisable but not later than December 31, 2025 (the “Termination Date”).

Section 1. Piggyback Registration.

(a) Once the Company is eligible to use Form S-3 (or any successor form), each time it proposes for any reason to register any of its Common Stock under the Securities Act in connection with the proposed offer and sale of its Common Stock for money, either for its own account or on behalf of any other security holder (“Proposed Registration”), other than pursuant to a registration statement on Forms S-4 or S-8 (or successor forms) it shall promptly give written notice of such Proposed Registration to the Holder and shall offer the Holder the right to request inclusion of its Warrant Shares (the “Registrable Securities”) in the Proposed Registration.

(b) the Holder shall have 30 days from the receipt of such notice to deliver to a written request specifying the number of shares of the Holder ’s Registrable Securities, as the case may be, such Investor intends to sell in the Proposed Registration and the Holder’s intended method of disposition.

(c) In the event that the Proposed Registration is, in whole or in part, an underwritten public offering, the Company shall so advise the Holder as part of the written notice given pursuant to Section 2(a), and any request under Section 1(b) must specify that the Holder’s Registrable Securities be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.

(d) Upon receipt of a written request pursuant to Section 1(b), the Company shall promptly use commercially reasonable efforts to cause all such shares of the Holder’s Registrable Securities to be registered under the Securities Act (and included in any related qualifications under blue sky laws or other compliance), to the extent required to permit sale or disposition as set forth in the Proposed Registration.

(e) In the event that the offering is to be an underwritten offering, if the Holder propose to distribute its Warrant Shares through such underwritten offering, then the Holder agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting.

Section 2. Exercise.

(a) The exercise of this Warrant shall only be permissible if the Company fails to close that certain Share Exchange Agreement by and among the Company, Gresham Worldwide, Inc. and BitNile Holdings, Inc. dated as of December 27, 2021, as amended (the “Agreement”), unless the failure to close results (i) solely from the breach of the Agreement by Gresham Worldwide, Inc. and/or BitNile Holdings, Inc. or (ii) BitNile Holdings, Inc.’s termination of the Agreement pursuant to Section 8.02(a) thereof. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto. Within the earlier of (i) two Trading Days following the date of exercise as aforesaid or (ii) the Standard Settlement Period, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. In the event that the Holder is required to make any payments to the Company’s stock transfer agent in connection with its exercise of this Warrant resulting from any failure or alleged failure of the Company to pay the transfer agent, the Holder may deduct such sums it pays the transfer agent from the total Exercise Price due. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within five Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one Trading Day of delivery of such notice. The Holder by acceptance of this Warrant, acknowledges and agrees that by reason of the provisions of this Section 2(a) following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The initial exercise price per share of the Common Stock under this Warrant shall be equal to $3.00 per share, subject to adjustment under Section 3 (the “Exercise Price”).

(c) Cashless Exercise. If at any time after the six months anniversary of the Initial Exercise Date, , there is no effective Registration Statement covering the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at the Holder’s election, in whole or in part and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the number obtained by dividing [(A x B) – (A x C)] by (D), where:

(A) =

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;

(B) =

the greater of (i) the arithmetic average of the VWAPs for the five consecutive Trading Days ending on the date immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise or

(ii) the VWAP for the Trading Day immediately prior to the date on which the Holder makes such “cashless exercise” election;

(C) =	the Exercise Price of this Warrant, as adjusted hereunder, at the time of such exercise; and

(D) =

the lesser of (i) the arithmetic average of the VWAPs for the five consecutive Trading Days ending on the date immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise or (ii) the VWAP for the Trading Day immediately prior to the date on which the Holder makes such “cashless exercise” election.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, if on the Termination Date (unless the Holder notifies the Company otherwise) if there is no effective Registration Statement covering the resale of the Warrant Shares by the Holder, then this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d) Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted to the Holder by the Transfer Agent by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and (A) there is an effective Registration Statement covering the sale of the Warrant Shares by the Holder, or (B) this Warrant is being exercised via cashless exercise and Rule 144 under the Securities Act is available or otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is equal to the number of Trading Days in the Standard Settlement period Standard Settlement Period after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) payment of the aggregate Exercise Price as set forth above (unless by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (unless by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $10 per Trading Day (increasing to $20 per Trading Day after the fifth Trading Day) after the Warrant Share Delivery Date for each $1,000 of the value of the Warrant Shares for which this Warrant is exercised (based on the Exercise Price) which are not timely delivered. The Company shall pay any payment incurred under this Section 2(d)(i) in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company or the date the Warrant Shares are delivered to the Holder, whichever date is earlier.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(iii) Rescission Rights. If the Company fails to deliver the Warrant Shares or cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right, at any time prior to issuance of such Warrant Shares, to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to deliver the Warrant Shares, or cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon written request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate including any charges (limited to $100 per issuance) of any clearing firm, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant pursuant to this Section 2 or otherwise to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice (including an email) by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company including this Warrant by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Upon at least 61 days written notice, the holder may increase the Beneficial Ownership Limitation to 9.99%. The Holder may also decrease the Beneficial Ownership Limitation provisions of this Section 2(e) solely with respect to the Holder’s Warrant at any time, which decrease shall be effectively immediately upon delivery of notice to the Company. If after giving effect to an exercise of this Warrant, the Holder would beneficially own Common Stock in excess of the Beneficial Ownership Limitation, the Warrant Shares issued shall be treated as null and void. The provisions of this Section 2(e) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct any provisions (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2(e) shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Adjustments for Issuance of Additional Securities. If the Company at any time while this Warrant or the Notes are outstanding, issues or sells any additional shares of Common Stock or Common Stock Equivalents (as defined) (“Additional Shares of Common Stock”) in a transaction other than an Exempt Issuance, at a price per share less than the Exercise Price then in effect or without consideration (a “Dilutive Issuance” based on a “Dilutive Issuance Price”), then the Exercise Price upon each such issuance shall be reduced to the lower of (i) an amount equal to the Dilutive Issuance Price, or (ii) the VWAP on the next Trading Day following the first public disclosure of the Dilutive Issuance. For the purposes of this Section 3(b), the next Trading Day if an announcement is made before 4:00 pm New York, NY time is either the day of the announcement or the following Trading Day.

Provided, however, that this Section 3(b) shall not apply if the Common Stock is listed on a Principal Market which is any of the NYSE, the NYSE American, or the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select.

In case any Common Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Common Stock Equivalents (except for indebtedness) will be deemed to have been issued for the par value of the Common Stock and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the par value. Any indebtedness shall be valued at the principal less any original issue discount. If multiple shares of Common Stock are contained in a unit, the aggregate consideration shall be divided by the number of shares of Common Stock in a unit. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the amount of such consideration received by the Company will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such public traded securities on the date of receipt. If any shares of Common Stock or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any indebtedness, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

The provisions of this Section 3(b) shall apply each time the Company, at any time after the Initial Exercise Date and while this Warrant or the Note is outstanding, shall issue any securities with a Dilutive Issuance Price. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3(b) with respect to an Exempt Issuance. Exempt Issuance means the issuance of: (a) shares of the Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any equity incentive plan or any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities issued upon the exercise or exchange of or conversion of any securities issued and outstanding on the date hereof, including pursuant to any anti-dilution provision in such securities provided, that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to include or amend any anti-dilution provision in such securities; (c) securities issuable pursuant to certain anti-dilution rights under agreements entered into prior to the date of this Warrant, provided, that such agreements have not been amended since the date of this Warrant to include or amend (to increase the number of shares issuable or the applicable price for such issuance) any anti-dilution rights in such agreement; and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided, that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or any owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business in investing in securities.;

(c) Reserved.

(d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, no Purchase Rights will be made under this Section 3(d) in respect of an Exempt Issuance.

(e) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(d)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(f) Fundamental Transaction.

(i) If, at any time while this Warrant is outstanding the Company enters into a Fundamental Transaction, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant), at the option of the Holder the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall not effect a Fundamental Transaction unless it gives the Holder at least 10 Trading Days’ prior notice together with sufficient details so the Holder can make an informed decision as to whether it elects to accept the Alternative Consideration. Within two Trading Days after the Holder has been given such notice, the Company shall file a Form 8-K disclosing all material information about the Fundamental Transaction which has been given to the Holder.

(ii) Fundamental Transaction means (1) If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”). If a Fundamental Transaction occurs, then, upon any subsequent conversion of this Warrant, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the conversion of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the

“Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is convertible immediately prior to such Fundamental Transaction (without regard to any limitation on the conversion of this Warrant). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Warrant following such Fundamental Transaction. The Company shall not effect a Fundamental Transaction unless it gives the Holder at least 10 Trading Days prior notice together with sufficient details so the Holder can make an informed decision as to whether it elects to accept the Alternative Consideration. If a public announcement of the Fundamental Transaction has not been made, the notice to the Holder may not be given until the Company files a Form 8-K or other report disclosing the Fundamental Transaction. (2) Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (x) an all cash transaction, (y) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (z) a Fundamental Transaction involving a person or entity not traded on a national securities exchange or trading market (with such exchange or market including, without limitation, the Nasdaq Global Select Trading Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the New York Stock Exchange, Inc., the NYSE American or any market operated by the OTC Markets, Inc.), the Company or any Successor Entity (as defined below) shall, at the Holder’s option, concurrently with the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder the higher of (i) an amount of cash equal to the Black Scholes Value of the outstanding principal of this Warrant on the date of the consummation of such Fundamental Transaction, or (ii) the product of (a) the number of Conversion Shares issuable upon full conversion of this Warrant (without regard to any limitation on conversion of this Warrant) and (b) the positive difference between the cash per share paid in such Fundamental Transaction minus the then in effect Conversion Price. (3) If Section 3(f)(1) and (2) are not applicable, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Warrant (without regard to any limitations on the conversion of this Warrant) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything in this Section 5(e), an Exempt Issuance shall not be deemed a Fundamental Transaction. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(iii) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(iv) “Black Scholes Value” means the value of the unexercised portion of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.

(v) Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3(f) with respect to an Exempt Issuance (as defined in the Agreement).

(g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(h) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly email to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. The Holder may supply an email address to the Company and change such address.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days’ prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to email such notice or any defect therein or in the emailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the

Company), the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the provisions of the Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof other than as explicitly set forth in Section 3.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. In no event shall the Holder be required to post a bond or other security.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares. The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock, free of preemptive rights three times the number of shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to Section 3. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any trading market or national securities exchange upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

In addition to any other remedies provided by this Warrant or the Agreement, if the Company at any time fails to meet this reservation of Common Stock requirement within 45 days after written notice from the Holder, it shall pay the Holder as partial liquidated damages and not as a penalty a sum equal to $500 per day for each $100,000 of such Holder’s Warrant Value. Warrant Value means the Exercise Price, as adjusted times the number of Warrant Shares that can not be issued. The Company shall not enter into any agreement or file any amendment to its Certificate of Incorporation (including the filing of a Certificate of Designation or similar instrument) which conflicts with this Section 5(d) while the and Warrants remain outstanding.

Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Certificate of Incorporation (or charter) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined by and construed in accordance with the laws of the State of Delaware.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or if not exercised on a cashless basis when Rule 144 is available, will have restrictions upon resale imposed by state and federal securities laws.

(g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate or that there is no irreparable harm and not to require the posting of a bond or other security.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by any Holder from time to time of this Warrant or any Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(o) Most Favored Nations. From the Initial Exercise Date until the Termination Date, in the event that the Company issues or sells any shares of Common Stock, any securities of the Company which would entitle the holder of such securities to acquire at any time Common Stock, including, without limitation, any preferred stock, Convertible Securities, rights, Options, warrants, or other debt or equity instrument that is at any time convertible into, exercisable for, or exchangeable for, or otherwise entitles the holder to receive Common Stock, the Company shall provide notice to the Holder of such issuance and, if the Holder reasonably believes that any of the terms and conditions are more favorable to such investors than the terms and conditions of this Warrant, upon notice to the Company, the Company shall within five Trading Days amend the terms of this Warrant to give the Holder the benefit of the more favorable terms and conditions. If such issuance or sale involves a unit which includes warrants, the Holder may retain this Warrant and receive the other securities contained in the unit or exchange this Warrant for the unit. The number of units shall be based upon the product of the number of Warrant Shares issuable times the Exercise Price. The Holder shall be entitled to rely upon the Company’s representations and warranties set forth in any agreement containing the more favorable terms and conditions.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GIGA-TRONICS INCORPORATED

By:	/s/ John Regazzi
Name: John Regazzi
Title: President and Chief Executive Offcier

NOTICE OF EXERCISE

TO:    GIGA-TRONICS INCORPORATED.

(1)    The undersigned hereby elects to purchase                  Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)    Payment shall take the form of (check applicable box):

[    ] in lawful money of the United States; or

[    ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)    Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4)    After giving effect to this Notice of Exercise, the undersigned will not have exceeded the Beneficial Ownership Limitation.

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

SIGNATURE OF HOLDER

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information. Do not use this form to exercise the warrant.)

GIGA-TRONICS INCORPORATED

FOR VALUE RECEIVED,          all of or                  shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated:                     ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Annex B

December 24, 2021

Board of Directors

Giga-tronics Incorporated

5990 Gleason Dr.

Dublin, CA 94568

Members of the Board of Directors:

Roth Capital Partners, LLC (“Roth” or “we”) understands that Giga-tronics Incorporated (“Giga”) intends to enter into a Share Exchange Agreement (the “Agreement”) with Gresham Worldwide Inc. (“GWW”) and BitNile Holdings, Inc. (“BitNile”), which provides for BitNile to exchange all of the issued and outstanding shares of GWW (the “GWW Shares”) for shares of Giga Common Stock and Giga Series F Convertible Preferred Stock (the “Consideration”). The foregoing transactions are referred to hereinafter as the “Transaction.”

You have asked us to render our opinion, as of the date hereof, as to whether the Consideration payable by Giga for GWW is fair, from a financial point of view, to Giga and its shareholders.

For purposes of the opinion set forth herein, we have:

(i)	reviewed a draft of the Share Exchange Agreement, dated December 22, 2021 (the “Share Exchange Agreement”), as provided to us by management of Giga;

(ii)	reviewed certain information relating to the business, earnings, cash flow, assets, liabilities and prospects of GWW and Giga that were furnished to us by management of Giga;

(iii)

reviewed certain financial projections of GWW and Giga prepared, and furnished to us, by the management of Giga (the “Financial Projections”) and conducted discussions with members of senior management of Giga concerning the Financial Projections;

(iv)	discussed the past and current operations, financial condition and prospects of GWW and Giga with the management team of Giga;

(v)	reviewed the reported prices and trading activity for Giga;

(vi)	reviewed the financial terms, to the extent publicly available, of certain acquisition transactions comparable to the Transaction;

(vii)	compared the financial performance of GWW with that of certain publicly-traded companies we deemed comparable with GWW; and

(viii)	performed such other analyses, made such other inquiries and considered such other factors as we have deemed appropriate for the purpose of reviewing the Transaction and arriving at our opinion.

We did not form a conclusion as to whether any individual analysis, when considered independently of the other analyses conducted by us, supported or failed to support our opinion as to the fairness of the Transaction from a financial point of view. Roth does not specifically rely or place any specific weight on any individual analysis. Rather, Roth deems that the analyses, taken as a whole, support our conclusion and opinion. Accordingly, we believe that the analyses must be considered in their entirety, and that selecting portions of the analyses or the factors considered, without considering all analyses and factors together, could create an imperfect view of the processes underlying the analyses performed by us in connection with the preparation of this opinion. The scope of our review and analyses is limited and nothing contained herein is intended to expand such scope, except as expressly provided herein.

Giga-tronics Incorporated

December 24, 2021

In conducting our review and arriving at our opinion, with your consent, we have not independently verified, nor have we assumed responsibility or liability for independently verifying, any of the foregoing information, and we have assumed and relied upon such information being accurate and complete in all material respects, and we have further relied upon the express assurances of Giga management that they are not aware of any facts that would make any of such information inaccurate, incomplete or misleading in any material respect. We have also assumed that the prospects of each of GWW and Giga have not changed materially from the dates of all financial and operating data we have reviewed. We relied on Giga management to advise us if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with regard to any estimates or financial projections, including the Financial Projections, or the assumptions upon which they were based, including the reasonableness or achievability of such projections (including the Financial Projections) or assumptions. We have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which GWW, BitNile or Giga or any of their respective affiliates is a party or may be subject and, with your consent, our opinion makes no assumptions concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. In addition, we have not assumed, with your express permission, any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of GWW, BitNile, or Giga. We have also assumed and relied upon, with your consent, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with, or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting issues.

In performing our analyses, with your consent, we made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of GWW, BitNile and Giga. The analyses performed by us are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by us with respect to our opinion and do not form a part of this opinion.

We also have assumed, with your consent, that the executed Share Exchange Agreement will be in all material respects identical to the draft Share Exchange Agreement reviewed by us. We have further assumed, with your consent, that the Transaction will be consummated in a timely fashion substantially in accordance with the terms set forth in the Share Exchange Agreement and in compliance with all applicable federal, state and local statutes, rules, regulations and ordinances, that the Share Exchange Agreement is enforceable against each of the parties thereto in accordance with its terms, that the representations and warranties of each party thereto, as qualified by each party’s disclosure schedules to the Share Exchange Agreement, are true and correct, that each party thereto will perform on a timely basis all covenants and agreements required to be performed by such party under such agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Share Exchange Agreement will be obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed.

Our opinion only addresses whether the consideration payable to BitNile and GWW pursuant to the Share Exchange Agreement is fair, from a financial point of view, to the shareholders of Giga, and our opinion does not in any manner address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any individual shareholder, any compensation to any officers, directors or employees of any party to the Transaction or any class of such persons, relative to the Transaction or otherwise. We were not requested to, and we did not, participate in the negotiations of the

Giga-tronics Incorporated

December 24, 2021

Transaction, and we express no view or opinion as to such matters. Our opinion also does not address the relative merits of the Transaction as compared to any alternative business strategies or business transactions that might exist for GWW, BitNile and Giga, the underlying business decision of Giga to proceed with the Transaction, or the effects of any other transaction in which Giga, BitNile or GWW might engage. Our opinion does not in any manner address the solvency, creditworthiness or fair value of Giga, GWW or BitNile or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters, nor does it address the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of Giga, GWW, BitNile or to any other party not specifically addressed in this opinion. We express no opinion as to the price at which Giga may trade following the announcement of the Transaction. The issuance of this opinion was approved by an authorized internal committee of Roth in accordance with our customary practice. Our opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof. We express no opinion as to the underlying valuation (including the methodology thereof and the utilization or use of any blended or combined methodology), future performance or long- term viability of Giga, GWW or BitNile. It should be understood that, although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

We will receive a fee for our services upon delivering this letter and 2% of the value of the Consideration upon the closing of the Transaction. We will not receive any other payment or compensation contingent upon the consummation of the Transaction. We may perform financial services for Giga, GWW or BitNile and each of their respective affiliates in the future and, in such case, expect to receive customary fees for such services. Giga has agreed to indemnify us for certain liabilities and reimburse us for certain expenses in connection with our engagement.

Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Accordingly, we may have a conflict of interest with Giga, GWW or BitNile by virtue thereof. For example, we and our affiliates may in the future provide investment banking and other financial services to Giga, GWW or BitNile for which we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities or other interests or securities and financial instruments of Giga, GWW or BitNile, and, accordingly, may at any time hold a long or a short position in such securities. Roth acted as placement agent for a private placement consummated by Giga in April 2021. Roth also holds warrants to purchase 44,055 shares of Giga stock. We have not otherwise had a material relationship with, nor otherwise received fees from, Giga, GWW or BitNile or any other party to the Transaction during the two years preceding the date hereof.

Consistent with applicable legal and regulatory requirements, Roth has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Giga, GWW, BitNile and/or the Transaction that differ from the views of our investment banking personnel.

It is understood that this opinion is solely for the confidential use and benefit of the Board of Directors of Giga (the “Board”) (solely in its capacity as such) in connection with its evaluation of the financial terms of the Transaction and may not be relied upon by any other person (including, without limitation, security holders of

Giga-tronics Incorporated

December 24, 2021

Giga, GWW or BitNile) or used for any other purpose without our prior written consent in each instance or as otherwise required by applicable law. This opinion should not be construed as creating any fiduciary duty on Roth’s part to any party. This opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction, or as to the specific economic benefits that may ultimately be enjoyed by Giga or its shareholders, as our opinion does not address the underlying business decision of Giga to consummate the Transaction or the merits of any such Transaction. This opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to Roth or any of its affiliates be made, without our prior written consent or as otherwise required by applicable law. It is understood that we have no obligation to update this opinion as future events may change the underlying assumptions and analyses, although we reserve our right to do so. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, and the rules and regulations thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act of 1933, as amended. Furthermore, this opinion shall not be construed as creating or implying the existence of any fiduciary duty on Roth’s part to any party.

On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion, as of the date hereof and based on current market conditions, that the Consideration payable by Giga for GWW is fair, from a financial point of view, to the shareholders of Giga.

Very truly yours,

Roth Capital Partners, LLC

Annex C

CALIFORNIA GENERAL CORPORATION LAW –

CHAPTER 13. Dissenters’ Rights

1300.

(a)  If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b)  As used in this chapter, “dissenting shares” means shares to which all of the following apply:

(1)  That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Business Oversight under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303, and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Business Oversight under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

(2)  That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3)  That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4)  That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c)  As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

1301.

(a)  If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b)  Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(c)  The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

1302.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303.

(a)  If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304.

(a)  If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b)  Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c)  On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305.

(a)  If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b)  If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c)  Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d)  Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e)  The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

1306.

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307.

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309.

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a)  The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b)  The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c)  The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(d)  The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

1310.

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311.

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b)  If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c)  If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

1313.

A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

Annex D

AGREEMENT AND PLAN OF MERGER

OF GIGA-TRONICS INCORPORATED

(a California corporation)

AND

GIGA-TRONICS INCORPORATED

(a Delaware corporation)

This Agreement and Plan of Merger, dated as of (the “Agreement”), is made by and between Giga-tronics Incorporated, a California corporation (“Giga-tronics California”), and Giga-tronics Incorporated, a Delaware corporation and wholly-owned subsidiary of Giga-tronics California (“Giga-tronics Delaware”). Giga-tronics California and Giga-tronics Delaware are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

WHEREAS, Giga-tronics Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 101,000,000 shares, 100,000,000 shares of which are designated common stock, $0.001 per share and 1,000,000 shares of which are designated preferred stock, $0.001 per share. As of the date of this Agreement, [                ] shares of common stock of Giga-tronics Delaware were issued and outstanding, all of which were held by Giga-tronics California, and [                ] shares of preferred stock were issued and outstanding.

WHEREAS, Giga-tronics California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of [                ], 13,333,333 shares of which are designated common stock, no par value per share and 1,000,000 shares of which are designated preferred stock, no par value per share. As of the date of this Agreement, [                ] shares of common stock of Giga-tronics California were issued and outstanding, and [                ] shares of preferred stock were issued and outstanding.

WHEREAS, the Board of Directors of Giga-tronics California has determined that, for the purpose of effecting the reincorporation of Giga-tronics California in the State of Delaware, it is advisable and in the best interests of Giga-tronics California and its shareholders that Giga-tronics California merge with and into Giga-tronics Delaware upon the terms and conditions herein provided.

WHEREAS, the respective Boards of Directors of the Constituent Corporations have approved and declared the advisability of this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

WHEREAS, the Merger (as defined below) is intended to qualify as a transaction governed by Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

In consideration of the mutual agreements and covenants set forth herein, the Constituent Corporations hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE 1

MERGER

1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the “DGCL”) and the California General Corporation Law (the “CGCL”),Giga-tronics California shall be merged with and into Giga-tronics Delaware (the “Merger”), the separate existence of Giga-tronics California shall cease and Giga-tronics Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Giga-tronics Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation.” The name of the Surviving Corporation shall be “Giga-tronics Incorporated”

1.2 Filing and Effectiveness. Subject to applicable law, the Merger shall become effective when the following actions shall have been completed:

(a) This Agreement shall have been adopted by the sole stockholder of Giga-tronics Delaware and the principal terms of this Agreement shall have been approved by the shareholders of Giga-tronics California in accordance with the requirements of the DGCL and the CGCL, which adoption and approval by such sole stockholder of Giga-tronics Delaware and by the shareholders of Giga-tronics California has occurred as of and [                 ] [    ], 2022, respectively;

(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

(c) A certificate of merger meeting the requirements of the DGCL (the “Certificate of Merger”) shall have been filed with the Secretary of State of the State of Delaware and this Agreement, together with a Certificate of Ownership as provided in Section 1110 of the CGCL (the “Certificate of Ownership”), shall have been filed with the Secretary of State of the State of California.

The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as the Constituent Corporations agree and specify in the Certificate of Merger (the “Effective Time”).

1.3 Effect of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL and the CGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of the Constituent Corporations shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.4 Tax Treatment.

(a) The Constituent Corporations intend that the Merger in conjunction with the formation of Giga-tronics Delaware qualify as a tax-free reorganization pursuant to Section 368(a)(1) of the Code, whereby Giga-tronics California transfers all of its assets to Giga-tronics Delaware in exchange for Giga-tronics Delaware stock and the assumption of any liabilities of Giga-tronics California under Sections 361(a) and 357(a) of the Code, and Giga-tronics California is deemed to distribute stock of Giga-tronics Delaware to its shareholders under Sections 354(a), 361(c), and 1032(a) of the Code.

(b) The Constituent Corporations intend that they be treated as “parties” to the reorganization under Sections 1.368-2(f) of the Treasury Regulations issued under the Code (“Treasury Regulations”); this Agreement be treated as a “plan of reorganization” under Treasury Regulation Sections 1.368-2(g) and 1.368-3(a); and the Merger be undertaken pursuant to this plan of reorganization.

(c) The Constituent Corporations hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to effect the transactions as set forth above, and to secure their treatment as a reorganization under Section 368 of the Code and under applicable state and local tax law as contemplated by this Agreement. To the extent U.S. federal income tax reporting and/or state and local tax reporting is required, each Constituent Corporation shall report the transactions described herein as described above.

ARTICLE 2

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth on Exhibit A hereto, until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Bylaws of Giga-tronics Delaware as in effect immediately prior to the Effective Time shall continue in full force and effect as the Bylaws of the Surviving Corporation, other than as amended to reflect the name of the Surviving Corporation, until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The directors and officers of Giga-tronics California immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, with such directors and officers serving as such until their successors shall have been duly elected and qualified or until as otherwise provided by law or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE 3

MANNER OF CONVERSION OF STOCK

3.1 Giga-tronics California Stock. Upon the Effective Time, (a) each share of Giga-tronics California common stock, no par value per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one (1) fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation and (b) each share of Giga-tronics California preferred stock, no par value per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one (1) fully paid and nonassessable share of preferred stock, no par value per share, of the Surviving Corporation.

3.2 Giga-tronics California Employee Benefit Plans. Upon the Effective Time, the obligations of Giga-tronics California under or with respect to every plan, trust, program, benefit and employment agreement or arrangement then in effect or administered by Giga-tronics California for the benefit of the directors, officers and employees of Giga-tronics California or any of its subsidiaries shall become the lawful obligations of Giga-tronics Delaware and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. At the Effective Time, Giga-tronics Delaware hereby expressly adopts and assumes all obligations of Giga-tronics California under each such plan, trust, program, benefit and employment agreement or arrangement.

3.3 Giga-tronics California Equity Incentive Plans. Upon the Effective Time, Giga-tronics Delaware shall assume and continue each of the Giga-tronics California equity incentive plans, including all equity incentive plans heretofore assumed by Giga-tronics California (collectively, the “Equity Plans”), and all awards then outstanding thereunder. Each Equity Plan and each such award shall have the same terms and conditions, including the same number of shares of stock reserved or covered thereunder, as applicable, except that (i) the stock reserved or covered under each Equity Plan and all awards then outstanding thereunder shall be the common stock of Giga-tronics Delaware, (ii) any performance goals thereunder related to Giga-tronics California shall relate to Giga-tronics Delaware and (iii) Giga-tronics Delaware shall have the duties, responsibilities and authorities of Giga-tronics California thereunder. At the Effective Time, Giga-tronics Delaware hereby expressly adopts and assumes all obligations of Giga-tronics California under all Equity Plans. A number of shares of Giga-tronics Delaware’s common stock shall be reserved for issuance under the Equity Plans equal to the number of shares of Giga-tronics California common stock so reserved immediately prior to the Effective Time.

3.4 Giga-tronics Delaware Common Stock. Upon the Effective Time, each share of common stock, no par value per share, of Giga-tronics Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Giga-tronics Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares, without any consideration being delivered in respect thereof.

3.5 Exchange of Certificates. After the Effective Time, each holder of a certificate representing shares of Giga-tronics California common stock outstanding immediately prior to the Effective Time may, at such shareholder’s option, surrender the same for cancellation to a transfer agent designated by the Surviving Corporation (the “Transfer Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s common stock into which the shares formerly represented by the surrendered certificate were converted as herein provided. Unless and until so surrendered, each certificate representing shares of Giga-tronics California common stock outstanding immediately prior to the Effective Time shall be deemed for all purposes, from and after the Effective Time, to represent the number of shares of the Surviving Corporation’s common stock into which such shares of Giga-tronics California common stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Transfer Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Transfer Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such certificate as provided above.

Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Giga-tronics California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

ARTICLE 4

CONDITIONS

4.1 The obligations of Giga-tronics California under this Agreement shall be conditioned upon the occurrence of the following events:

(a) Shareholder Approval. The principal terms of this Agreement shall have been duly approved by the shareholders of Giga-tronics California, which approval was duly obtained on [                ] [    ], 2022; and

(b) Consents, Approvals or Authorizations. Any consents, approvals or authorizations that Giga-tronics California in its sole judgment deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained.

ARTICLE 5

GENERAL

5.1 Covenants of Giga-tronics Delaware. Giga-tronics Delaware covenants and agrees that it will, on or before the Effective Time:

(a) Qualify to do business as a foreign corporation in the State of California and in connection therewith appoint an agent for service of process as required under the provisions of Section 2105 of the CGCL;

(b) File the Certificate of Merger with the Secretary of State of the State of Delaware;

(c) File this Agreement, together with the Certificate of Ownership or the Certificate of Merger, with the Secretary of State of the State of California; and

(d) Take such other actions as may be required by the CGCL.

5.2 Further Assurances. From time to time, as and when required by Giga-tronics Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Giga-tronics California such deeds and other instruments, and there shall be taken or caused to be taken by Giga-tronics Delaware and Giga-tronics California such further and other actions as shall be appropriate or necessary to vest or perfect in or conform of record or otherwise by Giga-tronics Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Giga-tronics California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Giga-tronics Delaware are fully authorized in the name and on behalf of Giga-tronics California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Giga-tronics California or of Giga-tronics Delaware, or of both, notwithstanding the approval of the principal terms of this Agreement by the shareholders of Giga-tronics California or the adoption of this Agreement by the sole shareholder of Giga-tronics Delaware, or by both.

5.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to applicable Giga-tronics Delaware stockholder approval or Giga-tronics California shareholder approval shall not, unless approved by such stockholder or shareholders as may be required by law:

(a) Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b) Alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or

(c) Alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the CGCL.

5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Giga-tronics Incorporated, a California corporation, and Giga-tronics Incorporated, a Delaware corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

GIGA-TRONICS INCORPORATED
a California corporation

By:
Name:
Title:

GIGA-TRONICS INCORPORATED
a Delaware corporation

By:
Name:
Title:

Annex E

CERTIFICATE OF INCORPORATION

OF

GIGA-TRONICS INCORPORATED

ARTICLE I

NAME OF THE CORPORATION

The name of the corporation is Giga-tronics Incorporated (the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of its registered office in the State of Delaware, County of New Castle, is 3411 Silverside Road, Rodney Building #104, Wilmington, Delaware 19810. The name of its registered agent at such address is Corporate Creations Network, Inc.

ARTICLE III

BUSINESS PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 4.01 Authorized Classes of Stock. The total number of shares of stock of all classes of capital stock that the Corporation is authorized to issue is 101,000,000, of which 100,000,000 shares shall be shares of common stock, $0.001 par value (“Common Stock”) and 1,000,000 shares shall be shares of preferred stock, $0.001 par value (“Preferred Stock”).

Section 4.02 Common Stock. Except as otherwise required by law, as provided in this Certificate of Incorporation, and as otherwise provided in the resolution or resolutions, if any, adopted by the board of directors of the Corporation (the “Board”) with respect to any series of the Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary.

Section 4.03 Preferred Stock. The Board is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a) the designation of the series;

(b) the number of shares of the series;

(c) the dividend rate or rates on the shares of that series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(d) whether the series will have voting rights, generally or upon specified events, in addition to the voting rights provided by law, and, if so, the terms of such voting rights including any extra or limited voting rights;

(e) whether the series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(f) whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or the holder thereof, and if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

(g) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(i) the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(j) any other relative rights, preferences, and limitations of that series.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 5.02 Number. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constitute the entire Board shall consist of not less than three and not more than nine directors with the number of directors as fixed from time-to-time by resolution of the Board in accordance with the bylaws of the Corporation (the “Bylaws”).

ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 6.01 Limitation of Liability. No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Nothing in this paragraph shall serve to eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (b) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Section 6.02 Indemnification.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (except as provided in Section 11 (f)) whether civil, criminal or administrative, (a “Proceeding”), or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (an “Investigation”), by reason of the fact that he or she is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Securities Exchange Act of 1934) of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “Indemnitee”), whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL was the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. The right to indemnification conferred in this Section 6.02 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that an Advancement of Expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 6.02 or otherwise (an “Undertaking”).

(b) If a claim under paragraph (a) of this Section 6.02 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In

(i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and

(ii) any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation

(including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise shall be on the Corporation.

(c) The rights to indemnification and to the Advancement of Expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(e) The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.02 with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the Corporation.

(f) Notwithstanding the indemnification provided for by this Section 6.02, the Corporation’s Bylaws, or any written agreement, such indemnity shall not include any Advancement of Expenses incurred by such Indemnitees relating to or arising from any Proceeding in which the Corporation asserts a direct claim against an Indemnitee, or an Indemnitee asserts a direct claim against the Corporation, whether such claim is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise. Following the termination of any Proceeding referred to in this Section 6.02(f), the Corporation may provide indemnification in accordance with this Section 6.02, the Corporation’s Bylaws, any written agreement or the DGCL.

ARTICLE VII

STOCKHOLDER ACTION

Section 7.01 Stockholder Consent Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of the stockholders of the Corporation or by the written consent of a majority of the voting power of the Corporation in accordance with Section 228 of the DGCL.

Section 7.02 Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation shall be called only by: (i) the Board or the Chair of the Board; or (ii) the Chief Executive Officer following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 20% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the stockholders as may be set forth in the Bylaws.

ARTICLE VIII

BYLAWS

Section 8.01 Board of Directors. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend, alter, or repeal the Bylaws without any action on the part of the stockholders.

Section 8.02 Stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the Bylaws; provided that, in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Certificate of Incorporation, such adoption, amendment, alteration, or repeal shall be approved by the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX

SECTION 203 OF THE DGCL OPT-OUT

The Corporation shall not be governed or subject to Section 203 of the DGCL.

ARTICLE X

EXCLUSIVE JURISDICTION AND VENUE

Section 10.01

(a) Delaware Chancery Court. This Certificate of Incorporation and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of Delaware, excluding its conflict of laws principles. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation (except to the extent that the Securities Exchange Act of 1934 provides otherwise), (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

(b) United States District Court. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

(c) Venue. The federal district courts of the United States of America located in the State of Delaware shall be the exclusive venue with respect to any cause of action arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

(d) Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI

AMENDMENTS

The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation; provided however, that notwithstanding any other provision of this Certificate of Incorporation or applicable law that might permit a lesser vote or no vote and in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provisions inconsistent with this Certificate of Incorporation. The foregoing sentence shall not be construed to mean that all of the stockholders may vote on any Certificate of Designation or amendment to a Certificate of Designation nor does this Article XI modify the power of the Board to change Article I to the extent such power is authorized by the DGCL.

Annex F

BYLAWS

OF

GIGA-TRONICS INCORPORATED

Article I. Meeting of Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders of this Company shall be held at the time and place designated by the Board of Directors (the “Board”) of the Company. Business transacted at the annual meeting shall include the election of directors of the Company.

Section 2. Special Meetings. Special meetings of the stockholders shall be held when directed by (i) the Board, or (ii) when requested in writing by the holders of not less than 20 percent of all the voting power entitled to vote at the meeting.

Section 3. Place. Meetings of stockholders may be held within or without the State of Delaware.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by mail, by or at the direction of the chief executive officer, the president, the secretary, or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage there on prepaid. The provisions of Section 229 of the Delaware General Corporation Law (the “DGCL”) as to waiver of notice are applicable. In lieu of mailing any proxy and proxy statement, notice may be given by furnishing a Notice of Internet Availability of Proxy Materials in accordance with Rule 14a-16 under the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”) and otherwise complying with that rule.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of adjourned meeting, shall be given as provided in this section to each stockholder of record on the new record date entitled to vote at such meeting.

Section 6. Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

F-1

In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company; and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

Section 7. Stockholder Quorum and Voting. A majority of the aggregate voting power of the outstanding shares of all classes or series of voting stock then entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, the affirmative vote of the majority of the aggregate voting power of the shares present at the meeting in person or by proxy of all classes or series of voting stock and entitled to vote on the subject matter shall be the act of the stockholders unless otherwise provided however that the directors of the Company shall be elected by a plurality of such shares.

After a quorum has been established at a stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of stockholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 8. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, provided, however, that if the certificate of designation of any class or series of stock provides for different or additional voting rights in accordance with the rights, preferences and designations of such class or series, the holders of such shares shall vote in accordance with the terms of the applicable certificate of designation.

Treasury shares, shares of stock of this Company owned by another corporation, the majority of the voting stock of which is owned or controlled by this Company, and shares of stock of this Company, held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact. A stockholder may also vote in person, by proxy, by telephone or electronically including over the Internet in accordance with the Exchange Act and rules of the Securities and Exchange Commission.

At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

F-2

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the Bylaws of the corporate stockholder; or, in the absence of any applicable bylaw, by such person as the Board of the corporate stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate stockholder. In the absence of any such designation, or in case of conflicting designation by the corporate stockholder, the chairman or co-chairman of the board, the chief executive officer, the president, any vice president, secretary and treasurer of the corporate stockholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 9. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting of a stockholders’ duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the stockholder or his attorney in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 10. Action by Stockholders Without a Meeting. Any action required by law, these Bylaws, or the Certificate of Incorporation of this Company to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that

F-3

would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Promptly after obtaining such authorization by written consent, notice shall be given to those stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action, and, if the action be a merger or consolidation for which appraisal rights are provided under the DGCL, be given in accordance with Section 262(d)(2) of the DGCL.

Section 11. Advance Notice at Annual Meetings.

(a) At an annual meeting of stockholders only such business shall be conducted as is a proper matter for stockholder action under the DGCL and as shall have been properly brought before the meeting. Matters may be properly brought before the annual meeting, only as follows: (i) brought before the meeting and specified pursuant to the Company’s notice of meeting of the stockholders, (ii) otherwise brought specifically by or at the direction of the Board, or (iii) by any stockholder of the Company who was a stockholder of record who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11; provided, that if such matter is proposed on behalf of a beneficial owner it may only be properly brought before the meeting, if such beneficial owner was the beneficial owner of shares of the Company at the time of the giving of the stockholder’s notice provided for in Section 11(b) below. Clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Company’s notice of meeting of stockholders and proxy statement under the Exchange Act before an annual meeting of stockholders.

(b) At an annual meeting of stockholders, the following procedures shall apply in order for a matter to be properly brought before the meeting by a stockholder.

(i) For nominations for election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 11(a), the stockholder must deliver written notice to the secretary at the principal executive offices of the Company on a timely basis as set forth in Section 11(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 11(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board (6) with respect to each nominee for election or re-election to the Board, include a completed and signed questionnaire, representation and agreement required by Section 11(e), and (7) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 11(b)(iv). The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii) For business other than nominations for election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 11(a), the stockholder must deliver written

F-4

notice to the secretary at the principal executive offices of the Company on a timely basis as set forth in Section 11(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 11(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting, (2) the text of the proposal to be presented at the meeting, (3) a statement in support of the proposal, (4) a representation that such stockholder intends to appear in person, by remote communication, if applicable, or by proxy at the meeting to bring such business before the meeting, (5) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (6) the class, series and number of shares of the Company which are owned of record and beneficially owned by the stockholder, and (7) any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Company’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 10(b)(iv).

(iii) To be timely, the written notice required by Section 11(b)(i) or 11(b)(ii) must be received by the secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company released its proxy materials to its stockholders for the prior year’s annual meeting of stockholders or any longer period provided for by applicable law; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, for notice by the stockholder to be timely, such stockholder’s written notice must be delivered to the secretary not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later. Notwithstanding the foregoing, in no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(iv) The written notice required by Section 11(b)(i) or 11(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the Company’s books; (B) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 11(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 11(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (with respect to a notice under Section 11(b)(i)) or to carry such proposal (with respect to a notice under Section 11(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

For purposes of Sections 11 and 12, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial owner:

(w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company,

F-5

(x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company,

(y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the Company,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(c) A stockholder providing written notice required by Section 11(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) as of the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to any adjournment or postponement thereof. In the case of an update and supplement pursuant to clause (i) of this Section 11(c), such update and supplement shall be received by the secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 11(c), such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Company not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to any adjournment or postponement thereof.

(d) Notwithstanding anything in Section 11(b)(iii) to the contrary, in the event that the number of directors in an Expiring Class (as defined below) is increased and there was no appointment of a director made or no public announcement of an appointment of a director to fill such vacancy is made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b)(iii), a stockholder’s notice required by this Section 11 and which complies with the requirements in Section 11(b)(i), other than the timing requirements in Section 11(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class, created by such increase, if it shall be received by the secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. For purposes of this Section 10(d), an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(e) To be eligible to be a nominee for election or re-election as a director of the Company pursuant to a nomination under clause (iii) of Section 11(a), such nominee or a person on his or her behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11(b)(iii) or Section 11(d), as applicable) to the secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties

F-6

under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(f) A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (i), (ii) or (iii) of Section 11(a). Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at a meeting pursuant to Section 11(b)(i) or to propose business at a meeting pursuant to Section 11(b)(ii) does not provide the information in the stockholder’s notice required under Section 11(b)(i) or 11(b)(ii), as applicable, within the applicable time periods specified in this Section 11 (including any update and supplement required under Section 11(c)), or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to make such nomination or to propose such business, or the Proponents shall not have acted in accordance with the representations required under Section 11(b)(iv)(E), such nomination or proposal shall not be presented for stockholder action at the meeting and shall be disregarded, as determined by the chairman of the meeting as described above, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(g) In order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the Exchange Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to the rules and regulations under the Exchange Act; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 11(a)(iii) of these Bylaws.

(h) For purposes of Sections 11 and 12,

(i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(ii) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933.

Section 12. Advance Notice at Special Meetings.

(a) Special meetings of the stockholders of the Company called in accordance with clause (ii) of Section 2 (a “Stockholder-Requested Meeting”), must be called in compliance with the requirements of Section 11(b). A request to call a special meeting pursuant to clause (ii) of Section 2 shall not be valid unless made in accordance with the requirements and procedures set forth in this Section 12. Except as may otherwise be required by law, the Board shall determine, in its sole judgment, the validity of any request under clause (ii) of Section 2, including whether such request was properly made in compliance with these Bylaws.

F-7

(b) For a special meeting called pursuant to Section 2, the Board shall determine the time and place of such special meeting, subject to the provisions below with respect to a Stockholder-Requested Meeting. Following determination of the time and place of the meeting, the secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with these Bylaws. For a Stockholder-Requested Meeting, the request shall (i) be in writing, signed and dated by the stockholders who have who delivered the written request for the special meeting, (ii) set forth the purpose of calling the special meeting and include the information required by the stockholder’s notice as set forth in Section 11(b)(i), including the questionnaire, representation and agreement required by Section 11(e) (for nominations for the election to the Board ) and in Section 10(b)(ii) (for the proposal of business other than nominations), (iii) be delivered personally or sent by certified or registered mail, return receipt requested, to the secretary at the principal executive offices of the Company. The stockholder shall also update and supplement such information as required under Section 11(c). If the Board determines that a request pursuant to clause (ii) of Section 2 is valid, the Board shall determine the time and place, if any, of a Stockholder-Requested Meeting, which time shall be not less than 90 nor more than 120 days after the receipt of such request, and shall set a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in these Bylaws. No business may be transacted at a special meeting, including a Stockholder-Requested Meeting, otherwise than as specified in the notice of meeting.

(c) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving notice provided for in this Section 12(c), who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the Company setting forth the information required by Section 11(b)(i); provided, that if such nominee is proposed on behalf of a beneficial owner it may only be properly brought before the meeting, if such beneficial owner was the beneficial owner of shares of the Company at the time of giving notice provided for in this Section 12(c). In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such shareholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if written notice setting forth the information required by Section 11(b)(i) shall be received by the secretary at the principal executive offices of the Company no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 11(c). In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 11, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 12. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board and/or proposals of other business to be considered pursuant to Section 2 of these Bylaws.

Article II. Directors

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board.

Section 2. Number. This Company shall have between three and nine directors. The number of directors may be established from time-to-time by resolution of the Board, but no decrease shall have the effect of shortening the terms of any incumbent director.

F-8

Section 3. Election and Term. Each person elected by the stockholders or appointed by the Board to fill vacancies thereof shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At each annual meeting of stockholders the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 4. Vacancies. Any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

Section 5. Qualification. Directors need not be residents of the State of Delaware or stockholders of this Company.

Section 6. Compensation. The Board shall have authority to fix the compensation of directors.

Section 7. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a) one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in the matters presented,

(b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence, or

(c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the certificate of incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Company.

Section 8. Presumption of Assent. A director of the Company who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest or otherwise.

Section 9. Removal of Directors. At a meeting of the stockholders called expressly for that purpose (and not by written consent), any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares of each class or series of voting stock, present in person or by proxy, then entitled to vote at an election of directors.

F-9

Section 10. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 11. Director Conflicts of Interest. No contract or other transaction between this Company and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the Company at the time it is authorized by the board, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 12. Place of Meeting. Regular and special meetings by the Board may be held within or without the State of Delaware.

Section 13. Time, Notice and Call of Meetings. Regular meetings of the Board shall be held on at least a quarterly basis at such times as may be set by the Chairperson of the Board or the Chief Executive Officer. Notice of the time and place of special meetings of the Boards shall be given to each director by either personal delivery or email at least one day before the meeting.

Notice of a meeting of the need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Special meetings of the Board may be called in the same manner as regular meetings.

Members of the Board may participate in a meeting of such Board by means of a conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

F-10

Section 14. Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Company, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, is filed in the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote.

Section 15. Committees. The may designate from among its members such committees it deems prudent, such as, but not limited to, an Executive Committee, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Article III. Officers

Section 1. Officers. The officers of this Company shall consist of a Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, any Vice Presidents designated by the Board, secretary, treasurer and such other officers as may be designated by the Board, each of whom shall be elected by the Board from time to time. Any two or more offices may be held by the same person. The failure to elect any of the above officers shall not affect the existence of this Company. All officers shall be appointed by the Board.

Section 2. Duties. The officers of this Company shall have the following duties and such other duties as delegated by the Board or chief executive officer.

The chief executive officer of the Company shall have general and active management of the business and affairs of the Company subject to the directions of the Board, and shall preside at all meetings of the stockholders unless the Board has designated a Chairperson of the Board.

The president shall be the chief operating officer of the Company, shall act whenever the chief executive officer shall be unavailable.

The Chief Financial Officer shall be the Chief Financial Officer and be primarily responsible for all filings with the Securities and Exchange Commission. The Chief Financial Officer shall furnish at meetings of the Board, or whenever requested, a statement of the financial condition of the Company. Unless otherwise provided by the Board, the Chief Financial Officer shall be the Chief Accounting Officer.

The Chief Accounting Officer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Company. If the Chief Accounting Officer is not also the Chief Financial Officer, the Chief Accounting Officer shall provide assistance to the Chief Financial Officer and act whenever the Chief Financial Officer shall be unavailable.

Any Vice President(s) shall have such titles as may be designated by the Board.

The Secretary shall have custody of and maintain all of the corporate records, except the financial records, shall record the minutes of all meetings of the stockholders and whenever else required by the chief executive officer.

The Treasurer shall be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the Company. He shall immediately deposit all funds of the Company coming into his hands in some reliable bank or other depositary to be designated by the Board and shall keep this bank account in the name of the Company.

Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Company will be served thereby.

F-11

Any officer or agent elected by the stockholders may be removed only by vote of the stockholders, unless the stockholders shall have authorized the directors to remove such officer or agent.

Any vacancy, however, occurring, in any office may be filled by the Board, unless the Bylaws shall have expressly reserved such power to the stockholders.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Article IV. Stock Certificates

Section 1. Issuance. Every holder of shares in this Company shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this Company shall be signed by two authorized officers of the Company as permitted by the DGCL and may be sealed with the seal of this Company or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Company itself or an employee of the Company. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

Every certificate representing shares issued by this Company shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Company will furnish to any stockholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares which are restricted as to the sale, disposition, or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Company will furnish to any stockholder upon request and without charge a full statement of, such restrictions.

Each certificate representing shares shall state upon its face: the name of the Company; that the Company is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

In lieu of issuing stock certificates, the Company may issue shares without certificates in book entry form.

Section 3. Transfer of Stock. Except as provided in Section 4 of this Article, the Company shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

Section 4. Off-Shore Offerings. In all offerings of equity securities pursuant to Regulation S of the Securities Act of 1933, the Company shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption under the Securities Act of 1933.

F-12

Section 5. Lost, Stolen or Destroyed Certificates. The Company shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Company may direct, to indemnify the Company, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Company.

Article V. Books and Records

Section 1. Books and Records. This Company shall keep correct and complete records and books of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

This Company shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Any person who is a holder of record of shares or is a beneficial owner of shares of stock of the Company, upon written demand under oath stating the purpose thereof, shall have the right to inspect for any proper purpose, in person or by agent or attorney, at any reasonable time or times during business hours, the books and records specified in Section 220 of the DGCL of stockholders and to make extracts therefrom.

Section 2. Financial Information. Not later than three months and 15 days after the close of each fiscal year, this Company shall prepare a balance sheet showing in reasonable detail the financial condition of the Company as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Company during its fiscal year.

Upon the written request of any stockholder or holder of voting trust certificates for shares of the Company, the Company shall mail to such stockholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Company in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any stockholder or holder of voting trust certificates, in person or by agent.

Article VI. Dividends

The Board of this Company may, from time to time, declare and the Company may pay dividends on its shares in cash, property or its own shares, except when the Company is insolvent or when the payment thereof would render the Company insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the certificate of incorporation, subject to the following provisions:

(a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Company or out of capital surplus, howsoever arising but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the stockholders receiving the same concurrently with the distribution.

F-13

(b) Dividends may be declared and paid in the Company’s own treasury shares.

(c) Dividends may be declared and paid in the Company’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Company upon the following conditions:

(1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2) If a dividend is payable in shares without a par value, such shares shall be issued at such stated value as shall be fixed by the Board by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the stockholders receiving such dividend concurrently with the payment thereof.

(d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the certificate of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Company shall not be construed to be a share dividend within the meaning of this section.

Article VII. Corporate Seal

The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

GIGA-TRONICS INCORPORATED

Article VIII. Amendment

These Bylaws may be repealed or amended, and new Bylaws may be adopted, by the stockholders, or by the Board to the extent permitted by the DGCL.

F-14

SPECIAL MEETING OF SHAREHOLDERS OF

GIGA-TRONICS

INCORPORATED

September 7, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at - http://www.viewproxy.com/gigatronics/2022

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00033330300000000000 9	123114	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    x

	FOR	AGAINST	ABSTAIN

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. WHERE A CHOICE IS NOT SPECIFIED, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

1. ADOPTION AND APPROVAL OF THE SHARE EXCHANGE AGREEMENT DATED AS OF DECEMBER 27, 2021, AS AMENDED, BY AND AMONG GIGA-TRONICS INCORPORATED, BITNILE HOLDINGS, INC., AND GRESHAM WORLDWIDE, INC.	☐	☐	☐

2.  APPROVAL OF A REVERSE SPLIT OF GIGA-TRONICS COMMON STOCK.APPROVAL OF AMENDMENT TO THE GIGA-TRONICS INCORPORATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000.

	☐	☐	☐

3. APPROVAL OF A REVERSE SPLIT OF GIGA-TRONICS COMMON STOCK.	☐	☐	☐

4. APPROVAL OF THE REINCORPORATION OF GIGA-TRONICS INCORPORATED FROM CALIFORNIA TO DELAWARE.	☐	☐	☐

5. APPROVAL TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the proposals.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

GIGA-TRONICS INCORPORATED

Proxy for Special Meeting of Shareholders on September 7, 2022

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John R. Regazzi and Lutz P. Henckels, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of Giga-tronics Incorporated, to be held on September 7, 2022 at 5990 Gleason Drive, Dublin, California 94568, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

14475